    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 1995

                                                    REGISTRATION NUMBER 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     WEATHERFORD INTERNATIONAL INCORPORATED
             (Exact name of registrant as specified in its charter)

          DELAWARE                        1389                    74-1681642
(State or other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
             of
      incorporation or        Classification Code Number)    Identification No.)
       organization)

                      1360 POST OAK BOULEVARD, SUITE 1000
                              HOUSTON, TEXAS 77056
                                 (713) 439-9400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               H. SUZANNE THOMAS
              SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                     WEATHERFORD INTERNATIONAL INCORPORATED
                      1360 POST OAK BOULEVARD, SUITE 1000
                              HOUSTON, TEXAS 77056
                                 (713) 439-9400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

             CHARLES L. STRAUSS                              DAVID R. KING
        FULBRIGHT & JAWORSKI L.L.P.                     MORGAN, LEWIS & BOCKIUS
         1301 MCKINNEY, SUITE 5100                       2000 ONE LOGAN SQUARE
         HOUSTON, TEXAS 77010-3095               PHILADELPHIA, PENNSYLVANIA 19103-6993
               (713) 651-5151                                (215) 963-5000

                            ------------------------

    APPROXIMATE  DATE OF COMMENCEMENT OF PROPOSED  SALE OF THE SECURITIES TO THE
PUBLIC: Upon consummation of the merger described herein.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                                    PROPOSED          MAXIMUM
                                    AMOUNT           MAXIMUM         AGGREGATE        AMOUNT OF
    TITLE OF EACH CLASS OF           TO BE       OFFERING PRICE   OFFERING PRICE    REGISTRATION
 SECURITIES TO BE REGISTERED    REGISTERED (1)    PER UNIT (2)          (2)            FEE(3)
Common Stock, $.10 par value..    24,100,000     Not applicable   $595,504,577.16    $205,346.41

(1) Represents the maximum number of shares of Weatherford's Common Stock issuable upon consummation of the Merger described herein.

(2) Pursuant to Rule 457(c) and Rule 457(f) under the Securities Act of 1933, the proposed maximum offering price is calculated as the aggregate market value of the Enterra Common Stock subject to the Merger, which is based on the average of the high and low sale prices of Enterra Common Stock as reported on the New York Stock Exchange on August 24, 1995.

(3) In accordance with Rule 457(b) under the Securities Act of 1933, the registration fee included with this Registration Statement has been offset by the $116,200 that was previously paid by the Registrant with the filing of preliminary proxy materials on Schedule 14A (which contained the Joint Proxy Statement/Prospectus included herein) filed on August 3, 1995 with the Commission.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                     WEATHERFORD INTERNATIONAL INCORPORATED
        CROSS REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K

                        ITEM OF FORM S-4                                       LOCATION IN THE PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
       1.  Forepart of Registration Statement and Outside Front
            Cover Page of Prospectus............................  Cover of Registration Statement; Cross Reference
                                                                   Sheet; Outside Front Cover Page of Prospectus
       2.  Inside Front and Outside Back Cover Pages of
            Prospectus..........................................  Inside Front Cover Page of Prospectus; Available
                                                                   Information; Table of Contents; Incorporation of
                                                                   Certain Documents by Reference
       3.  Risk Factors, Ratio of Earnings to Fixed Charges and
            Other Information...................................  Summary; Special Considerations; Weatherford
                                                                   International Incorporated; Enterra Corporation; The
                                                                   Merger; Market Price of Common Stock; Weatherford
                                                                   and Enterra Combined Unaudited Pro Forma Financial
                                                                   Information; Weatherford Selected Financial Data;
                                                                   Enterra Selected Financial Data
       4.  Terms of the Transaction.............................  Summary; The Merger; Terms of the Merger; Comparative
                                                                   Rights of Stockholders of Weatherford and Enterra
       5.  Pro Forma Financial Information......................  Summary; Weatherford and Enterra Combined Unaudited
                                                                   Pro Forma Financial Information; Weatherford
                                                                   Selected Financial Data; Enterra Selected Financial
                                                                   Data
       6.  Material Contacts with the Company Being Acquired....  Not Applicable
       7.  Additional Information Required for Reoffering by
            Persons and Parties Deemed to be Underwriters.......  Not Applicable
       8.  Interests of Named Experts and Counsel...............  Legal Matters; Experts
       9.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities......................  Not Applicable
      10.  Information with Respect to S-3
            Registrants.........................................  Available Information; Summary; Weatherford
                                                                   International Incorporated; Incorporation of Certain
                                                                   Documents by Reference
      11.  Incorporation of Certain Information by Reference....  Incorporation of Certain Documents by Reference
      12.  Information with Respect to S-2 or S-3 Registrants...  Not Applicable
      13.  Incorporation of Certain Information by Reference....  Not Applicable
      14.  Information with Respect to Registrants Other Than
            S-3 or S-2 Registrants..............................  Not Applicable

                        ITEM OF FORM S-4                                       LOCATION IN THE PROSPECTUS
- ----------------------------------------------------------------  -----------------------------------------------------
      15.  Information with Respect to S-3 Companies............  Available Information; Summary; Enterra Corporation;
                                                                   Incorporation of Certain Documents by Reference
      16.  Information with Respect to S-2 or S-3 Companies.....  Not Applicable
      17.  Information with Respect to Companies Other Than S-3
            or S-2 Companies....................................  Not Applicable
      18.  Information if Proxies, Consents or Authorizations
            are to be Solicited.................................  Prospectus Summary; General Information About The
                                                                   Meetings; The Merger; Management; Proposal to Amend
                                                                   Weatherford's Restated Certificate of Incorporation;
                                                                   Proposal to Amend Weatherford's 1991 Stock Option
                                                                   Plan; Proposal to Amend Weatherford's Restricted
                                                                   Stock Incentive Plan; Stockholders' Proposals
      19.  Information if Proxies, Consents or Authorizations
            are not to be Solicited or in an Exchange Offer.....  Not Applicable

Weatherford International Incorporated                             [LOGO]
1360 Post Oak Boulevard
Suite 1000
Houston, TX 77056-3098

                                                          August 31, 1995

Dear Stockholder:

    You are cordially invited to attend Weatherford's Special Meeting of Stockholders to be held at 10:30 a.m., Houston time, on Thursday, October 5, 1995, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas.

    At the Special Meeting, you will be asked to consider and vote upon the approval and adoption of (i) an Agreement and Plan of Merger dated as of June 23, 1995, as amended (the "Merger Agreement"), that provides for the business combination of Enterra Corporation ("Enterra") and Weatherford through a merger of Enterra with and into Weatherford and (ii) amendments to Weatherford's Restated Certificate of Incorporation to effect a contemporaneous one-for-two reverse stock split of Weatherford Common Stock and to change Weatherford's name to "Weatherford Enterra, Inc." Pursuant to the terms of the Merger Agreement, each outstanding share of Enterra Common Stock will be converted into the right to receive 1.69 shares of Weatherford Common Stock, before giving effect to the reverse stock split (0.845 of a share of Weatherford Common Stock after giving effect to the reverse stock split). You also will be asked to consider and vote upon (i) an amendment to Weatherford's 1991 Stock Option Plan to make an additional 3,000,000 shares of Weatherford Common Stock (before giving effect to the reverse stock split) available for issuance upon the exercise of options granted under such plan and (ii) an amendment to Weatherford's Restricted Stock Incentive Plan to make an additional 250,000 shares of Weatherford Common Stock (before giving effect to the reverse stock split) available for issuance under such plan.

    The proposed merger is subject to a number of conditions, including obtaining the approval of the stockholders of Weatherford and the stockholders of Enterra. A summary of the basic terms and conditions of the merger, the reverse stock split, the name change and the amendments to the Weatherford plans, certain financial and other information relating to Weatherford and Enterra and a copy of the Merger Agreement are set forth in the enclosed Joint Proxy Statement/Prospectus. Please review and consider the enclosed materials carefully.

    The Weatherford Board of Directors has approved the merger, the Merger Agreement, the reverse stock split, the name change and the amendments to the Weatherford plans. THE BOARD OF DIRECTORS AND MANAGEMENT BELIEVE THAT ALL OF THE PROPOSALS TO BE PRESENTED TO THE STOCKHOLDERS AT THE SPECIAL MEETING ARE IN THE BEST INTERESTS OF WEATHERFORD AND THE STOCKHOLDERS OF WEATHERFORD AND RECOMMEND THAT YOU VOTE FOR THEIR APPROVAL AND ADOPTION.

    The Board of Directors appreciates and encourages stockholder participation in Weatherford's affairs. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. ACCORDINGLY, WE ASK THAT YOU MARK, DATE, SIGN AND RETURN YOUR PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. If you have multiple stockholder accounts and receive more than one set of these materials, please be sure to vote each proxy and return it in the respective postage-paid envelope provided. SHARE CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE BY STOCKHOLDERS OF WEATHERFORD PRIOR TO THE APPROVAL OF THE PROPOSALS AND THE RECEIPT OF A LETTER OF TRANSMITTAL.

    Thank you for your continued interest and cooperation.
                                                    Very truly yours,

                                                        [LOGO]

                                                    PHILIP BURGUIERES
                                             CHAIRMAN OF THE BOARD, PRESIDENT
                                               AND CHIEF EXECUTIVE OFFICER

                     WEATHERFORD INTERNATIONAL INCORPORATED

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

    Notice is hereby given that a Special Meeting of Stockholders of Weatherford International Incorporated ("Weatherford") will be held at 10:30 a.m., Houston time, on Thursday, October 5, 1995, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas, for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of June 23, 1995, as amended, between Weatherford and Enterra Corporation ("Enterra"), and the merger of Enterra with and into Weatherford, pursuant to which each outstanding share of Enterra common stock, $1.00 par value, will be converted into the right to receive 1.69 shares of Weatherford's common stock, $.10 par value ("Weatherford Common Stock"), before giving effect to the reverse stock split described below (0.845 of a share of Weatherford Common Stock after giving effect to the reverse stock split).

    2. To consider and vote upon a proposal to approve and adopt amendments to Weatherford's Restated Certificate of Incorporation (i) to effect a contemporaneous one-for-two reverse stock split of Weatherford Common Stock and (ii) to change Weatherford's name to "Weatherford Enterra, Inc."

    3. To consider and vote upon a proposal to approve and adopt an amendment to Weatherford's 1991 Stock Option Plan to make an additional 3,000,000 shares of Weatherford Common Stock (before giving effect to the reverse stock split) available for issuance upon the exercise of options granted under such plan.

    4. To consider and vote upon a proposal to approve and adopt an amendment to Weatherford's Restricted Stock Incentive Plan to make an additional 250,000 shares of Weatherford Common Stock (before giving effect to the reverse stock split) available for issuance under such plan.

    5. To consider and take action upon any other matter that may properly come before the Special Meeting or any adjournment thereof.

    Holders of record of Weatherford Common Stock at the close of business on August 24, 1995 will be entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. A list of the holders of record of Weatherford Common Stock as of August 24, 1995 will be open on and after September 25, 1995 to the examination of any such stockholder for any purpose germane to the Special Meeting at Weatherford's offices at 1360 Post Oak Boulevard, Suite 1000, Houston, Texas, during ordinary business hours.

                                           By order of the Board of Directors,

                                                          [LOGO]

                                                    H. SUZANNE THOMAS
                                                        SECRETARY

August 31, 1995
                            ------------------------

                                   IMPORTANT

    YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                                                                          [LOGO]
- --------------------------------------------------------------------------------

                                                                 August 31, 1995

Dear Stockholder:

    You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of Enterra Corporation ("Enterra") to be held at 10:00 a.m., Houston time, on Thursday, October 5, 1995, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas. Enclosed are a Notice of Special Meeting of Stockholders, a Joint Proxy Statement/Prospectus and a form of proxy for the Special Meeting.

    At the Special Meeting, you will be asked to consider and vote upon the approval and adoption of an Agreement and Plan of Merger, dated as of June 23, 1995, as amended (the "Merger Agreement"), that provides for the business combination of Enterra and Weatherford International Incorporated ("Weatherford") through a merger of Enterra with and into Weatherford (the "Merger"). Pursuant to the terms of the Merger Agreement, each outstanding share of Enterra common stock will be converted into the right to receive 1.69 shares of Weatherford common stock, before giving effect to a contemporaneous one-for-two reverse stock split of Weatherford common stock (0.845 of a share of Weatherford common stock after giving effect to the reverse stock split).

    The business combination of Enterra with Weatherford is an important element in Enterra's long-standing strategic plan. Weatherford is a diversified international energy services and manufacturing company that provides a variety of services and equipment to the oil and gas industry. Weatherford's principal businesses consist of providing tubular handling services, renting specialized oilfield equipment and providing fishing services and related tools, and manufacturing and selling cementation products and other equipment.

    The Merger is subject to a number of conditions, including obtaining the approval of the stockholders of Enterra and the stockholders of Weatherford. Details of the Merger, certain financial and other information relating to Enterra and Weatherford and a copy of the Merger Agreement are set forth in the accompanying Joint Proxy Statement/Prospectus, which you should read carefully. You should also consider the additional information regarding Enterra and Weatherford contained in the other documents also set forth or incorporated by reference in the Joint Proxy Statement/Prospectus.

    THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE MERGER. THE BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF ENTERRA AND THE STOCKHOLDERS OF ENTERRA AND RECOMMENDS THAT YOU VOTE FOR ITS APPROVAL.

    All stockholders are invited to attend the Special Meeting in person. The affirmative vote of the holders of a majority of the shares of Enterra common stock entitled to vote at the Special Meeting is required for the approval and adoption of the Merger Agreement and the Merger.

    PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

    IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

                                                        Sincerely,

                                                          [LOGO]

                                                       D. DALE WOOD
                                             CHAIRMAN OF THE BOARD, PRESIDENT
                                               AND CHIEF EXECUTIVE OFFICER

                              ENTERRA CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

    NOTICE IS HEREBY GIVEN that a special meeting of the stockholders (the "Special Meeting") of Enterra Corporation ("Enterra") will be held at 10:00 a.m., Houston time, on Thursday, October 5, 1995, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas, for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 23, 1995, as amended (the "Merger Agreement"), between Weatherford International Incorporated ("Weatherford") and Enterra, as well as the merger of Enterra with and into Weatherford pursuant thereto (the "Merger"), in which each outstanding share of Enterra common stock, $1.00 par value, will be converted into the right to receive 1.69 shares of Weatherford common stock, $.10 par value, before giving effect to a contemporaneous one-for-two reverse stock split of Weatherford common stock (0.845 of a share of Weatherford common stock after giving effect to the reverse stock split) and all related transactions.

    2. To consider and take action upon any other matter that may properly come before the Special Meeting or any adjournment thereof.

    The affirmative vote of the holders of a majority of the shares of Enterra common stock entitled to vote at the Special Meeting is required for the approval and adoption of the Merger Agreement and the Merger.

    THE BOARD OF DIRECTORS OF ENTERRA HAS APPROVED THE MERGER AGREEMENT AND THE PROPOSED MERGER AND RECOMMENDS THAT ENTERRA'S STOCKHOLDERS VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.

    Only stockholders of record of common stock at the close of business on August 24, 1995 will be entitled to notice of the Special Meeting, and to vote at the Special Meeting or any adjournment thereof. A list of stockholders of Enterra of record as of the close of business on August 24, 1995 will be available for inspection during normal business hours for ten days prior to the Special Meeting at Enterra's executive office at 13100 Northwest Freeway, Sixth Floor, Houston, Texas 77040.

                                           By order of the board of directors,

                                                        [LOGO]

                                                      M. GAY MATHER,
                                                        SECRETARY

August 31, 1995

YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE SPECIAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                      [LOGO]
            WEATHERFORD INTERNATIONAL                                     [LOGO]
                   INCORPORATED                                    ENTERRA CORPORATION

                             JOINT PROXY STATEMENT
                        SPECIAL MEETINGS OF STOCKHOLDERS
                            ------------------------

                     WEATHERFORD INTERNATIONAL INCORPORATED
                                   PROSPECTUS
                                AUGUST 31, 1995

    This Joint Proxy Statement/Prospectus is being furnished to stockholders of Weatherford International Incorporated, a Delaware corporation ("Weatherford"), in connection with the solicitation of proxies by its Board of Directors for use at the Special Meeting of Stockholders of Weatherford (the "Weatherford Special Meeting") scheduled to be held on Thursday, October 5, 1995, at 10:30 a.m., Houston time, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas, or any adjournment thereof, and to stockholders of Enterra Corporation, a Delaware corporation ("Enterra"), in connection with the solicitation of proxies by its Board of Directors for use at the Special Meeting of Stockholders of Enterra (the "Enterra Special Meeting") scheduled to be held on Thursday, October 5, 1995, at 10:00 a.m., Houston time, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas, or any adjournment thereof.

    At the Weatherford Special Meeting and the Enterra Special Meeting, the holders of common stock, $.10 par value, of Weatherford ("Weatherford Common Stock"), and the holders of common stock, $1.00 par value, of Enterra ("Enterra Common Stock"), respectively, will be asked to consider and vote upon a proposal to approve and adopt the business combination of Enterra and Weatherford through a merger of Enterra with and into Weatherford (the "Merger"), with Weatherford being the surviving corporation, pursuant to the Agreement and Plan of Merger, dated as of June 23, 1995, as amended on August 28, 1995 (the "Merger Agreement"), between Weatherford and Enterra. Such approvals are a condition to consummating the Merger. Upon consummation of the Merger, Enterra will cease to exist as a separate corporation. At the effective time of the Merger, each issued and outstanding share of Enterra Common Stock will be converted into the right to receive 1.69 shares of Weatherford Common Stock, before giving effect to a one-for-two reverse stock split (the "Reverse Stock Split") of Weatherford Common Stock as of the effective time of the Merger (0.845 of a share of Weatherford Common Stock after giving effect to the Reverse Stock Split). See "Terms of the Merger". A copy of the Merger Agreement is attached hereto as Appendix A. The stockholders of Weatherford also will be asked to approve and adopt (i) amendments to Weatherford's Restated Certificate of Incorporation to effect the Reverse Stock Split and to change Weatherford's name to "Weatherford Enterra, Inc." (the "Name Change"), (ii) an amendment to Weatherford's 1991 Stock Option Plan (the "1991 Option Plan") to make an additional 3,000,000 shares of Weatherford Common Stock (before giving effect to the Reverse Stock Split) available for issuance upon the exercise of options granted under the 1991 Option Plan and (iii) an amendment to Weatherford's Restricted Stock Incentive Plan (the "Restricted Plan") to make an additional 250,000 shares of Weatherford Common Stock (before giving effect to the Reverse Stock Split) available for issuance under the Restricted Plan. The amendments to the 1991 Option Plan and the Restricted Plan are collectively referred to in this Joint Proxy Statement/Prospectus as the "Weatherford Plan Amendments".

    This Joint Proxy Statement/Prospectus also constitutes the prospectus of Weatherford pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of up to 24,100,000 shares of Weatherford Common Stock in connection with the Merger (after giving effect to the Reverse Stock Split).

    This Joint Proxy Statement/Prospectus and the accompanying proxy are first being mailed to stockholders of Weatherford and to stockholders of Enterra on or about August 31, 1995.
                            ------------------------

           AN INVESTMENT IN WEATHERFORD COMMON STOCK AFTER THE MERGER
             INVOLVES CERTAIN RISKS. SEE "SPECIAL CONSIDERATIONS".

THE SHARES OF WEATHERFORD COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
 COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY   OR  ADEQUACY  OF  THIS   JOINT  PROXY  STATEMENT/PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS AUGUST 31, 1995.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WEATHERFORD OR ENTERRA. THIS JOINT PROXY STATEMENT/ PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF WEATHERFORD OR ENTERRA SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

    Weatherford and Enterra are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Weatherford and Enterra with the Commission can be inspected at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, New York, New York 10048. They may also be inspected at the offices of the New York Stock Exchange, 22 Broad Street, New York, New York 10006. Copies of such material may be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    Weatherford has filed with the Commission a Registration Statement on Form S-4 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Joint Proxy Statement/ Prospectus constitutes the prospectus of Weatherford filed as part of the Registration Statement and does not contain all the information contained in the Registration Statement, certain portions of which are omitted as permitted by the rules and regulations of the Commission. For further information with respect to Weatherford and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be inspected at the Commission's offices, without charge, or copies of which may be obtained from the Commission upon payment of prescribed fees. Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete, and in each instance reference is hereby made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. All information herein with respect to Weatherford has been furnished by Weatherford, and all information herein with respect to Enterra has been furnished by Enterra.

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
AVAILABLE INFORMATION...........................          2
SUMMARY.........................................          4
  The Companies.................................          4
  The Special Meetings..........................          4
  The Merger....................................          5
  Comparative Rights of Stockholders of
   Weatherford and Enterra......................         10
  Proposal to Amend Weatherford's Certificate of
   Incorporation................................         10
  Proposal to Amend Weatherford Stock Plans.....         11
  Market Price Data.............................         11
  Summary Financial Information.................         12
  Comparative Per Share Data....................         15
SPECIAL CONSIDERATIONS..........................         16
  Special Considerations with Respect to
   Weatherford..................................         16
  Special Considerations with Respect to
   Enterra......................................         16
  Special Considerations with Respect to the
   Combined Company.............................         16
WEATHERFORD INTERNATIONAL INCORPORATED..........         18
  General.......................................         18
  Recent Developments...........................         18
ENTERRA CORPORATION.............................         18
  General.......................................         18
  Recent Developments...........................         19
GENERAL INFORMATION ABOUT THE MEETINGS..........         19
  Date, Time and Place of Special Meetings......         19
  Record Date and Outstanding Shares............         19
  Vote Required.................................         20
  Voting and Revocation of Proxies..............         21
  Solicitation of Proxies.......................         21
  Other Matters.................................         21
THE MERGER......................................         22
  General Description of the Merger.............         22
  Background....................................         22
  Joint Reasons for the Merger..................         27
  Weatherford's Reasons for the Merger..........         28
  Recommendation of the Weatherford Board of
   Directors....................................         29
  Enterra's Reasons for the Merger..............         29
  Recommendation of the Enterra Board of
   Directors....................................         30
  Opinions of Financial Advisors................         30
  Interests of Certain Persons in the Merger....         40
  Certain U.S. Federal Income Tax
   Consequences.................................         43
  Accounting Treatment..........................         44
  Governmental and Regulatory Approvals.........         44
  NYSE Listing..................................         45
  Restrictions on Resales by Affiliates.........         45
  No Dissenters' Rights.........................         45
TERMS OF THE MERGER.............................         46
  Effective Time of the Merger..................         46
  Manner and Basis of Converting Shares.........         46
  Enterra Options...............................         46
  Employee Matters..............................         47
  Stockholders Agreement........................         48
  Conditions to the Merger......................         52

                                                    PAGE
                                                  ---------
  Representations and Warranties of Weatherford
   and Enterra..................................         54
  Conduct of Business of Weatherford and Enterra
   Prior to Merger..............................         55
  Conduct of Business of the Combined Company
   Following Merger.............................         56
  No Solicitation...............................         57
  Payment in the Event of an Alternative
   Transaction..................................         59
  Termination or Amendment of Merger
   Agreement....................................         60
  Indemnification...............................         60
COMPARATIVE RIGHTS OF STOCKHOLDERS OF
 WEATHERFORD AND ENTERRA........................         62
  Special Vote Required for Certain
   Combinations.................................         62
  Vote Required for Extraordinary Corporate
   Transactions.................................         63
  Disposition of Assets.........................         63
  Removal of Directors..........................         63
  Stockholder Consent in Lieu of Meeting........         63
  Director Qualification and Number.............         64
  Power to Call Special Meetings of
   Stockholders.................................         64
MARKET PRICE OF COMMON STOCK....................         65
  Market Information............................         65
  Dividend Information..........................         65
WEATHERFORD AND ENTERRA COMBINED UNAUDITED PRO
 FORMA FINANCIAL INFORMATION....................         66
WEATHERFORD SELECTED FINANCIAL DATA.............         73
ENTERRA SELECTED FINANCIAL DATA.................         74
MANAGEMENT......................................         75
  Directors and Executive Officers..............         75
  Stock Ownership of Certain Beneficial Owners
   and Management...............................         77
PROPOSAL TO AMEND WEATHERFORD'S RESTATED
 CERTIFICATE OF INCORPORATION...................         82
PROPOSAL TO AMEND WEATHERFORD'S 1991 STOCK
 OPTION PLAN....................................         84
PROPOSAL TO AMEND WEATHERFORD'S RESTRICTED STOCK
 INCENTIVE PLAN.................................         87
RELATIONSHIPS WITH INDEPENDENT PUBLIC
 ACCOUNTANTS....................................         90
LEGAL MATTERS...................................         90
EXPERTS.........................................         90
STOCKHOLDERS' PROPOSALS.........................         91
INCORPORATION OF CERTAIN DOCUMENTS BY
 REFERENCE......................................         91
APPENDIX A: AGREEMENT AND PLAN OF MERGER........        A-1
APPENDIX B: OPINION OF MERRILL LYNCH & CO. .....        B-1
APPENDIX C: OPINION OF SIMMONS & COMPANY
            INTERNATIONAL, INC. ................        C-1
APPENDIX D: FIRST RESERVE STOCKHOLDERS
            AGREEMENT...........................        D-1

                                    SUMMARY

    THE FOLLOWING CONTAINS A BRIEF SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN A COMPLETE STATEMENT OF ALL MATERIAL INFORMATION RELATING TO THE MERGER, THE MERGER AGREEMENT, THE REVERSE STOCK SPLIT, THE NAME CHANGE AND THE WEATHERFORD PLAN AMENDMENTS AND IS SUBJECT AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE MERGER AGREEMENT, WHICH IS ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE, AND THE OTHER APPENDICES ATTACHED HERETO. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. UNLESS OTHERWISE INDICATED, HISTORICAL INFORMATION FOR WEATHERFORD INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT REFLECT THE REVERSE STOCK SPLIT.

THE COMPANIES

    WEATHERFORD INTERNATIONAL INCORPORATED. Weatherford is a diversified international energy service and manufacturing company that provides a variety of services and equipment to the oil and gas industry. Weatherford's principal businesses consist of providing tubular handling services, renting specialized oilfield equipment and providing fishing services and related tools, and manufacturing and selling cementation products and other equipment. Weatherford operates in virtually every oil and gas exploration and production region in the world. The principal executive offices of Weatherford are located at 1360 Post Oak Boulevard, Suite 1000, Houston, Texas 77056, and its telephone number at that address is (713) 439-9400.

    ENTERRA CORPORATION. Enterra is a worldwide provider of specialized services and products to the oil and gas industry through its oilfield, pipeline and compression services and equipment businesses. Enterra's oilfield services and equipment business consists primarily of the rental and sale of equipment used in oil and gas well drilling, completion, production and workover activities and the provision of well control assistance and fishing services. The pipeline services and equipment business consists of the rental and sale of specialized equipment used in construction or rehabilitation of oil and gas pipelines. The compression services and equipment business consists of the rental and sale of gas compressor systems for use in the production and transportation of natural gas. Enterra regularly reviews potential business acquisitions in its core businesses and is currently pursuing a substantial acquisition in its gas compression business. The principal executive offices of Enterra are located at 13100 Northwest Freeway, Sixth Floor, Houston, Texas 77040, and its telephone number at that address is (713) 462-7300.

    As used herein, unless the context otherwise requires, the term "Weatherford" refers to Weatherford International Incorporated and its subsidiaries, and the term "Enterra" refers to Enterra Corporation and its subsidiaries.

THE SPECIAL MEETINGS

    TIME, DATE, PLACE AND PURPOSE. The Weatherford Special Meeting will be held at 10:30 a.m., Houston time, on Thursday, October 5, 1995, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas, for the purpose of approving and adopting the Merger, the Merger Agreement, the Reverse Stock Split, the Name Change and the Weatherford Plan Amendments, as required under Delaware law, the 1991 Option Plan, the Restricted Plan and Weatherford's listing agreement with the New York Stock Exchange ("NYSE"), as applicable. The Enterra Special Meeting will be held at 10:00 a.m., Houston time, on Thursday, October 5, 1995, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas, for the purpose of approving and adopting the Merger and the Merger Agreement, as required under Delaware law and Enterra's listing agreement with the NYSE.

    RECORD DATE, VOTE REQUIRED AND STOCKHOLDER AGREEMENTS. Only holders of record of Weatherford Common Stock and holders of record of Enterra Common Stock at the close of business on August 24, 1995 (the "Record Date") are entitled to notice of, and to vote at, the Weatherford Special Meeting and the Enterra Special Meeting, respectively.

    Under  Delaware  law, approval  and adoption  of the  Merger and  the Merger
Agreement require the affirmative vote of the holders of a majority of the shares of Weatherford Common Stock and the holders of a majority of the shares of Enterra Common Stock issued and outstanding and entitled to vote thereon. Pursuant to the rules of the NYSE, approval and adoption of the Merger and the Merger Agreement require the affirmative vote of the holders of a majority of the shares of Weatherford Common Stock present or represented by proxy at the Weatherford Special Meeting, so long as the total number of votes cast represents a majority of the shares entitled to vote on such matter. Under Delaware law, under the 1991 Option Plan and under the Restricted Plan, as applicable, approval and adoption of the Reverse Stock Split, the Name Change and the Weatherford Plan Amendments each require the affirmative vote of the holders of a majority of the shares of Weatherford Common Stock present in person or represented by proxy and entitled to vote thereon at the Weatherford Special Meeting. None of the Merger, the Merger Agreement, the Reverse Stock Split and the Name Change will be effected unless all such matters are approved and adopted by the stockholders of Weatherford and the Merger and the Merger Agreement are approved and adopted by the stockholders of Enterra. The amendment to the 1991 Option Plan will not be effected unless the Merger, the Merger Agreement, the Reverse Stock Split and the Name Change are approved and adopted by the stockholders of Weatherford and the Merger and the Merger Agreement are approved and adopted by the stockholders of Enterra. The amendment to the Restricted Plan will be effected regardless of whether any of the other proposals are approved and adopted by the stockholders of Weatherford. The Merger, the Merger Agreement, the Reverse Stock Split and the Name Change will be effected regardless of whether either or both of the amendments to the 1991 Option Plan and the Restricted Plan are approved and adopted by the stockholders of Weatherford.

    At the close of business on the Record Date, there were 54,354,258 shares of Weatherford Common Stock outstanding and entitled to vote at the Weatherford Special Meeting, of which the directors and officers of Weatherford and their affiliates held 1,684,573 shares, representing approximately 3.1% of the outstanding shares. Such persons have indicated to Weatherford that they intend to vote their shares in favor of the approval and adoption of the Merger, the Merger Agreement, the Reverse Stock Split, the Name Change and the Weatherford Plan Amendments.

    At the close of business on the Record Date, there were 27,822,950 shares of Enterra Common Stock outstanding and entitled to vote at the Enterra Special Meeting. First Reserve and the First Reserve Funds (each as hereinafter defined) have entered into an agreement (the "Stockholders Agreement") with Weatherford pursuant to which they have agreed to vote the 11,212,349 shares of Enterra Common Stock over which they have voting control, representing approximately 40.3% of the outstanding shares, in favor of the adoption of the Merger Agreement unless the Enterra Board of Directors, at the time of the Enterra Special Meeting, is recommending that the Enterra stockholders vote against the adoption of the Merger Agreement in view of the pendency of an Enterra Superior Proposal (as defined in "Terms of the Merger -- No Solicitation"). If, at the time of the Enterra Special Meeting, the Enterra Board of Directors is recommending that the Enterra stockholders vote against the adoption of the Merger Agreement, First Reserve and the First Reserve Funds have agreed with Enterra that they will vote the foregoing shares against such adoption. See "The Merger -- Interests of Certain Persons in the Merger". At the close of business on the Record Date, the directors and officers of Enterra and their affiliates, excluding the First Reserve Group (as hereinafter defined), held 109,332 shares, representing approximately 0.4% of the outstanding shares and have indicated to Enterra that they intend to vote their shares in favor of the approval and adoption of the Merger and the Merger Agreement.

THE MERGER

    TERMS OF THE MERGER. At the Effective Time (as hereinafter defined), the businesses of Enterra and Weatherford will be combined pursuant to a merger of Enterra with and into Weatherford, with Weatherford becoming the surviving corporation (the "Surviving Corporation"). At the Effective Time, Weatherford will change its name to "Weatherford Enterra, Inc." Pursuant to the Merger, each outstanding share of Enterra Common Stock will be converted into the right to receive 1.69 shares of Weatherford Common Stock, before giving effect to the Reverse Stock Split (0.845 of a share of Weatherford Common Stock after giving effect to the Reverse Stock Split).

    Based upon the number of shares of Weatherford Common Stock and Enterra Common Stock outstanding as of the Record Date and taking into account the Reverse Stock Split (not including any Weatherford or Enterra stock option shares), approximately 50,688,000 shares of Weatherford Common Stock will be outstanding immediately following the Effective Time, of which approximately 23,510,000 shares, representing approximately 46.4% of the total, will be held by former holders of Enterra Common Stock.

    RECOMMENDATIONS OF THE BOARDS OF DIRECTORS. THE WEATHERFORD BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, WEATHERFORD AND THE HOLDERS OF WEATHERFORD COMMON STOCK AND RECOMMENDS THAT THE HOLDERS OF WEATHERFORD COMMON STOCK APPROVE AND ADOPT THE MERGER AND THE MERGER AGREEMENT. See "The Merger -- Background", "-- Joint Reasons for the Merger", "-- Weatherford's Reasons for the Merger" and "-- Recommendation of the Weatherford Board of Directors".

    THE ENTERRA BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, ENTERRA AND THE HOLDERS OF ENTERRA COMMON STOCK AND RECOMMENDS THAT THE HOLDERS OF ENTERRA COMMON STOCK APPROVE AND ADOPT THE MERGER AND THE MERGER AGREEMENT. See "The Merger -- Background", "-- Joint Reasons for the Merger", "-- Enterra's Reasons for the Merger" and "-- Recommendation of the Enterra Board of Directors".

    OPINIONS OF FINANCIAL ADVISORS. The Weatherford Board of Directors has received a written opinion from Merrill Lynch & Co. ("Merrill Lynch") to the effect that, as of the date of such opinion, the conversion rate to be used in the Merger is fair to the holders of Weatherford Common Stock from a financial point of view, and the Enterra Board of Directors has received a written opinion from Simmons & Company International, Inc. ("Simmons") to the effect that, as of the date of such opinion, the consideration to be received by the holders of Enterra Common Stock in the Merger is fair from a financial point of view to such holders.

    In connection with Merrill Lynch's services as financial advisor to Weatherford, Weatherford has agreed to pay Merrill Lynch as compensation for its services a fee in the amount of $2 million upon consummation of the Merger (or, if the Merger is not consummated, upon the consummation of another business combination within 18 months following the retention of Merrill Lynch as Weatherford's financial advisor). Weatherford has paid Merrill Lynch a noncontingent fee of $100,000 that will be credited against such transaction fee. Weatherford also has agreed to reimburse Merrill Lynch for certain reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Merrill Lynch (and its employees and directors) against certain liabilities and expenses in connection with the Merger, including certain liabilities under the Federal securities laws.

    Enterra has agreed to pay Simmons contingent fees totaling $2 million upon consummation of the Merger. Enterra has paid Simmons a noncontingent fee of $200,000 that will be credited against such contingent fees. Weatherford has agreed to reimburse Enterra for half of the noncontingent fee if the Merger is not consummated. Enterra also has agreed to reimburse Simmons for certain expenses incurred in connection with its engagement and to indemnify Simmons and certain related persons against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under the Federal securities laws.

    The full text of the Merrill Lynch and Simmons opinions are attached to this Joint Proxy Statement/Prospectus as Appendices B and C, respectively. See "The Merger -- Opinions of Financial Advisors".

    On the date of this Joint Proxy Statement/Prospectus, Merrill Lynch confirmed to Weatherford in writing that as of such date the conversion rate to be used in the Merger is fair to the holders of

Weatherford Common Stock from a financial point of view, and Simmons reaffirmed to Enterra in writing that as of such date the consideration to be received by the holders of Enterra Common Stock in the Merger is fair from a financial point of view to such holders.

    CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES. Weatherford and Enterra have each received an opinion of its counsel to the effect that the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that Weatherford and Enterra will each be a party to the reorganization within the meaning of Section 368(b) of the Code. In addition, Weatherford has received an opinion of its counsel that no gain or loss will be recognized by Weatherford or Enterra as a result of the Merger, and Enterra has received an opinion of its counsel that no gain or loss will be recognized by stockholders of Enterra as a result of the Merger, except for gain or loss attributable to cash received by Enterra stockholders in lieu of fractional shares. See "The Merger -- Certain U.S. Federal Income Tax Consequences".

    ACCOUNTING TREATMENT. Weatherford and Enterra have been advised by Weatherford's independent public accountants that Weatherford is eligible to be a party to a merger accounted for as a "pooling of interests" and they are not aware of any matters that prohibit the use of "pooling of interests" accounting in connection with the Merger. Weatherford and Enterra have been advised by Enterra's independent public accountants that no conditions exist that would preclude Weatherford's accounting for the Merger as a "pooling of interests" as those conditions relate to Enterra. See "The Merger -- Accounting Treatment".

    GOVERNMENTAL AND REGULATORY APPROVALS. On June 30, 1995 and July 3, 1995, Weatherford and Enterra, respectively, filed notification reports under the Hart-Scott-Rodino Antitrust Improvements Act, as amended (the "HSR Act"), with the Federal Trade Commission (the "FTC"), and on June 30, 1995, they filed notification reports with the Antitrust Division of the Department of Justice (the "Department of Justice"). The required waiting period under the HSR Act expired on August 2, 1995. See "The Merger -- Governmental and Regulatory Approvals". Weatherford and Enterra are aware of no other material governmental or regulatory approvals required for the consummation of the Merger, other than compliance with applicable securities laws of the various states.

    EFFECTIVE TIME OF THE MERGER. The Merger will become effective at the effective time set forth in the certified copy of the Certificate of Merger issued by the Secretary of State of the State of Delaware with respect to the Merger (the "Effective Time"). Assuming all conditions to the Merger contained in the Merger Agreement are satisfied or waived prior thereto, it is anticipated that the Effective Time will occur as soon as practicable following the Weatherford Special Meeting and the Enterra Special Meeting. See "Terms of the Merger -- Effective Time of the Merger".

    EXCHANGE OF ENTERRA STOCK CERTIFICATES. As soon as practicable after the Effective Time, American Stock Transfer & Trust Company (the "Exchange Agent") will mail a letter of transmittal and other information to each holder of record of Enterra Common Stock immediately before the Effective Time for use in exchanging certificates formerly representing shares of Enterra Common Stock for certificates representing shares of Weatherford Common Stock and cash in lieu of any fractional shares. SHARE CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE BY STOCKHOLDERS OF ENTERRA PRIOR TO THE APPROVAL OF THE MERGER AND THE RECEIPT OF A LETTER OF TRANSMITTAL. See "Terms of the Merger -- Manner and Basis of Converting Shares".

    ASSUMPTION OF ENTERRA OPTIONS. Immediately after the Effective Time, each Enterra Option (as hereinafter defined) that remains unexercised in whole or in part will be replaced by a substitute option granted under an existing Weatherford stock option plan or separate stock option agreement. The number of shares of Weatherford Common Stock purchasable under any replaced Enterra Option will be equal to the number of shares of Enterra Common Stock subject to such Enterra Option multiplied by the conversion rate to be used in the Merger (after giving effect to the Reverse Stock Split), and the per share option price will be equal to the per share option price of the Enterra Option divided by such conversion rate. See "Terms of the Merger -- Enterra Options".

    EMPLOYEE MATTERS. Pursuant to the Merger Agreement, (i) Weatherford agreed to certain matters with regard to Enterra employees currently covered under Enterra employee benefit plans, (ii) Weatherford and Enterra agreed to establish substantially similar special severance pay plans for a limited number of key employees, (iii) Weatherford and Enterra agreed to the procedure for determining 1995 bonuses to Enterra employees and additional bonuses not to exceed $1 million in the aggregate to Enterra employees, (iv) Weatherford agreed to enter into change of control agreements with two Enterra officers who will become Surviving Corporation officers and indemnification agreements with seven Enterra officers or directors who will become Surviving Corporation officers or directors, (v) Enterra agreed to negotiate an amendment to each of the eleven existing severance agreements between Enterra and certain of its senior officers, (vi) Weatherford agreed to negotiate an amendment to twelve of the existing change of control agreements between Weatherford and certain of its employees, (vii) Weatherford agreed to enter into certain arrangements with D. Dale Wood, Chairman of the Board, President and Chief Executive Officer of Enterra, and (viii) Weatherford agreed to pay an amount to Philip Burguieres, Chairman of the Board, President and Chief Executive Officer of Weatherford. See "The Merger -- Interests of Certain Persons in the Merger" and "Terms of the Merger -- Employee Matters".

    STOCKHOLDERS AGREEMENT. Approximately 40.3% of the outstanding shares of Enterra Common Stock are owned by seven investment funds (the "First Reserve Funds") managed by First Reserve Corporation ("First Reserve"). The First Reserve Funds will own approximately 18.7% of the Weatherford Common Stock to be outstanding after the Merger. In conjunction with the execution of the Merger Agreement, Weatherford entered into the Stockholders Agreement relating to all Weatherford securities that will be beneficially owned by First Reserve, the First Reserve Funds and their affiliates (the "First Reserve Group"), which agreement is on substantially the same terms as the stockholders agreement currently in effect among Enterra, First Reserve and the First Reserve Funds. The Stockholders Agreement is for a term commencing at the Effective Time and continuing until August 12, 2004, subject to suspension of certain provisions set forth therein during periods when the First Reserve Group beneficially owns less than 10% of the Combined Voting Power (as hereinafter defined). A copy of the Stockholders Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix D. See "Terms of the Merger -- Stockholders Agreement".

    OTHER CONDITIONS TO THE MERGER. In addition to the approval and adoption of the Merger and the Merger Agreement by the requisite votes of Weatherford and Enterra stockholders, the respective obligations of Weatherford and Enterra to effect the Merger are subject to the satisfaction or waiver, where permissible, of certain other conditions, including (i) confirmation of the tax opinions and accountants' advice described above, (ii) the receipt by each party of various legal opinions, certificates and consents and (iii) the fact that the opinions of the financial advisors shall not have been withdrawn. There can be no assurance that all of the conditions set forth in the Merger Agreement will be satisfied. See "Terms of the Merger -- Conditions to the Merger".

    MANAGEMENT AFTER THE MERGER. The Surviving Corporation Board of Directors will initially consist of five designees chosen by the Weatherford Board of Directors and five designees chosen by the Enterra Board of Directors. The officers of the Surviving Corporation are expected to consist of the officers of Weatherford immediately prior to the Effective Time and M. Timothy Carey and Steven C. Grant, both of whom are officers of Enterra. D. Dale Wood, Chairman of the Board, President and Chief Executive Officer of Enterra, will not continue as an officer or director of the Surviving Corporation, but will enter into a five-year consulting agreement with Weatherford at the Effective Time. See "Terms of the Merger -- Conduct of Business of the Combined Company Following Merger", "Terms of the Merger -- Employee Matters" and "Management -- Directors and Executive Officers".

    NO SOLICITATION. The Merger Agreement provides that each party will not, and will not permit any of its subsidiaries to, or authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys or other advisors, agents or representatives to, directly or indirectly, (a) solicit, initiate, encourage the submission of, or enter into any agreement with respect to, any proposal or offer from any person (other than the other party or any of its affiliates) for a merger or other business combination, acquisition of a material amount of its assets or acquisition of more than 30% of its outstanding voting stock, or (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to lead to, any such transaction. Notwithstanding the foregoing, prior to the vote of the stockholders for approval and adoption of the Merger Agreement and the Merger, either party may participate in discussions or negotiations with, or furnish information to, a third party to the extent that such party's Board of Directors determines, in good faith after consultation with outside counsel, that failure to take such actions could reasonably be expected to result in a breach of such Board's fiduciary obligations. Either party may subsequently terminate the Merger Agreement if its Board of Directors withdraws or modifies its approval or recommendation of the Merger Agreement or the Merger due to a superior proposal to the Merger; provided that such party may so terminate the Merger Agreement only if its stockholders have not yet voted upon the Merger and if such party shall have paid the other party $20 million. The party not receiving the superior proposal also may terminate the Merger Agreement if the other party's Board of Directors withdraws or modifies its approval or recommendation of the Merger Agreement or the Merger or approves or recommends a takeover proposal. In addition, each party is permitted to take and disclose to its stockholders a position contemplated by Rule 14e-2(a) of the Exchange Act, relating to tender offers, provided such party does not withdraw or modify its position with respect to the Merger or take any action having such effect or approve or recommend a takeover proposal. In addition, pursuant to an agreement entered into with Weatherford, First Reserve and the First Reserve Funds have agreed not to directly or indirectly (i) solicit, initiate or encourage the submission of, or enter into any agreement with respect to, an Enterra takeover proposal or
(ii) participate in any discussion or negotiation regarding, or furnish any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to lead to, an Enterra takeover proposal. See "Terms of the Merger -- No Solicitation".

    PAYMENT IN THE EVENT OF AN ALTERNATIVE TRANSACTION. Each party to the Merger Agreement agreed to pay the other party $20 million in immediately available funds promptly upon the termination of the Merger Agreement if it is terminated (i) due to the existence of a superior takeover proposal for such party, (ii) for any reason other than a material breach by the other party and a takeover proposal for such party shall have been made and the stockholders of such party shall not have approved the Merger or (iii) for failure of such party to receive, or the withdrawal of, a favorable opinion from its investment banker or because of a material adverse change in the business, financial condition or results of operations of the other party and its subsidiaries, taken as a whole (except for certain exclusions previously agreed to by Weatherford and Enterra), or the breach by the other party of any of its representations, warranties, covenants, agreements or obligations contained in the Merger Agreement, and, within six months after such termination, such party shall have entered into a definitive agreement with any person (other than the other party or any of its affiliates) with respect to a superior takeover proposal. See "Terms of the Merger -- Payment in the Event of an Alternative Transaction".

    TERMINATION OR AMENDMENT OF MERGER AGREEMENT. The Merger Agreement may be terminated, among other circumstances, (a) by mutual consent of Weatherford and Enterra; (b) by either party if the Merger is not effected on or before December 31, 1995; or (c) by either party if, since the date of the Merger Agreement, there has been a material adverse change in the business, financial condition or results of operations of the other party and its subsidiaries, taken as a whole (except for certain exclusions previously agreed to by Weatherford and Enterra), or a material breach by the other party of any representation, warranty, covenant, agreement or obligation set forth in the Merger Agreement. The Merger Agreement may be amended or supplemented by an instrument in writing signed on behalf of each party, provided that after the Merger Agreement has been approved and adopted by the stockholders of Weatherford and Enterra, it may be amended only as may be permitted under applicable law. See "Terms of the Merger -- Termination or Amendment of Merger Agreement".

    INDEMNIFICATION. The Merger Agreement provides that the officers and directors of Enterra will be indemnified against all liabilities and costs in connection with claims based on or arising out of the fact that such persons were officers or directors, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time, as well as those arising out of, or pertaining to, the Merger Agreement, the Merger or the transactions contemplated thereby. See "Enterra Corporation -- Recent Developments" and "Terms of the Merger -- Indemnification".

    NO DISSENTERS' RIGHTS. Delaware law does not provide holders of Weatherford Common Stock or Enterra Common Stock who object to the Merger and who vote against or abstain from voting in favor of the Merger and the Merger Agreement with any appraisal rights or the right to receive cash for their shares of Weatherford Common Stock or Enterra Common Stock, respectively. Neither Weatherford nor Enterra intends to make available any such rights to its stockholders.

COMPARATIVE RIGHTS OF STOCKHOLDERS OF WEATHERFORD AND ENTERRA

    The rights of holders of Enterra Common Stock are currently governed by Delaware law, Enterra's Restated Certificate of Incorporation and Enterra's By-laws, as amended. Upon consummation of the Merger, holders of Enterra Common Stock will become holders of Weatherford Common Stock, and their rights as holders of Weatherford Common Stock will still be governed by Delaware law, but will then be governed by Weatherford's Restated Certificate of Incorporation and Weatherford's By-laws, as amended. There are various differences between the rights of Enterra stockholders and the rights of Weatherford stockholders, including, among others, the required vote for certain business combinations and other significant matters. Furthermore, Weatherford's Restated Certificate of Incorporation contains certain provisions that may have the effect of deterring or making it more difficult for a third party to acquire control of Weatherford. See "Comparative Rights of Stockholders of Weatherford and Enterra".

PROPOSAL TO AMEND WEATHERFORD'S CERTIFICATE OF INCORPORATION

    At the Effective Time, the amendments to Weatherford's Restated Certificate of Incorporation regarding the Reverse Stock Split and the Name Change will be effected. Pursuant to the Reverse Stock Split, each two shares of Weatherford Common Stock held at the Effective Time will be converted into one share of new Weatherford Common Stock. As soon as practicable after the Effective Time, the Exchange Agent will mail a letter of transmittal and other information to each holder of record of Weatherford Common Stock immediately before the Effective Time for use in exchanging certificates representing shares of Weatherford Common Stock for certificates representing shares of new Weatherford Common Stock and cash in lieu of fractional shares. SHARE CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE BY STOCKHOLDERS OF WEATHERFORD PRIOR TO APPROVAL OF THE REVERSE STOCK SPLIT AND THE RECEIPT OF A LETTER OF TRANSMITTAL. Pursuant to the Name Change, Weatherford's name will be changed at the Effective Time to "Weatherford Enterra, Inc." THE WEATHERFORD BOARD OF DIRECTORS BELIEVES THAT THE REVERSE STOCK SPLIT WOULD BE ADVANTAGEOUS TO THE SURVIVING CORPORATION AND RECOMMENDS THAT THE HOLDERS OF WEATHERFORD COMMON STOCK APPROVE AND ADOPT THE REVERSE STOCK SPLIT AND THE NAME CHANGE. See "Proposal to Amend Weatherford's Restated Certificate of Incorporation".

    None of the Merger, the Merger Agreement, the Reverse Stock Split and the Name Change will be effected unless all such matters are approved and adopted by the stockholders of Weatherford and the Merger and the Merger Agreement are approved and adopted by the stockholders of Enterra. The amendment to the 1991 Option Plan will not be effected unless the Merger, the Merger Agreement, the Reverse Stock Split and the Name Change are approved and adopted by the stockholders of Weatherford and the Merger and the Merger Agreement are approved and adopted by the stockholders of Enterra. The amendment to the Restricted Plan will be effected regardless of whether any of the other proposals are approved and adopted by the stockholders of Weatherford. The Merger, the Merger Agreement, the Reverse Stock Split and the Name Change will be effected regardless of whether either or both of the amendments to the 1991 Option Plan and the Restricted Plan are approved and adopted by the stockholders of Weatherford.

PROPOSAL TO AMEND WEATHERFORD STOCK PLANS
    At the Effective Time, the Weatherford Plan Amendments will be effected. The Weatherford Plan Amendments will ensure there are sufficient shares of Weatherford Common Stock available to Weatherford to satisfy (i) unexercised Enterra Options that are replaced by substitute options and future option grants under the 1991 Option Plan and (ii) future grants under the Restricted Plan. THE WEATHERFORD BOARD OF DIRECTORS BELIEVES THAT THE WEATHERFORD PLAN AMENDMENTS ARE ESSENTIAL TO THE MERGER AND TO SATISFY FUTURE NEEDS FOR PLAN AWARDS AND RECOMMENDS THAT THE HOLDERS OF WEATHERFORD COMMON STOCK APPROVE AND ADOPT THE WEATHERFORD PLAN AMENDMENTS. See "Proposal to Amend Weatherford's 1991 Stock Option Plan" and "Proposal to Amend Weatherford's Restricted Stock Incentive Plan".

    The amendment to the 1991 Option Plan will not be effected unless the Merger, the Merger Agreement, the Reverse Stock Split and the Name Change are approved and adopted by the stockholders of Weatherford and the Merger and the Merger Agreement are approved and adopted by the stockholders of Enterra. The amendment to the Restricted Plan will be effected regardless of whether any of the other proposals are approved and adopted by the stockholders of Weatherford. The Merger, the Merger Agreement, the Reverse Stock Split and the Name Change will be effected regardless of whether either or both of the amendments to the 1991 Option Plan and the Restricted Plan are approved and adopted by the stockholders of Weatherford.

MARKET PRICE DATA
    The Weatherford Common Stock and the Enterra Common Stock are traded on the NYSE under the symbols "WII" and "EN", respectively. Prior to October 19, 1994, the Weatherford Common Stock was traded on the American Stock Exchange, Inc. The following table sets forth the range of high and low closing sale prices for the Weatherford Common Stock and the Enterra Common Stock for the periods indicated, as reported on the NYSE (or, in the case of Weatherford, on the American Stock Exchange for periods prior to October 19, 1994).

                                                          WEATHERFORD             ENTERRA
                                                      --------------------  --------------------
                                                        HIGH        LOW       HIGH        LOW
                                                      ---------  ---------  ---------  ---------
1993
  First Quarter.....................................  $    9.50  $    4.75  $   22.25  $   17.00
  Second Quarter....................................      13.75       8.75      29.00      20.25
  Third Quarter.....................................      12.88       9.25      26.38      21.00
  Fourth Quarter....................................      13.38       8.50      25.25      17.75
1994
  First Quarter.....................................      11.13       8.13      21.88      18.50
  Second Quarter....................................      14.75       8.00      23.75      18.25
  Third Quarter.....................................      14.00      11.63      23.88      20.00
  Fourth Quarter....................................      12.75       8.25      23.13      18.25
1995
  First Quarter.....................................      10.50       8.50      18.75      15.25
  Second Quarter....................................      12.75       9.75      21.00      16.00
  Third Quarter (through August 28, 1995)...........      13.88      11.88      22.63      19.88

    On June 23, 1995, the last trading day prior to the announcement by Weatherford and Enterra that they had reached an agreement concerning the Merger, the closing sale prices of Weatherford Common Stock and of Enterra Common Stock as reported by the NYSE were $11.50 and $20.88 per share, respectively.

    On August 28, 1995, the closing sale prices of Weatherford Common Stock and of Enterra Common Stock as reported by the NYSE were $12.63 and $21.13 per share, respectively.

    Following the Merger, Weatherford Common Stock will continue to be traded on the NYSE under the symbol "WII". Following the Merger, Enterra Common Stock will cease to be traded on the NYSE, and there will be no further market for such stock.

SUMMARY FINANCIAL INFORMATION

    The following historical consolidated financial data of Weatherford and Enterra have been derived from their respective historical consolidated financial statements and should be read in conjunction with such consolidated financial statements and notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference". The unaudited pro forma financial data of Weatherford and Enterra combined have been derived from the unaudited pro forma financial statements using the "pooling of interests" method of accounting (after giving effect to the Reverse Stock Split) and should be read in conjunction with such unaudited pro forma financial statements and notes thereto, which are included elsewhere in this Joint Proxy Statement/Prospectus. For a description of the various periods combined for pro forma purposes and for other information regarding pro forma data, see "Weatherford and Enterra Combined Unaudited Pro Forma Financial Information".

                                  WEATHERFORD
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

HISTORICAL CONSOLIDATED STATEMENTS OF INCOME DATA:

                                                      SIX MONTHS ENDED
                                                          JUNE 30,                 YEAR ENDED DECEMBER 31,
                                                  ------------------------  -------------------------------------
                                                     1995         1994         1994         1993         1992
                                                  -----------  -----------  -----------  -----------  -----------
                                                        (UNAUDITED)
Revenues........................................  $   199,087  $   180,397  $   372,314  $   333,083  $   222,964
Depreciation and amortization...................       21,831       16,712       36,429       28,607       17,880
Operating income................................       27,699       24,410       45,003       33,330       19,726
Net income......................................       18,382       16,903       29,460       21,990       12,012
Income per common and common equivalent share...         0.34         0.31         0.54         0.42         0.25
Weighted average common and common equivalent
 shares outstanding.............................       54,527       54,320       54,484       49,735       42,374

HISTORICAL CONSOLIDATED BALANCE SHEET DATA:

                                                                          DECEMBER 31,
                                                              -------------------------------------
                                               JUNE 30, 1995     1994         1993         1992
                                               -------------  -----------  -----------  -----------
                                                (UNAUDITED)
Working capital..............................  $    105,954   $    89,939  $   100,739  $    80,848
Total assets.................................       459,831       453,963      354,798      219,568
Long-term debt (including current portion)...        73,645        71,963       21,151       28,281
Stockholders' equity.........................       304,548       282,200      246,819      139,625

                                    ENTERRA
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

HISTORICAL CONSOLIDATED STATEMENTS OF INCOME DATA:

                                                       SIX MONTHS ENDED
                                                           JUNE 30,                YEAR ENDED DECEMBER 31,
                                                    ----------------------  -------------------------------------
                                                      1995(1)     1994(2)     1994(2)       1993         1992
                                                    -----------  ---------  -----------  -----------  -----------
                                                         (UNAUDITED)
Revenues..........................................  $   229,605  $  92,128  $   302,243  $   165,057  $   150,206
Depreciation and amortization.....................       24,242     12,162       33,104       20,795       17,858
Operating income (loss)...........................      (13,409)     5,031       20,455       14,423       15,853
Net income (loss).................................       (7,088)     4,108       12,517       13,185       14,748
Income (loss) per common and common equivalent
 share............................................        (0.26)      0.25         0.60         0.81         0.92
Weighted average common and common equivalent
 shares outstanding...............................       27,755     16,432       20,832       16,260       16,094

HISTORICAL CONSOLIDATED BALANCE SHEET DATA:

                                                                          DECEMBER 31,
                                                              -------------------------------------
                                               JUNE 30, 1995     1994         1993         1992
                                               -------------  -----------  -----------  -----------
                                                (UNAUDITED)
Working capital..............................  $    167,088   $   161,839  $   111,095  $   116,678
Total assets.................................       677,892       700,007      280,804      254,922
Long-term debt (including current portion)...       129,785       124,596      --           --
Stockholders' equity.........................       443,457       452,434      227,653      209,833

- ------------------------
(1) Operating results for the six months ended June 30, 1995 include an unusual charge of $28.3 million ($0.52 per share) related to a writedown of assets and certain restructuring charges. See Note 4 of the Notes to Consolidated Financial Statements contained in Enterra's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, which are incorporated by reference in this Joint Proxy Statement/Prospectus.

(2) Operating results for 1994 include the results of Total Energy Services Company from August 12, 1994 (the date of its acquisition by Enterra) to December 31, 1994. See Note 2 of the Notes to Consolidated Financial Statements contained in Enterra's Annual Report on Form 10-K for the year ended December 31, 1994, which are incorporated by reference in this Joint Proxy Statement/Prospectus.

                        WEATHERFORD AND ENTERRA COMBINED
                  (AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

UNAUDITED PRO FORMA STATEMENTS OF INCOME DATA:

                                                      SIX MONTHS ENDED
                                                          JUNE 30,                 YEAR ENDED DECEMBER 31,
                                                  ------------------------  -------------------------------------
                                                     1995         1994         1994         1993         1992
                                                  -----------  -----------  -----------  -----------  -----------
Revenues........................................  $   425,775  $   269,939  $   669,657  $   493,206  $   368,386
Depreciation and amortization...................       46,073       28,874       69,533       49,402       35,738
Operating income................................       15,161       29,914       65,704       49,671       35,579
Net income......................................       11,294       21,011       41,977       35,175       26,760
Income per common and common equivalent share...         0.22         0.51         0.94         0.88         0.73
Weighted average common and common equivalent
 shares outstanding.............................       50,716       41,045       44,845       38,607       34,786

UNAUDITED PRO FORMA BALANCE SHEET DATA:

                                                              JUNE 30, 1995
                                                              -------------
Working capital.............................................  $     273,042
Total assets................................................      1,137,723
Long-term debt (including current portion)..................        203,430
Stockholders' equity........................................        748,005

    The following unaudited adjusted pro forma financial data of Weatherford and Enterra combined further give effect to (i) other significant acquisitions made by Weatherford and Enterra during 1994 and the estimated operational and financial combination benefits resulting from the Merger and (ii) the items in clause (i) above plus consummation of the transactions set forth in Enterra's June 29, 1995 contract to acquire Zapata Energy Industries (as hereinafter defined) and estimated operational and financial combination benefits resulting from such transactions. See "Enterra Corporation -- Recent Developments". For other information regarding the adjusted pro forma data, see "Weatherford and Enterra Combined Unaudited Pro Forma Financial Information".

UNAUDITED ADJUSTED PRO FORMA STATEMENTS OF INCOME DATA:

                                                  SIX MONTHS ENDED JUNE 30, 1995       YEAR ENDED DECEMBER 31, 1994
                                                ----------------------------------  ----------------------------------
                                                  AS ADJUSTED     FURTHER ADJUSTED    AS ADJUSTED     FURTHER ADJUSTED
                                                EXCLUDING ZAPATA     FOR ZAPATA     EXCLUDING ZAPATA     FOR ZAPATA
                                                     ENERGY            ENERGY            ENERGY            ENERGY
                                                   INDUSTRIES        INDUSTRIES        INDUSTRIES        INDUSTRIES
                                                ----------------  ----------------  ----------------  ----------------
Revenues......................................    $    425,775      $    460,698      $    824,524      $    903,060
Depreciation and amortization.................          46,073            49,525            81,774            88,203
Operating income..............................          28,561            35,711           104,780           120,621
Net income....................................          20,004            21,555            64,952            70,154
Income per common and common equivalent
 share........................................            0.39              0.43              1.28              1.38
Weighted average common and common equivalent
 shares outstanding...........................          50,716            50,716            50,679            50,679

UNAUDITED ADJUSTED PRO FORMA BALANCE SHEET DATA:

                                                                                 JUNE 30, 1995
                                                              ---------------------------------------------------
                                                               AS ADJUSTED EXCLUDING        FURTHER ADJUSTED
                                                                   ZAPATA ENERGY           FOR ZAPATA ENERGY
                                                                    INDUSTRIES                 INDUSTRIES
                                                              -----------------------  --------------------------
Working capital.............................................       $     273,042             $      309,615
Total assets................................................           1,137,723                  1,272,723
Long-term debt (including current portion)..................             203,430                    338,430
Stockholders' equity........................................             748,005                    748,005

COMPARATIVE PER SHARE DATA

    The five columns included in the following table set forth (1) the historical income per common and common equivalent share and the historical book value per share data of Weatherford Common Stock; (2) the historical income per common and common equivalent share and the historical book value per share data of Weatherford Common Stock restated to give effect to the Reverse Stock Split;
(3) the historical income (loss) per common and common equivalent share and the historical book value per share data of Enterra Common Stock; (4) the unaudited pro forma income per common and common equivalent share and the unaudited pro forma book value per share data of Weatherford Common Stock after giving effect to the proposed Merger on a "pooling of interests" basis and the Reverse Stock Split; and (5) the unaudited pro forma income (loss) per common and common equivalent share and the unaudited pro forma book value per share attributable to 0.845 of a share of Weatherford Common Stock (after giving effect to the Reverse Stock Split) that will be received by Enterra stockholders for each share of Enterra Common Stock (as if Enterra would be the Surviving Corporation). The information presented in the table should be read in conjunction with the unaudited pro forma financial statements and the separate historical consolidated financial statements of Weatherford and Enterra and the notes thereto contained elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. See "Weatherford and Enterra Combined Unaudited Pro Forma Financial Information" and "Incorporation of Certain Documents by Reference".

                                                           HISTORICAL               UNAUDITED PRO FORMA
                                                ---------------------------------  ----------------------
                                                     WEATHERFORD         ENTERRA    COMBINED     ENTERRA
                                                ----------------------  ---------  -----------  ---------
                                                AS REPORTED  RESTATED
                                                -----------  ---------
INCOME (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE:
Six months ended June 30,
  1995........................................   $    0.34   $    0.67  $   (0.26)  $    0.22   $    0.19
Year ended December 31,
  1994........................................        0.54        1.08       0.60        0.94        0.79
  1993........................................        0.42        0.84       0.81        0.88        0.74
  1992........................................        0.25        0.49       0.92        0.73        0.62
BOOK VALUE PER SHARE:
June 30, 1995.................................        5.61       11.22      15.97       14.78       12.49
December 31, 1994.............................        5.21       10.42      16.31       14.54       12.29

                             SPECIAL CONSIDERATIONS

SPECIAL CONSIDERATIONS WITH RESPECT TO WEATHERFORD

    NONPAYMENT OF DIVIDENDS. Weatherford has not declared or paid dividends on the Weatherford Common Stock since December 1982 and does not anticipate paying dividends on the Weatherford Common Stock at any time in the foreseeable future. See "Market Price of Common Stock -- Dividend Information".

SPECIAL CONSIDERATIONS WITH RESPECT TO ENTERRA

    NONPAYMENT OF DIVIDENDS. Enterra has not declared or paid dividends on the Enterra Common Stock since 1984 and does not currently plan to declare or pay any dividends on the Enterra Common Stock. See "Market Price of Common Stock -- Dividend Information".

    FIRST RESERVE GROUP. The First Reserve Funds, which are all managed by First Reserve, will own approximately 18.7% of the Weatherford Common Stock to be outstanding following the Merger. The shares beneficially owned by the First Reserve Group will be subject to the provisions of the Stockholders Agreement which, among other things, restricts the voting and disposition of such shares and the acquisition of additional Weatherford Common Stock by the First Reserve Group. The Stockholders Agreement permits certain of the First Reserve Funds to designate for nomination up to two directors to the Weatherford Board of Directors (based on the percentage of Weatherford Common Stock beneficially owned by the First Reserve Group), and immediately following the Merger, two of the Surviving Corporation's ten directors will be designees of the First Reserve Funds. The Stockholders Agreement is for a term commencing at the Effective Time and continuing until August 12, 2004, subject to suspension of certain provisions set forth therein during periods when the First Reserve Group beneficially owns less than 10% of the Weatherford Common Stock. The shares of Weatherford Common Stock owned by the First Reserve Funds will be eligible for resale in the public market subject to the volume restrictions of Rule 144 promulgated under the Securities Act ("Rule 144"); in addition, the First Reserve Funds have demand and piggyback registration rights with respect to such shares. See "Terms of the Merger -- Stockholders Agreement -- Registration Rights". Future sales of shares by the First Reserve Funds under Rule 144, through the exercise of registration rights or otherwise, could have an adverse effect on the market price of the Weatherford Common Stock and could make it more difficult for Weatherford to raise funds through equity financing in the future. It is not possible to estimate the number of shares that may be sold under Rule 144 or pursuant to registration rights since this will depend upon the market price for the Weatherford Common Stock, the individual circumstances of the sellers and other factors.

SPECIAL CONSIDERATIONS WITH RESPECT TO THE COMBINED COMPANY

    INDUSTRY VOLATILITY. The oil and gas industry in which Weatherford and Enterra participate historically has experienced significant volatility. Demand for Weatherford's and Enterra's services and products depends primarily upon the number of oil and gas wells being drilled, the depth and drilling conditions of such wells, the volume of production, the number of well completions and the level of workover activity. Drilling and workover activity can fluctuate significantly in a short period of time, particularly in the United States and Canada.

    The willingness of oil and gas operators to make capital expenditures for the exploration and production of oil and natural gas will continue to be influenced by numerous factors over which Weatherford and Enterra have no control, including the prevailing and expected market prices for oil and natural gas. Such prices are impacted by, among other factors, the ability of the members of the Organization of Petroleum Exporting Countries ("OPEC") to maintain price stability through voluntary production limits, the level of production by non-OPEC countries, worldwide demand for oil and gas, general economic and political conditions, costs of exploration and production, availability of new leases and concessions, and governmental regulations regarding, among other things, environmental protection, taxation, price controls and product allocations. No assurance can be given as to the level of future oil and gas industry activity or demand for Weatherford's and Enterra's services and products.

    COMPETITION. Weatherford and Enterra provide specialized equipment, tools and tubular goods ("rental tools") and fishing tools and related services ("fishing tools and services") primarily to oil and gas production companies, drilling contractors and well servicing companies. Fishing tools and services are used for recovery or retrieval of foreign objects in oil and gas wells and for repairs of existing wells. Weatherford and Enterra are among the largest companies engaged in the rental tools and fishing tools and services businesses. However, Weatherford and Enterra each encounter substantial competition from numerous small, single-site operators, larger concerns operating at multiple locations and various well servicing companies engaged in such businesses. In addition, many customers own and operate large inventories of the equipment they might otherwise choose to rent and have the ability to purchase additional equipment, as opposed to renting.

    Weatherford and Enterra expect that the substantial competition currently encountered by each company in the rental tools and fishing tools and services businesses will not be reduced or eliminated by the Merger. Furthermore, each of Weatherford's and Enterra's other businesses also encounter substantial competition.

    POSSIBLE PRODUCT LIABILITY CLAIMS. Certain products manufactured or leased by Weatherford or Enterra are used in potentially hazardous drilling, completion, production and workover applications that can cause personal injury or loss of life as well as damage to property, equipment or the environment and suspension of operations. Litigation arising from a catastrophic occurrence at a location where Weatherford's or Enterra's equipment and services are used may in the future result in Weatherford or Enterra being named as a defendant in product liability or other lawsuits asserting potentially large claims. Each of Weatherford and Enterra maintains insurance coverage that its management believes to be customary in the industry for a company of its size against these hazards. However, insurance may not provide complete protection against casualty losses and a successful claim could have a material adverse effect on Weatherford or Enterra. Further, no assurance can be given that Weatherford or Enterra will be able to maintain adequate insurance in the future at rates considered reasonable.

    RISKS RELATED TO INTERNATIONAL OPERATIONS. During 1994, approximately 47% of Weatherford's revenues and approximately 32% of Enterra's revenues were derived from sales and rentals outside of the United States and Canada based upon the ultimate destination in which equipment or services were sold, shipped or provided to the customer. Certain of these operations are subject to special risks inherent in doing business outside the United States, including risks of war, civil disturbances and governmental activities that may limit or disrupt markets, restrict the movement of funds or result in the deprivation of contract rights or the taking of property without fair compensation. Certain areas, including the Commonwealth of Independent States, Algeria and Nigeria, have been subjected to political disruption or social unrest in the past twelve months. Foreign operations also can be affected by laws and regulations limiting or prohibiting exports to and operations in particular countries, including Iran, Iraq and Libya. Government-owned petroleum companies in some of the countries in which Weatherford and Enterra operate have adopted policies (or are subject to governmental policies) giving preference to the purchase of goods and services from companies that are majority-owned by local nationals. As a result of such policies, Weatherford and Enterra rely on joint ventures, license arrangements and other business combinations with local nationals in these countries. In addition, political considerations may disrupt the commercial relationships between Weatherford or Enterra and government-owned petroleum companies. Generally, business interruptions resulting from civil or political disruptions negatively impact near-term results of operations; however, managements of Weatherford and Enterra believe that it is unlikely that any specific business disruption caused by existing or foreseen civil or political instability will have a materially adverse impact on the financial condition or liquidity of Weatherford or Enterra.

    GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS. Weatherford's and Enterra's businesses are affected both directly and indirectly by governmental regulations relating to the oilfield service industry and the oil and gas exploration and production industry in general, as well as by environmental and safety regulations that specifically apply to such businesses. It is likely that the trend of more expansive and stricter environmental laws and regulations will continue, and that the costs of compliance with such laws and regulations will continue to increase in the foreseeable future, both for Weatherford and Enterra and for their customers. There can be no assurance that the cost of compliance with current environmental and safety regulations or future changes in such laws and regulations will not have a material adverse effect on Weatherford's and Enterra's operations.

    STOCKHOLDER LITIGATION. On June 28, 1995, a class action complaint was filed against Enterra and members of its Board of Directors in the Delaware Court of Chancery in New Castle County. The complaint alleges breach of fiduciary duty and other matters and seeks damages in an unspecified amount and injunctive relief to prevent the consummation of the Merger. On July 17, 1995, an answer to the complaint was filed by the defendants denying the material allegations. On August 25, 1995, Enterra learned that an additional class action complaint had been filed in the same court on June 27, 1995 against Enterra, members of Enterra's Board of Directors and Weatherford, but not yet served upon Enterra, Weatherford or, to their knowledge, the other defendants. The complaint sets forth similar allegations as set forth in the other complaint.

                     WEATHERFORD INTERNATIONAL INCORPORATED

GENERAL

    Weatherford is a diversified international energy service and manufacturing company that provides a variety of services and equipment to the oil and gas industry. Weatherford's principal businesses consist of providing tubular handling services, renting specialized oilfield equipment and providing fishing services and related tools, and manufacturing and selling cementation products and other equipment. Weatherford operates in virtually every oil and gas exploration and production region in the world.

RECENT DEVELOPMENTS

    In connection with the Merger, Weatherford has entered into negotiations with certain banks to provide new credit facilities to Weatherford as of the Effective Time. Such credit facilities are expected to consist of a term loan and revolving credit facility for approximately $475 million in the aggregate. Proceeds from such credit facilities are expected to be available (i) to repay existing indebtedness of Weatherford and Enterra, (ii) to finance the acquisition of Zapata Energy Industries (if such transaction is consummated),
(iii) to pay the transaction and financing costs associated with the Merger, such new credit facilities and the acquisition of Zapata Energy Industries (if such transaction is consummated), (iv) to pay certain consolidation costs associated with the Merger and (v) for working capital and other general corporate purposes. The new credit facilities are expected to be unsecured and to require that Weatherford maintain certain financial ratios, including minimum tangible net worth, a debt-to-capitalization ratio and an interest coverage ratio.

    On August 25, 1995, Weatherford learned that a class action complaint had been filed in the Delaware Court of Chancery in New Castle County on June 27, 1995 against Enterra, members of Enterra's Board of Directors and Weatherford, but not yet served upon Enterra, Weatherford or, to their knowledge, the other defendants. See "Enterra Corporation -- Recent Developments".

                              ENTERRA CORPORATION

GENERAL

    Enterra is a worldwide provider of specialized services and products to the oil and gas industry through its oilfield, pipeline and compression services and equipment businesses. Enterra's oilfield services and equipment business consists primarily of the rental and sale of equipment used in oil and gas well drilling, completion, production and workover activities and the provision of well control assistance and fishing services. The pipeline services and equipment business consists of the rental and sale of specialized equipment used in construction or rehabilitation of oil and gas pipelines. The compression services and equipment business consists of the rental and sale of gas compressor systems for use in the production and transportation of natural gas.

RECENT DEVELOPMENTS

    On June 28, 1995, a class action complaint was filed against Enterra and members of its Board of Directors in the Delaware Court of Chancery in New Castle County. The complaint alleges breach of fiduciary duty and other matters and seeks damages in an unspecified amount and injunctive relief to prevent the consummation of the Merger. On July 17, 1995, an answer to the complaint was filed by the defendants denying the material allegations.

    On August 25, 1995, Enterra learned that an additional class action complaint had been filed in the same court on June 27, 1995 against Enterra, members of Enterra's Board of Directors and Weatherford, but not yet served upon Enterra, Weatherford or, to their knowledge, the other defendants. The complaint sets forth similar allegations as set forth in the other complaint.

    On June 29, 1995, Enterra and Zapata Corporation, a Delaware corporation ("Zapata"), entered into a contract providing for Enterra's acquisition of Zapata's natural gas compression businesses ("Zapata Energy Industries") for $130 million. The contract is subject to expiration or termination of the waiting period under the HSR Act and signing of a definitive asset purchase agreement containing customary and reasonable representations and warranties and indemnification provisions. A dispute has arisen regarding the transaction. While Enterra and Zapata are currently engaged in discussions with respect thereto, Enterra intends to pursue appropriate legal remedies, if necessary, to complete the transaction. However, there can be no assurance that the Zapata Energy Industries acquisition will be consummated or that, if consummated, the final terms will be consistent with the June 29 contract. If any additional consideration is paid or if any liabilities are assumed, such will result in an increase in goodwill and the expected amortization over its 40-year life. Zapata Energy Industries is engaged in the business of renting, fabricating, selling, installing and servicing natural gas compressor packages used in the oil and gas industry. Natural gas compression is used in the production, processing and delivery of natural gas. Zapata Energy Industries is headquartered in Corpus
Christi, Texas and maintains a network of 15 sales and services offices in Texas, Louisiana, Oklahoma, Arkansas and New Mexico. While Zapata Energy Industries' operations are primarily domestic, it sells natural gas compressor packages in several international natural gas producing regions. Its customers include natural gas companies that are involved in the production, processing and transmission of natural gas. See Enterra's Current Report on Form 8-K dated August 28, 1995, which is incorporated by reference in this Joint Proxy Statement/Prospectus, for additional information, including financial information, with respect to Zapata Energy Industries.

                     GENERAL INFORMATION ABOUT THE MEETINGS

DATE, TIME AND PLACE OF SPECIAL MEETINGS

    The Weatherford Special Meeting will be held at 10:30 a.m., Houston time, on Thursday, October 5, 1995, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas. The Enterra Special Meeting will be held at 10:00 a.m., Houston time, on Thursday, October 5, 1995, at The Ritz-Carlton, 1919 Briar Oaks Lane, Houston, Texas.

RECORD DATE AND OUTSTANDING SHARES

    Only holders of record of Weatherford Common Stock and holders of record of Enterra Common Stock at the close of business on August 24, 1995 are entitled to notice of the Weatherford Special Meeting and the Enterra Special Meeting, respectively, and to vote at the Weatherford Special Meeting and the Enterra Special Meeting, respectively, or any adjournment thereof.

    At the close of business on the Record Date, there were 2,572 holders of record of Weatherford Common Stock with 54,354,258 shares issued and outstanding and 1,730 holders of record of Enterra

Common Stock with 27,822,950 shares issued and outstanding. Each share of Weatherford Common Stock and Enterra Common Stock entitles the holder thereof to one vote on each matter submitted for stockholder approval.

VOTE REQUIRED

    WEATHERFORD. Weatherford's By-laws provide that the presence at the Weatherford Special Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Weatherford Common Stock entitled to vote thereat will constitute a quorum for the transaction of business. Under Delaware law, approval and adoption of the Merger and the Merger Agreement require the affirmative vote of the holders of a majority of the shares of Weatherford Common Stock issued and outstanding and entitled to vote at the Weatherford Special Meeting, or 27,177,130 shares. Under Delaware law, the 1991 Option Plan and the Restricted Plan, as applicable, approval and adoption of the Reverse Stock Split, the Name Change and the Weatherford Plan Amendments each require the affirmative vote of the holders of a majority of the shares of Weatherford Common Stock present in person or represented by proxy and entitled to vote thereon at the Weatherford Special Meeting. At the close of business on the Record Date, the directors and officers of Weatherford and their affiliates held 1,684,573 shares of Weatherford Common Stock, representing approximately 3.1% of the outstanding shares. Such persons have indicated to Weatherford that they intend to vote their shares in favor of the approval and adoption of the Merger, the Merger Agreement, the Reverse Stock Split, the Name Change and the Weatherford Plan Amendments. None of the Merger, the Merger Agreement, the Reverse Stock Split and the Name Change will be effected unless all such matters are approved and adopted by the stockholders of Weatherford and the Merger and the Merger Agreement are approved and adopted by the stockholders of Enterra. The amendment to the 1991 Option Plan will not be effected unless the Merger, the Merger Agreement, the Reverse Stock Split and the Name Change are approved and adopted by the stockholders of Weatherford and the Merger and the Merger Agreement are approved and adopted by the stockholders of Enterra. The amendment to the Restricted Plan will be effected regardless of whether any of the other proposals are approved and adopted by the stockholders of Weatherford. The Merger, the Merger Agreement, the Reverse Stock Split and the Name Change will be effected regardless of whether either or both of the amendments to the 1991 Option Plan and the Restricted Plan are approved and adopted by the stockholders of Weatherford.

    Pursuant to the rules of the NYSE, the affirmative vote of a majority of the shares of Weatherford Common Stock present or represented by proxy at the Weatherford Special Meeting is required to approve and adopt the Merger and the Merger Agreement, so long as the number of votes cast on each matter represents a majority of the shares entitled to vote on such matter. NYSE rules require stockholder approval for the issuance of common stock, or securities exercisable for common stock, in connection with a transaction if the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such common stock or securities exercisable for common stock. The number of shares of Weatherford Common Stock to be issued in the Merger would equal approximately 86.5% of the shares of Weatherford Common Stock outstanding prior to the Merger.

    ENTERRA. Enterra's By-laws provide that the presence at the Enterra Special Meeting, in person or by proxy, of the holders of a majority of the Enterra Common Stock issued and outstanding and entitled to vote thereat will constitute a quorum for the transaction of business. Under Delaware law, approval and adoption of the Merger and the Merger Agreement require the affirmative vote of the holders of a majority of the shares of Enterra Common Stock issued and outstanding on the Record Date, or 13,911,476 shares. First Reserve and the First Reserve Funds have entered into the Stockholders Agreement with Weatherford pursuant to which they have agreed to vote the 11,212,349 shares of Enterra Common Stock over which they have voting control, representing approximately 40.3% of the outstanding shares, in favor of the adoption of the Merger Agreement unless the Enterra Board of Directors, at the time of the Enterra Special Meeting, is recommending that the Enterra stockholders vote against the adoption of the Merger Agreement in view of the pendency of an Enterra Superior Proposal. If, at the time of the Enterra Special Meeting, the Enterra

Board of Directors is recommending that the Enterra stockholders vote against the adoption of the Merger Agreement, First Reserve and the First Reserve Funds have agreed with Enterra that they will vote the foregoing shares against such adoption. See "The Merger -- Interests of Certain Persons in the Merger". At the close of business on the Record Date, the directors and officers of Enterra and their affiliates, excluding the First Reserve Group, held 109,332 shares, representing approximately 0.4% of the outstanding shares and have indicated to Enterra that they intend to vote their shares in favor of the approval and adoption of the Merger and the Merger Agreement.

VOTING AND REVOCATION OF PROXIES
    All properly executed proxies that are not revoked will be voted at the Weatherford Special Meeting and the Enterra Special Meeting, as applicable, in accordance with the instructions contained therein. If a holder of Weatherford Common Stock or a holder of Enterra Common Stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted "for" approval and adoption of the Merger and the Merger Agreement, and in the case of a holder of Weatherford Common Stock, "for" approval and adoption of each of the Reverse Stock Split, the Name Change and the Weatherford Plan Amendments, in accordance with the recommendation of the Weatherford Board of Directors and the Enterra Board of Directors, respectively. Checking the abstention box on the proxy card or failing to return the proxy card has the same effect as voting against the proposals. A stockholder of Weatherford or stockholder of Enterra who has executed and returned a proxy may revoke it at any time before it is voted at the respective Special Meeting by executing and returning a proxy bearing a later date, by filing written notice of such revocation with the Secretary of Weatherford or Enterra, as appropriate, or by attending the Special Meeting and voting in person.

    Under applicable stock exchange rules, brokers will not be permitted to submit proxies authorizing a vote on the Merger, the Merger Agreement, the Reverse Stock Split, the Name Change and the Weatherford Plan Amendments in the absence of specific instructions from beneficial owners. Broker non-votes will have the effect of votes against the Merger, the Merger Agreement, the Reverse Stock Split, the Name Change and the Weatherford Plan Amendments. Under Delaware law, both abstentions and broker non-votes contained on a returned proxy card will be considered present for purposes of determining the existence of a quorum at the Weatherford Special Meeting or the Enterra Special Meeting.

SOLICITATION OF PROXIES
    In addition to solicitation by mail, the directors, officers and employees of each of Weatherford and Enterra may solicit proxies from their respective stockholders by personal interview, telephone, facsimile or otherwise. Weatherford and Enterra will each bear the costs of the solicitation of proxies from their respective stockholders, except that Weatherford and Enterra will share the cost of printing this Joint Proxy Statement/Prospectus pro rata in accordance with their respective number of record holders. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. Weatherford and Enterra will reimburse such brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith. Weatherford and Enterra each has engaged the services of Beacon Hill Partners, Inc., a proxy solicitation firm, to distribute proxy solicitation materials to brokers, banks and other nominees and to assist in the solicitation of proxies from their respective stockholders for an anticipated fee of $7,000 from Weatherford and $5,000 from Enterra, plus mailing expenses.

OTHER MATTERS
    As of the date of this Joint Proxy Statement/Prospectus, the Weatherford Board of Directors and the Enterra Board of Directors do not know of any business to be presented at their respective Special Meetings other than as set forth in the notices accompanying this Joint Proxy Statement/Prospectus. If any other matters should properly come before the respective Special Meetings, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

                                   THE MERGER

    The detailed terms and conditions to the consummation of the Merger are contained in the Merger Agreement, which is attached as Appendix A to this Joint Proxy Statement/Prospectus and incorporated herein by reference. The following discussion sets forth a description of certain material terms and conditions of the Merger Agreement. THE DESCRIPTION IN THIS JOINT PROXY STATEMENT/PROSPECTUS OF THE TERMS AND CONDITIONS TO THE CONSUMMATION OF THE MERGER IS QUALIFIED BY, AND MADE SUBJECT TO, THE MORE COMPLETE INFORMATION SET FORTH IN THE MERGER AGREEMENT.

GENERAL DESCRIPTION OF THE MERGER

    The Merger Agreement provides that, at the Effective Time, the businesses of Enterra and Weatherford will be combined pursuant to a merger of Enterra with and into Weatherford, with Weatherford becoming the Surviving Corporation. At the Effective Time, Weatherford will change its name to "Weatherford Enterra, Inc." Pursuant to the Merger, each outstanding share of Enterra Common Stock will be converted into the right to receive 1.69 shares of Weatherford Common Stock, before giving effect to the Reverse Stock Split (0.845 of a share of Weatherford Common Stock after giving effect to the Reverse Stock Split). See "Terms of the Merger -- Manner and Basis of Converting Shares".

    Based upon the number of shares of Weatherford Common Stock and Enterra Common Stock outstanding as of the Record Date and taking into account the Reverse Stock Split (not including any Weatherford or Enterra stock option shares), approximately 50,688,000 shares of Weatherford Common Stock will be outstanding immediately following the Effective Time, of which approximately 23,510,000 shares, representing approximately 46.4% of the total, will be held by former holders of Enterra Common Stock.

BACKGROUND

    WEATHERFORD. Weatherford is a diversified international energy service and manufacturing company that provides a variety of services and equipment to the oil and gas industry. Weatherford's principal businesses consist of providing tubular handling services, renting specialized oilfield equipment and providing fishing services and related tools, and manufacturing and selling cementation products and other equipment. Weatherford operates in virtually every oil and gas exploration and production region in the world.

    Historically, Weatherford was predominantly a tubular running services and cementation products company with extensive international operations. A new management team implemented a new business strategy in 1991 which focused on improving Weatherford's U.S. market position and pursuing opportunities for expansion into related oilfield service businesses. Accordingly, Weatherford has undertaken to offer a broader mix of services and products in U.S. and international markets, to be a leading participant in each of its principal businesses, to differentiate itself in terms of the quality and technology of its services and products and to pursue cost efficiencies in both its existing operations and its newly acquired businesses.

    Management has pursued this strategy through a series of acquisitions. Since November 1991, Weatherford has acquired 20 businesses, including eight in 1994 and two in 1995. In November 1991, Weatherford acquired Petroleum Equipment Tools Co. ("Petco"), a major participant in the rental tools and fishing tool services market, thereby adding a new business. In November 1992, Weatherford expanded its position in cementation products with the acquisition of Gemoco (formerly, a division of Sequa Engineered Services, Inc.). In April 1993, Weatherford acquired substantially all of the assets of Homco International, Inc. and its subsidiaries (collectively, "Homco"), which significantly expanded Weatherford's rental tools and fishing tool services business. In September 1993, Weatherford acquired the operations of the Premier group of companies, making Weatherford a leading provider of rental tools in the Asia-Pacific region. In April 1994, Weatherford acquired the rental tool assets and business of Odfjell Drilling and Consulting Company A/S, a Norwegian company with operations in the North Sea and the Asia-Pacific region, making Weatherford the leading rental tool company in these areas. In July 1994, Weatherford acquired the assets of Gillette & Whitehead Drilling Services

Ltd., a provider of rental tools in the Middle East region and the Asia-Pacific region. In September 1994, Weatherford acquired H&H Oil Tool Co., Inc. ("H & H"), a California-based company engaged in the rental tools and fishing tool services business, principally in California and the Rocky Mountains. In addition, from 1992 through 1995, Weatherford has strengthened its principal businesses, internationally and domestically, through several smaller acquisitions.

    As a result of these acquisitions, Weatherford is an industry leader in each of its three principal businesses and has expanded the products and services offered by Weatherford, improved Weatherford's U.S. market position and realized significant consolidation cost savings. Weatherford's management believes the Merger is consistent with the business strategy implemented in 1991.

    ENTERRA.    Enterra  is a  worldwide  provider of  specialized  services and products to the oil and gas industry through its oilfield, pipeline and compression services and equipment businesses.

    Until 1987, Enterra's operations involved two industry segments, products and oilfield services. The oilfield services operations involved renting specialized equipment for drilling and servicing onshore and offshore oil and gas wells, both within the United States and foreign countries, and has been continued to date as a part of Enterra's existing oilfield services operations. The products segment involved the manufacture and sale of products for fighting fires, emergency rescue equipment, specialty chemicals and instrumentation products.

    In 1986, Enterra conducted an evaluation of its overall operations in light of conditions then existing in the oil and gas industry and its financial position and operating strengths at that time. As a result of this review, a broad strategy was developed to sell the products segment described above and to focus on providing specialized products and services to the oil and gas industry through the expansion of Enterra's present lines of business, in existing markets as well as into new geographic territories, and expansion into new segments of the energy products and services industry through acquisitions and internal development.

    Specifically, the strategic plan that evolved during this period of time involved four basic elements:

    - IMPROVE MARKET POSITION IN ENTERRA'S TRADITIONAL BUSINESSES. Enterra's goal has been to improve its market position in its traditional businesses through geographical expansion, better utilization of assets and selective additions to rental inventories. In addition, Enterra has focused on the development of innovative products and services in the oilfield services and equipment segment. Since the beginning of 1988, Enterra has made over $100 million of capital expenditures in connection with this goal, including in 1989 the substantial expansion of its fishing services businesses. The emphasis has been on production-related activities, which management of Enterra believes tend to be a more stable source of revenue than drilling-related activities.

    - COMPLETE STRATEGIC ACQUISITIONS WITHIN EXISTING LINES OF BUSINESS. In the late 1970's through early 1980's, there was a substantial growth in the oil and gas service industry in the United States due to increases in prices for oil and gas. This trend reversed itself dramatically in 1982 and throughout the mid and later part of the 1980's, and continuing to date, the oil and gas service industry has been through a process of consolidation. It has been Enterra's strategy to be a major participant in this consolidation through strategic acquisitions and mergers within the scope of its existing businesses. Enterra's goal has been to lower costs through consolidation cost savings, expand geographic market coverage and broaden product and service lines, principally in the production sector. As part of this process, Enterra considered and actively negotiated potential consolidations with several rental tool and fishing businesses acquired by Weatherford, including Petco, Homco and H & H. Enterra regularly reviews potential business acquisitions in its core businesses and is currently pursuing a substantial acquisition in its gas compression business. See "Enterra Corporation -- Recent Developments".

    - ACQUIRE ONE OR MORE ADDITIONAL "LEGS". The third element of Enterra's strategic plan has been to add additional core businesses or "legs" around its focus of providing specialized services and products to the oil and gas industry. The 1988 acquisition of Enterra's pipeline services and equipment segment provided one additional "leg" and the 1994 acquisition of Enterra's gas compression services and equipment segment provided another additional "leg".

    - MAINTAIN STRONG BALANCE SHEET. Enterra's strategy has been to maintain a low level of long-term debt as a percentage of total capitalization.

    Enterra believes that the merger with Weatherford is consistent with and an important element in its long-standing strategic plan. See "-- Joint Reasons for the Merger" and "-- Enterra's Reasons for the Merger".

    MERGER NEGOTIATIONS. In late March 1995, Philip Burguieres, Chairman, President and Chief Executive Officer of Weatherford, telephoned D. Dale Wood, Chairman, President and Chief Executive Officer of Enterra, to schedule a meeting with Mr. Wood to discuss a possible business combination of Weatherford and Enterra. On March 30, 1995, Messrs. Burguieres and Wood met to discuss a possible business combination of the companies. Although there were discussions of a preliminary nature in late 1990 between Weatherford and Enterra regarding a possible business combination, there had been no contacts since that time between the Chief Executive Officers or other representatives of the companies to discuss such a combination.

    During the next several weeks, Messrs. Burguieres and Wood, together with William E. Macaulay (Vice Chairman of Enterra and chief executive officer of its largest stockholder, First Reserve), had additional discussions regarding a possible business combination and various related issues and concluded that a merger of the two companies might be beneficial to the stockholders of each company. On May 1, 1995, Messrs. Burguieres and Wood, together with James R. Burke, Weatherford's Senior Vice President, Corporate Development and Marketing, and Steven C. Grant, Enterra's Senior Vice President, Corporate Development, met with representatives of Simmons to review a possible business combination previously discussed by Messrs. Burguieres, Wood and Macaulay on a preliminary basis, which would then be submitted for consideration by each company's Board of Directors. Enterra and Weatherford asked Simmons to assist management of both companies in developing a preliminary estimate of possible consolidation cost savings that might result from a combination of Weatherford and Enterra and to analyze the recent performance and current market valuations of both companies. Such information was provided to Messrs. Burguieres and Wood on May 10, 1995, to the Enterra Board of Directors prior to its May 10, 1995 meeting and to the Weatherford Board of Directors prior to its May 11, 1995 meeting. Both companies agreed that if the Board of Directors of each company made a decision to proceed further with the transaction, then Simmons would be retained by Enterra and Weatherford would retain a separate financial advisor.

    On May 10, 1995, Messrs. Burguieres and Wood preliminarily determined that a conversion rate of 1.69 shares of Weatherford Common Stock for each share of Enterra Common Stock, before giving effect to the Reverse Stock Split (0.845 of a share of Weatherford Common Stock after giving effect to the Reverse Stock Split), which was based on recent and historical trading prices of the Weatherford Common Stock and the Enterra Common Stock, would be appropriate, subject to review and analysis by management and financial advisors for each company, negotiation of terms by the parties and review, analysis and approval by the Weatherford Board of Directors and the Enterra Board of Directors.

    At a meeting of the Enterra Board of Directors held on May 10, 1995, Mr. Wood reported on discussions among Messrs. Wood, Macaulay and Burguieres, including the proposed conversion rate, and that management was evaluating a potential merger with Weatherford. Prior to the meeting, the directors received materials prepared by Simmons. Nine of the eleven directors of Enterra at that time were present in person at the meeting. Representatives of Simmons presented a report to the Board comparing Enterra and Weatherford, analyzing the recent performance and current and historical market valuations of both companies, summarizing the potential consolidation cost savings and the potential benefits thereof and describing the potential increase to stockholder value due to both the value created through the consolidation cost savings and the potential enhancement of the combined company's EBDIT multiple and price-to-cash-flow multiple. An estimate of consolidation cost savings was prepared by managements of both companies with Simmons' assistance, which indicated that consolidation cost savings of $26.8 million annually could be achieved, exclusive of certain other potential consolidation cost savings that were still under review. Simmons reviewed the calculation of potential consolidation cost savings prepared by managements of the companies and determined, in view of the exclusion of such potential additional savings, to assume annual consolidation cost savings of $30 million for purposes of its analysis. In addition, based upon its extensive experience in advising clients with respect to mergers and acquisitions involving consolidation of companies in the oil and gas service industry, Simmons was of the view that the approach taken to determine, and the assumptions used in respect of, potential consolidation cost savings and the improved financial performance resulting therefrom to the combined company, including the assumption of no significant adverse effect on revenues of the combined company, were reasonable under the circumstances.

    Following these reports, the Enterra Board of Directors met the next day and considered further a potential merger with Weatherford. The Board unanimously authorized management to continue discussions with Weatherford and to formally engage Simmons to assist Enterra in the valuation and financial analyses to be performed, to assist in negotiation of the Merger and to advise regarding the fairness from a financial point of view of the proposed Merger to Enterra's stockholders. In addition, the Board authorized management and Enterra's financial and legal advisors to proceed with a review of Weatherford's business and to commence the preparation of appropriate documents. The Board also appointed a special committee of the Board, consisting of Messrs. Wood, Macaulay and Robert L. Parker, Sr., to assist management in connection with the Merger negotiations.

    At a special meeting of the Weatherford Board of Directors held on May 11, 1995, Mr. Burguieres reported on discussions among Messrs. Burguieres, Wood and Macaulay, including the proposed conversion rate, and that management was evaluating a potential merger with Enterra. Prior to the meeting, the directors received the materials prepared by Simmons that were distributed to the Enterra Board. Seven of Weatherford's eight directors were present at the meeting in person or participated by telephone conference. Representatives of Simmons attended part of the meeting to present a brief report to the Board comparing Enterra and Weatherford, analyzing the recent performance and current and historical market valuations of both companies and summarizing the potential consolidation cost savings and the potential benefits thereof referred to above. Representatives of Merrill Lynch also were in attendance and met separately with the Weatherford Board of Directors after Simmons had completed its presentation. Following these reports, the directors present unanimously authorized management to continue discussions with Enterra and to formally engage Merrill Lynch to assist Weatherford in the valuation and financial analyses to be performed, to assist in negotiation of the Merger and to advise regarding the fairness from a financial point of view of the proposed conversion rate to be used in the Merger to Weatherford's stockholders. In addition, the Board authorized management and Weatherford's financial and legal advisors to proceed with a review of Enterra's business and to commence the preparation of appropriate documents.

    On May 11, 1995, Weatherford formally engaged Merrill Lynch as its financial advisor in connection with the Merger. On May 12, 1995, Enterra formally engaged Simmons as its financial advisor in connection with the Merger. Weatherford and Enterra executed a mutual confidentiality agreement on May 12, 1995 relating to the exchange of confidential information by the two companies and to certain other matters. Members of Weatherford's and Enterra's managements and representatives of Merrill Lynch and Simmons met on May 16, 1995 for presentations by each company to the other company and its financial advisor.

    Management of Weatherford reported on the status of negotiations with Enterra at a special meeting of the Weatherford Board of Directors held on May 18, 1995 and at the annual meeting of the Board held on May 19, 1995. Merrill Lynch made a presentation to the Board concerning Enterra and reviewed the merger terms being discussed by Weatherford and Enterra. Following this report, the

Board authorized management to continue negotiations with Enterra regarding a merger of the companies. In addition, the Board appointed a special committee of the Board, consisting of Mr. Burguieres, Thomas N. Amonett and Robert K. Moses, Jr., to assist management in connection with the Merger negotiations.

    During May and June, numerous meetings took place between representatives of Weatherford, representatives of Merrill Lynch and Weatherford's legal advisors, on the one hand, and representatives of Enterra, representatives of Simmons and Enterra's legal advisors, on the other hand, to conduct due diligence and to negotiate the terms of the Merger Agreement, including whether the proposed conversion rate was appropriate and whether such rate should be fixed or should fluctuate based upon the value of the Weatherford Common Stock and the Enterra Common Stock immediately prior to the Effective Time. Discussions were held during this period among Messrs. Burguieres, Wood and Macaulay regarding certain terms of the proposed Merger. In addition, members of the respective special committees of each company's Board of Directors had numerous discussions during May and June and reported to members of their respective Board of Directors on a regular basis. On May 24, 1995, members of the two special committees met in person to discuss various issues related to the Merger.

    At a special meeting of the Weatherford Board of Directors held on June 19, 1995, Weatherford's management and representatives of Merrill Lynch reviewed with the Board the business and financial background information in respect of Enterra and the opportunities presented by a merger with Enterra. They also discussed the status of the negotiations, including whether the proposed conversion rate was appropriate and whether such rate should be fixed or should fluctuate. Mr. Burguieres advised the Board that the proposed conversion rate was supported by a number of different factors, including, but not limited to,
(i) the financial condition and results of operations of Enterra and Weatherford on a stand-alone and combined basis, both historically and prospectively, (ii) the historical stock price and trading relationship between the Weatherford Common Stock and the Enterra Common Stock and (iii) certain long-term strategic benefits, both operational and financial, of such a merger. Following this review and lengthy discussion, the Board authorized management to continue negotiations with Enterra. Merrill Lynch also advised the Weatherford Board of Directors that in excess of 100 million shares of Weatherford Common Stock would be outstanding after consummation of the Merger, without giving effect to the Reverse Stock Split. Merrill Lynch recommended that Weatherford effect the Reverse Stock Split based upon its judgment that a decrease in the number of shares of Weatherford Common Stock outstanding and the resulting increase in the per share market price should enhance the trading characteristics of the Weatherford Common Stock. See "Proposal to Amend Weatherford's Restated Certificate of Incorporation".

    Negotiations continued among Messrs. Burguieres, Wood, Macaulay and Parker to finalize various terms of the proposed Merger. Weatherford and Enterra representatives, representatives of Merrill Lynch and Simmons and legal advisors of Weatherford and Enterra continued due diligence and the negotiation of the Merger Agreement, including whether the proposed conversion rate was appropriate and whether such rate should be fixed or should fluctuate.

    On June 23, 1995, the Enterra Board of Directors met to review the final terms of the proposed Merger as set forth in the Merger Agreement and to receive a valuation analysis and oral fairness opinion by Simmons. Nine of Enterra's ten directors at that time participated in the meeting, including two who were not able to be present in person but participated by telephone conference call. Prior to the meeting, materials regarding the proposed Merger were distributed to the directors, including the most recent draft of the Merger Agreement and the related exhibits and disclosure letters thereto and materials prepared by management of Enterra and Simmons. At the meeting, Simmons presented its oral opinion, subsequently confirmed in writing, that, as of the date thereof, the consideration to be received by the holders of Enterra Common Stock in the Merger was fair from a financial point of view to such holders. See "-- Opinions of Financial Advisors -- Enterra". The Enterra Board approved the Merger and the Merger Agreement, except that Mr. Wood abstained from voting with respect to compensation matters relating to him and the Enterra directors designated by certain of the First Reserve Funds abstained from voting with respect to the agreements with the First Reserve Funds referred to in "General Information About the Meeting -- Vote Required -- Enterra".

    On June 23, 1995, the Weatherford Board of Directors met to review the financial terms of the proposed Merger as set forth in the Merger Agreement and to receive an oral fairness opinion by Merrill Lynch. Seven of Weatherford's eight directors were present at the meeting, and unanimously approved the Merger and the Merger Agreement, except that Mr. Burguieres abstained from voting with respect to matters relating to him. Prior to the meeting, the most recent draft of the Merger Agreement and the related exhibits and disclosure letters thereto were distributed to the directors. At the meeting, Merrill Lynch presented its oral opinion, subsequently confirmed in writing, that, as of the date thereof, the conversion rate to be used in the Merger was fair to the holders of Weatherford Common Stock from a financial point of view. See "-- Opinions of Financial Advisors -- Weatherford".

    The Merger Agreement was executed and delivered on behalf of both companies late on Friday, June 23, 1995, and an announcement thereof was released to the public before the NYSE opened on Monday, June 26, 1995.

    During May and June, Enterra, Weatherford, the First Reserve Funds, which collectively own approximately 40% of the outstanding shares of Enterra Common Stock, and First Reserve, which manages the First Reserve Funds, negotiated the terms of the Stockholders Agreement and the agreements of the First Reserve Funds and First Reserve to vote the shares of Enterra Common Stock over which they and their affiliates have voting control in favor of, or against, the Merger Agreement depending upon the recommendation of the Enterra Board of Directors. On June 23, 1995, Enterra, Weatherford, the First Reserve Funds and First Reserve signed such agreements. See "-- Interests of Certain Persons in the Merger" and "Terms of the Merger -- Stockholders Agreement".

    On August 28, 1995, the Merger Agreement and the Stockholders Agreement were amended, principally to correct typographical errors.

    On the date of this Joint Proxy Statement/Prospectus, Merrill Lynch confirmed to Weatherford in writing that as of such date the conversion rate to be used in the Merger is fair to the holders of Weatherford Common Stock from a financial point of view, and Simmons reaffirmed to Enterra in writing that as of such date the consideration to be received by the holders of Enterra Common Stock in the Merger is fair from a financial point of view to such holders.

    Certain members of management of Weatherford and Enterra have special interests in connection with the consummation of the Merger that are not identical to those of unaffiliated Weatherford and Enterra stockholders. See "-- Interests of Certain Persons in the Merger".

JOINT REASONS FOR THE MERGER

    Weatherford and Enterra provide products and services to oil and gas operators for use in oil and gas exploration and development, primarily for the drilling, production and workover of oil and natural gas wells. Both companies provide specialized rental and fishing tools in virtually every oil and gas exploration and production region in the world. In addition, Weatherford provides tubular running services and manufactures and sells cementation products and other equipment, and Enterra provides gas compression services and equipment and pipeline services and equipment and manufactures gas lift systems and downhole drilling tools. Through a series of recent acquisitions and expansions, each of Weatherford and Enterra has undertaken a strategy of offering a broader mix of services and products in domestic and international markets.

    Managements of both Weatherford and Enterra anticipate that the Merger will result in significant consolidation cost savings, through a rationalization of the cost and overhead structures of the combined company. Managements of both companies, with Simmons' assistance, initially estimated these consolidation cost savings to be at least $26.8 million per year, exclusive of certain other potential consolidation cost savings that were still under review. In addition, managements of Weatherford and Enterra believe that the Merger will provide opportunities for the combined company to offer additional and complementary products and services to their existing and prospective customers, and thereby provide a broader package of products and services to the oil and gas industry.

    Managements of both Weatherford and Enterra also believe that by merging in a stock-for-stock transaction, the combined company will continue to maintain a strong balance sheet, which both companies believe is and will continue to be important in this industry. On a pro forma basis, as of June 30, 1995, the combined company will have outstanding long-term debt of approximately $203.4 million, compared to pro forma combined stockholders' equity of approximately $748.0 million. Managements of both Weatherford and Enterra also anticipate that the combined pro forma post-merger market capitalization will exceed $1.0 billion and will make the combined company one of the largest U.S. publicly-traded energy service companies. They anticipate that the increased size may lower financing costs as a result of improved financial strength and that the larger capitalization base could be attractive to a greater number of institutional investors. Furthermore, based on historical data, managements of both companies believe that the larger capitalization could lead to the prospect of enhanced price earnings and cash flow multiples.

    Managements of both Weatherford and Enterra recognize that the Merger will continue each company's respective focus in the oil and gas industry, which will continue to expose the combined company to the short-term and long-term impacts of volatile oil and gas prices. See "Special Considerations -- Special Considerations with Respect to the Combined Company -- Industry Volatility". However, both managements believe that such risks are reasonable in light of the potential benefits and do not represent a significant change from the current risk exposures of the separate companies.

WEATHERFORD'S REASONS FOR THE MERGER

    The Weatherford Board of Directors believes that the terms of the Merger are fair to, and in the best interests of, the stockholders of Weatherford. In the course of its deliberations with respect to approval of the Merger and the Merger Agreement, the Weatherford Board of Directors received the advice of management and Merrill Lynch regarding Enterra's businesses and the advice of management, legal counsel and Merrill Lynch regarding the terms and provisions of the Merger Agreement. Substantial consideration was given to the internal analyses prepared by management, the analyses prepared and presented to the Board by Merrill Lynch and the opinion of Merrill Lynch. In addition, the Board considered a number of factors, including:

    (i) an analysis of the financial performance, operations, assets, business condition and business prospects of Weatherford and Enterra, including Enterra's projected financial performance for the second quarter of 1995 and the remainder of 1995 and Weatherford's projected financial performance for the remainder of 1995;

    (ii) a review of the pro forma internal projections for the combined entity prepared by Weatherford management and other internal evaluations prepared by Weatherford management;

   (iii) the terms of the Merger Agreement;

   (iv) the presentations and the advice of, and materials prepared by, Merrill Lynch and the opinion of Merrill Lynch, as financial advisor to Weatherford, that, as of the date of such opinion, the conversion rate to be used in the Merger was fair to the holders of Weatherford Common Stock from a financial point of view (see "-- Opinions of Financial Advisors -- Weatherford");

    (v) an analysis of the opportunities for significant consolidation cost savings anticipated to be recognized as a result of the Merger;

   (vi) an analysis of the potential business synergies to be achieved by the blending of relative strengths of the two companies, particularly in respect of customer base, geographic areas and operational strengths;

   (vii) an analysis of the increased competitiveness produced by combining underperforming operations;

  (viii) an analysis of the projected accretion in earnings and cash flow with respect to the combined company resulting from the consolidation cost savings anticipated by the Merger;

   (ix) a review of the sources of Enterra's revenues, with emphasis on revenues from pipeline services and equipment business and compression services and equipment business, as they represent new principal or "core" businesses to Weatherford; and

    (x) the belief that the increased size of the combined company should provide increased market float, expanded analyst coverage and greater investor interest.

The Weatherford Board of Directors did not attach specific weight to any of the foregoing factors in reaching its conclusion that the terms of the Merger are fair to, and in the best interests of, the stockholders of Weatherford. See "-- Opinions of Financial Advisors -- Weatherford" for a discussion of the analysis performed by Merrill Lynch in connection with rendering its opinion and terms of Weatherford's agreement to engage, compensate and indemnify Merrill Lynch.

RECOMMENDATION OF THE WEATHERFORD BOARD OF DIRECTORS

    For the reasons set forth under "-- Background", "-- Joint Reasons for the Merger" and "-- Weatherford's Reasons for the Merger", the Weatherford Board of Directors believes that the terms of the Merger are fair to, and in the best interests of, Weatherford and the holders of Weatherford Common Stock. The Weatherford Board of Directors has approved the Merger and the Merger Agreement and has recommended that the holders of Weatherford Common Stock vote "for" adoption and approval of the Merger and the Merger Agreement.

    In analyzing the Merger and the Merger Agreement, the Weatherford Board of Directors was assisted and advised by Merrill Lynch, and, at the June 23, 1995 special meeting, the Weatherford Board received an oral opinion, subsequently confirmed in writing, from Merrill Lynch that, as of the date of such opinion, the conversion rate to be used in the Merger was fair, from a financial point of view, to the holders of Weatherford Common Stock. See "-- Opinions of Financial Advisors -- Weatherford". This opinion was confirmed in writing by Merrill Lynch as of the date of this Joint Proxy Statement/Prospectus.

ENTERRA'S REASONS FOR THE MERGER

    The Enterra Board of Directors believes that the terms of the Merger are fair to, and in the best interests of, the stockholders of Enterra. In the course of its deliberations with respect to approval of the Merger and the Merger Agreement, the Enterra Board of Directors received the advice of management and Simmons regarding Weatherford's business and the advice of management, legal counsel and Simmons regarding the terms and provisions of the Merger Agreement. Substantial consideration was given to the internal analyses prepared by management, the analyses prepared and presented to the Board by Simmons and the opinion of Simmons. In addition, the Board considered a number of other factors, including:

    (i) an analysis of the financial performance, operations, assets, business condition and business prospects of Weatherford and Enterra, including Enterra's projected financial performance for the second quarter of 1995 and the remainder of 1995 and Weatherford's projected financial performance for the remainder of 1995;

    (ii) a review of pro forma internal projections for the combined entity prepared by Enterra management and other internal evaluations prepared by Enterra management;

   (iii) the terms of the Merger Agreement;

   (iv) the presentations and the advice of, and materials prepared by, Simmons and the opinion of Simmons, as financial advisor to Enterra, that, as of the date of such opinion, the consideration to be received by the stockholders of Enterra in the Merger was fair from a financial point of view to such stockholders (see "-- Opinions of Financial Advisors -- Enterra");

    (v) an analysis of the opportunities for significant consolidation cost savings anticipated as a result of the Merger;

   (vi) an analysis of the potential business synergies to be achieved by the blending of relative strengths of the two companies, particularly in respect of customer base, geographic areas and operational strengths;

   (vii) an analysis of the increased competitiveness produced by combining underperforming operations;

  (viii) an analysis of the projected accretion in earnings and cash flow with respect to the combined company resulting from the consolidation cost savings anticipated by the Merger;

   (ix) a review by the non-management directors of Enterra of the strengths and weaknesses of Enterra's current senior management and the senior management of Weatherford; and

    (x) the belief that the increased size of the combined company should provide increased market float, expanded analyst coverage and greater investor interest.

The Enterra Board of Directors did not attach specific weight to any of the foregoing factors in reaching its conclusion that the terms of the Merger are fair to, and in the best interests of, the stockholders of Enterra. See "-- Opinions of Financial Advisors -- Enterra" for a discussion of the analysis performed by Simmons in connection with rendering its opinion and terms of Enterra's agreement to engage, compensate and indemnify Simmons.

RECOMMENDATION OF THE ENTERRA BOARD OF DIRECTORS

    For the reasons set forth under "-- Background", "-- Joint Reasons for the Merger" and "-- Enterra's Reasons for the Merger", the Enterra Board of Directors believes that the terms of the Merger are fair to, and in the best interests of, Enterra and the holders of Enterra Common Stock. The Board of Directors has approved the Merger and the Merger Agreement and has recommended that the holders of Enterra Common Stock vote "for" adoption and approval of the Merger and the Merger Agreement.

    In analyzing the Merger and the Merger Agreement, the Enterra Board of Directors was assisted and advised by Simmons, and, at the June 23, 1995 meeting, the Enterra Board received an oral opinion, subsequently confirmed in writing, from Simmons that, as of the date of such opinion, the consideration to be received by the holders of Enterra Common Stock in the Merger was fair from a financial point of view to such holders. See "-- Opinions of Financial Advisors
- -- Enterra". This opinion was reaffirmed in writing by Simmons as of the date of this Joint Proxy Statement/ Prospectus.

OPINIONS OF FINANCIAL ADVISORS

    WEATHERFORD

    At its meeting on June 23, 1995 to consider and vote on entering into the Merger Agreement, the Weatherford Board of Directors received the oral opinion of Merrill Lynch that, as of such date, the conversion rate to be used in the Merger was fair to the holders of Weatherford Common Stock from a financial point of view. Such opinion was subsequently confirmed in writing to the Weatherford Board of Directors as of June 23, 1995 and again confirmed in writing as of the date of this Joint Proxy Statement/Prospectus. Merrill Lynch's opinion relates only to the conversion rate and does not constitute a recommendation to any stockholder of Weatherford as to how such stockholder should vote at the Weatherford Special Meeting. The full text of Merrill Lynch's June 23, 1995 written opinion, which summarizes the assumptions made, procedures followed and matters considered in connection with such opinion, is attached as Appendix B to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. STOCKHOLDERS OF WEATHERFORD AND ENTERRA ARE URGED TO READ THE OPINION IN ITS ENTIRETY, ESPECIALLY WITH REGARD TO THE ASSUMPTIONS MADE AND MATTERS CONSIDERED BY MERRILL LYNCH.

    In connection with rendering its opinion on June 23, 1995, Merrill Lynch, among other things: (i) reviewed Enterra's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1994 and its Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1995; (ii) reviewed Weatherford's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1994 and its Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1995; (iii) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of Enterra and of Weatherford, furnished to Merrill Lynch by Enterra and Weatherford, respectively, including projected results of operations for each company for each of the quarters in 1995; (iv) conducted discussions with members of senior management of Enterra and Weatherford concerning their respective businesses and prospects; (v) reviewed the historical market prices and trading activity for the shares of common stock of each of Enterra and Weatherford and compared them with each other and with that of certain publicly-traded companies Merrill Lynch deemed to be reasonably similar to Enterra and Weatherford; (vi) compared the results of operations of Enterra and Weatherford with each other and with that of certain companies Merrill Lynch deemed to be reasonably similar to Enterra and Weatherford; (vii) compared the proposed financial terms of the transactions contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions Merrill Lynch deemed to be relevant; (viii) considered the pro forma effect of the Merger on Weatherford's capitalization ratios and earnings, cash flow and earnings before depreciation, interest and taxes ("EBDIT") per share; (ix) reviewed a draft of the Merger Agreement dated June 23, 1995; and (x) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as Merrill Lynch deemed necessary.

    In connection with orally advising the Weatherford Board of Directors of its opinion on June 23, 1995, confirming its opinion in writing and preparing its presentations to the Weatherford Board of Directors on June 23, 1995, Merrill Lynch performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Consequently, the analysis underlying such an opinion is not readily susceptible to summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factors considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that considering any portions of such analysis or such factors without considering all analyses and factors could create an incomplete or misleading view of the process Merrill Lynch undertook with respect to rendering its opinion. In its analysis, Merrill Lynch made numerous assumptions with respect to general business and economic conditions, industry performance and other matters, many of which are beyond Weatherford's control. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may trade or be acquired or sold.

    The following summary does not purport to be a complete description of the presentations made, or opinion rendered, to the Weatherford Board of Directors on June 23, 1995 or of the analyses performed by Merrill Lynch in connection with the Merger.

    DISCOUNTED CASH FLOW ANALYSIS. Utilizing a discounted cash flow analysis, Merrill Lynch, utilizing certain data provided by Weatherford and Enterra and certain other assumptions, estimated the present value of the future unlevered free cash flows that Weatherford and Enterra could be expected to generate during the period from January 1, 1995 to December 31, 1999.

    With respect to the information provided by Enterra and Weatherford, Merrill Lynch assumed that such information was reasonably prepared based upon the best available estimates and judgments of each respective management. In conjunction with Weatherford, Merrill Lynch utilized the information provided and various assumptions on rig activity, margins, operating expenses, inflation and capital expenditures to project financial results for Weatherford and Enterra through the year 1999. The estimated future unlevered free cash flows were discounted at after-tax rates of 11.0% to 14.0%, and a terminal multiple of 6.0x was applied to the estimated EBDIT for each respective company in 1999 and discounted at the same after-tax rates of 11.0% to 14.0%, which provided a reference value range for the Enterra Common Stock of $391.8 million to $459.4 million, or $14.14 to $16.59 per share, and a reference value range for the Weatherford Common Stock of $487.8 million to $559.3 million, or $8.98 to $10.29 per share. Using the respective per share values for Enterra and Weatherford, the reference range for the conversion rate was calculated to be 1.57 to 1.61 shares of Weatherford Common Stock for each share of Enterra Common Stock (before giving effect to the Reverse Stock Split).

    PURCHASE PRICE ANALYSIS AND STOCK TRADING HISTORY. Merrill Lynch performed an analysis which indicated that pursuant to the terms of the Merger Agreement, holders of Enterra Common Stock would own approximately 46.5% of the outstanding shares of Weatherford Common Stock following the Merger. Merrill Lynch also examined the history of trading prices and volume for the Weatherford Common Stock and the Enterra Common Stock and various historical ratios between such common stocks. Based upon the average closing prices of the Enterra Common Stock and Weatherford Common Stock for selected periods of time, the reference range for the conversion rate was calculated to be 1.60 to 2.50 shares of Weatherford Common Stock for each share of Enterra Common Stock (before giving effect to the Reverse Stock Split).

    CONTRIBUTION ANALYSES. Merrill Lynch analyzed the projected earnings and cash flow per share (defined as net income plus depreciation, amortization and provision for deferred taxes divided by shares outstanding) for both Weatherford and Enterra. Merrill Lynch also adjusted the respective earnings and cash flow per share to reflect certain accounting differences (including goodwill amortization and non-recurring expenses) and differences in effective tax rates. Using the respective projected earnings and cash flow per share contributions of Weatherford and Enterra, a reference range for the conversion rate was calculated. Based upon the unadjusted projected earnings per share contributions of the respective companies, the reference range for the conversion rate was calculated to be 1.10 to 1.39 shares of Weatherford Common Stock for each share of Enterra Common Stock (before giving effect to the Reverse Stock Split). Based upon the adjusted projected earnings per share contributions of the respective companies, the reference range for the conversion rate was calculated to be 1.47 to 1.59 shares of Weatherford Common Stock for each share of Enterra Common Stock (before giving effect to the Reverse Stock Split). Based upon the unadjusted projected cash flow per share contributions of the respective companies, the reference range for the conversion rate was calculated to be 1.72 to 1.85 shares of Weatherford Common Stock for each share of Enterra Common Stock (before giving effect to the Reverse Stock Split). Based upon the adjusted projected cash flow per share contributions of the respective companies, the reference range for the conversion rate was calculated to be 1.81 to 1.85 shares of Weatherford Common Stock for each share of Enterra Common Stock (before giving effect to the Reverse Stock Split).

    PRO FORMA MERGER ANALYSIS. Merrill Lynch analyzed certain pro forma effects that could result from the Merger. This analysis indicated that the pro forma net income and EBDIT per share (excluding one-time costs associated with the Merger) of the combined company would be accretive in 1995 and 1996 as compared to the comparable stand-alone projections for Weatherford. In considering the pro forma impact, Merrill Lynch assumed the realization of expected annual pre-tax consolidation benefits of $27 million. Merrill Lynch expressed no view on whether these savings could be obtained. Merrill Lynch also analyzed the effects of the Merger on the balance sheet of the combined company. The combined company's pro forma debt-to-debt plus common equity ratio as of March 31, 1995 for the combined company was 20.9% as compared to 19.4% for Weatherford on a stand-alone basis.

    In evaluating the fairness of the conversion rate to be used in the Merger, Merrill Lynch also considered certain other analyses that are set forth below.

    ANALYSES OF SELECTED PUBLICLY-TRADED COMPARABLE COMPANIES. Merrill Lynch compared selected historical stock, operating and financial ratios for each of Weatherford and Enterra to the respective corresponding data and ratios of certain similar publicly-traded companies. With respect to both Weatherford and Enterra, Merrill Lynch made such comparisons to two categories of companies: (i) certain large-sized capitalization companies, consisting of Baker Hughes Incorporated, Dresser Industries, Inc., Halliburton Co., Schlumberger Limited and Western Atlas, Inc.; and (ii) certain mid-sized capitalization companies, consisting of BJ Services Company, Camco International, Inc., Smith International, Inc., Tuboscope Vetco International Corporation and Varco International, Inc. For purposes of this analysis, data with respect to the companies were derived from certain publicly available information concerning estimates of future operating and financial performance of the companies as prepared by certain equity research analysts.

    An analysis of the ratio of adjusted market capitalization (defined as debt plus market value of common stock plus liquidation value of preferred stock plus minority interests less cash and marketable securities) to projected EBDIT for 1995 yielded a range of 6.8x to 8.8x with an average of 7.8x for the large-sized capitalization company group and a range of 5.7x to 8.8x with an average of 7.8x for the mid-sized capitalization company group, compared to a ratio of adjusted market capitalization to projected EBDIT in 1995 for Weatherford and Enterra of 7.2x and 7.2x, respectively; and for 1996 yielded a range of 6.3x to 8.6x with an average of 7.3x for the large-sized capitalization company group and a range of 5.1x to 7.6x with an average of 6.8x for the mid-sized capitalization company group, compared to a ratio of adjusted market capitalization to projected EBDIT in 1996 for Weatherford and Enterra of 6.7x and 6.3x, respectively.

    An analysis of the ratio of the market value of common stock to projected net income for 1995 yielded a range of 19.3x to 27.3x with an average of 23.5x for the large-sized capitalization company group and a range of 13.0x to 24.9x with an average of 19.1x for the mid-sized capitalization company group, compared to a ratio of market value of common stock to projected net income in 1995 for Weatherford and Enterra of 17.6x and 25.7x, respectively; and for 1996 yielded a range of 16.6x to 22.3x with an average of 20.0x for the large-sized capitalization company group and a range of 9.5x to 17.5x with an average of 14.9x for the mid-sized capitalization company group, compared to a ratio of market value of common stock to projected net income in 1996 for Weatherford and Enterra of 18.8x and 21.6x, respectively.

    Because of the inherent differences between the operations of Weatherford, Enterra and the selected comparable companies, Merrill Lynch believed that a purely quantitative comparable company analysis would not be exclusively dispositive in the context of the Merger. Merrill Lynch believed that an appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of Weatherford, Enterra and the selected companies, which judgments are reflected in Merrill Lynch's opinion.

    ANALYSES OF SELECTED COMPARABLE ACQUISITION TRANSACTIONS. Merrill Lynch also reviewed publicly available information on certain acquisition transactions that involved companies with primarily U.S. operations and consideration in excess of $50 million in the oilfield service industry, which took place between November 1989 and May 1995. The acquisitions considered by Merrill Lynch include (in order from May 1995 to November 1989 and listed by the acquiror/seller); BJ Services/Western Company; Eagleville Ltd./Fairhaven International; Tidewater/Halliburton Compression; Enterra/

Total Energy Services; Dresser Industries/Wheatley TXT; Nabors/Sundowner Offshore; Dresser Industries/Baroid; Weatherford/Homco International; Halliburton/Smith Directional Drilling; Baroid Corporation/Sub Sea International; Baker Hughes/Teleco Oilfield Services; Baker Hughes/Eastman Christensen; and Cooper Industries/Cameron Iron Works.

    Merrill Lynch examined the multiples of the total consideration paid in each of the transactions to, among other measures, such acquired companies' respective EBDIT for the latest reported twelve month period, which yielded a range of 8.0x to 16.1x with an average of 10.5x compared to a ratio of adjusted market capitalization (which for purposes of this analysis was assumed to be equivalent to total consideration) to EBDIT for the latest twelve month period for Weatherford and Enterra of 8.1x and 8.4x, respectively.

    Because the reasons for, and circumstances surrounding, each of the transactions analyzed were so diverse and due to the inherent differences between the operations of Weatherford, Enterra and the selected companies, Merrill Lynch believed that a purely quantitative comparable transaction analysis would not be exclusively dispositive in the context of the proposed Merger. Merrill Lynch further believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition value of the acquired companies and businesses and Enterra, which judgments are reflected in Merrill Lynch's opinion.

    In connection with rendering its opinion, Merrill Lynch relied, without independent verification, upon the accuracy and completeness of all of the financial and other information furnished to Merrill Lynch by Enterra and Weatherford. With respect to forecasted financial information furnished to Merrill Lynch by Enterra and Weatherford (including estimates of consolidation benefits from the Merger), Merrill Lynch assumed such information to have been reasonably prepared and to reflect the best currently available estimates and judgments of the managements of Weatherford and Enterra as to the expected future financial performance of Weatherford and Enterra, respectively, and of the two companies combined. In rendering its opinion, Merrill Lynch did not make or receive an independent evaluation or appraisal of the assets or liabilities of Weatherford or Enterra, nor did it independently verify any of the publicly available information relating to Weatherford or Enterra. The opinion of Merrill Lynch is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion. In rendering its opinion, Merrill Lynch relied upon Weatherford as to certain accounting aspects of the Merger and assumed that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code and that the Merger and the exchange of shares contemplated thereby will be treated for financial accounting purposes as a "pooling of interests".

    As described above, Merrill Lynch's opinion and presentations to the Weatherford Board of Directors were one of the many factors taken into consideration by such Board of Directors in making its determination on June 23, 1995 to approve the Merger and the Merger Agreement.

    Merrill Lynch is an internationally recognized investment banking firm that, as part of its investment banking business, regularly is engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Weatherford selected Merrill Lynch to act as its financial advisor in connection with the Merger on the basis of such firm's expertise.

    In connection with Merrill Lynch's services as financial advisor to Weatherford, Weatherford has agreed to pay Merrill Lynch as compensation for its services a fee in the amount of $2 million upon consummation of the Merger (or, if the Merger is not consummated, upon the consummation of another business combination within 18 months following the retention of Merrill Lynch as Weatherford's financial advisor). Weatherford has paid Merrill Lynch a noncontingent fee of $100,000 that will be credited against such transaction fee. Weatherford also has agreed to reimburse Merrill Lynch for

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
certain reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Merrill Lynch (and its employees and directors) against certain liabilities and expenses in connection with the Merger, including certain liabilities under the Federal securities laws.

    Merrill Lynch has performed investment banking services for Weatherford from time to time. Such services have included, among others, acting as lead-manager of a common stock offering in April 1993, for which Merrill Lynch received customary compensation. In addition, Merrill Lynch has from time to time provided financial advisory services to Weatherford, but has received no compensation therefor except in connection with the Merger. In the ordinary course of Merrill Lynch's business, Merrill Lynch may actively trade the securities of Weatherford and Enterra for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Merrill Lynch also has performed investment banking services for First Reserve in connection with an asset divestiture, for which Merrill Lynch received fees of $1.3 million.

    ENTERRA

    Enterra retained Simmons to act as its financial advisor in connection with the Merger and to render a fairness opinion in connection with the Merger. Simmons rendered an oral opinion to the Enterra Board of Directors at a meeting on June 23, 1995 that, as of that date, the consideration to be received by the holders of Enterra Common Stock in the Merger was fair from a financial point of view to such holders. Such opinion was reaffirmed in writing to the Enterra Board as of June 23, 1995 and again confirmed in writing as of the date of this Joint Proxy Statement/Prospectus.

    The full text of Simmons' fairness opinion, dated June 23, 1995, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is attached as Appendix C to this Joint Proxy Statement/Prospectus. Simmons' opinion is directed only to the fairness, from a financial point of view, of the consideration to be received by the holders of Enterra Common Stock and does not constitute a recommendation to any holder of Enterra Common Stock as to how such stockholder should vote on the Merger Agreement. The summary of Simmons' opinion set forth below is qualified in its entirety by reference to the full text of such opinion attached as Appendix C. STOCKHOLDERS OF ENTERRA ARE URGED TO READ THE OPINION IN ITS ENTIRETY.

    In connection with rendering its opinion on June 23, 1995, Simmons reviewed and analyzed, among other things, the following: (i) a draft of the Merger Agreement and related disclosure letters; (ii) financial statements and other information concerning Enterra, including the Annual Reports on Form 10-K of Enterra for the years ended December 31, 1992 through 1994 and the Quarterly
Report on Form 10-Q of Enterra for the quarter ended March 31, 1995; (iii) certain other internal information, primarily financial in nature and including financial forecasts, concerning the business and operations of Enterra furnished by Enterra for purposes of Simmons' analysis, including projected results of operations for each of the quarters in 1995; (iv) certain publicly available information concerning the trading of Enterra Common Stock; (v) certain publicly available information concerning Weatherford, including the Annual Reports on Form 10-K of Weatherford for the years ended December 31, 1992 through 1994 and the Quarterly Report on Form 10-Q of Weatherford for the quarter ended March 31, 1995; (vi) certain other internal information, primarily financial in nature and including financial forecasts, concerning the business and operations of Weatherford furnished by Weatherford for purposes of Simmons' analysis, including projected results of operations for each of the quarters in 1995;
(vii) certain publicly available information concerning the trading of Weatherford Common Stock; (viii) certain publicly available information with respect to certain other companies that Simmons believes to be comparable to Enterra or Weatherford and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions considered relevant to the inquiry. Simmons also met with certain officers and employees of Enterra and Weatherford to discuss the foregoing as well as other matters believed by Simmons to be relevant.

    In arriving at its June 23, 1995 opinion and making its related presentations, Simmons assumed and relied upon the accuracy and completeness of all of the financial and other information provided by Enterra and Weatherford, or publicly available, including without limitation information with respect to condition of assets, tax positions, liability reserves and insurance coverages, and did not attempt independently to verify any such information. With respect to the financial forecasts and other data reviewed by Simmons, Simmons assumed, with the consent of the Enterra Board of Directors, that such forecasts and other data were reasonably prepared and reflected the best currently available estimates and judgments of the respective managements of Enterra and Weatherford as to the expected future financial performance of their respective companies and of the combined company following the Merger. Simmons also relied upon an estimate of consolidation cost savings that was prepared by managements of both companies with Simmons' assistance, which indicated that consolidation cost savings of $26.8 million annually could be achieved, exclusive of certain other potential consolidation cost savings that were still under review. Simmons reviewed the calculation of potential consolidation cost savings prepared by managements of the companies and determined, in view of the exclusion of such potential additional savings, to assume annual consolidation cost savings of $30 million for purposes of its analysis. Simmons did not conduct a physical inspection of any of the assets, properties or facilities of Enterra, nor did Simmons make or obtain any independent evaluations or appraisal of any of such assets, properties or facilities. Simmons assumed that the Merger would be treated as a "pooling of interests" for accounting purposes and as a tax-free reorganization for Federal income tax purposes. In addition, although Simmons discussed the prospects of Enterra and Weatherford with certain representatives of their respective managements, Simmons was only provided with financial projections for Enterra through 1999 and for Weatherford through 1995, together with related analyses for the same periods prepared by managements of both companies with respect to their respective future performances.

    In conducting its analysis and arriving at its June 23, 1995 opinion, Simmons considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of Enterra and Weatherford (including an in-depth review of projected second quarter 1995 and full year 1995 results for both companies); (ii) the business prospects of Enterra and Weatherford presented by managements of both companies; (iii) the potential personnel and operating expense reductions that could be achieved in the Merger; and (iv) the historical and current market for Enterra Common Stock, for Weatherford Common Stock and for the equity securities of certain other companies believed by Simmons to be comparable to Enterra or Weatherford. Simmons also took into account its assessment of general economic, market and financial conditions and its experience in connection with similar transactions and securities' valuation generally. Simmons' opinion necessarily is based upon conditions as they existed and could be evaluated on, and on the information made available at, the date of such opinion.

    In connection with a presentation to the Enterra Board on June 23, 1995, Simmons advised the Enterra Board that, in evaluating the conversion rate to be used in the Merger, Simmons had performed a variety of financial analyses with respect to Enterra and Weatherford.

    CONVERSION RATE PROFILE. Simmons performed an analysis of the ratio of the market price of Enterra Common Stock to the market price of Weatherford Common Stock during the period from November 1, 1993 through June 22, 1995. Simmons calculated the ratio of the Enterra Common Stock closing price for the last trading day of each week during that period to the Weatherford Common Stock closing price for such day. This analysis implied a conversion rate ranging from a high of 2.28 shares of Weatherford Common Stock for each share of Enterra Common Stock to a low of 1.54 shares of Weatherford Common Stock for each share of Enterra Common Stock, with an average during the period of 1.89 shares of Weatherford Common Stock for each share of Enterra Common Stock (in each case, before giving effect to the Reverse Stock Split). Simmons also calculated the average ratio during the past 30, 60 and 90 days, respectively, of the Enterra Common Stock closing price for each trading day to the Weatherford Common Stock closing price for such day. This analysis implied a conversion rate of 1.73x, 1.70x and 1.67x based on the last 30, 60 and 90-day periods, respectively. Simmons also calculated the ratio of the Enterra Common Stock price on June 22, 1995

($20.00 per share) to the Weatherford Common Stock price on such day ($11.25 per share). This implied a conversion rate of 1.78 shares of Weatherford Common Stock for each share of Enterra Common Stock (before giving effect to the Reverse Stock Split).

    RELATIVE CONTRIBUTION ANALYSIS. Simmons analyzed the relative contributions of Enterra and Weatherford to, among other things, the combined last twelve months ("LTM") EBDIT, LTM net income, analysts' estimates of projected 1995 net income and 1996 net income, market capitalization (based on June 22, 1995 share prices) and market equity value (based on June 22, 1995 share prices) of the two companies, assuming completion of the Merger (without giving effect to any transaction adjustments). Simmons calculated contributions by Enterra of approximately 47% of combined LTM EBDIT; 32% of combined reported LTM net income; 42% of adjusted combined LTM net income (adjusted to eliminate one-time items and compensate for different tax rates); 39% of projected 1995 net income, 40% of projected 1996 net income, 50% of market capitalization and 48% of market equity value. Simmons also calculated the percentage of the combined companies' equity that would be held by former Enterra stockholders assuming completion of the Merger as 46% (using the conversion rate to be used in the Merger) and compared such percentage with the foregoing contribution percentages.

    DISCOUNTED CASH FLOW ANALYSIS. Simmons used five-year projections prepared by Enterra and developed five-year projections (based on one-year projections prepared by Weatherford) to calculate projected future cash flows for Enterra and Weatherford, respectively. In developing the five-year projections for Weatherford, Simmons took into account the similar nature of a major portion of the businesses of Weatherford and Enterra. Simmons then performed discounted cash flow analyses based on the unlevered free cash flows generated by Enterra and Weatherford employing an estimated terminal value derived as a multiple of seven times EBDIT in such analyses.

    Simmons discounted to present value the respective projected future cash flows and terminal values of Enterra and Weatherford by applying after-tax discount rates ranging from 12% to 15%. Based on these calculations, Simmons then derived ranges of present values per share for Enterra Common Stock and Weatherford Common Stock. Based on the respective per share values for Enterra Common Stock and Weatherford Common Stock, a conversion rate range of 1.60 to
1.64 shares of Weatherford Common Stock for each share of Enterra Common Stock (before giving effect to the Reverse Stock Split) was calculated.

    PRO FORMA MERGER ANALYSIS. Simmons performed an analysis of the effect of the Merger on the earnings per share and net cash flow per share of the Weatherford Common Stock, which would be the surviving stock after the Merger, for the projected results for the years ending December 31, 1995 and 1996, which assumed that the Merger was consummated on January 1, 1995. In performing this analysis, Simmons also assumed that annual consolidation cost savings of $30 million were fully realized as of January 1, 1995. Simmons also excluded one-time costs associated with the Merger for the purposes of this analysis. This analysis indicated that the pro forma impact of the Merger was accretive to the earnings and cash flow per share of Weatherford Common Stock in both 1995 and 1996.

    Simmons also analyzed the balance sheet impact of the Merger. At March 31, 1995, the total debt-to-common equity ratio of Enterra and Weatherford combined (before any one-time costs or other adjustments) was 26.5%. Enterra's stand-alone debt-to-common equity ratio was 28.1% at March 31, 1995.

    CAPITALIZATION OF ASSUMED CONSOLIDATION EXPENSE REDUCTION. Simmons took the expense reduction of $30 million per year assumed to be achieved as consolidation cost savings as a result of the Merger and computed an implied increase in the equity value of the combined company based on an 8.5x EBDIT multiple applied to the combined pro forma EBDIT including the increase in EBDIT attributable to the consolidation savings. Simmons then computed that, based on the conversion rate of 1.69 (before giving effect to the Reverse Stock Split) and the number of shares of Enterra Common

Stock and Weatherford Common Stock outstanding, Enterra stockholders would receive approximately 46% of any change in the equity value of the combined company that might result from the consolidation.

    In evaluating the fairness of the conversion rate to be used in the Merger, Simmons also considered certain other analyses which are set forth below.

    ANALYSIS OF SELECTED PUBLICLY-TRADED COMPARABLE COMPANIES. Simmons reviewed certain financial information for the 12 months ended March 31, 1995 and stock market information as of June 22, 1995 for Enterra and Weatherford, and certain publicly available financial information as of the most recently reported period and stock market information as of June 22, 1995 for certain similar publicly-traded oil service companies. For the purposes of this analysis, this group of similar companies was comprised of Baker Hughes Incorporated, BJ Services Company, Camco International, Inc., Dresser Industries, Inc., Halliburton Co., Smith International, Inc., Tuboscope Vetco International Corporation and Western Atlas, Inc. (collectively, the "Comparable Companies").

    For Enterra and Weatherford and each of the Comparable Companies, Simmons calculated multiples of market stock price to LTM earnings and cash flow per share, and estimated earnings and cash flow per share (derived from publicly available information concerning the estimates of the future operating and financial performance of Enterra, Weatherford and the Comparable Companies prepared by industry experts unaffiliated with either Enterra or Weatherford) for 1995 and 1996, and multiples of adjusted market capitalization to LTM EBDIT. An analysis of the multiples of market stock price to LTM earnings per share, to projected 1995 earnings per share and to projected 1996 earnings per share yielded for Enterra 34.6x, 24.7x and 18.2x, respectively, for Weatherford 18.0x, 17.0x and 13.7x, respectively, with a mean value (excluding the highest value and the lowest value) of 23.1x, 20.7x and 16.8x, respectively, for the Comparable Companies. An analysis of the multiples of market stock price to LTM cash flow per share, to estimated 1995 cash flow per share and to estimated 1996 cash flow per share yielded for Enterra 9.1x, 8.2x and 7.3x, respectively, for Weatherford 8.2x, 7.8x and 7.0x, respectively, with a mean value (excluding the highest value and the lowest value) of 9.2x, 8.9x and 8.2x, respectively, for the Comparable Companies. An analysis of the multiples of adjusted market capitalization to LTM EBDIT yielded 8.8x for Enterra, 7.8x for Weatherford with a mean value (excluding the highest value and the lowest value) of 8.7x for the Comparable Companies.

    Because of the inherent differences between the operations of Enterra, Weatherford and the Comparable Companies, Simmons believed that a purely quantitative comparable company analysis would not be exclusively dispositive in the context of the Merger. Simmons further believed that an appropriate use of a comparable company analysis in this instance would involve qualitative judgments concerning differences between the financial and operating characteristics of Weatherford, Enterra and the Comparable Companies, which judgments are reflected in Simmons' opinion.

    ANALYSIS OF SELECTED COMPARABLE ACQUISITION TRANSACTIONS. Simmons reviewed 17 transactions involving the acquisition of all or part of certain oilfield service companies. Simmons calculated the multiples of acquisition price or transaction value to LTM revenues and LTM EBDIT and calculated the multiples for adjusted acquisition price (defined as acquisition price less the value of debt assumed in the transaction) to LTM net income of such companies.

    For these transactions the calculations yielded, excluding values that Simmons believed were not meaningful, a range of acquisition price to LTM revenues of 0.8x to 3.9x, with a mean value (excluding the highest value and the lowest value) of 1.5x, a range of acquisition price to LTM EBDIT of 5.0x to 10.2x, with a mean value (excluding the highest value and the lowest value) of 7.6x and a range of adjusted acquisition price to LTM net income of 6.2x to 25.2x, with a mean value (excluding the highest value and the lowest value) of 19.0x. Simmons then compared the results of these calculations to multiples calculated using the closing prices of Weatherford Common Stock and Enterra Common Stock on June 22, 1995, which were $20.00 and $11.25, respectively. The calculations yielded multiples of adjusted market capitalization (which for the purposes of this analysis was assumed to be comparable to acquisition price) to LTM revenues of 1.5x and 1.8x for Enterra and Weatherford, respectively, of adjusted market capitalization to LTM EBDIT of 8.8x and 7.8x for Enterra and Weatherford, respectively, and of market equity value (which for the purposes of this analysis was assumed to be comparable to adjusted acquisition price) to LTM net income of 34.6x and 18.0x for Enterra and Weatherford, respectively.

    Because the reasons for, and circumstances surrounding, each of the transactions analyzed were so diverse and due to the inherent differences between the operations of Enterra, Weatherford and the selected companies, Simmons believed that a purely quantitative comparable transaction analysis would not be exclusively dispositive in the context of the Merger. Simmons further believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Merger that would affect the acquisition value of the acquired companies and businesses and Enterra, which judgments are reflected in Simmons' opinion.

    The foregoing summary does not purport to be a complete description of the analyses performed by Simmons or of its presentations to the Enterra Board of Directors. The preparation of financial analyses and fairness opinions is a complex process and is not necessarily susceptible to partial analysis or summary description. Simmons believes that its analyses (and the summary set forth above) must be considered as a whole and that selecting portions of such analyses and of the factors considered by Simmons, without considering all of such analyses and factors, could create an incomplete view of the processes underlying the analyses conducted by Simmons and its opinion. Simmons made no attempt to assign specific weights to particular analyses. Any estimates contained in Simmons' analyses are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold.

    Simmons was not authorized to solicit, nor did Simmons solicit from others, indications of interest with respect to acquiring Enterra. Simmons expressed no opinion regarding the value that would be realized upon the sale or liquidation of Enterra, and Simmons' opinion does not address the relative merits of the Merger as compared to any alternative business combination transaction that might be available to Enterra, including the acquisition of Enterra by a third party.

    Simmons is a specialized energy-related investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements of debt and equity and the management and underwriting of sales of equity and debt to the public. Simmons has previously rendered investment banking services to Enterra and to Weatherford in connection with a number of transactions for which Simmons received customary compensation. In addition, in the ordinary course of business, Simmons may actively trade the securities of Enterra and Weatherford for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    Enterra has agreed to pay Simmons contingent fees totaling $2 million upon consummation of the Merger. Enterra has paid Simmons a noncontingent fee of $200,000 that will be credited against such contingent fees. Weatherford has agreed to reimburse Enterra for half of the noncontingent fee if the Merger is not consummated. Enterra also has agreed to reimburse Simmons for certain expenses incurred in connection with its engagement and to indemnify Simmons and certain related persons against certain liabilities and expenses relating to or arising out of its engagement, including certain liabilities under the Federal securities laws.

    Enterra has retained Simmons in connection with the acquisition of Energy Industries. In connection with the Energy Industries transaction, Enterra has agreed to pay Simmons a contingent fee equal to three quarters of one percent of the "Transaction Value" upon consummation of the acquisition of Energy Industries. "Transaction Value" is defined as all cash, notes, stock and value of other securities paid by Enterra for Energy Industries plus any such debt for borrowed money of Energy Industries that may be assumed by Enterra. Enterra's June 29, 1995 contract to acquire Energy Industries does not provide for the assumption by Enterra of any debt of Energy Industries. Enterra also has retained

Simmons in connection with the planned divestitures of three of its oilfield equipment businesses, for which Enterra has agreed to pay Simmons a contingent fee equal to 1.75% of the Transaction Value upon consummation of each of the transactions.

    During the past five years, Enterra and Weatherford have paid Simmons fees totaling $30,000 and $1,018,000, respectively, in connection with previously rendered investment banking services. Simmons also has performed investment banking services for First Reserve from time to time during the past five years, for which Simmons has received fees totaling $60,000.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    Certain members of the Board of Directors and management of each of Weatherford and Enterra have certain interests in the Merger separate from their interests as holders of Weatherford Common Stock and Enterra Common Stock, respectively.

    Pursuant to the Merger Agreement and the Stockholders Agreement, the Surviving Corporation Board of Directors will include Thomas N. Amonett, Philip Burguieres, William E. Greehey, John W. Johnson and Robert K. Moses, Jr., who are currently directors of Weatherford, and John A. Hill, William E. Macaulay, Robert L. Parker, Sr., R. Rudolph Reinfrank and Roger M. Widmann, who are currently directors of Enterra. Mr. Burguieres will be Chairman of the Board of Directors of the Surviving Corporation. If within two years after the Effective Time a designee for one of the parties shall decline or be unable to serve as a director of the Surviving Corporation, the remaining designees for such party may designate for nomination another person to act in such person's stead, subject to the approval of the other party's designated directors, which approval shall not be unreasonably withheld. Each committee of the Surviving Corporation Board of Directors will have at least one Enterra designee during the two years following the Effective Time. Each Enterra designee to the Surviving Corporation Board of Directors will be covered by Weatherford's Non-Employee Director Retirement Plan, which provides that prior service on the Enterra Board of Directors will count as service for all purposes under such plan. Weatherford also will enter into indemnification agreements with such Enterra designees. See "Terms of the Merger -- Conduct of Business of the Combined Company Following Merger".

    Pursuant to the Merger Agreement, Weatherford agreed to enter into, as of the Effective Time, certain arrangements with D. Dale Wood, Chairman of the Board, President and Chief Executive Officer of Enterra, who will not continue as an officer or director of the Surviving Corporation. Pursuant to the Merger Agreement, Enterra has agreed to negotiate amendments to Mr. Wood's existing severance agreement with Enterra to provide that, after a Termination upon Change of Control (as defined in such agreement), he will receive (i) in lieu of cash, upon the cancellation of all outstanding options to purchase shares of Enterra Common Stock, that number of shares of Weatherford Common Stock equal in value to the difference between the aggregate exercise price of such options and the aggregate market price of such shares of Enterra Common Stock on the Effective Date and (ii) a gross-up payment if he is subject to excise taxes under Section 4999 of the Code (which relates to excess parachute payments under Section 280G of the Code) (the "Wood Severance Agreement Amendments"). In addition, pursuant to Mr. Wood's existing severance agreement with Enterra, Weatherford agreed to pay Mr. Wood $915,100 as a severance payment. Weatherford also agreed to pay Mr. Wood an amount between $1,365,000 and $1,865,000 (as determined by the Enterra Board of Directors). In addition, Weatherford agreed to enter into a five-year consulting agreement with Mr. Wood providing for a consulting fee of $50,000 per year and an option to purchase 84,500 shares of Weatherford Common Stock (after giving effect to the Reverse Stock Split) at an exercise price equal to the market price of Weatherford Common Stock on the Closing Date (after giving effect to the Reverse Stock Split) and vesting 20% each year over the five-year period and exercisable for ten years. See "Terms of the Merger -- Employee Matters".

    Pursuant to the Merger Agreement, Weatherford also agreed to pay $1.2 million to Philip Burguieres, Chairman of the Board, President and Chief Executive Officer of Weatherford, as of the Effective Time. See "Terms of the Merger -- Employee Matters".

    The officers of Weatherford immediately prior to the Effective Time, together with M. Timothy Carey and Steven C. Grant (who are officers of Enterra), are expected to be the officers of the Surviving Corporation. Weatherford has agreed to enter into change of control agreements (which would not treat the Merger as a change of control), on the form currently used by Weatherford, with Messrs. Carey and Grant, providing for severance benefits for periods of two years and one year, respectively. In addition, Weatherford will enter into indemnification agreements with such persons. See "Terms of the Merger -- Employee Matters".

    From the Effective Time through June 30, 1996, all employees of Enterra, including officers, will be provided benefits by Weatherford under existing Enterra benefit plans or comparable Weatherford benefit plans, and, thereafter, such employees shall be eligible to participate in Weatherford benefit plans and to receive the same or substantially comparable benefits as similarly situated Weatherford employees (in each case, to the extent they continue as officers, directors or employees of the Surviving Corporation). A limited number of key employees (none of whom have existing severance agreements with Enterra), including officers, may receive severance pay awards if they are terminated from employment for certain reasons within one year following the Effective Time. Certain employees, including the executive officers of Enterra, may be eligible for bonuses for the fiscal year ending 1995 and for additional bonuses to be paid to such employees in an aggregate amount not to exceed $1 million. See "Terms of the Merger -- Employee Matters".

    Eleven senior officers of Enterra (including Messrs. Carey and Grant) are covered by existing severance agreements with Enterra. Pursuant to the Merger Agreement, Enterra has agreed to negotiate amendments to each such agreement (except for the agreement with Mr. Wood, which will be amended to include the Wood Severance Agreement Amendments) to provide that, after a Termination upon Change of Control (as defined in such agreement), such officer will receive (i) in lieu of cash, upon the cancellation of all outstanding substitute options to purchase shares of Weatherford Common Stock, that number of shares of Weatherford Common Stock equal in value to the difference between the aggregate exercise price of such substitute options and the aggregate market price of such shares of Weatherford Common Stock on the date of such termination and (ii) a gross-up payment if such officer is subject to excise taxes under Section 4999 of the Code (which relates to excess parachute payments under Section 280G of the Code) (collectively, the "Enterra Severance Agreement Amendments"). Payments due upon a Termination upon Change of Control (as defined in the severance agreements) assuming termination in 1995 would be as follows: Mr. Wood, $915,100 (as described above); C. Paul Evans, $427,350; Mr. Carey, $501,550; Mr. Grant, $356,800; Steven W. Krablin, $335,100; and the remaining six officers as a group, $2,036,500. In addition, each such individual is entitled to receive certain other benefits under his severance agreement. Weatherford has acknowledged that any resignation by six of these officers (including Messrs. Carey and Grant) from the Effective Time through August 12, 1996 will constitute a Termination upon Change of Control for purpose of the severance agreement between such person and the Surviving Corporation. See "Terms of the Merger -- Employee Matters".

    Pursuant to the Merger Agreement, Weatherford agreed to negotiate an amendment to twelve of the existing change of control agreements between Weatherford and certain of its employees. The Merger constitutes a change of control for the purposes of such agreements. The amendment would provide that should the employee voluntarily terminate his or her employment during the 30-day period immediately following the first anniversary of the date of a change of control, the only termination benefit he or she would receive would be the benefits related to his or her outstanding stock options, stock appreciation rights and restricted common stock. The amendment would eliminate all other benefits under the change of control agreements that otherwise would be payable upon voluntary termination during such 30-day period. In consideration for such amendments and the elimination of such benefits, payments by Weatherford would be as follows: Mr. Burguieres, $630,000; M.E. Eagles, $245,004; James R. Burke, $182,004; Norman W. Nolen, $155,004; H. Suzanne Thomas, $155,004; and the remaining seven employees as a group, $383,562. In addition, Weatherford is party to an additional change of control agreement that does not provide the employee the right to voluntarily terminate his employment during the 30-day period immediately following the first anniversary of a change of control.

    Pursuant to the Merger Agreement, Weatherford has agreed to replace each Enterra Option that remains unexercised in whole or in part at the Effective Time with a substitute option to be granted under an existing Weatherford stock option plan or pursuant to a separate stock option agreement. As of the Record Date, the current executive officers and directors of Enterra, excluding Mr. Wood, held Enterra Options to purchase 379,381 shares of Enterra Common Stock. See "Terms of the Merger -- Enterra Options".

    The  Merger Agreement provides  that, after the  Effective Time, Weatherford and the Surviving Corporation will indemnify the officers and directors of Enterra and any of its subsidiaries against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer or director, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time, as well as all liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, the Merger Agreement, the Merger or the transactions contemplated thereby. See "Enterra Corporation -- Recent Developments" and "Terms of the Merger -- Indemnification".

    In conjunction with the execution of the Merger Agreement, Weatherford entered into the Stockholders Agreement with First Reserve and the First Reserve Funds, which has substantially the same terms as the stockholders agreement currently in effect among Enterra, First Reserve and the First Reserve Funds. Among other things, the Stockholders Agreement, which will become effective at the Effective Time, entitles the First Reserve Group to designate up to two directors of the Surviving Corporation (subject to the amount of Weatherford Voting Securities (as hereinafter defined) held by them). Under the existing Enterra stockholders agreement, the First Reserve Group is entitled to designate up to four members of the Enterra Board of Directors. Under the Stockholders Agreement and the existing Enterra stockholders agreement, the First Reserve Group is entitled to have at least one of the designees serve on each board committee. The Stockholders Agreement also grants the First Reserve Group registration rights that are identical to those included in the Enterra stockholders agreement. The Stockholders Agreement, like the Enterra stockholders agreement, requires the First Reserve Group to vote the Weatherford securities (or Enterra securities, with respect to the Enterra stockholders agreement) it beneficially owns (i) in accordance with the recommendations of a majority of the Weatherford Board of Directors (or the Enterra Board of Directors, as the case may be) or (ii) in the same proportions (for, against and abstaining) in respect of any matter as the holders of record of Weatherford voting securities (or Enterra voting securities, as the case may be), other than those beneficially owned by the First Reserve Group that are entitled to vote on such matter, vote the Weatherford voting securities (or Enterra voting securities, as the case may be). See "Terms of the Merger -- Stockholders Agreement". Under the terms of the existing Enterra stockholders agreement, the First Reserve Group had the option, in its discretion, of either voting the Enterra Common Stock over which they had voting control in accordance with the recommendation of a majority of the Enterra Board of Directors, or in the same proportion (for, against or abstaining) as voted by all holders of record of Enterra Common Stock other than the First Reserve Group. First Reserve and the First Reserve Funds have entered into an agreement with Weatherford pursuant to which they have agreed to vote the 11,212,349 shares of Enterra Common Stock over which they have voting control, representing approximately 40.3% of the outstanding shares as of the Record Date, in favor of the adoption of the Merger Agreement unless the Enterra Board of Directors, at the time of the Enterra Special Meeting, is recommending that the Enterra stockholders vote against the adoption of the Merger Agreement in view of the pendency of an Enterra Superior Proposal. Thus, in a situation where the Enterra Board of Directors is recommending that the Enterra stockholders vote for the approval and adoption of the Merger and the Merger Agreement, the First Reserve Group, absent this agreement with Weatherford, would have had the option of voting its shares in the same proportion as voted by all holders of record of Enterra Common Stock other than the First Reserve Group. In addition, in a situation where the stockholders of Enterra are presented with an alternative proposal to the Merger and the Board of Directors is not recommending that the stockholders vote against the approval and adoption of the Merger and the Merger Agreement, the First Reserve Group, absent this agreement with Weatherford, would have been committed to voting its shares in the same proportion as voted by all holders of record of Enterra Common Stock other than the First Reserve Group. The Enterra Board (with Messrs. Macaulay, Widmann and Edelman abstaining and Mr. Hill not present, each of whom was appointed to the Enterra Board of Directors by the First Reserve Group pursuant to an agreement with Enterra) voted to consent to this modification, and the First Reserve Group in turn agreed with Enterra that if, at the time of the Enterra Special Meeting, the Enterra Board of Directors is recommending that the Enterra stockholders vote against the adoption of the Merger Agreement, First Reserve and the First Reserve Funds will vote the foregoing shares against such adoption. Absent this agreement with Enterra, the First Reserve Group would have had the option of voting its shares in the same proportion as voted by all holders in the same proportion as voted by all holders of record of Enterra Common Stock other than the First Reserve Group.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

    The  following  discussion  summarizes  certain  U.S.  Federal  income   tax
consequences of the Merger to holders of Enterra Common Stock under the Code, but does not deal with all tax consequences of the Merger that may be relevant to particular Enterra stockholders, such as dealers in securities and foreign persons.

    THIS SUMMARY SHOULD NOT BE REGARDED AS A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES OF THE MERGER TO AN ENTERRA STOCKHOLDER. EACH ENTERRA STOCKHOLDER SHOULD CONSULT A TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER'S OWN SITUATION.

    Neither Weatherford nor Enterra has requested a ruling from the Internal Revenue Service (the "Service") in connection with the Merger. Weatherford has received from its counsel, Fulbright & Jaworski L.L.P., an opinion to the effect that the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Weatherford and Enterra will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and that Weatherford and Enterra will not recognize any gain or loss as a result of the Merger. It is a condition to the obligation of Weatherford to consummate the Merger that such opinion shall not have been withdrawn or modified in any material respect. Enterra has received from its counsel, Morgan, Lewis & Bockius, an opinion to the effect that the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, that Weatherford and Enterra will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and that stockholders of Enterra will not recognize any gain or loss as a result of the Merger, except to the extent they receive cash in lieu of fractional shares of Weatherford Common Stock. It is a condition to the obligation of Enterra to consummate the Merger that such opinion shall not have been withdrawn or modified in any material respect. Such opinions will be subject to certain assumptions and based on certain representations of Weatherford and Enterra. Enterra stockholders should be aware that such opinions will neither be binding upon the Service nor will the Service be precluded from adopting a contrary position.

    Assuming the Merger qualifies as a reorganization under Section 368(a) of the Code, the following U.S. Federal income tax consequences will occur:

        (a) No gain or loss will be recognized by Weatherford or Enterra in connection with the Merger.

        (b) No gain or loss will be recognized by a holder of Enterra Common Stock who exchanges all of his or her shares of Enterra Common Stock solely for shares of Weatherford Common Stock in the Merger.

        (c) The aggregate basis of the shares of Weatherford Common Stock to be received by an Enterra stockholder in the Merger (including any fraction of a share not actually received) will be the same as the aggregate basis of the shares of Enterra Common Stock surrendered in exchange therefor.

        (d) The holding period of the shares of Weatherford Common Stock to be received by an Enterra stockholder in the Merger will include the holding period of the shares of Enterra Common Stock surrendered in exchange therefor, provided that such shares of Enterra Common Stock are held as capital assets at the Effective Time.

        (e) Cash payments in lieu of a fraction of a share will be treated as if a fraction of a share of Weatherford Common Stock had been received in the Merger and then redeemed by Weatherford. Such a redemption should qualify as a distribution in full payment in exchange for the fraction of a share rather than as a distribution of a dividend. Accordingly, an Enterra stockholder receiving cash in lieu of a fraction of a share will recognize gain or loss upon such payment equal to the difference, if any, between such stockholder's basis in the fraction of a share (as described in paragraph
    (c) above) and the amount of cash received. Such gain or loss will be a capital gain or loss if the Enterra Common Stock is held as a capital asset at the Effective Time.

    THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH ENTERRA STOCKHOLDER SHOULD CONSULT A TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE MERGER THAT MAY APPLY TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION OF THE STATE INHERITANCE AND GIFT TAX LAWS AND OF STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

    The Merger will be accounted for using the "pooling of interests" method of accounting pursuant to Opinion No. 16 of the Accounting Principles Board. The "pooling of interests" method of accounting assumes that the combining companies have been merged from inception, and the historical financial statements for periods prior to consummation of the Merger are restated as though the companies had been combined from inception. The restated financial statements are adjusted to conform the accounting policies of the separate companies.

    Weatherford and Enterra have been advised by Weatherford's independent public accountants, Arthur Andersen LLP, that Weatherford is eligible to be a party to a merger accounted for as a "pooling of interests" and they are not aware of any matters that prohibit the use of "pooling of interests" accounting in connection with the Merger. Weatherford and Enterra have been advised by Enterra's independent certified public accountants, KPMG Peat Marwick LLP, that no conditions exist that would preclude Weatherford's accounting for the Merger as a "pooling of interests" as those conditions relate to Enterra.

GOVERNMENTAL AND REGULATORY APPROVALS

    Transactions such as the Merger are reviewed by the Department of Justice and the FTC to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the Merger may not be consummated until such time as the specified waiting period requirements of the HSR Act have been satisfied. Weatherford and Enterra filed notification reports with the Department of Justice on June 30, 1995 and with the FTC under the HSR Act on June 30, 1995 and July 3, 1995, respectively. The required waiting period under the HSR Act expired on August 2, 1995.

    At any time before or after the Effective Time, the Department of Justice, the FTC or a private person or entity could seek under the antitrust laws, among other things, to enjoin the Merger or to cause Weatherford to divest itself, in whole or in part, of Enterra or of other businesses conducted by Weatherford. There can be no assurance that a challenge to the Merger will not be made or that, if such a challenge is made, Weatherford and Enterra will prevail.

    Weatherford and Enterra are aware of no other material governmental or regulatory approvals required for consummation of the Merger, other than compliance with applicable securities laws of the various states.

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
NYSE LISTING

    As a condition to the closing of the Merger, the shares of Weatherford Common Stock to be issued upon consummation of the Merger will be approved for listing on the NYSE, subject to official notice of issuance.

RESTRICTIONS ON RESALES BY AFFILIATES

    The shares of Weatherford Common Stock to be received by Enterra stockholders in connection with the Merger have been registered under the Securities Act and, except as set forth below, may be traded without restriction. The shares of Weatherford Common Stock to be issued in the Merger and received by persons who are deemed to be "affiliates" (as that term is defined in Rule 144 under the Securities Act) of Enterra prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or, in the case of such persons who become affiliates of Weatherford, Rule 144 under the Securities Act) or as otherwise permitted under the Securities Act. The Merger Agreement provides that Enterra will use its reasonable efforts to cause its affiliates to execute a written agreement to the effect that such persons will not sell, transfer or otherwise dispose of any shares of Weatherford Common Stock issued to such persons pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder.

    Pursuant to the Merger Agreement, Weatherford and Enterra each have agreed to use reasonable efforts to cause its affiliates to execute written agreements not to take any action that would cause the Merger not to be treated as a "pooling of interests" for accounting purposes. Under generally accepted accounting principles, the sale of Weatherford Common Stock or Enterra Common Stock by an affiliate of either Weatherford or Enterra within 30 days prior to the Effective Time or thereafter prior to the publication of financial results that include at least 30 days of combined operations of Weatherford and Enterra after the Effective Time could preclude "pooling of interests" accounting treatment of the Merger.

NO DISSENTERS' RIGHTS

    Delaware law does not provide holders of Weatherford Common Stock or holders of Enterra Common Stock who object to the Merger and who vote against or abstain from voting in favor of the Merger and the Merger Agreement with any appraisal rights or the right to receive cash for their shares of Weatherford Common Stock or Enterra Common Stock, respectively. Neither Weatherford nor Enterra intends to make available such rights to its stockholders.

                              TERMS OF THE MERGER

EFFECTIVE TIME OF THE MERGER

    The Merger Agreement provides that the Merger will become effective at the effective time set forth in the certified copy of the Certificate of Merger issued by the Secretary of State of the State of Delaware with respect to the Merger. It is anticipated that, if the Merger Agreement is approved at the Weatherford Special Meeting and the Enterra Special Meeting and all other conditions to the Merger have been satisfied or waived, the Effective Time will occur as soon as practicable thereafter.

MANNER AND BASIS OF CONVERTING SHARES

    The Merger Agreement provides that, at the Effective Time, each share of Enterra Common Stock issued and outstanding, other than shares held in the treasury of Enterra or held by Weatherford or any direct or indirect wholly-owned subsidiary of Enterra or of Weatherford (which shares will be canceled and extinguished at the Effective Time without any conversion thereof and no payment shall be made with respect thereto), will be converted into the right to receive 1.69 shares of Weatherford Common Stock, before giving effect to the Reverse Stock Split (0.845 of a share of Weatherford Common Stock after giving effect to the Reverse Stock Split).

    As soon as practicable following the Effective Time, Weatherford will cause American Stock Transfer & Trust Company, which will act as Exchange Agent for the Enterra Common Stock, to mail to each record holder of Enterra Common Stock immediately prior to the Effective Time, a letter of transmittal and other information advising such holder of the consummation of the Merger and for use in exchanging Enterra Common Stock certificates for Weatherford Common Stock certificates and cash in lieu of fractional shares. Letters of transmittal also will be available following the Effective Time at the offices of the Exchange Agent. SHARE CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE BY STOCKHOLDERS OF ENTERRA PRIOR TO APPROVAL OF THE MERGER AND THE RECEIPT OF A LETTER OF TRANSMITTAL.

    No fraction of a share of Weatherford Common Stock will be issued in the Merger. Each stockholder of Enterra otherwise entitled to a fraction of a share will, upon surrender of Enterra Common Stock certificates held by such holder, be paid an amount in cash equal to the value of such fraction of a share based upon the closing price of Weatherford Common Stock on the NYSE on the last trading day prior to the Effective Time. No interest will be paid on such amount and all shares of Enterra Common Stock held by a record holder shall be aggregated for purposes of computing the number of shares of Weatherford Common Stock to be issued in the Merger.

    Until such time as a holder of Enterra Common Stock surrenders his or her outstanding stock certificate to the Exchange Agent, together with an appropriately completed and executed letter of transmittal, the shares of Enterra Common Stock represented thereby will be deemed from and after the Effective Time, for all corporate purposes other than the payment of earlier dividends and distributions, to evidence the ownership of the number of full shares of Weatherford Common Stock into which such shares may be converted. Unless and until such outstanding certificates are surrendered, no dividends or other distributions payable to the holders of Weatherford Common Stock, as of any time on or after the Effective Time, will be paid to the holders of such outstanding certificates. Upon surrender of the certificates previously representing Enterra Common Stock, the holder thereof will receive certificates representing the number of shares of Weatherford Common Stock to which he or she is entitled, cash in lieu of a fraction of a share and the amount of any dividends or other distributions, if any, payable to holders of Weatherford Common Stock on or after the Effective Time with respect to such shares, without interest thereon.

ENTERRA OPTIONS

    Pursuant to the Merger Agreement, at the Effective Time, each option to purchase shares of Enterra Common Stock outstanding as of the date of the Merger Agreement ("Enterra Option") that remains unexercised in whole or in part will be replaced by a substitute option, granted under an existing Weatherford stock option plan or pursuant to a separate stock option agreement, to purchase that number of shares of Weatherford Common Stock determined by multiplying the number of shares of Enterra Common Stock subject to such Enterra Option by the conversion rate to be used in the Merger (after giving effect to the Reverse Stock Split) and multiplying the exercise price per share of such Enterra Option by a fraction the numerator of which is one and the denominator of which is such conversion rate. Each such substitute option will otherwise replicate the terms and conditions of the Enterra Option it replaces. The shares underlying each such substitute option will be registered under the Securities Act even if the proposed amendment to the 1991 Option Plan is not approved by the stockholders of Weatherford. See "Proposal to Amend Weatherford's 1991 Stock Option Plan".

EMPLOYEE MATTERS

    Pursuant to the Merger Agreement, Weatherford agreed, from the Effective Time through June 30, 1996, to either maintain Enterra's employee benefit plans or provide substantially comparable benefits to Enterra employees under Weatherford's employee benefit plans. From and after July 1, 1996, participation in Weatherford employee benefit plans would be made available to all employees, including former employees of Enterra, with similar or substantially comparable benefits being provided to similarly situated employees. All service with Enterra prior to the Effective Time, and any other service recognized under the applicable benefit plans of Enterra for vesting and eligibility purposes, will be credited to such employees to whom participation in Weatherford benefit plans is made available, and all waiting periods and pre-existing condition limitations will be waived for employees of Enterra under such plans. Weatherford also agreed to make non-elective employer contributions, including fixed or discretionary pension, profit sharing and matching contributions, to each benefit plan of Enterra that is intended to be a qualified defined contribution benefit plan under Section 401(a) of the Code for the respective benefit plans for the first plan year ending on or after the Effective Time in accordance with the terms of such plans. Weatherford has agreed that the rate of such non-elective employer contributions shall not be less than the rate of such non-elective employer contribution that was made to the respective benefit plan for the last plan year ending prior to the Effective Time. Each Enterra employee who is a participant in such an Enterra benefit plan immediately prior to the Effective Time will be entitled to receive an allocation of such non-elective employer contributions without regard to whether such person continues to be an employee of the Surviving Corporation at the end of the plan year with respect to such Enterra benefit plan.

    Both Enterra and Weatherford agreed to establish, prior to the Effective Time, substantially similar special severance pay plans to provide severance pay awards to a limited number of key employees who are terminated from employment in connection with the Merger. Each special severance pay plan is intended to alleviate, in part or in full, financial hardships that may be experienced by such terminated employees and is intended to constitute a "severance pay plan" under regulations published by the U.S. Secretary of Labor. Each company's plan will cover 17 employees, none of whom has an existing change of control or severance agreement. Such plans will provide, among other things, that a covered employee will receive a cash payment equal to one year's compensation if he or she is terminated without cause within one year following the Effective Time.

    The Enterra Board of Directors or its Executive Compensation Committee will declare, prior to the Effective Time, the amount of bonuses payable to Enterra employees based upon Enterra's achievement of certain financial or other targets for the fiscal year ending December 31, 1995, which shall be determined in a manner consistent with bonuses paid for the 1994 fiscal year (provided, however, that if the audited financial results for the year ending December 31, 1995 are not known until after the Effective Time, Messrs. Macaulay and Parker, both of whom are Enterra directors who will continue as directors of the Surviving Corporation, will make such bonus determinations). The 1995 bonuses will be paid in February 1996. In addition to the foregoing, Enterra may pay bonuses at or prior to the Effective Time to Enterra employees in an aggregate amount not to exceed $1 million, as determined by Enterra's Executive Compensation Committee; provided, however, that no one employee may receive in excess of the aggregate of his or her annualized salary and most recent annual bonus.

    Weatherford has agreed to enter into change of control agreements (which would not treat the Merger as a change of control) with Messrs. Carey and Grant, officers of Enterra who will become officers of the Surviving Corporation, providing for severance benefits for two years and one year, respectively, and indemnification agreements with Messrs. Carey and Grant, and the directors of Enterra who will become directors of the Surviving Corporation. In addition, eleven senior officers of Enterra (including Messrs. Carey and Grant) are covered by existing severance agreements with Enterra. Pursuant to the Merger Agreement, Enterra has agreed to negotiate amendments to each such agreement (except for the agreement with Mr. Wood, which will be amended to include the Wood Severance Agreement Amendments) to include the Enterra Severance Agreement Amendments. Weatherford has acknowledged that any resignation by six of these officers (including Messrs. Carey and Grant) from the Effective Time through August 12, 1996 will constitute a "Termination upon Change in Control" for purposes of the severance agreement between such person and the Surviving Corporation. Such status would entitle the respective officer to leave the employment of the Surviving Corporation for any reason during such period and receive certain severance payments. See "The Merger -- Interests of Certain Persons in the Merger".

    Pursuant to the Merger Agreement, Weatherford agreed to negotiate an amendment to twelve of the existing change of control agreements between Weatherford and certain of its employees. The Merger constitutes a change of control for the purposes of such agreements. The amendment would provide that should the employee voluntarily terminate his or her employment during the 30-day period immediately following the first anniversary of the date of a change of control, the only termination benefit he or she would receive would be the benefits related to his or her outstanding stock options, stock appreciation rights and restricted common stock. The amendment would eliminate all other benefits under the change of control agreement that otherwise would be payable upon voluntary termination during such 30-day period. In consideration for such amendments and the elimination of such benefits, Weatherford will pay such persons an aggregate of approximately $1.7 million in cash at the Effective Time. In addition, Weatherford is party to an additional change of control agreement that does not provide the employee the right to voluntarily terminate his employment during the 30-day period immediately following the first anniversary of a change of control.

    Pursuant to the Merger Agreement, Weatherford agreed to enter into, as of the Effective Time, certain arrangements with D. Dale Wood, Chairman of the Board, President and Chief Executive Officer of Enterra, who will not continue as an officer or director of the Surviving Corporation. Pursuant to the Merger Agreement, Enterra has agreed to negotiate amendments to Mr. Wood's existing severance agreement with Enterra to include the Wood Severance Agreement
Amendments. In addition, pursuant to Mr. Wood's existing severance agreement with Enterra as so amended, Weatherford agreed to pay Mr. Wood $915,100 as a severance payment. Weatherford also agreed to pay Mr. Wood an amount between $1,365,000 and $1,865,000 (as determined by the Enterra Board of Directors). In addition, Weatherford agreed to enter into a five-year consulting agreement with Mr. Wood providing for a consulting fee of $50,000 per year and an option to purchase 84,500 shares of Weatherford Common Stock (after giving effect to the Reverse Stock Split) at an exercise price equal to the market price of Weatherford Common Stock on the Closing Date (after giving effect to the Reverse Stock Split) and vesting 20% each year over the five-year period and exercisable for ten years.

    Pursuant to the Merger Agreement, Weatherford also agreed to pay $1.2 million to Philip Burguieres, Chairman of the Board, President and Chief Executive Officer of Weatherford, as of the Effective Time.

STOCKHOLDERS AGREEMENT

    In conjunction with the execution of the Merger Agreement, Weatherford entered into the Stockholders Agreement with First Reserve and the First Reserve Funds, which has substantially the same terms as the stockholders agreement currently in effect among Enterra, First Reserve and the First Reserve Funds, which agreement by its terms would otherwise survive the Merger. Among other things, the Stockholders Agreement, which will become effective at the Effective Time, restricts the voting and disposition of Weatherford securities beneficially owned by the First Reserve Group. The principal terms of the Stockholders Agreement are summarized below. The following description is qualified by, and made subject to, the more complete information set forth in the Stockholders Agreement, a copy of which is attached as Appendix D to this Joint Proxy Statement/Prospectus and is incorporated herein by reference.

    TERM. The term of the Stockholders Agreement (the "Term") will commence at the Effective Time and continue through the date originally agreed to with Enterra, which is August 12, 2004. If at any time during the Term the First Reserve Group beneficially owns "Weatherford Voting Securities" (as hereinafter defined) representing less than 10% of the "Combined Voting Power" (as hereinafter defined), then the restrictions on and covenants of the First Reserve Group relating to (i) the distribution of Weatherford Voting Securities,
(ii) the creation of voting trusts, (iii) the solicitation of proxies, (iv) the pooling of stock, (v) the giving of notice regarding margin calls and actions against pledged stock, (vi) voting restrictions and Board and committee nominee designation rights, (vii) registration rights and (viii) the placing of legends and stop transfer orders on stock certificates, would be suspended until such time as the First Reserve Group again beneficially owns Weatherford Voting Securities representing 10% or more of the Combined Voting Power; provided, however, that notwithstanding the foregoing, the First Reserve Group may not dispose of any Weatherford Voting Securities to any one person or group (a) if such Weatherford Voting Securities represent 5% or more of the Combined Voting Power or (b) who, upon consummation of such disposition, would have beneficial ownership of Weatherford Voting Securities representing 10% or more of the Combined Voting Power. "Combined Voting Power" is defined in the Stockholders Agreement as the total number of votes at any measurement date that could have been cast in an election of directors of Weatherford had a meeting of the stockholders of Weatherford been duly held if all Weatherford Voting Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible. "Weatherford Voting Securities" are defined in the Stockholders Agreement as any securities of Weatherford entitled to vote generally in the election of directors or otherwise.

    REPRESENTATION ON THE WEATHERFORD BOARD OF DIRECTORS. During the Term, two of four designated First Reserve Funds will be permitted to designate two members for nomination to the Weatherford Board of Directors; provided, however, that (i) at any time that the First Reserve Group ceases to beneficially own at least 15%, but continues to own at least 10%, of the Combined Voting Power, one of the designating First Reserve Funds will lose its right to designate a member for nomination to the Weatherford Board of Directors and will cause its director designee to resign from the Weatherford Board of Directors and (ii) at any time that the First Reserve Group ceases to beneficially own at least 10% of the Combined Voting Power, the remaining designating First Reserve Fund will lose its right to designate a member for nomination to the Weatherford Board of Directors and will cause its director designee to resign from the Weatherford Board of Directors.

    For as long as the designating First Reserve Funds are entitled to designate two members for nomination to the Weatherford Board of Directors, Weatherford will take all necessary or appropriate action to have at least one of such designees serve on each committee of the Weatherford Board of Directors and to have each designee serve in a different class of the Weatherford Board of Directors.

    During the Term, Weatherford and the First Reserve Group will not agree to increase the number of directors of Weatherford above ten without the approval of a majority of directors and all of the directors designated by the First Reserve Group, and the First Reserve Group agrees that neither it nor its designated directors will take any action to reduce the number of directors below ten.

    VOTING OF SHARES. During the Term, the First Reserve Group has agreed to be present in person or represented by proxy at all of Weatherford's stockholder meetings and to vote all Weatherford Voting Securities beneficially owned by the First Reserve Group for all management nominees for director and, in respect of any other matter on which holders of Weatherford Voting Securities are entitled to vote, to vote either in accordance with the recommendations of a majority of the Weatherford Board of Directors or in the same proportions (for, against and abstaining) as voted by all holders of record of Weatherford Voting Securities other than the First Reserve Group.

    ACQUISITION OF WEATHERFORD VOTING SECURITIES BY THE FIRST RESERVE GROUP. During the Term, the First Reserve Group has agreed not to acquire any Weatherford Voting Securities if the effect of such acquisition would be to either increase the First Reserve Group's aggregate beneficial ownership of Weatherford Voting Securities to 20% or more of the Combined Voting Power or increase the First Reserve Group's aggregate beneficial ownership of any class or series of Weatherford Voting Securities to more than 20% unless (i) the increase in ownership occurred solely as a result of a recapitalization of Weatherford or other action by Weatherford or its affiliates, if such recapitalization or other action was approved by a majority of the directors not designated by the First Reserve Group, or (ii) any other person or group beneficially owns or acquires more than 20% of the Combined Voting Power in which case the maximum percentage ownership for the First Reserve Group would be increased to equal such other group's ownership percentage.

    CERTAIN PROHIBITIONS ON THE FIRST RESERVE GROUP. During the Term and except as otherwise provided, the First Reserve Group has agreed to not (i) deposit any Weatherford Voting Securities owned by them in a voting trust or enter into any similar voting arrangement unless all the parties to the trust or arrangement are First Reserve Group members, (ii) make or in any way become a "participant" in a "solicitation" of proxies (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act) in opposition to the recommendation of a majority of Weatherford directors not designated by the First Reserve Group, or submit any proposal for a vote of Weatherford stockholders, (iii) participate in or become a member of a "13D/G Group" (as that term is defined in the Stockholders Agreement), other than the First Reserve Group, for the purposes of holding, acquiring, voting or disposing of Weatherford Voting Securities, or
(iv) make a proposal to Weatherford or a third party or initiate, induce or encourage any proposal that could reasonably be expected to result in a change of control of Weatherford or make any public announcement with respect to any such proposal.

    Subject to compliance with the preceding paragraph, if a tender or exchange offer for Weatherford Voting Securities is made by a person other than a First Reserve Group member, then any First Reserve Group member would be able to tender or exchange any Weatherford Voting Securities beneficially owned by it pursuant to such offer on or after the eleventh day following commencement of the offer, if such offer shall have been approved, or not opposed, by the Weatherford Board of Directors. If such offer is opposed by the Weatherford Board of Directors, then any First Reserve Group member may tender or exchange shares of Weatherford Voting Securities pursuant to such offer only if (i) no tender or exchange, or indication of an intention to tender or exchange, of Weatherford Voting Securities is made by any First Reserve Group member earlier than 24 hours prior to the expiration of any time after which Weatherford Voting Securities tendered may be treated less favorably than Weatherford Voting Securities tendered or exchanged prior thereto, and (ii) a binding agreement is reached with the bidder or offeror prior to any tender or exchange specifying that only such number of Weatherford Voting Securities submitted for tender or exchange shall be accepted by the bidder or offeror as are equal to (A) the percentage of such Weatherford Voting Securities not beneficially owned by the First Reserve Group that have been tendered or exchanged, multiplied by (B) the total number of such Weatherford Voting Securities beneficially owned by such member of the First Reserve Group.

    DISPOSITION OF VOTING SECURITIES BY FIRST RESERVE GROUP. During the Term, the First Reserve Group has agreed to not dispose of any Weatherford Voting Securities except (i) in a bona fide pledge of or granting of a security interest, lien or encumbrance in such Weatherford Voting Securities to a lender that is not a First Reserve Group member to secure a bona fide loan for money borrowed made to one or more First Reserve Group members with full recourse to the borrower or borrowers, or a related foreclosure or disposition by the lender, (ii) by transfer, assignment, sale or disposition of such Weatherford Voting Securities to another First Reserve Group member, (iii) by distribution of Weatherford Voting Securities to any partner of a First Reserve Fund, provided that any such distributee that is a member of the First Reserve Group has signed the Stockholders Agreement and that the subsequent distributions of such distributee, if assisted by First Reserve, conform with the distribution restrictions imposed by the Stockholders Agreement, (iv) pursuant to a public offering registration statement, (v) in sales in brokers' transactions, effected on the NYSE or any other securities exchange on which the Weatherford Voting Securities are listed or in any other public trading market in which the Weatherford Voting Securities are then being traded, in compliance with the provisions of Rule 144, including the volume restrictions set forth in such rule (excluding for purposes of this clause (v) sales pursuant to the provisions of paragraph (k) of Rule 144, which sales are included under (vi)), (vi) sales pursuant to paragraph (k) of Rule 144, (vii) other negotiated sales of Weatherford Voting Securities or (viii) pursuant to the provisions of the Stockholders Agreement permitting, in certain circumstances, sales into tender or exchange offers.

    During the Term, the First Reserve Group has further agreed to not (A) dispose of Weatherford Voting Securities pursuant to clause (iv) above, unless the First Reserve Group members use their reasonable best efforts to refrain from disposing of Weatherford Voting Securities representing 3% or more of the Combined Voting Power to any one person or group, (B) dispose of any Weatherford Voting Securities pursuant to clauses (iii), (vi) and (vii) above to any one person or group if such Weatherford Voting Securities represent 5% or more of the Combined Voting Power or (C) dispose of Weatherford Voting Securities pursuant to clauses (iii), (vi) and (vii) above to any one person or group who, upon consummation of such disposition would, directly or indirectly, have beneficial ownership of or the right to acquire beneficial ownership of Weatherford Voting Securities representing 10% or more of the Combined Voting Power.

    REGISTRATION RIGHTS. Commencing three months after the Effective Time and continuing for the rest of the Term, Weatherford has agreed to file, on up to four occasions, at the written request of the holders of at least 25% of the "Registrable Securities" (defined as the Weatherford Common Stock issued to the First Reserve Funds in connection with the Merger and that are owned by a member of the First Reserve Group) who seek to register at least 25% of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $25 million), a registration statement under the Securities Act registering all Registrable Securities that the holders of Registrable Securities request to be registered. Once every 12 month period Weatherford will have the right to defer such filing for a period of not more than 60 days if, in the good faith judgment of a majority of Weatherford's directors who were not designated by the First Reserve Group, it would be materially detrimental to Weatherford for such registration statement to be filed.

    Any holder of Registrable Securities that intends to distribute its securities pursuant to an underwriting will be permitted to include its Registrable Securities only if such holder includes its Registrable Securities in the underwriting and enters into an underwriting agreement in customary form with the underwriter or underwriters selected by Weatherford and reasonably acceptable to a majority in interest of the holders requesting registration.

    Any holder or holders of Registrable Securities representing at least 10% of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of discounts and commissions, would exceed $1 million) may request in writing that Weatherford effect a registration on Form S-3 not involving an underwriting and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such holder or holders.

    Weatherford has also agreed that, if it proposes to file a registration statement, on its own behalf or on behalf of stockholders exercising demand registration rights, to register Weatherford Common Stock under the Securities Act in connection with the public offering of Weatherford Common Stock solely for cash (subject to certain exceptions), Registrable Securities may (subject to certain limitations) be included in such registration upon request.

    Weatherford will pay all expenses incurred by or on behalf of Weatherford in connection with the foregoing registrations unless, with respect to the "demand" registrations, the registration request is

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
subsequently withdrawn at the request of the holders of a majority of the Registrable Securities to be registered and the holders of a majority of the Registrable Securities do not agree to forfeit one of their registration rights. In no event will Weatherford be obligated to bear underwriting discounts and commissions and the fees and expenses of counsel to the selling stockholders.

    Weatherford has agreed to indemnify each holder of Registrable Securities, the affiliates of each holder and their respective directors, officers, general and limited partners, agents and representatives (and the directors, officers, affiliates and controlling persons thereof), and each other person, if any, who controls such holder within the meaning of the Securities Act or the Exchange Act, against, among other things, certain liabilities arising under the Securities Act in respect of information concerning Weatherford included in or omitted from any registration statement or prospectus covered by the Stockholders Agreement, and the holders of Registrable Securities will similarly indemnify Weatherford, each of its directors, each of its officers who has signed the registration statement, each person who controls Weatherford within the meaning of the Securities Act, any underwriter, any other holder of Registrable Securities selling securities in such registration statement and any controlling person of any such underwriter or other holder against, among other things, liabilities under the Securities Act in respect of written information supplied by such holder expressly for use in connection with any such registration statement or prospectus.

    Weatherford has agreed that, during the Term, it will not, without the prior consent of the holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of Weatherford securities that would allow such holder or prospective holder to include such securities in any of the foregoing registrations unless the agreement provides that inclusion of such securities would not reduce the amount of the Registrable Securities included in such registration.

CONDITIONS TO THE MERGER

    The Merger Agreement provides that the respective obligations of Weatherford and Enterra to effect the Merger are subject to the satisfaction or waiver of the following conditions: (a) that the Merger Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Weatherford and the stockholders of Enterra as may be required by law and by any applicable provisions of their respective charters or bylaws; (b) that no order shall have been entered and remain in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the Merger; (c) that the
Registration Statement shall be effective on the Closing Date, and all post-effective amendments filed shall have been declared effective or shall have been withdrawn, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the Commission; (d) that there shall have been obtained any and all material permits, approvals and consents of securities or blue sky commissions of any jurisdiction, and of any other governmental body or agency, that reasonably may be deemed necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance with applicable laws, the failure to comply with which would have a material adverse effect on the business, financial condition or results of operations of Enterra and its subsidiaries or Weatherford and its subsidiaries, taken as a whole; and (e) that all approvals of private persons, financial institutions or corporations, the granting of which is necessary for the consummation of the Merger or the transactions contemplated in connection therewith and the non-receipt of which would have a material adverse effect on the business, financial condition or results of operations of Enterra and its subsidiaries or Weatherford and its subsidiaries, taken as a whole, shall have been obtained.

    The Merger Agreement provides that the obligation of Weatherford to effect the Merger is, at the option of Weatherford, further subject to the satisfaction or waiver of the following conditions: (a) that the representations and warranties of Enterra contained in the Merger Agreement regarding capitalization, authorization and validity of the Merger Agreement, Commission filings, financial statements and the absence of brokers' fees shall be accurate, and the other representations and warranties of Enterra contained in the Merger Agreement shall be accurate in all material respects (except to the extent qualified by materiality, in which case such representations and warranties shall be accurate), as of the Closing Date as though such representations and warranties had been made at and as of that time (except where any such representation or warranty is made as of a date specifically set forth therein), and that all of the terms, covenants and conditions of the Merger Agreement to be complied with and performed by Enterra on or before the Closing Date shall have been duly complied with and performed in all material respects; (b) that no material adverse change in the business, operations or financial condition of Enterra and its subsidiaries, taken as a whole (except for certain exclusions previously agreed to by Weatherford and Enterra), shall have occurred; (c) that Weatherford shall have been advised in writing as of the date of the Merger Agreement and as of the Closing Date by Arthur Andersen LLP that Weatherford is eligible to be a party to a merger accounted for as a "pooling of interests" and that Arthur Andersen LLP is not aware of any matters that prohibit the use of "pooling of interests" accounting in connection with the Merger, and by KPMG Peat Marwick LLP that no conditions exist that would preclude Weatherford's accounting for the Merger as a "pooling of interests" as those conditions relate to Enterra, in each case in accordance with generally accepted accounting principles and applicable rules and regulations of the Commission; (d) that Enterra shall have received, and furnished written copies to Weatherford of, agreements by each person deemed to be an affiliate of Enterra confirming that such person will not sell, transfer or otherwise dispose of any shares of Weatherford Common Stock received pursuant to the Merger in violation of the Securities Act or the rules and regulations promulgated thereunder, and will comply with the holding period requirement necessary to permit qualification of the Merger for "pooling of interests" accounting treatment; (e) that Weatherford shall have received from Morgan, Lewis & Bockius, counsel to Enterra, an opinion as to certain corporate matters of Enterra; (f) that Weatherford shall have received a copy of the "comfort letter" of KPMG Peat Marwick LLP in form and substance reasonably satisfactory to Weatherford, together with a letter from such firm in form and substance reasonably satisfactory to Weatherford updating the comfort letter as of a date within five days prior to the Closing Date and stating that nothing has come to its attention that would require any change in its comfort letter if it were required to be dated and delivered on the Closing Date; (g) that the Weatherford Board of Directors shall have received from Merrill Lynch a written opinion, dated as of the date of the Merger Agreement, in form and substance reasonably satisfactory to the Weatherford Board of Directors, to the effect that the conversion rate to be used in the Merger was fair to the holders of Weatherford Common Stock from a financial point of view, and such opinion shall have been confirmed in writing to such Board as of the date of this Joint Proxy Statement/Prospectus and not subsequently withdrawn; (h) that Weatherford shall have received from Fulbright & Jaworski L.L.P., counsel to Weatherford, an opinion dated as of the date of this Joint Proxy Statement/ Prospectus to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Weatherford and Enterra will each be a party to that reorganization within the meaning of Section 368(b) of the Code, and (iii) Weatherford and Enterra shall not recognize any gain or loss as a result of the Merger, and such opinion shall not have been withdrawn or modified in any material respect; (i) that the Stockholders Agreement among Enterra, First Reserve and the First Reserve Funds shall have been in full force and effect, and the stockholders of Enterra named therein shall not be in breach of any of the material terms thereof, immediately prior to the Closing Date; and (j) D. Dale Wood shall have entered into definitive agreements reflecting the terms of his agreements with Weatherford.

    The Merger Agreement provides that the obligation of Enterra to effect the Merger is, at the option of Enterra, further subject to the satisfaction or waiver of the following conditions: (a) that the representations and warranties of Weatherford contained in the Merger Agreement regarding capitalization, authorization and validity of the Merger Agreement, Commission filings, financial statements and the absence of brokers' fees shall be accurate, and the other representations and warranties of Weatherford contained in the Merger Agreement shall be accurate in all material respects (except to the extent qualified by materiality, in which case such representations and warranties shall be accurate), as of the Closing Date as though such representations and warranties had been made at and as of that time (except where any such representation or warranty is made as of a date specifically set forth therein), and that all of the terms, covenants and conditions of the Merger Agreement to be complied with and performed by Weatherford on or before the Closing Date shall have been duly complied with and performed in all material respects; (b) that no material adverse change in the business, operations or financial condition of Weatherford and its subsidiaries, taken as a whole, shall have occurred; (c) that Enterra shall have been advised in writing as of the date of the Merger Agreement and as of the Closing Date by Arthur Andersen LLP that Weatherford is eligible to be a party to a merger accounted for as a "pooling of interests" and that Arthur Andersen LLP is not aware of any matters that prohibit the use of "pooling of interests" accounting in connection with the Merger, and by KPMG Peat Marwick LLP that no conditions exist that would preclude Weatherford's accounting for the Merger as a "pooling of interests" as those conditions relate to Enterra, in each case in accordance with generally accepted accounting principles and applicable rules and regulations of the Commission; (d) that Weatherford shall have received, and furnished written copies to Enterra of, agreements by each person deemed to be an affiliate of Weatherford confirming that such person will comply with the holding period requirement necessary to permit qualification of the Merger for "pooling of interests" accounting treatment; (e) that Enterra shall have received from Fulbright & Jaworski L.L.P., counsel to Weatherford, an opinion as to certain corporate matters of Weatherford; (f) that Enterra shall have received a copy of the "comfort letter" of Arthur Andersen LLP, in form and substance reasonably satisfactory to Enterra, together with a letter from such firm in form and substance reasonably satisfactory to Enterra updating the comfort letter as of a date within five days prior to the Closing Date and stating that nothing has come to its attention that would require any change in its comfort letter if it were required to be dated and delivered on the Closing Date; (g) that the Enterra Board of Directors shall have received from Simmons a written opinion, dated as of the date of the Merger Agreement, in form and substance reasonably satisfactory to the Enterra Board of Directors, to the effect that the consideration to be received by the holders of Enterra Common Stock in the Merger was fair from a financial point of view to such holders, and such opinion shall have been reaffirmed in writing to such Board as of the date of this Joint Proxy Statement/Prospectus and not subsequently withdrawn; (h) that Enterra shall have received from Morgan, Lewis & Bockius, counsel to Enterra, an opinion dated as of the date of this Joint Proxy
Statement/Prospectus to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) Weatherford and Enterra will each be a party to that reorganization within the meaning of Section 368(b) of the Code; and (iii) the stockholders of Enterra shall not recognize any gain or loss as a result of the Merger, other than to the extent such stockholders receive cash in lieu of fractional shares, and such opinion shall not have been withdrawn or modified in any material respect; (i) that the shares of Weatherford Common Stock to be issued upon consummation of the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance; and (j) that the change of control agreements currently in effect between Weatherford and twelve employees of Weatherford shall be amended to remove a provision that would otherwise permit each such officer to voluntarily terminate his or her employment with Weatherford, for any reason, during a 30-day period immediately following the first anniversary following a change of control and receive the same benefits to which such officer would have been entitled if such officer had been terminated.

REPRESENTATIONS AND WARRANTIES OF WEATHERFORD AND ENTERRA

    In the Merger Agreement, Weatherford and Enterra have made various representations and warranties relating to, among other things, their respective businesses and financial conditions, the accuracy of their various filings with the Commission and their financial statements contained therein, the status of various employee benefit plans and environmental matters, the satisfaction of certain legal requirements for the Merger and the existence of certain litigation. The representations and warranties of each of the parties to the Merger Agreement will expire upon consummation of the Merger.

CONDUCT OF BUSINESS OF WEATHERFORD AND ENTERRA PRIOR TO MERGER

    Pursuant to the Merger Agreement, Weatherford agreed that, prior to the Effective Time, other than as expressly contemplated by the Merger Agreement or as previously agreed by Enterra, or unless Enterra shall otherwise provide its prior written consent, (a) the business of Weatherford and its subsidiaries shall be conducted only in, and Weatherford and its subsidiaries shall not take any action except in, the ordinary course of business; (b) Weatherford shall not, and shall not permit any of its subsidiaries to, (i) split, combine or reclassify any outstanding capital stock of Weatherford, or authorize, declare, set aside or pay any dividend payable in cash, stock, property or otherwise in respect of the capital stock of Weatherford, (ii) authorize or pay any extraordinary bonuses to employees, (iii) grant any stock options or rights to acquire Weatherford Common Stock or common stock of any of its subsidiaries to any person or entity, other than options to purchase Weatherford Common Stock issued pursuant to employee stock option plans in amounts consistent with past practice, (iv) authorize or issue, sell, pledge, dispose of or encumber any shares of capital stock of Weatherford or, except to Weatherford or any of its wholly-owned subsidiaries, any subsidiary of Weatherford, other than pursuant to existing Weatherford options, (v) sell, pledge, dispose of or encumber any assets of Weatherford or any of its subsidiaries, other than (A) in the ordinary course of business, (B) not relating to the borrowing of money, (C) with respect to purchase money security interests or (D) with respect to encumbered assets acquired in connection with an acquisition permitted under clause (viii), (vi) redeem, purchase, acquire or offer to acquire any shares of Weatherford Common Stock, (vii) enter into, or grant any material change in, employment, compensation, benefit, severance, consulting or stay-bonus arrangements, (viii) acquire any corporation, partnership, other business organization or division thereof for a purchase price in excess of $5 million or acquire corporations, partnerships, other business organizations or divisions thereof for an aggregate purchase price in excess of $15 million, (ix) enter into any contract, agreement, commitment or arrangement other than in the ordinary course of business, (x) authorize any capital expenditures other than in the ordinary course of business, and in accordance with a plan previously presented to, and not rejected by, the Weatherford Board of Directors, (xi) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business, and in no event in excess of the unused credit available from time to time under existing credit facilities of Weatherford, (xii) amend or propose to amend the charter or bylaws of Weatherford or any of its subsidiaries in which Weatherford, either directly or indirectly, has less than a 100% equity interest or (xiii) take, and Weatherford shall use its reasonable efforts to prevent any of its affiliates from taking, any action that would prevent, including with the passage of time, the Merger's qualification for "pooling of interests" accounting treatment or prevent the Merger from being treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (c) Weatherford shall use all reasonable efforts (i) to preserve intact its business organization and that of its subsidiaries whose stock is pledged under existing credit facilities, (ii) to maintain in effect any of its material franchises, authorizations or similar rights and those of its subsidiaries,
(iii) to keep available the services of its current officers and employees and those of its subsidiaries, (iv) to preserve the goodwill of those having material business relationships with Weatherford and its subsidiaries, (v) to maintain and keep its material properties and those of its subsidiaries in as good a repair and condition as presently exists, except for deterioration due to ordinary wear and tear and damage due to casualty, and (vi) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it and its subsidiaries; and (d) Weatherford shall not, and shall not permit any of its subsidiaries to, take any action that would, or that reasonably could be expected to, result in any of its representations and warranties set forth in the Merger Agreement becoming untrue or any of the conditions to the Merger not being satisfied, and Weatherford promptly shall advise Enterra orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a material adverse effect on the business, financial condition or results of operations of Weatherford and its subsidiaries, taken as a whole.

    Pursuant to the Merger Agreement, Enterra agreed that, prior to the Effective Time, other than as expressly contemplated by the Merger Agreement or as previously agreed by Weatherford, or unless Weatherford shall otherwise provide its prior written consent, (a) the business of Enterra and its subsidiaries shall be conducted only in, and Enterra and its subsidiaries shall not take any action except in, the ordinary course of business; (b) Enterra shall not, and shall not permit any of its subsidiaries to, (i) split, combine or reclassify any outstanding capital stock of Enterra, or authorize, declare, set aside or pay any dividend payable in cash, stock, property or otherwise in respect of the capital stock of Enterra, (ii) authorize or pay any extraordinary bonuses to employees, (iii) grant any stock options or rights to acquire Enterra Common Stock or common stock of any of its subsidiaries to any person or entity, other than options to purchase Enterra Common Stock issued pursuant to employee stock option plans in amounts consistent with past practice, (iv) authorize or issue, sell, pledge, dispose of or encumber any shares of capital stock of
Enterra or, except to Enterra or any of its wholly-owned subsidiaries, any subsidiary of Enterra, other than pursuant to Enterra Options, (v) sell, pledge, dispose of or encumber any assets of Enterra or any of its subsidiaries, other than (A) in the ordinary course of business, (B) not relating to the borrowing of money, (C) with respect to purchase money security interests or (D) with respect to encumbered assets acquired in connection with an acquisition permitted under clause (viii), (vi) redeem, purchase, acquire or offer to acquire any shares of Enterra Common Stock, (vii) enter into, or grant any material change in, employment, compensation, benefit, severance, consulting or stay-bonus arrangements, (viii) acquire any corporation, partnership, other business organization or division thereof for a purchase price in excess of $5 million or acquire corporations, partnerships, other business organizations or divisions thereof for an aggregate purchase price in excess of $15 million, (ix) enter into any contract, agreement, commitment or arrangement other than in the ordinary course of business, (x) authorize any capital expenditures other than in the ordinary course of business, and in accordance with a plan previously presented to, and not rejected by, the Enterra Board of Directors, (xi) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business, and in no event in excess of the unused credit available from time to time under existing credit facilities of Enterra, (xii) amend or propose to amend the charter or bylaws of Enterra or any of its subsidiaries in which Enterra, either directly or indirectly, has less than a 100% equity interest or (xiii) take, and Enterra shall use its reasonable efforts to prevent any of its affiliates from taking, any action that would prevent, including with the passage of time, the Merger's qualification for "pooling of interests" accounting treatment or prevent the Merger from being treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (c) Enterra shall use all reasonable efforts (i) to preserve intact its business organization and that of its subsidiaries whose stock is pledged under existing credit facilities, (ii) to maintain in effect any of its material franchises, authorizations or similar rights and those of its subsidiaries, (iii) to keep available the services of its current officers and employees and those of its subsidiaries, (iv) to preserve the goodwill of those having material business relationships with Enterra and its subsidiaries,
(v) to maintain and keep its material properties and those of its subsidiaries in as good a repair and condition as presently exists, except for deterioration due to ordinary wear and tear and damage due to casualty, and (vi) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by it and its subsidiaries; and (d) Enterra shall not, and shall not permit any of its subsidiaries to, take any action that would, or that reasonably could be expected to, result in any of its representations and warranties set forth in the Merger Agreement becoming untrue or any of the conditions to the Merger not being satisfied, and Enterra promptly shall advise Weatherford orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a material adverse effect on the business, financial condition or results of operations of Enterra and its subsidiaries, taken as a whole.

CONDUCT OF BUSINESS OF THE COMBINED COMPANY FOLLOWING MERGER

    The Surviving Corporation Board of Directors will initially consist of ten persons, five designees chosen by the Weatherford Board of Directors and five designees chosen by the Enterra Board of Directors. The following individuals have been chosen as designees by the Weatherford Board of

Directors: Thomas N. Amonett, Philip Burguieres, William E. Greehey, John W. Johnson and Robert K. Moses, Jr. The following individuals have been chosen as designees by the Enterra Board of Directors: John A. Hill, William E. Macaulay, Robert L. Parker, Sr., R. Rudolph Reinfrank and Roger M. Widmann. Mr. Burguieres will be Chairman of the Board of Directors of the Surviving Corporation. The Surviving Corporation's Audit Committee will consist of Messrs. Amonett (Chairman), Hill and Reinfrank, the Compensation and Stock Plans Committee will consist of Messrs. Greehey (Chairman), Moses and Widmann and the Executive and Nominating Committee will consist of Messrs. Burguieres, Johnson, Macaulay (Co-Chairman), Moses (Co-Chairman) and Parker. See "Management -- Directors and Executive Officers". If within two years after the Effective Time a designee for one of the parties shall decline or be unable to serve as a director of the Surviving Corporation, the remaining designees for such party may designate another person to act in such person's stead, subject to the approval of the other party's designated directors, which approval shall not be unreasonably withheld. Each committee of the Surviving Corporation Board of Directors will have at least one Enterra designee during the two years following the Effective Time. Each Enterra designee to the Surviving Corporation Board of Directors will be covered by Weatherford's Non-Employee Director Retirement Plan, which provides that prior service on the Enterra Board of Directors will count as service for all purposes under such plan.

    The officers of the Surviving Corporation are expected to consist of the officers of Weatherford immediately prior to the Effective Time and M. Timothy Carey and Steven C. Grant, both of whom are officers of Enterra. Each director and officer of the Surviving Corporation will hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. See "Management -- Directors and Executive Officers".

NO SOLICITATION

    The Merger Agreement provides that Weatherford will not, and will not permit any of its subsidiaries to, or authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys or other advisors, agents or representatives to, directly or indirectly, (a) solicit, initiate or encourage the submission of, or enter into any agreement with respect to, any proposal or offer from any person (other than Enterra or any affiliate of Enterra) for a merger or other business combination, acquisition of a material amount of assets of Weatherford or acquisition of more than 30% of the outstanding voting stock of Weatherford (each such transaction being referred to herein as a "Weatherford Takeover Proposal"), or (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to lead to, a Weatherford Takeover Proposal. Notwithstanding the foregoing, prior to the vote of the Weatherford stockholders for approval and adoption of the Merger
Agreement and the Merger, Weatherford may participate in discussions or negotiations with, or furnish information to, a third party to the extent that the Weatherford Board of Directors determines, in good faith after consultation with outside counsel, that failure to take such actions could reasonably be expected to result in a breach of the Board's fiduciary obligations. Any violation of the restrictions set forth above by any officer, director or employee of Weatherford or any of its subsidiaries or any investment banker, attorney or other advisor, agent or representative of Weatherford, whether or not such person is purporting to act on behalf of Weatherford or otherwise, would be deemed to be a material breach of the Merger Agreement by Weatherford. If the Weatherford Board of Directors receives a Weatherford Takeover Proposal that, in the exercise of its fiduciary obligations (as determined in good faith after consultation with outside counsel), it determines to be a Weatherford Superior Proposal (as hereinafter defined), the Weatherford Board of Directors may withdraw or modify its approval or recommendation of the Merger Agreement or the Merger and may thereafter terminate the Merger Agreement, in each case after the fifth business day following Enterra's receipt of written notice advising Enterra that the Weatherford Board of Directors has received a Weatherford Takeover Proposal that it has determined to be a Weatherford Superior Proposal; provided that Weatherford may so terminate the Merger Agreement only if the stockholders of Weatherford have not yet voted upon the Merger and Weatherford shall have paid to Enterra $20 million. A "Weatherford Superior Proposal" shall mean any bona fide Weatherford Takeover Proposal to merge with or acquire, directly or indirectly, all the outstanding voting stock or all or substantially all the assets of Weatherford, and otherwise on terms that the Weatherford Board of Directors determines in its good faith reasonable judgment (based on the written advice of a financial advisor of nationally recognized reputation) to be more favorable to Weatherford's stockholders than the Merger. Notwithstanding the foregoing, Weatherford may take and disclose to its stockholders a position contemplated by Rule 14e-2(a) of the Exchange Act with respect to tender offers, provided that Weatherford does not withdraw or modify its position with respect to the Merger or take any action having such effect or approve or recommend a Weatherford Takeover Proposal. Enterra may terminate the Merger Agreement if the Weatherford Board of Directors or any committee thereof withdraws or modifies, or proposes to withdraw or modify, in a manner adverse to Enterra the approval or recommendation of the Weatherford Board of Directors or any such committee of the Merger Agreement or the Merger or takes any action having such effect, or approves or recommends, or proposes to approve or recommend, any Weatherford Takeover Proposal.

    The Merger Agreement provides that Enterra will not, and will not permit any of its subsidiaries to, or authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys or other advisors, agents or representatives to, directly or indirectly, (a) solicit, initiate or encourage the submission of, or enter into any agreement with respect to, any proposal or offer from any person (other than Weatherford or any affiliate of Weatherford) for a merger or other business combination, acquisition of a material amount of assets of Enterra or acquisition of more than 30% of the outstanding voting stock of Enterra (each such transaction being referred to herein as a "Enterra Takeover Proposal"), or (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to lead to, an Enterra Takeover Proposal. Notwithstanding the foregoing, prior to the vote of Enterra stockholders for approval and adoption of the Merger Agreement and the Merger, Enterra may participate in discussions or negotiations with, or furnish information to, a third party to the extent that the Enterra Board of Directors determines, in good faith after consultation with outside counsel, that failure to take such actions could reasonably be expected to result in a breach of the Board's fiduciary obligations. Any violation of the restrictions set forth above by any officer, director or employee of Enterra or any of its subsidiaries or any investment banker, attorney or other advisor, agent or representative of Enterra, whether or not such person is purporting to act on behalf of Enterra or otherwise, would be deemed to be a material breach of the Merger Agreement by Enterra. If the Enterra Board of Directors receives an Enterra Takeover Proposal that, in the exercise of its fiduciary obligations (as determined in good faith after consultation with outside counsel), it determines to be an Enterra Superior Proposal (as hereinafter defined), the Enterra Board of Directors may withdraw or modify its approval or recommendation of the Merger Agreement or the Merger and may thereafter terminate the Merger Agreement, in each case after the fifth business day following Weatherford's receipt of written notice advising Weatherford that the Enterra Board of Directors has received an Enterra Takeover Proposal that it has determined to be an Enterra Superior Proposal; provided that Enterra may so terminate the Merger Agreement only if the stockholders of Enterra have not yet voted upon the Merger and Enterra shall have paid to Weatherford $20 million. An "Enterra Superior Proposal" shall mean any bona fide Enterra Takeover Proposal to merge with or acquire, directly or indirectly, all the outstanding voting stock or all or substantially all the assets of Enterra, and otherwise on terms that the Enterra Board of Directors determines in its good faith reasonable judgment (based on the written advice of a financial advisor of nationally recognized reputation) to be more favorable to Enterra's stockholders than the Merger. Notwithstanding the foregoing, Enterra may take and disclose to its stockholders a position contemplated by Rule 14e-2(a) of the Exchange Act with respect to tender offers, provided that Enterra does not withdraw or modify its position with respect to the Merger or take any action having such effect or approve or recommend an Enterra Takeover Proposal. Weatherford may terminate the Merger Agreement if the Enterra Board of Directors or any committee thereof withdraws or modifies, or proposes to withdraw or modify, in a manner adverse to Weatherford the approval or recommendation of the Enterra Board of Directors or any such committee of the Merger Agreement or the Merger or takes any action having such effect, or approves or recommends, or proposes to approve or recommend, any Enterra Takeover Proposal.

    Pursuant to an agreement entered into with Weatherford, First Reserve and the First Reserve Funds have agreed not to directly or indirectly (i) solicit, initiate or encourage the submission of, or enter into any agreement with respect to, an Enterra Takeover Proposal or (ii) participate in any discussion or negotiation regarding, or furnish any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to lead to, an Enterra Takeover Proposal.

    Pursuant to a confidentiality agreement, dated May 12, 1995, Weatherford and Enterra each agreed, among other things, that for 18 months from the date of such agreement, neither party nor any of its respective affiliates would, absent the prior consent of the other party, (i) purchase, offer or agree to purchase, or announce an intention to purchase, directly or indirectly, any securities or assets of the other party; (ii) make, or in any way participate, directly or indirectly, in any solicitation of proxies to vote or consents, or seek to advise or influence any person with respect to the voting of any voting securities of the other party or any subsidiary thereof; (iii) initiate or support, directly or indirectly, any stockholder proposal with respect to the other party; (iv) directly or indirectly make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any extraordinary transaction involving the other party or its securities or assets or any subsidiary thereof, or (v) form, join or in any way participate in a group as defined in Section 13(d)(3) of the Exchange Act in connection with any of the foregoing.

PAYMENT IN THE EVENT OF AN ALTERNATIVE TRANSACTION

    Weatherford agreed to pay Enterra $20 million in immediately available funds promptly upon the termination of the Merger Agreement if it is terminated (i) by Enterra or Weatherford due to the existence of a Weatherford Superior Proposal,
(ii) for any reason other than a material breach by Enterra and a Weatherford Takeover Proposal shall have been made and the stockholders of Weatherford shall not have approved the Merger or (iii) by Weatherford for failure to receive, or the withdrawal of, a favorable opinion from Merrill Lynch or because of a material adverse change in the business, financial condition or results of operations of Enterra and its subsidiaries, taken as a whole (except for certain exclusions previously agreed to by Weatherford and Enterra), or the material breach (or, in some cases, a non-material breach) by Enterra of any of its representations, warranties, covenants, agreements or obligations contained in the Merger Agreement, and, within six months after such termination, Weatherford shall have entered into a definitive agreement with any person (other than Enterra or any of its affiliates) with respect to a Weatherford Takeover Proposal that is more favorable to Weatherford's stockholders than the Merger. Enterra agreed to pay Weatherford $20 million in immediately available funds promptly upon termination of the Merger Agreement if the Merger Agreement is terminated (i) by Weatherford or Enterra due to the existence of an Enterra Superior Proposal, (ii) for any reason other than a material breach by Weatherford and an Enterra Takeover Proposal shall have been made and the stockholders of Enterra shall not have approved the Merger or (iii) by Enterra for failure to receive, or the withdrawal of, a favorable opinion from Simmons or because of a material adverse change in the business, financial condition or results of operations of Weatherford and its subsidiaries, taken as a whole, or the material breach (or, in some cases, a non-material breach) by Weatherford of any of its representations, warranties, covenants, agreements or obligations contained in the Merger Agreement, and, within six months after such termination, Enterra shall have entered into a definitive agreement with any person (other than Weatherford or any of its affiliates) with respect to an Enterra Takeover Proposal that is more favorable to Enterra's stockholders than the Merger.

TERMINATION OR AMENDMENT OF MERGER AGREEMENT

    The Merger Agreement provides that it may be terminated at any time prior to the Effective Time, whether prior to or after approval by the stockholders of Weatherford or the stockholders of Enterra: (a) by mutual consent of Weatherford and Enterra; (b) by either Weatherford or Enterra if the Merger has not been effected on or before December 31, 1995; (c) by Weatherford if Merrill Lynch withdraws its written fairness opinion; (d) by Enterra if Simmons withdraws its written fairness opinion; (e) by Weatherford if a final, unappealable order shall have been entered to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, a consummation of the Merger Agreement or the transactions contemplated in connection therewith, or there is pending by any governmental body any suit challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or seeking to obtain from Enterra or any of its subsidiaries any damages that are material in relation to Enterra and its subsidiaries, taken as a whole; (f) by Enterra if a final, unappealable order shall have been entered to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, a consummation of the Merger Agreement or the transactions contemplated in connection therewith, or there is pending by any governmental body any suit challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or seeking to obtain from Weatherford or any of its subsidiaries any damages that are material in relation to Weatherford and its subsidiaries, taken as a whole; (g) by either Weatherford or Enterra if the required approval of the stockholders of Enterra or the stockholders of Weatherford for the adoption and approval of the Merger and the Merger Agreement is not received at their respective stockholders' meetings; (h) by Weatherford if (i) since the date of the Merger Agreement, there has been a material adverse change in the business, financial condition or results of operations of Enterra and its subsidiaries, taken as a whole (except for certain exclusions previously agreed to by Weatherford and Enterra), or (ii) there has been a breach by Enterra of a representation or warranty regarding capitalization, authorization and validity of the Merger Agreement, Commission filings, financial statements or the absence of brokers' fees, or there has been a breach by Enterra of any other representation or warranty contained in the Merger Agreement in any material respect (except to the extent qualified by materiality, in which case such representations and warranties shall not have been breached in any respect) by Enterra or Enterra fails to perform in any material respect any of its covenants, agreements or obligations contained in the Merger Agreement; or (i) by Enterra if (i) since the date of the Merger Agreement, there has been a material adverse change in the business, financial condition or results of operations of Weatherford and its subsidiaries, taken as a whole, or (ii) there has been a breach by Weatherford of a representation or warranty regarding capitalization, authorization and validity of the Merger Agreement, Commission filings, financial statements or the absence of brokers' fees, or there has been a breach by Weatherford of any other representation or warranty contained in the Merger Agreement in any material respect (except to the extent qualified by materiality, in which case such representations and warranties shall not have been breached in any respect) or Weatherford fails to perform in any material respect any of its covenants, agreements or obligations contained in the Merger Agreement. The Merger Agreement also may be terminated as described under "-- No Solicitation".

    The Merger Agreement provides that it may be amended or supplemented by an instrument in writing signed on behalf of each party thereto, provided that after the Merger Agreement has been approved and adopted by the stockholders of Weatherford and the stockholders of Enterra, it may be amended only as may be permitted by applicable provisions of Delaware law.

INDEMNIFICATION

    The  Merger Agreement provides  that, after the  Effective Time, Weatherford and the Surviving Corporation will indemnify the officers and directors of Enterra and any of its subsidiaries against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer or director, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time, as well as all liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, the Merger Agreement, the Merger or the transactions contemplated thereby. Pursuant to the Merger Agreement, for six years following the Effective Time the Surviving Corporation is required to use its best efforts to maintain in effect director and officer liability insurance for the indemnified officers and directors comparable to that currently maintained by Enterra; provided, however, that if the Surviving Corporation is unable to obtain such insurance for an aggregate premium of $1 million or less, or if such insurance otherwise cannot be obtained or maintained, then the Surviving Corporation will seek to obtain the best possible coverage.

         COMPARATIVE RIGHTS OF STOCKHOLDERS OF WEATHERFORD AND ENTERRA

    The rights of holders of Enterra Common Stock are currently governed by Delaware law, Enterra's Restated Certificate of Incorporation and Enterra's By-laws, as amended. Upon consummation of the Merger, holders of Enterra Common Stock will become holders of Weatherford Common Stock, and their rights as holders of Weatherford Common Stock will still be governed by Delaware law, but will then be governed by Weatherford's Restated Certificate of Incorporation and Weatherford's By-laws, as amended. Set forth below are the principal differences that could materially affect the rights of the holders of Enterra Common Stock.

SPECIAL VOTE REQUIRED FOR CERTAIN COMBINATIONS

    Section 203 of the Delaware General Corporation Law (the "DGCL") prohibits a corporation from engaging in a "business combination" (as hereinafter defined) with an "interested stockholder" (defined generally to mean a person who, together with his affiliates, owns, or if the person is an affiliate of the corporation did own within the last three years, 15% or more of the outstanding voting stock of the corporation) for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the business combination, the board of directors of the corporation approved the business combination or the transaction in which the stockholder became an interested stockholder, (ii) as a result of the business combination, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced or (iii) on or subsequent to the date of the business combination, the board of directors and the holders of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder approve the business combination. The DGCL defines a "business combination" generally as: (i) a merger or consolidation with the interested stockholder or with any other corporation if the merger or consolidation is caused by the interested stockholder, (ii) a sale or other disposition to or with an interested stockholder of assets with an aggregate market value greater than or equal to 10% or more of either the aggregate market value of all assets of the corporation or the aggregate market value of all of the outstanding stock of the corporation; (iii) with certain exceptions, any transaction resulting in the issuance or transfer by the corporation or any majority-owned subsidiary of any stock of the corporation or such subsidiary to the interested stockholder; (iv) any transaction involving the corporation or a majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of the corporation or any such subsidiary owned by the interested stockholder; or (v) any receipt by the interested stockholder of the benefit of any loans or other financial benefits provided by the corporation or any majority-owned subsidiary.

    The DGCL permits a corporation to elect not to be governed by Section 203. Both Enterra's By-laws and Weatherford's By-laws make such an election. However, Weatherford's Restated Certificate of Incorporation and By-laws contain provisions similar to Section 203 that require a higher percentage of stockholders' vote to approve a Business Combination (as hereinafter defined). Pursuant to these provisions, an "Interested Stockholder" is defined generally to mean the owner of more than 20% of the voting power of the outstanding voting stock and any affiliate of such person. The holders of at least 80% of the voting power of the then outstanding shares of capital stock of Weatherford entitled to vote must approve the Business Combination. The term "Business Combination" is defined generally to include any of the following transactions in which an Interested Stockholder is involved: (i) a merger or consolidation,
(ii) a sale or other disposition of assets having a fair market value of $1 million or more, (iii) an issuance or transfer of any securities having a fair market value of $1 million or more, (iv) a plan of liquidation or dissolution or
(v) certain transactions that increase the proportionate share of the outstanding shares of any class of equity or convertible securities owned by an Interested Stockholder or any of its affiliates. The special stockholder voting requirement of the fair price provisions is not applicable to a Business Combination if either (i) a majority of the Continuing Directors (as hereinafter defined) approves the Business Combination or (ii) certain minimum price, form of consideration and procedural requirements are satisfied. Weatherford's Restated Certificate of Incorporation generally defines "Continuing Director" to mean a director who either (i) was unaffiliated with the Interested Stockholder and was a member of the Weatherford

Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder or (ii) was designated in the appropriate manner as a Continuing Director by the other Continuing Directors.

VOTE REQUIRED FOR EXTRAORDINARY CORPORATE TRANSACTIONS

    Under the DGCL, an amendment to a corporation's certificate of incorporation requires the affirmative vote of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class, unless the corporation's certificate of incorporation provides for a higher percentage. The DGCL also provides that the holders of a majority of the outstanding stock of the corporation entitled to vote thereon may approve an agreement of merger or consolidation or the dissolution of a corporation.

    Enterra's Restated Certificate of Incorporation contains a provision requiring that any corporate action that is contingent upon approval or other action by the stockholders (other than the election of directors or corporate action that has been recommended by a vote of three-quarters of the entire Enterra Board of Directors), including amendments to Enterra's Restated
Certificate of Incorporation, be authorized only upon receiving at least three-quarters of the vote that all voting stockholders of Enterra, voting as a single class, are entitled to cast thereon. If such action is recommended by three-quarters of the entire Enterra Board of Directors, the minimum vote required under the DGCL for such actions is required for stockholder approval.

    Weatherford's Restated Certificate of Incorporation provides that the affirmative vote of the holders of at least 80% of the outstanding stock entitled to vote generally in the election of directors is required for amendments to Weatherford's Restated Certificate of Incorporation relating to written consents and special meetings of stockholders, relating to the number, election, terms, increase in the number, vacancy, removal and limitation on liability of directors, and relating to certain mergers, consolidations or dissolutions of Weatherford that involve an Interested Stockholder. See "-- Special Vote Required for Certain Business Combinations".

DISPOSITION OF ASSETS

    Under the DGCL, all sales, leases or exchanges of all, or substantially all, of the assets of a corporation must be authorized by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote thereon. Enterra's Restated Certificate of Incorporation does not provide for a different vote requirement if the transaction has been approved by three-fourths of the Enterra Board of Directors. See "-- Special Vote Required for Certain Business Combinations" for a description of the higher voting requirement in connection with asset sales involving Business Combinations with Interested Stockholders as provided in Weatherford's Restated Certificate of Incorporation and By-laws.

REMOVAL OF DIRECTORS

    The DGCL and Enterra's Restated Certificate of Incorporation provide that, subject to the rights of the holders of any outstanding shares of Series Preferred Stock, directors of Enterra may only be removed for cause by the holders of a majority of the shares then entitled to vote at an election of directors. Weatherford's Restated Certificate of Incorporation and By-laws provide that, subject to the rights of the holders of any outstanding shares of Serial Preferred Stock, no director may be removed from office, except for cause and upon the affirmative vote of the holders of at least 80% of the outstanding stock entitled to vote for the election of directors.

STOCKHOLDER CONSENT IN LIEU OF MEETING

    Enterra's By-laws provide that any action that may be taken at an annual or special meeting may be taken without a meeting by written consent of the holders of the minimum stock otherwise required to take such action at a meeting of stockholders. Weatherford's Restated Certificate of Incorporation and By-laws provide that any action required or permitted to be taken by the stockholders must be taken at a duly called annual or special meeting of the stockholders and may not be taken by written consent.

DIRECTOR QUALIFICATION AND NUMBER

    The DGCL provides that the number of directors of a Delaware corporation shall be fixed by, or in the manner provided in, the by-laws, unless such number is changed by action of the majority of the directors. Under the DGCL, a director need not be a stockholder to be qualified unless so required by the charter or by-laws. Enterra's By-laws require written notice of a stockholder's intent to nominate a director. As to the number of directors, Enterra's By-laws provide for the number of directors to be not less than three nor more than twelve and Weatherford's By-laws provide for the number of directors to be not less than six nor more than 15. Pursuant to the Stockholders Agreement, the Weatherford Board of Directors will be set at ten. See "Terms of the Merger -- Stockholders Agreement".

POWER TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

    Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation of by the bylaws. Enterra's Restated Certificate and By-laws provide that special meetings of stockholders may be called by the chairman, a majority of the board of directors, the president and chief executive, or at the written request of stockholders owning a majority of the stock that is issued and outstanding and entitled to vote. Upon such request, the secretary shall fix the date of the meeting at not less than ten days nor more than sixty days thereafter. Weatherford's Restated Certificate of Incorporation and By-laws provide that, unless otherwise prescribed by statute, special meetings of stockholders of Weatherford may be called only by the Weatherford Board of Directors pursuant to a resolution approved by a majority of the entire Weatherford Board of Directors.

                          MARKET PRICE OF COMMON STOCK

MARKET INFORMATION

    The Weatherford Common Stock and the Enterra Common Stock are traded on the NYSE under the symbols "WII" and "EN", respectively. Prior to October 19, 1994, the Weatherford Common Stock was traded on the American Stock Exchange, Inc. The following table sets forth the range of high and low closing sale prices for the Weatherford Common Stock and the Enterra Common Stock for the periods indicated, as reported on the NYSE (or, in the case of Weatherford, on the American Stock Exchange for periods prior to October 19, 1994).

                                                          WEATHERFORD             ENTERRA
                                                      --------------------  --------------------
                                                        HIGH        LOW       HIGH        LOW
                                                      ---------  ---------  ---------  ---------
1993
  First Quarter.....................................  $    9.50  $    4.75  $   22.25  $   17.00
  Second Quarter....................................      13.75       8.75      29.00      20.25
  Third Quarter.....................................      12.88       9.25      26.38      21.00
  Fourth Quarter....................................      13.38       8.50      25.25      17.75

1994
  First Quarter.....................................      11.13       8.13      21.88      18.50
  Second Quarter....................................      14.75       8.00      23.75      18.25
  Third Quarter.....................................      14.00      11.63      23.88      20.00
  Fourth Quarter....................................      12.75       8.25      23.13      18.25

1995
  First Quarter.....................................      10.50       8.50      18.75      15.25
  Second Quarter....................................      12.75       9.75      21.00      16.00
  Third Quarter (through August 28, 1995)...........      13.88      11.88      22.63      19.88

    On June 23, 1995, the last trading day prior to the announcement by Weatherford and Enterra that they had reached an agreement concerning the Merger, the closing sale prices of Weatherford Common Stock and of Enterra
Common Stock as reported by the NYSE were $11.50 and $20.88 per share, respectively.

    On August 28, 1995, the closing sale prices of Weatherford Common Stock and of Enterra Common Stock as reported by the NYSE were $12.63 and $21.13 per share, respectively.

    Following the Merger, Weatherford Common Stock will continue to be traded on the NYSE under the symbol "WII". Following the Merger, Enterra Common Stock will cease to be traded on the NYSE, and there will be no further market for such stock.

DIVIDEND INFORMATION

    Weatherford has not declared or paid dividends on the Weatherford Common Stock since December 1982 and does not anticipate paying dividends on the Weatherford Common Stock at any time in the foreseeable future. The terms of Weatherford's credit arrangements with its banks prohibit the payment by Weatherford of cash dividends on the Weatherford Common Stock.

    Enterra has not declared or paid dividends on the Enterra Common Stock since 1984 and does not currently plan to declare or pay any dividends on the Enterra Common Stock. In addition, Enterra's credit agreement with its primary lenders contains limitations on the amount of dividends that may be declared.

                        WEATHERFORD AND ENTERRA COMBINED
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The unaudited pro forma financial statements are based upon (i) the historical consolidated financial statements of Weatherford and Enterra, which are incorporated by reference in this Joint Proxy Statement/Prospectus, and should be read in conjunction with those consolidated financial statements and related notes, (ii) the unaudited historical consolidated statement of operations of the Rental Division of Odfjell Drilling and Consulting Company ("Odfjell Rental") for the period from January 1, 1994 through April 14, 1994,
(iii) the unaudited historical consolidated statement of operations of Total Energy Services Company ("TOTAL") for the period from January 1, 1994 through August 11, 1994, (iv) the unaudited historical combined balance sheet of Zapata Energy Industries as of June 30, 1995 and the audited historical combined statement of operations of Zapata Energy Industries for the eleven months ended September 30, 1994, both of which are incorporated by reference in this Joint Proxy Statement/Prospectus, and (v) the unaudited historical combined statement of operations of Zapata Energy Industries for the six months ended June 30, 1995.

    The Unaudited Adjusted Pro Forma Balance Sheet presents the combined financial position of Weatherford and Enterra as of June 30, 1995. The Unaudited Adjusted Pro Forma Balance Sheet further assumes that the transactions set forth in Enterra's June 29, 1995 contract to acquire Zapata Energy Industries were consummated as of June 30, 1995.

    The Unaudited Pro Forma Statements of Operations give effect to (i) the proposed Merger and (ii) the Reverse Stock Split by combining the results of operations of Weatherford and Enterra for the six months ended June 30, 1995 and 1994 and for each of the three years in the period ended December 31, 1994 on a "pooling of interests" basis as if Weatherford and Enterra had been combined since inception. The Unaudited Adjusted Pro Forma Statements of Operations further give effect to (i) the acquisition by Weatherford of Odfjell Rental under the purchase method of accounting, (ii) the acquisition by Enterra of TOTAL under the purchase method of accounting, (iii) the consummation of the transactions set forth in Enterra's June 29, 1995 contract to acquire Zapata Energy Industries under the purchase method of accounting and (iv) certain estimated operational and financial combination benefits of $26,800,000 per year and $8,668,000 per year resulting from the Merger and the consummation of the transactions set forth in Enterra's June 29, 1995 contract to acquire Zapata Energy Industries, respectively. The Unaudited Adjusted Pro Forma Statements of Operations were prepared assuming that the transactions itemized above were consummated as of January 1, 1994. No provision has been reflected in the unaudited pro forma financial statements for direct cash costs related to the Merger, which are expected to be approximately $28,300,000.

    The Unaudited Pro Forma Financial Statements have been prepared based upon assumptions deemed appropriate by Weatherford and Enterra and may not be indicative of actual results.

                        WEATHERFORD AND ENTERRA COMBINED

                   UNAUDITED ADJUSTED PRO FORMA BALANCE SHEET

                                 JUNE 30, 1995
                                 (IN THOUSANDS)

                                     ASSETS

                                                        PRO FORMA      HISTORICAL
                                                     ----------------  -----------
                                                       WEATHERFORD       ZAPATA               PRO FORMA
                                                       AND ENTERRA       ENERGY     -----------------------------
                                                         COMBINED      INDUSTRIES   ADJUSTMENTS(2)    ADJUSTED
                                                     ----------------  -----------  --------------  -------------
Current assets:
  Cash and cash equivalents........................  $      20,131     $     2,202   $    --        $      22,333
  Receivables, net.................................        238,078          10,198        --              248,276
  Inventories, net.................................        155,009          24,173        --              179,182
  Deferred tax assets and other....................         32,371         --             --               32,371
                                                     ----------------  -----------  --------------  -------------
    Total current assets...........................        445,589          36,573        --              482,162
                                                     ----------------  -----------  --------------  -------------
Property, plant and equipment......................      1,108,813          67,307         (7,810)      1,168,310
  Less -- Accumulated depreciation.................        653,396           7,810         (7,810)        653,396
                                                     ----------------  -----------  --------------  -------------
                                                           455,417          59,497        --              514,914
                                                     ----------------  -----------  --------------  -------------
Goodwill, net......................................        214,823          18,523         18,915         252,261
                                                     ----------------  -----------  --------------  -------------
Other assets.......................................         21,894           1,492        --               23,386
                                                     ----------------  -----------  --------------  -------------
Total assets.......................................  $   1,137,723     $   116,085   $     18,915   $   1,272,723
                                                     ----------------  -----------  --------------  -------------
                                                     ----------------  -----------  --------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Short-term debt and current portion of long-term
   debt............................................  $      17,568     $    27,228   $    (27,228)  $      17,568
  Accounts payable.................................         48,303           3,558         (3,558)         48,303
  Accrued liabilities..............................        106,676           4,743         (4,743)        106,676
                                                     ----------------  -----------  --------------  -------------
    Total current liabilities......................        172,547          35,529        (35,529)        172,547
                                                     ----------------  -----------  --------------  -------------
Long-term debt.....................................        185,986             763        135,000         320,986
                                                                                             (763)
                                                     ----------------  -----------  --------------  -------------
Deferred tax and other long-term liabilities.......         31,185          54,493        (54,493)         31,185
                                                     ----------------  -----------  --------------  -------------
Stockholders' equity:
  Common stock.....................................          5,067(1)            3             (3)          5,067
  Paid-in capital..................................        594,817(1)       20,787        (20,787)        594,817
  Retained earnings................................        152,095           4,510         (4,510)        152,095
  Cumulative translation adjustment................         (3,143)        --             --               (3,143)
  Treasury stock...................................           (831)        --             --                 (831)
                                                     ----------------  -----------  --------------  -------------
    Total stockholders' equity.....................        748,005          25,300        (25,300)        748,005
                                                     ----------------  -----------  --------------  -------------
Total liabilities and stockholders' equity.........  $   1,137,723     $   116,085   $     18,915       1,272,723
                                                     ----------------  -----------  --------------  -------------
                                                     ----------------  -----------  --------------  -------------

The accompanying notes are an integral part of the unaudited pro forma financial statements.

                        WEATHERFORD AND ENTERRA COMBINED

                UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS(3)

              FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994 AND
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1994
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                              SIX MONTHS
                                            ENDED JUNE 30,         YEAR ENDED DECEMBER 31,
                                         --------------------  -------------------------------
                                           1995       1994       1994       1993       1992
                                         ---------  ---------  ---------  ---------  ---------
Revenues...............................  $ 425,775  $ 269,939  $ 669,657  $ 493,206  $ 368,386
                                         ---------  ---------  ---------  ---------  ---------
Costs and expenses:
  Cost of sales and services...........    265,680    161,969    412,336    297,792    216,288
  Selling, general and administrative
   expenses............................     76,327     53,863    126,612     98,845     83,796
  Depreciation and amortization........     46,073     28,874     69,533     49,402     35,738
  Research and development.............      1,771      1,384      3,421      2,565      2,603
  Equity in earnings of unconsolidated
   affiliates..........................       (899)      (771)    (1,169)    (2,716)    (3,167)
  Foreign currency (gain) loss, net....       (969)    (2,027)    (2,205)       713        104
  Other (income) expense, net..........     (5,650)    (3,267)    (7,075)    (7,066)    (2,555)
  Acquisition-related costs............     --         --          2,500      4,000     --
  Unusual charges......................     28,281     --         --         --         --
                                         ---------  ---------  ---------  ---------  ---------
    Total costs and expenses...........    410,614    240,025    603,953    443,535    332,807
                                         ---------  ---------  ---------  ---------  ---------
Operating income.......................     15,161     29,914     65,704     49,671     35,579
  Interest expense.....................      8,255      2,269      8,847      4,027      3,026
  Interest income......................       (772)    (1,090)    (1,959)    (3,243)    (4,141)
                                         ---------  ---------  ---------  ---------  ---------
Income before taxes....................      7,678     28,735     58,816     48,887     36,694
  Income tax (benefit) provision,
   net.................................     (3,305)     7,790     16,958     13,635     10,292
                                         ---------  ---------  ---------  ---------  ---------
Net income before minority interests...     10,983     20,945     41,858     35,252     26,402
Minority interests.....................        311         66        119        (77)       358
                                         ---------  ---------  ---------  ---------  ---------
Net income.............................     11,294     21,011     41,977     35,175     26,760
Preferred dividends....................     --         --         --          1,153      1,538
                                         ---------  ---------  ---------  ---------  ---------
Net income to common shareholders......  $  11,294  $  21,011  $  41,977  $  34,022  $  25,222
                                         ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------
Weighted average common and common
 equivalent shares outstanding.........     50,716     41,045     44,845     38,607     34,786
                                         ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------
Income per common and common equivalent
 share(4)..............................  $    0.22  $    0.51  $    0.94  $    0.88  $    0.73
                                         ---------  ---------  ---------  ---------  ---------
                                         ---------  ---------  ---------  ---------  ---------

The accompanying notes are an integral part of the unaudited pro forma financial statements.

                        WEATHERFORD AND ENTERRA COMBINED

              UNAUDITED ADJUSTED PRO FORMA STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                  PRO FORMA                HISTORICAL          PRO FORMA
                                                    -------------------------------------  ----------   ------------------------
                                                                                                                       FURTHER
                                                                                                          ZAPATA       ADJUSTED
                                                    WEATHERFORD                              ZAPATA       ENERGY      FOR ZAPATA
                                                    AND ENTERRA                              ENERGY     INDUSTRIES      ENERGY
                                                     COMBINED     ADJUSTMENTS    ADJUSTED  INDUSTRIES   ADJUSTMENTS   INDUSTRIES
                                                    -----------   ------------   --------  ----------   -----------   ----------
Revenues..........................................   $425,775     $  --          $425,775   $  34,923   $  --          $ 460,698
                                                    -----------   ------------   --------  ----------   -----------   ----------
Costs and expenses:
  Cost of sales and services......................    265,680        (9,554)(5)   256,126      25,289     (2,374)(6)     279,041
  Selling, general and administrative expenses....     76,327        (3,846)(5)    72,481       3,840     (1,960)(6)      74,361
  Depreciation and amortization...................     46,073        --            46,073       2,916        536(7)       49,525
  Research and development........................      1,771        --             1,771      --          --              1,771
  Equity in earnings of unconsolidated
   affiliates.....................................       (899)       --              (899)     --          --               (899)
  Foreign currency (gain) loss, net...............       (969)       --              (969)     --          --               (969)
  Other (income) expense, net.....................     (5,650)       --            (5,650)       (474)     --             (6,124)
  Unusual charges.................................     28,281        --            28,281      --          --             28,281
                                                    -----------   ------------   --------  ----------   -----------   ----------
    Total costs and expenses......................    410,614       (13,400)      397,214      31,571     (3,798)        424,987
                                                    -----------   ------------   --------  ----------   -----------   ----------
Operating income..................................     15,161        13,400        28,561       3,352      3,798          35,711
  Interest expense................................      8,255        --             8,255       1,650      2,974(8)       12,879
  Interest income.................................       (772)       --              (772)       (156)     --               (928)
                                                    -----------   ------------   --------  ----------   -----------   ----------
Income before taxes...............................      7,678        13,400        21,078       1,858        824          23,760
  Income tax (benefit) provision, net.............     (3,305)        4,690(5)      1,385         820        311(8)        2,516
                                                    -----------   ------------   --------  ----------   -----------   ----------
Net income before minority interests..............     10,983         8,710        19,693       1,038        513          21,244
Minority interests................................        311        --               311      --          --                311
                                                    -----------   ------------   --------  ----------   -----------   ----------
Net income........................................   $ 11,294     $   8,710      $ 20,004   $   1,038   $    513       $  21,555
                                                    -----------   ------------   --------  ----------   -----------   ----------
                                                    -----------   ------------   --------  ----------   -----------   ----------
Weighted average common and common equivalent
 shares outstanding...............................     50,716                      50,716                                 50,716
                                                    -----------                  --------                             ----------
                                                    -----------                  --------                             ----------
Income per common and common equivalent
 share(4).........................................   $   0.22                    $   0.39                              $    0.43
                                                    -----------                  --------                             ----------
                                                    -----------                  --------                             ----------

The accompanying notes are an integral part of the unaudited pro forma financial statements.

                        WEATHERFORD AND ENTERRA COMBINED

              UNAUDITED ADJUSTED PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                         PRO FORMA           HISTORICAL                     PRO FORMA
                                        -----------  --------------------------  --------------------------------
                                        WEATHERFORD
                                        AND ENTERRA     ODFJELL
                                         COMBINED       RENTAL         TOTAL        ADJUSTMENTS        ADJUSTED
                                        -----------  -------------  -----------  ------------------   -----------
                                                                     JANUARY 1
                                        YEAR ENDED   JANUARY 1 TO    TO AUGUST                        YEAR ENDED
                                        DECEMBER 31    APRIL 14         11                            DECEMBER 31
                                        -----------  -------------  -----------                       -----------
Revenues..............................   $ 669,657     $   8,477     $ 146,390   $    --               $ 824,524
                                        -----------  -------------  -----------     ----------        -----------
Costs and expenses:
  Cost of sales and services..........     412,336         2,482       100,089         (19,108)(5)       495,799
  Selling, general and administrative
   expenses...........................     126,612         1,488        27,763          (7,692)(5)       146,261
                                                                                        (1,910)(10)
  Depreciation and amortization.......      69,533         1,301         7,833              (7)(11)       81,774
                                                                                         3,114(12)
  Research and development............       3,421        --            --            --                   3,421
  Equity in earnings of unconsolidated
   affiliates.........................      (1,169)       --            --            --                  (1,169)
  Foreign currency (gain), net........      (2,205)       --            --            --                  (2,205)
  Other (income) expense, net.........      (7,075)          (79)          517        --                  (6,637)
  Acquisition-related costs...........       2,500        --            --            --                   2,500
                                        -----------  -------------  -----------     ----------        -----------
    Total costs and expenses..........     603,953         5,192       136,202         (25,603)          719,744
                                        -----------  -------------  -----------     ----------        -----------
Operating income......................      65,704         3,285        10,188          25,603           104,780
  Interest expense....................       8,847        --             2,841             684(13)        12,295
                                                                                           (77)(14)
  Interest income.....................      (1,959)       --              (303)       --                  (2,262)
                                        -----------  -------------  -----------     ----------        -----------
Income before taxes...................      58,816         3,285         7,650          24,996            94,747
  Income taxes........................      16,958        --             2,586           9,380(5)         30,037
                                                                                           782(15)
                                                                                           331(16)
                                        -----------  -------------  -----------     ----------        -----------
Net income before minority
 interests............................      41,858         3,285         5,064          14,503            64,710
Minority interests....................         119        --               123        --                     242
                                        -----------  -------------  -----------     ----------        -----------
Net income............................   $  41,977     $   3,285     $   5,187   $      14,503         $  64,952
                                        -----------  -------------  -----------     ----------        -----------
                                        -----------  -------------  -----------     ----------        -----------
Weighted average common and common
 equivalent shares outstanding........      44,845                                       5,834(17)        50,679
                                        -----------                                 ----------        -----------
                                        -----------                                 ----------        -----------
Income per common and common
 equivalent share(4)..................   $    0.94                                                     $    1.28
                                        -----------                                                   -----------
                                        -----------                                                   -----------

                                             HISTORICAL                   PRO FORMA
                                        --------------------  ---------------------------------
                                                                               FURTHER ADJUSTED
                                                              ZAPATA ENERGY       FOR ZAPATA
                                           ZAPATA ENERGY        INDUSTRIES          ENERGY
                                             INDUSTRIES        ADJUSTMENTS        INDUSTRIES
                                        --------------------  --------------   ----------------

                                        ELEVEN MONTHS ENDED                       YEAR ENDED
                                            SEPTEMBER 30                         DECEMBER 31
                                        --------------------                   ----------------
Revenues..............................  $       72,522        $   6,014(9)     $       903,060
                                              --------        --------------   ----------------
Costs and expenses:
  Cost of sales and services..........          52,768            5,080(9)             548,899
                                                                 (4,748)(6)
  Selling, general and administrative
   expenses...........................           6,917              390(9)             149,648
                                                                 (3,920)(6)
  Depreciation and amortization.......           4,867              490(9)              88,203
                                                                  1,072(7)
  Research and development............        --                 --                      3,421
  Equity in earnings of unconsolidated
   affiliates.........................        --                 --                     (1,169)
  Foreign currency (gain), net........        --                 --                     (2,205)
  Other (income) expense, net.........        --                   (221) (9)            (6,858)
  Acquisition-related costs...........        --                 --                      2,500
                                              --------        --------------   ----------------
    Total costs and expenses..........          64,552           (1,857)               782,439
                                              --------        --------------   ----------------
Operating income......................           7,970            7,871                120,621
  Interest expense....................           3,124            4,058(8)              19,477

  Interest income.....................        --                 --                     (2,262)
                                              --------        --------------   ----------------
Income before taxes...................           4,846            3,813                103,406
  Income taxes........................           2,049            1,408(8)              33,494

                                              --------        --------------   ----------------
Net income before minority
 interests............................           2,797            2,405                 69,912
Minority interests....................        --                 --                        242
                                              --------        --------------   ----------------
Net income............................  $        2,797        $   2,405        $        70,154
                                              --------        --------------   ----------------
                                              --------        --------------   ----------------
Weighted average common and common
 equivalent shares outstanding........                                                  50,679
                                                                               ----------------
                                                                               ----------------
Income per common and common
 equivalent share(4)..................                                         $          1.38
                                                                               ----------------
                                                                               ----------------

The accompanying notes are an integral part of the unaudited pro forma financial statements.

                        WEATHERFORD AND ENTERRA COMBINED

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.   The Unaudited Adjusted Pro Forma Balance Sheet as of June 30, 1995 reflects
    (i) the Reverse Stock Split and (ii) the issuance of 23,470,000 shares of Weatherford Common Stock in exchange for all 27,775,000 shares of Enterra Common Stock outstanding at June 30, 1995, based upon the conversion rate of
    0.845 of a share (which also reflects the Reverse Stock Split) of Weatherford Common Stock for each share of Enterra Common Stock. The difference between the par value of Enterra Common Stock surrendered and the par value of Weatherford Common Stock issued upon consummation of the Merger is reflected as an increase in paid-in capital.

2. To record borrowings used to finance the transactions set forth in Enterra's June 29, 1995 contract to acquire the assets of Zapata Energy Industries and to reflect the allocation of the related purchase price and to eliminate all liabilities and equity of Zapata Energy Industries, including $52,842,000 of intercompany payables, not being acquired by Enterra.

3. There are no significant adjustments required to the historical financial data of Weatherford or Enterra to conform the accounting policies of the two companies. Certain reclassifications have been made to historical amounts to conform the financial presentation of the two companies. Specifically, net proceeds from involuntary sales of Enterra oilfield equipment totaling $2,917,000 and $2,586,000 for the six-month periods ended June 30, 1995 and 1994, respectively, and $4,900,000, $4,934,000 and $4,784,000 for the years ended December 31, 1994, 1993 and 1992, respectively, have been reclassified from revenues to other (income) expense, net. In addition, with respect to Weatherford, depreciation and amortization charges of $21,831,000 and $16,712,000 for the six-month periods ended June 30, 1995 and 1994, respectively, and $36,429,000, $28,607,000 and $17,880,000 for the years ended December 31, 1994, 1993 and 1992, respectively, have been reclassified from cost of sales and services, selling, general and administrative expenses and other (income) expense, net, to depreciation and amortization.

4. The pro forma income per common and common equivalent share is computed on the basis of the combined weighted average number of shares of common stock and common stock equivalents of Weatherford (after giving effect to the Reverse Stock Split) and Enterra for each period presented based upon the conversion rate of 0.845 of a share (which reflects the Reverse Stock Split) of Weatherford Common Stock for each share of Enterra Common Stock. Fully diluted earnings per share are equal to primary earnings per share in all periods presented.

5. To record certain estimated consolidation cost savings and operational efficiencies, and the related tax effect, associated with the Merger, primarily resulting from the combination of certain service locations and the elimination of duplicate corporate functions.

6. To record certain estimated consolidation cost savings and operational efficiencies, and the related tax effect, associated with the transactions set forth in Enterra's June 29, 1995 contract to acquire Zapata Energy Industries, primarily resulting from the combination of certain locations and the elimination of duplicate corporate functions.

7. To record additional depreciation expense and amortization of goodwill resulting from the allocation of the purchase price of Zapata Energy Industries.

8. To record additional interest expense on debt to be incurred in connection with the transactions set forth in Enterra's June 29, 1995 contract to acquire Zapata Energy Industries.

9. To record the results of operations for Zapata Energy Industries for the month of October 1993, a period prior to its purchase by Zapata.

10. To record  the cost  savings associated  with the  elimination of  salaries,
    benefits   and  related  costs  of  the  TOTAL  corporate  staff  and  other administrative personnel.

11. To adjust depreciation expense and record amortization of goodwill resulting from the allocation of the purchase price of Odfjell Rental by Weatherford.

12. To record additional depreciation expense and amortization of goodwill resulting from the allocation of the purchase price of TOTAL by Enterra.

13. To record interest expense on debt incurred by Weatherford in connection with its acquisition of Odfjell Rental.

14. To record interest cost savings associated with the lower effective interest rate on debt incurred by Enterra in connection with its acquisition of TOTAL, which debt replaced TOTAL's existing debt.

15. To record income tax expense on Odfjell Rental operations and the effect of the Odfjell Rental adjustments discussed in Notes 11 and 13 above.

16. To record income tax expense on the TOTAL operations and the effect of the TOTAL adjustments discussed in Notes 10, 12 and 14 above.

17. To adjust weighted average shares outstanding as if the 11,300,000 shares of Enterra Common Stock issued on August 12, 1994 in connection with the acquisition of TOTAL had been issued on January 1, 1994 and to reflect the conversion rate (after the Reverse Stock Split) of 0.845 of a share of Weatherford Common Stock for each share of Enterra Common Stock to be issued in the Merger.

                      WEATHERFORD SELECTED FINANCIAL DATA

    The Selected Financial Data should be read in conjunction with Weatherford's Consolidated Financial Statements and the notes thereto, which are incorporated by reference in this Joint Proxy Statement/ Prospectus. See "Incorporation of Certain Documents by Reference".

                                                SIX MONTHS
                                              ENDED JUNE 30,                     YEAR ENDED DECEMBER 31,
                                          ----------------------  -----------------------------------------------------
                                             1995        1994       1994       1993       1992      1991(1)     1990
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
                                               (UNAUDITED)
                                          ----------------------
                                                      (IN THOUSANDS EXCEPT PER SHARE AMOUNTS AND EMPLOYEES)
OPERATING RESULTS:
  Revenues:
    International.......................   $ 102,625   $  86,495  $ 186,445  $ 157,562  $ 140,239  $ 130,483  $ 116,455
    United States.......................      96,462      93,902    185,869    175,521     82,725     94,606    101,268
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
      Total.............................   $ 199,087   $ 180,397  $ 372,314  $ 333,083  $ 222,964  $ 225,089  $ 217,723
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
  Depreciation and amortization(2)......   $  21,831   $  16,712  $  36,429  $  28,607  $  17,880  $  20,781  $  22,008
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
  Operating income:
    International.......................   $  18,152   $  13,926  $  28,157  $  27,106  $  24,481  $  15,296  $   9,325
    United States.......................      11,423       9,907     17,243      9,857     (3,616)    (6,904)     5,748
    Corporate...........................      (1,876)        577       (397)    (3,633)    (1,139)    (7,721)      (720)
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
      Total.............................   $  27,699   $  24,410  $  45,003  $  33,330  $  19,726  $     671  $  14,353
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
  Income (loss) before extraordinary
   gain.................................   $  18,382   $  16,903  $  29,460  $  21,990  $  12,012  $  (7,983) $  10,152
  Extraordinary gain from debt
   settlement...........................      --          --         --         --         --         --          2,826
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss).....................   $  18,382   $  16,903  $  29,460  $  21,990  $  12,012  $  (7,983) $  12,978
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
DATA PER COMMON SHARE:
  Income (loss) before extraordinary
   gain.................................   $    0.34   $    0.31  $    0.54  $    0.42  $    0.25  $   (0.23) $    0.22
  Extraordinary gain from debt
   settlement...........................      --          --         --         --         --         --           0.08
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
  Net income (loss).....................   $    0.34   $    0.31  $    0.54  $    0.42  $    0.25  $   (0.23) $    0.30
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
                                          -----------  ---------  ---------  ---------  ---------  ---------  ---------
OTHER DATA:
  Capital expenditures, excluding
   acquisitions.........................   $  24,786   $  16,094  $  50,607  $  23,875  $  13,196  $  24,726  $  20,668
  Number of employees...................       3,156       2,963      3,158      3,030      2,252      2,247      1,749
  Weighted average shares outstanding...      54,527      54,320     54,484     49,735     42,374     41,889     39,306

                                                                         DECEMBER 31,
                                                  ----------------------------------------------------------
                                   JUNE 30, 1995     1994        1993        1992        1991        1990
                                   -------------  ----------  ----------  ----------  ----------  ----------
                                    (UNAUDITED)
                                   -------------
                                                       (IN THOUSANDS EXCEPT PERCENTAGES)
BALANCE SHEET DATA:
  Working capital.................. $    105,954  $   89,939  $  100,739  $   80,848  $   77,351  $   87,375
  Total assets.....................      459,831     453,963     354,798     219,568     224,597     226,549
  Long-term debt (including current
   portion)........................       73,645      71,963      21,151      28,281      31,340      34,743
  Stockholders' equity.............      304,548     282,200     246,819     139,625     136,115     144,635
  Total debt-to-total
   capitalization..................           19 %         20%          8%         17%         19%         19%

- ------------------------------
(1) Operating results for 1991 include nonrecurring operating expenses of $4,544,000, $8,503,000 and $5,753,000 in the international, United States and corporate segments, respectively, and an additional tax accrual of $2,000,000 for a total of $20,800,000 of nonrecurring expenses, or $0.50 per common share.
(2) Does not include amortization of deferred loan costs, which are included in interest expense, totaling $755,000 and $681,000 for the six months ended June 30, 1995 and 1994, respectively, and $1,505,000 and $1,047,000 for the years ended December 31, 1994 and 1993, respectively.

                        ENTERRA SELECTED FINANCIAL DATA

    The following selected financial data should be read in conjunction with Enterra's Consolidated Financial Statements and related notes thereto, which are incorporated by reference in this Joint Proxy Statement/Prospectus. See "Incorporation of Certain Documents by Reference".

                                               SIX MONTHS ENDED JUNE
                                                        30,                           YEAR ENDED DECEMBER 31,
                                               ----------------------  -----------------------------------------------------
                                                 1995(1)     1994(2)    1994(2)     1993       1992       1991       1990
                                               -----------  ---------  ---------  ---------  ---------  ---------  ---------
                                                    (UNAUDITED)
                                               ----------------------
                                                                  (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
OPERATING DATA
  Revenues...................................   $ 229,605   $  92,128  $ 302,243  $ 165,057  $ 150,206  $ 171,143  $ 141,447
  Operating income (loss)....................     (13,409)      5,031     20,455     14,423     15,853     30,373     18,581
  Income (loss) before income taxes and
   minority interests........................     (16,795)      5,992     18,654     18,045     18,507     34,295     23,277
  Net income (loss)..........................      (7,088)      4,108     12,517     13,185     14,748     22,217     18,221
  Net income (loss) per share................       (0.26)       0.25       0.60       0.81       0.92       1.40       1.21
OTHER DATA
  Capital expenditures, excluding
   acquisitions..............................   $  27,615   $  17,540  $  63,411  $  39,882  $  25,063  $  25,910  $  14,772
  Weighted average common shares
   outstanding...............................      27,755      16,432     20,832     16,260     16,094     15,916     15,056
  Cash dividends per common share............      --          --         --         --         --         --         --

                                                                           DECEMBER 31,
                                                    ----------------------------------------------------------
                                     JUNE 30, 1995     1994        1993        1992        1991        1990
                                     -------------  ----------  ----------  ----------  ----------  ----------
                                      (UNAUDITED)
                                     -------------
                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital..................  $    167,088   $  161,839  $  111,095  $  116,678  $  120,528  $  102,581
  Property, plant and equipment,
   net.............................       235,012      247,143     118,917      98,275      84,290      71,808
  Total assets.....................       677,892      700,007     280,804     254,922     246,105     213,867
  Long-term debt...................       128,643      123,045      --          --          --          --
  Stockholders' equity.............       443,457      452,434     227,653     209,833     197,887     172,053

- ------------------------------
(1) Operating results for the six months ended June 30, 1995 include an unusual charge of $28.3 million ($0.52 per share) related to a writedown of assets and certain restructuring charges. See Note 4 of the Notes to Consolidated Financial Statements contained in Enterra's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, which are incorporated by reference in this Joint Proxy Statement/Prospectus.

(2) Operating results for 1994 include the results of Total Energy Services Company from August 12, 1994 (the date of its acquisition by Enterra) to December 31, 1994. See Note 2 of the Notes to Enterra's Consolidated Financial Statements, contained in Enterra's Annual Report on Form 10-K for the year ended December 31, 1994, which are incorporated by reference in this Joint Proxy Statement/Prospectus.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below is certain information with respect to the persons that are expected to serve as directors (including the year of the annual meeting of the stockholders of the Surviving Corporation at which such director's current term expires) and executive officers of the Surviving Corporation.

NAME                            AGE       POSITION WITH WEATHERFORD OR ENTERRA      POSITION WITH SURVIVING CORPORATION
- --------------------------      ---      ---------------------------------------  ---------------------------------------
Thomas N. Amonett.........          51   Director of Weatherford                  Director (term expires 1998)
Philip Burguieres.........          51   Chairman of the Board, President and     Chairman of the Board, President and
                                          Chief Executive Officer of Weatherford   Chief Executive Officer (term expires
                                                                                   1996)
William E. Greehey........          59   Director of Weatherford                  Director (term expires 1996)
John A. Hill..............          53   Director of Enterra                      Director (term expires 1997)
John W. Johnson...........          50   Director of Weatherford                  Director (term expires 1997)
William E. Macaulay.......          49   Director of Enterra                      Director (term expires 1997)
Robert K. Moses, Jr.......          55   Director of Weatherford                  Director (term expires 1998)
Robert L. Parker, Sr......          71   Director of Enterra                      Director (term expires 1998)
R. Rudolph Reinfrank......          40   Director of Enterra                      Director (term expires 1998)
Roger M. Widmann..........          55   Director of Enterra                      Director (term expires 1996)
James R. Burke............          57   Senior Vice President; President --      Senior Vice President
                                          Products Division of Weatherford
M. Timothy Carey..........          51   President of Enterra's Oilfield          Senior Vice President
                                          Services and Equipment Group
M. E. Eagles..............          55   Senior Vice President; President --      Senior Vice President
                                          Services Division of Weatherford
Steven C. Grant...........          53   Senior Vice President -- Corporate       Vice President
                                          Development of Enterra
Jon Nicholson.............          52   Director of Human Resources of           Vice President
                                          Weatherford
Norman W. Nolen...........          52   Senior Vice President, Chief Financial   Senior Vice President, Chief Financial
                                          Officer and Treasurer of Weatherford     Officer and Treasurer
H. Suzanne Thomas.........          41   Senior Vice President, Secretary and     Senior Vice President, Secretary and
                                          General Counsel of Weatherford           General Counsel

    Mr. Amonett was first elected to the Weatherford Board of Directors in May 1974. Mr. Amonett has served as President of Reunion Resources Company (previously called Buttes Gas and Oil Company), a Houston, Texas-based company primarily engaged in oil and gas exploration, development and production and wine grape vineyard development, since July 1992. Previously he was Of Counsel with Fulbright & Jaworski L.L.P., Attorneys at Law, Houston, Texas, from September 1986 to July 1992. Prior thereto, he was President and a director of Houston Oil Fields Company, an oil and gas exploration and production company, from November 1982 to September 1986. He served as Chairman of the Board of Weatherford from May 1986 to May 1989. He also has served as a director of PetroCorp, Inc., a Houston, Texas-based company engaged in the exploration and production of oil and natural gas, since November 1993 and as a director of Team, Inc., a Houston, Texas-based company engaged in environmental services, since October 1994.

    Mr. Burguieres was elected President and Chief Executive Officer of Weatherford effective April 3, 1991, a director effective April 23, 1991, and Chairman of the Board effective December 10, 1992. From January 1990 to November 1990, he was Chairman of the Board, President and Chief Executive Officer of Panhandle Eastern Corporation, a company that operates interstate natural gas transmission systems. From January 1987 to November 1989, he was Chairman of the Board, from January 1986 to November 1989, Chief Executive Officer, and from April 1981 to November 1989, President and Chief Operating Officer, of Cameron Iron Works, Inc., a Houston, Texas-based company engaged in the manufacture of oilfield equipment. Mr. Burguieres is also a director of McDermott International, Inc. and Texas Commerce Bancshares.

    Mr. Greehey was first elected to the Weatherford Board of Directors in May 1984. Mr. Greehey is Chairman of the Board and Chief Executive Officer of Valero Energy Corporation, a San Antonio, Texas-based company that refines, trades and markets oil and gas and manages natural gas transmission operations. He also has been a director of Santa Fe Energy Resources, Inc., a Houston, Texas-based company engaged in oil and gas exploration and production, since March 1991.

    Mr. Hill was appointed to the Enterra Board of Directors in August 1994. He served as a director of TOTAL from June 1993 until its acquisition by Enterra. Mr. Hill has been Chairman of the Board of First Reserve since 1983. Mr. Hill is a trustee of the Putnam Funds and is a director of Snyder Oil Corporation, Maverick Tube Corporation and PetroCorp, Inc., the last two being companies in which certain of the First Reserve Funds have a substantial equity interest.

    Mr. Johnson was appointed to the Weatherford Board of Directors in November 1991. Mr. Johnson is President and a director of Permian Mud Service, Inc., a Houston, Texas-based company that manufactures and sells oilfield production chemicals. He was a director of Petco from March 1971 to November 1991, when Petco was acquired by merger with Weatherford. He has also served as Chairman of the Board of Southwest Bank of Texas, N.A., a Houston, Texas-based banking organization, since October 1982.

    Mr. Macaulay was appointed a director and Vice Chairman of Enterra in August 1994. He served as a director of TOTAL from June 1993 until its acquisition by Enterra. Mr. Macaulay has been President and Chief Executive Officer of First Reserve since 1983. Mr. Macaulay is a director of Maverick Tube Corporation and Hugoton Energy Corporation, each being a company in which certain of the First Reserve Funds have a substantial equity interest.

    Mr. Moses was first elected to the Weatherford Board of Directors in May 1978. Mr. Moses is a private investor, principally in the oil and gas exploration and oilfield services business, in Houston, Texas. He served as Chairman of the Board of Weatherford from May 1989 to December 1992.

    Mr. Parker has served as Chairman of Parker Drilling Company, which provides contract drilling services worldwide to the oil and natural gas industry, since 1977. From 1977 to December 1991, he also served as Chief Executive Officer of that company. He was first elected a director of Enterra in 1980. Mr. Parker is also a director of Bank of Oklahoma Finance Corporation, Tulsa, N.A., MAPCO, INC. and Clayton Williams Energy, Inc.

    Mr. Reinfrank has been Managing Director of the Davis Companies and a Managing General Partner of Davis Reinfrank Company, private investment firms, since May 1993. From January 1988 through June 1993, Mr. Reinfrank was Executive Vice President of Shamrock Holdings, Inc. From January 1990 through December 1992, Mr. Reinfrank also served as Managing Director of Trefoil Investors, Inc. and Shamrock Capital Advisors, Inc. Mr. Reinfrank was appointed a director of Enterra in September 1992. He previously served as a director of Enterra from 1987 through 1991. Mr. Reinfrank is also a director of Parker Drilling Company.

    Mr. Widmann was appointed a director of Enterra in August 1994. He served as a director of TOTAL from September 1993 until its acquisition by Enterra. Mr. Widmann has held various positions with Chemical Bank since 1986 and is currently Senior Managing Director of Corporate Finance for Chemical Securities Inc. Mr. Widmann is a director of Lydall, Inc. and a member of the Board of Advisors of various First Reserve funds.

    Mr. Burke was elected Senior Vice President, Corporate Development and Marketing of Weatherford effective December 12, 1991 and became President and General Manager of the Weatherford

Products Division effective March 1, 1994. From December 1989 to December 1991, he was an independent management consultant. From June 1983 to December 1989, he was Vice President of Corporate Development, and from 1976 to 1983, he was General Manager of a manufacturing operation, of Cameron Iron Works, Inc.

    Mr. Carey has been President of Enterra's oilfield services and equipment group since February 1992. From March 1991 to February 1992 he served as President and Chief Operating Officer of CRC-Evans. From April 1987 through February 1991, he served as Executive Vice President of that company and its predecessor.

    Mr. Eagles, who joined Weatherford on March 1, 1993 as Executive Vice President and President and General Manager of the Weatherford Rental and Fishing Tool Division, became Senior Vice President of Weatherford and President and General Manager of the Weatherford Services Division effective March 1, 1994. From June 1992 until March 1993, Mr. Eagles served as Senior Vice President of McDermott Inc., a marine engineering construction company, and President of McDermott Energy Services Inc., and, from November 1990 until June 1992, he served as Vice President of Marketing of McDermott Inc. Prior thereto, Mr. Eagles was employed by Cameron Iron Works, Inc. for over 30 years and served as Vice President of Sales and Marketing from October 1981 until November 1990.

    Mr. Grant joined Enterra as its Senior Vice President -- Finance and Chief Financial Officer in January 1988 and became Senior Vice President -- Corporate Development in March 1991.

    Mr. Nicholson joined Weatherford as its Director of Human Resources in February 1993. From March 1992 until January 1993, he was a human resources consultant. From July 1990 until March 1992, Mr. Nicholson served as President of Atlas Bradford Corporation, an oilfield services company, and from December 1988 until June 1990, he served as Vice President of Human Resources of Baroid Corporation, an oil services company.

    Mr. Nolen was elected Senior Vice President, Chief Financial Officer and Treasurer of Weatherford effective April 29, 1991. From March 1990 to April 1991, he was Vice President and Chief Financial Officer of Petro Source Corporation, an oil gathering and marketing company. From October 1980 to February 1990, he was Corporate Treasurer of Cameron Iron Works, Inc.

    Ms. Thomas, who joined Weatherford in January 1982 as Counsel, was elected Secretary in March 1986, Vice President and General Counsel in July 1987 and Senior Vice President in December 1989. Ms. Thomas assumed responsibilities for Human Resources, effective January 1, 1992. Prior to joining Weatherford, Ms. Thomas was an attorney with the law firm of Baker & Botts from September 1978 to December 1981.

    The Surviving Corporation's Audit Committee will consist of Messrs. Amonett (Chairman), Hill and Reinfrank, the Compensation and Stock Plans Committee will consist of Messrs. Greehey (Chairman), Moses and Widmann and the Executive and Nominating Committee will consist of Messrs. Macaulay (Co-Chairman), Moses (Co-Chairman), Burguieres, Johnson and Parker.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    WEATHERFORD. The following table sets forth certain information with respect to Weatherford Common Stock beneficially owned as of the Record Date (except as otherwise noted) by (i) persons who are known to Weatherford to be the beneficial owners of 5% or more of Weatherford Common Stock, (ii) each of the five highest paid executive officers of Weatherford during 1995, (iii) each director of Weatherford, and (iv) all Weatherford officers and directors as a group, including pro forma information for such persons assuming that the Merger had been consummated at such date. For purposes of this Joint Proxy Statement/Prospectus, beneficial ownership is defined in accordance with the rules of the Commission to mean generally the power to vote or dispose of shares, regardless of any economic interest therein. The persons listed have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table. The table does not reflect the Reverse Stock Split.

                                                               SHARES OWNED                   PERCENT OWNED
                                                               DIRECTLY OR     PERCENT OF     FOLLOWING THE
NAME AND ADDRESS                                              INDIRECTLY(1)(2)    CLASS           MERGER
- ------------------------------------------------------------  --------------  ------------  ------------------
FMR Corp. and Edward C. Johnson 3d (3) .....................      5,237,133          9.6%          9.95%(4)
 82 Devonshire Street
 Boston, MA 02109
Jurika & Voyles, Inc. (5) ..................................      3,703,706          6.8%           3.7%
 1999 Harrison Street, Suite 700
 Oakland, CA 94612
Thomas N. Amonett (6) ......................................         24,151        *                *
Thomas C. Brown (6) ........................................         22,576        *                *
Philip Burguieres (7) ......................................        436,528        *                *
J. Kelly Elliott ...........................................          6,660        *                *
William E. Greehey (6) .....................................         40,176        *                *
John W. Johnson (6)(8) .....................................        161,343        *                *
Robert K. Moses, Jr. (6)(9) ................................        897,741          1.7%           *
W. Randolph Smith (6)(10) ..................................        113,330        *                *
James R. Burke (11) ........................................         70,421        *                *
M.E. Eagles (12) ...........................................         51,793        *                *
Norman W. Nolen (13) .......................................         68,911        *                *
H. Suzanne Thomas (14) .....................................        106,775        *                *
All directors and executive officers as a group (12 in
 number) ...................................................      2,000,406          3.7%           2.0%

- ------------------------
 *   Denotes ownership of less than one percent.
(1) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings made with the Commission.
(2) Includes shares held under Weatherford's Employee Stock Purchase Plan in the accounts of participants, as to which shares such participants have sole voting power and no dispositive power prior to withdrawal of such shares from such plan. Shares may be withdrawn from such plan by a participant on March 31 of each year upon written notice by such participant. Also includes shares held under Weatherford's 401(k) Savings Plan in the accounts of participants, as to which shares such participants have sole voting and dispositive power. Also includes shares subject to acquisition within 60 days of the Record Date by such person or group.
(3) Based upon information contained in Amendment No. 4 to a joint Schedule 13G dated February 13, 1995, filed with the Commission by Edward C. Johnson 3d and FMR Corp., on behalf of itself and its subsidiaries, Fidelity Management & Research Company (beneficial owner of 3,617,800 shares of Weatherford Common Stock), Fidelity American Special Situations Trust (beneficial owner of 46,000 shares of Weatherford Common Stock), Fidelity Management Trust Company (beneficial owner of 1,619,333 shares of Weatherford Common Stock) and Fidelity International Limited (beneficial owner of 46,000 shares of Weatherford Common Stock). FMR Corp. and Mr. Johnson each has sole dispositive power with respect to 5,237,133 shares. FMR Corp. has sole voting power with respect to 1,603,733 shares, and Mr. Johnson has sole voting power with respect to none of the shares.
(4) This percentage also reflects the shares of Weatherford Common Stock to be received in the Merger by the indicated stockholder as a result of the conversion of Enterra Common Stock currently held by such stockholder.

(5)  Based upon information contained in a Schedule 13G dated February 27, 1995, filed with the  Commission. Jurika  & Voyles, Inc.  has shared  dispositive power with respect to 3,703,706 shares and shared voting power with respect to 3,553,606 shares.
(6)  Includes 5,000 shares subject to acquisition by the director within 60 days of  the Record Date  pursuant to Weatherford's  Non-Employee Director Stock
     Option Plan.
(7)  Includes (a) 2,000  shares held by  Mr. Burguieres' wife,  with respect  to which  he has no voting or dispositive  power, (b) 1,000 shares held by Mr.
     Burguieres as custodian for his minor  child, with respect to which he  has sole  voting  and  dispositive power,  and  (c)  1,000 shares  held  by Mr.
     Burguieres' adult  child,  with  respect  to which  he  has  no  voting  or dispositive  power; Mr.  Burguieres disclaims  beneficial ownership  of all such shares.  Also includes  (a) 60,500  shares granted  to Mr.  Burguieres pursuant  to the Restricted Plan  with respect to which  he has sole voting power  and  no  dispositive  power,  and  (b)  180,000  shares  subject  to acquisition  by Mr. Burguieres  within 60 days pursuant  to the 1991 Option
     Plan.
(8)  Does not  include  2,305,755 shares  owned  by Permian  Mud  Service,  Inc.
     ("Permian")  as of the Record Date. Mr.  Johnson is a director, officer and substantial beneficial shareholder of Permian  and therefore may be  deemed to be a beneficial owner of the shares of the Common Stock held by Permian;
     Mr. Johnson disclaims beneficial ownership of all such shares. Includes (a)
     12,000  shares held by Mr.  Johnson as a trustee  of various trusts for his children, with respect to which he  has sole voting and dispositive  power, and  (b)  240 shares  held as  custodian for  Mr. Johnson's  children, with respect to which  he has  sole voting  and dispositive  power; Mr.  Johnson disclaims beneficial ownership of all such shares.
(9)  Includes  (a) 1,250 shares held  by Mr. Moses' adult  son supported by him, with respect to which Mr. Moses has no voting or dispositive power, and (b)
     an aggregate  of  90,000 shares  held  in  various trusts  for  Mr.  Moses'
     children,  his brother and his  sister, of which Mr.  Moses is the trustee, with respect to which Mr. Moses has sole voting and dispositive power;  Mr.
     Moses  disclaims beneficial ownership of all  such shares. Does not include
     (a) an aggregate of  105,000 shares held in  various trusts for Mr.  Moses'
     children,  of which shares Mr. Smith, a director of Weatherford, has shared voting and dispositive power as a co-trustee, and (b) 3,703 shares in trust for Mr. Moses' adult son, of which shares Mr. Moses' ex-wife is trustee and with respect to which Mr. Moses  has no voting or dispositive power;  since
     Mr.  Moses is not a trustee of such trusts and has no voting or dispositive power, he disclaims beneficial ownership of all such shares.
(10) Includes 105,000 shares held by Mr.  Smith as co-trustee of various  trusts for  the children of Mr. Moses, a  director of Weatherford, with respect to which Mr. Smith has  shared voting and dispositive  power; since Mr.  Smith has  no  relationship  to  the  beneficiaries of  the  trusts  by  blood or marriage, he disclaims beneficial ownership of all such shares.
(11) Includes (a) 17,326 shares granted to Mr. Burke pursuant to the  Restricted
     Plan  with respect  to which  he has sole  voting power  and no dispositive power, and (b) 25,000 shares subject to acquisition by Mr. Burke within  60 days pursuant to the 1991 Option Plan.
(12) Includes (a) 20,850 shares granted to Mr. Eagles pursuant to the Restricted
     Plan  with respect  to which  he has sole  voting power  and no dispositive power, and (b) 16,666 shares subject to acquisition by Mr. Eagles within 60 days pursuant to the 1991 Option Plan.
(13) Includes (a) 13,326 shares granted to Mr. Nolen pursuant to the  Restricted
     Plan  with respect  to which  he has sole  voting power  and no dispositive power, and (b) 31,833 shares subject to acquisition by Mr. Nolen within  60 days  pursuant to  Weatherford's 1987 Stock  Option Plan  (the "1987 Option
     Plan") and 1991 Option Plan.
(14) Includes (a) 13,326 shares granted to Ms. Thomas pursuant to the Restricted
     Plan with respect  to which she  has sole voting  power and no  dispositive power, and (b) 32,333 shares subject to acquisition by Ms. Thomas within 60 days pursuant to the 1987 Option Plan and 1991 Option Plan.

    ENTERRA. The following table sets forth certain information with respect to Enterra Common Stock beneficially owned as of the Record Date (except as otherwise noted) by (i) persons who are known to Enterra to be the beneficial owners of 5% or more of Enterra Common Stock, (ii) each of the five highest paid executive officers of Enterra, (iii) each director of Enterra, and (iv) all Enterra officers and directors as a group, including pro forma information for such persons assuming that the Merger had been consummated at such date. The persons listed have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                     SHARES OWNED                    PERCENT OWNED
                                                     DIRECTLY OR     PERCENT OF      FOLLOWING THE
NAME AND ADDRESS                                    INDIRECTLY(1)(2)    CLASS          MERGER(3)
- --------------------------------------------------  --------------  ------------  -------------------
First Reserve Corporation (4) ....................     11,212,349         40.3%            18.7%
 475 Steamboat Road
 Greenwich, CT 06830
FMR Corp. (5) ....................................      2,872,300         10.3%            9.95%(6)
 82 Devonshire Street
 Boston, MA 02109
James M. Ballengee (7) ...........................         43,332        *                 *
M. Timothy Carey (8) .............................         35,235        *                 *
Lee Daniel .......................................         37,950        *                 *
Thomas J. Edelman ................................         10,000        *                 *
C. Paul Evans ....................................         21,632        *                 *
Steven C. Grant ..................................         16,069        *                 *
John A. Hill (9) .................................     11,212,349         40.3%            18.7%
Steven W. Krablin ................................         19,657        *                 *
William E. Macaulay (9) ..........................     11,212,349         40.3%            18.7%
Robert L. Parker, Sr. ............................         65,934        *                 *
R. Rudolph Reinfrank .............................         15,000        *                 *
Roger M. Widmann .................................         10,000        *                 *
D. Dale Wood .....................................        179,866        *                 *
All directors and officers as a group (14 persons)
 (10) ............................................     11,673,936         41.5%            19.4%

- ------------------------
 *   Denotes ownership of less than one percent.

(1) On the Record Date there were 27,822,950 shares of Enterra Common Stock outstanding. Shares not outstanding but beneficially owned by a given person are deemed outstanding for purposes of computing the percentage of Enterra Common Stock owned by such person, but not for purposes of computing the percentage owned by any other person.

(2) This column includes shares subject to options granted pursuant to the Enterra Corporation Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan") and the Enterra Corporation Stock Option Plan (the "Stock Option Plan") which are exercisable within 60 days of the Record Date. Under the Non-Employee Directors Plan, Messrs. Edelman and Widmann each hold unexercised options to purchase 10,000 of such shares, Messrs. Ballengee, Daniel and Parker each hold unexercised options to purchase 17,500 of such shares, and Mr. Reinfrank holds unexercised options to purchase 15,000 of such shares. Under the Stock Option Plan, Mr. Carey holds exercisable options to purchase 25,000 of such shares, Mr. Evans holds exercisable options to purchase 16,667 of such shares, Mr. Grant holds exercisable options to purchase 13,532 of such shares, Mr. Krablin holds exercisable options to purchase 16,682 of such shares and Mr. Wood holds exercisable options to purchase 178,533 of such shares.

(3)  Represents the  indicated  stockholder's percentage  ownership  Weatherford
     Common Stock to be outstanding following the Merger.

(4) As reflected in Amendment No. 1 to Schedule 13D filed with the Commission on June 30, 1995. Represents shares owned by the following First Reserve
     Funds: American Gas & Oil Investors, Limited Partnership -- 1,993,529; AmGO
     II,  Limited  Partnership --  1,233,907; AmGO  III, Limited  Partnership --
     597,408; First Reserve Secured Energy  Assets Fund, Limited Partnership  --
     2,323,562;  First Reserve Fund  V, Limited Partnership  -- 3,355,254; First
     Reserve Fund V-2, Limited  Partnership -- 838,427;  and First Reserve  Fund
     VI, Limited Partnership -- 870,262. First Reserve is the general partner of each of such First Reserve Funds. First Reserve, in its role as managing general partner of the First Reserve Funds and acting on behalf of the First Reserve Funds, has the power to cause each First Reserve Fund to dispose of or vote shares of Enterra Common Stock held by it. The principal beneficial owners of the common stock of First Reserve are its executive officers, including Messrs. Macaulay and Hill.

(5) As reflected in Amendment No. 4 to Schedule 13G filed with the Commission on February 13, 1995. These shares are beneficially owned as of December
     31, 1994 by FMR Corp., a parent holding company of various investment adviser companies. Of these, Fidelity Management and Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 2,572,900 shares of Enterra Common Stock outstanding as a result of acting as investment adviser to several investment companies registered under Section
     8 of the Investment Company Act of 1940.

(6) Also includes shares of Weatherford Common Stock held by the indicated stockholder prior to the Merger.

(7)  This figure  also includes  242 shares  that  are owned  of record  by  Mr.
     Ballengee's wife, of which beneficial ownership is disclaimed.

(8) Includes five shares that are owned of record by Mr. Carey's son, of which beneficial ownership is disclaimed.

(9) This figure equals all shares beneficially owned by First Reserve of which Mr. Hill is Chairman and Mr. Macaulay is President and Chief Executive
     Officer. Both Messrs. Hill and Macaulay disclaim beneficial ownership as to all such shares.

(10) Includes an aggregate of 337,914 shares subject to stock options under the Stock Option Plan and the Non-Employee Directors Plan, 14,495 shares held by participants in the 401(k) Plan and 6,912 shares held by participants in the Enterra Compression Company and Affiliated Companies Retirement and
     Savings Plan.

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
     PROPOSAL TO AMEND WEATHERFORD'S RESTATED CERTIFICATE OF INCORPORATION

    On August 28, 1995, the Weatherford Board of Directors approved and adopted the amendment of Weatherford's Restated Certificate of Incorporation to effect the Reverse Stock Split and the Name Change. At the Weatherford Special Meeting, Weatherford's stockholders are being asked to approve and adopt such amendment.

    REASONS FOR THE REVERSE STOCK SPLIT. Upon consummation of the Merger without giving effect to the Reverse Stock Split, there would be 101.4 million shares of Weatherford Common Stock outstanding. The Board of Directors believes, based on the advice of Merrill Lynch, that the existing per share market price of the Weatherford Common Stock may impair the acceptability of the Weatherford Common Stock to certain institutional investors and other members of the investing public, and that the Weatherford Common Stock would be more attractive to such investors if the per share market price were higher. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the Weatherford Common Stock, the type of investor who acquires it or Weatherford's reputation in the financial community. In practice, this is not necessarily the case.

    The Weatherford Board of Directors believes that the decrease in the number of shares of Weatherford Common Stock outstanding as a consequence of the Reverse Stock Split and the resulting anticipated increased per share market price should encourage greater interest in the Weatherford Common Stock by the financial community and the investing public and possibly promote greater liquidity for Weatherford's stockholders. Weatherford's earnings per share will increase proportionately as a result of the Reverse Stock Split.

    EFFECTS OF REVERSE STOCK SPLIT. If the Reverse Stock Split is approved by the stockholders of Weatherford, the result would be that each two shares of Weatherford Common Stock held at the Effective Time will be converted into one share of new Weatherford Common Stock.

    Weatherford currently has 80 million shares of Weatherford Common Stock authorized. The Reverse Stock Split will not affect such number of authorized shares.

    Each of Weatherford's employee and director stock-based benefit plans provides that adjustments will be made in the number, class and per share price of shares of Weatherford Common Stock issuable under such plan in the event of a capital readjustment or other increase or reduction in the number of shares of Weatherford Common Stock outstanding that is effected without receipt of compensation by Weatherford.

    TAX EFFECT OF REVERSE STOCK SPLIT. No gain or loss will be recognized by a holder of Weatherford Common Stock who receives only shares of new Weatherford Common Stock as a result of the Reverse Stock Split. A cash payment received by a holder of Weatherford Common Stock in lieu of a fraction of a share of new Weatherford Common Stock will be treated as if a fraction of a share of new Weatherford Common Stock had been received by such holder as a result of the Reverse Stock Split and then redeemed by Weatherford. Accordingly, such holder may be treated for U.S. Federal income tax purposes as having received a distribution with respect to the stock owned by such holder taxable as a dividend under Section 301 of the Code to the extent of Weatherford's current or accumulated earnings and profits. The receipt of the cash payment will not be treated as a sale or exchange of the fraction of a share of new Weatherford Common Stock unless the holder's interest in Weatherford Common Stock is completely terminated by such transaction or unless (i) the ratio of the voting stock owned by the holder (including stock attributed to the holder under Section 302(c) of the Code) immediately after the Reverse Stock Split to all the voting stock of Weatherford is less than 80% of the same ratio for the voting stock owned by the holder immediately before the Reverse Stock Split and (ii) the holder owns less than 50% of the voting stock of Weatherford. If the holder's interest in Weatherford is not completely terminated or the tests described in (i) and (ii) of the preceding sentence are not satisfied, the transaction will still be treated for U.S. Federal income tax purposes as a sale or exchange rather than a dividend if it is "not essentially equivalent to a dividend"; for example, where a holder's interest in Weatherford is minimal (an interest of less than 1% should satisfy this requirement), the holder exercises no control over Weatherford and the holder's interest in Weatherford Common Stock is actually reduced as a result of the Reverse Stock Split. In determining whether

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
a holder's interest in Weatherford Common Stock has been reduced or completely terminated, the holder is deemed, under the constructive ownership rules of
Section 302(c) of the Code, to own any shares in Weatherford Common Stock owned by certain related persons and entities. If the receipt of the cash payment is treated as a distribution taxable as a dividend, then the holder's tax basis in the redeemed fraction of a share of new Weatherford Common Stock will be transferred to any remaining Weatherford Common Stock held by such holder. If the holder does not retain any Weatherford Common Stock, then he or she may lose such basis entirely.

    If a receipt of cash in lieu of a fraction of a share of new Weatherford Common Stock qualifies as a sale or exchange for U.S. Federal income tax purposes, the redeemed holder will recognize taxable gain or loss equal to the difference between the amount of cash received by such holder from Weatherford and the holder's tax basis in such fraction of a share. Such gain or loss will be capital gain or loss, provided that the holder has held such stock as a capital asset.

    THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH WEATHERFORD STOCKHOLDER SHOULD CONSULT A TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES OF THE REVERSE STOCK SPLIT THAT MAY APPLY TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION OF THE STATE INHERITANCE AND GIFT TAX LAWS AND OF STATE, LOCAL AND FOREIGN TAX LAWS.

    EXCHANGE OF CERTIFICATES. As soon as practicable following the Effective Time, Weatherford will cause American Stock Transfer & Trust Company, which will act as Exchange Agent, to mail to each record holder of Weatherford Common Stock immediately prior to the Effective Time, a letter of transmittal and other information advising such holder of the effectiveness of the Reverse Stock Split and for use in exchanging old Weatherford Common Stock certificates for certificates representing shares of new Weatherford Common Stock and cash in lieu of a fraction of a share. Letters of transmittal also will be available following the Effective Time at the offices of the Exchange Agent. SHARE CERTIFICATES SHOULD NOT BE SURRENDERED FOR EXCHANGE BY STOCKHOLDERS OF WEATHERFORD PRIOR TO APPROVAL OF THE REVERSE STOCK SPLIT AND THE RECEIPT OF A LETTER OF TRANSMITTAL.

    No certificate for a fraction of a share of Weatherford Common Stock will be issued in the Reverse Stock Split. Each stockholder of Weatherford otherwise entitled to a fraction of a share will, upon surrender of Weatherford Common Stock certificates held by such holder, be paid an amount in cash equal to the value of such fraction of a share based upon the closing price of Weatherford Common Stock on the NYSE on the last trading day prior to the Effective Time. No interest will be paid on such amount and all shares of Weatherford Common Stock held by a record holder will be aggregated for purposes of computing the number of shares of new Weatherford Common Stock subject to the Reverse Stock Split.

    REASONS FOR THE NAME CHANGE. Weatherford and Enterra have agreed that Weatherford's name would be changed to "Weatherford Enterra, Inc." at the Effective Time. Managements of both companies believe that the Surviving Corporation would benefit from the immediate name recognition of both companies in the markets in which they do business.

    VOTE REQUIRED AND RECOMMENDATION FOR APPROVAL. The Weatherford Board of Directors has approved and adopted the proposed amendments to Weatherford's Restated Certificate of Incorporation. However, the proposed amendment will not be implemented unless the holders of a majority of the shares of Weatherford Common Stock present in person or represented by proxy and entitled to vote at the Weatherford Special Meeting vote "for" the approval and adoption of the amendments to Weatherford's Restated Certificate of Incorporation. None of the Merger, the Merger Agreement, the Reverse Stock Split and the Name Change will be effected unless all such matters are approved and adopted by the stockholders of Weatherford and the Merger and the Merger Agreement are approved and adopted by the stockholders of Enterra. The amendment to the 1991 Option Plan will not be effected unless the Merger, the Merger Agreement, the Reverse Stock Split and the Name Change are approved and adopted by the stockholders of Weatherford and the Merger and the Merger Agreement are approved and adopted by the stockholders of Enterra. The amendment to the Restricted Plan will be effected regardless of whether any of the other proposals are approved and adopted by the stockholders of Weatherford. The Merger, the Merger Agreement, the Reverse Stock Split and the Name Change will be effected regardless of whether either or both of the amendments to the 1991 Option Plan and the Restricted Plan are approved and adopted by the stockholders of Weatherford.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENTS TO WEATHERFORD'S RESTATED CERTIFICATE OF INCORPORATION.

             PROPOSAL TO AMEND WEATHERFORD'S 1991 STOCK OPTION PLAN

    On August 28, 1995, the Weatherford Board of Directors approved and adopted the amendment of the 1991 Option Plan that will make an additional 3,000,000 shares of Weatherford Common Stock (before giving effect to the Reverse Stock Split) available for issuance upon the exercise of options granted under the 1991 Option Plan. Weatherford's stockholders are being asked to approve and adopt such amendment.

    As of the Record Date, approximately 2,575,000 shares of Weatherford Common Stock (before giving effect to the Reverse Stock Split) would have been required to satisfy unexercised Enterra Options. The purpose of this amendment is to provide sufficient available shares to satisfy unexercised Enterra Options that are replaced by substitute options, and to provide additional shares for future option grants, under the 1991 Option Plan. The shares underlying each such substitute option will be registered under the Securities Act even if the proposed amendment to the 1991 Option Plan is not approved by the stockholders of Weatherford. See "Terms of the Merger -- Enterra Options".

    The 1991 Option Plan has been approved previously by the stockholders of Weatherford. The following summary of the major provisions of the 1991 Option Plan, including the amendment thereto approved by the Weatherford Board of Directors and proposed herein, is necessarily incomplete and is, therefore, qualified in its entirety by reference to the detailed provisions of the 1991 Option Plan.

    ADMINISTRATION. The 1991 Option Plan is administered by the Compensation and Stock Plans Committee of the Weatherford Board of Directors (the
"Committee"). The Committee has the authority to determine which eligible employees of Weatherford shall receive options under the 1991 Option Plan, the times at which the options are to be granted, whether such options shall constitute incentive stock options ("Incentive Options"), as described in
Section 421A of the Code, or options not intended to qualify as Incentive Options ("Nonqualified Options"), the number of shares covered by the option in each case, the duration of the options, when the options may be exercised and other terms and conditions applicable to each option granted under the 1991 Option Plan.

    SHARES SUBJECT TO OPTION. As of the Record Date, a total of 970,128 shares were subject to options granted under the 1991 Option Plan and 627,789 shares were available for future option grants under the 1991 Option Plan. Weatherford Common Stock issued upon the exercise of options granted under the 1991 Option Plan may consist of authorized but unissued shares or shares reacquired by Weatherford and held as treasury stock. If an option under the 1991 Option Plan expires or terminates before it has been exercised in full, the shares of Weatherford Common Stock allocable to the unexercised portion of such option may again be subject to the granting of options under the 1991 Option Plan. The number of shares available for the granting of options and subject to issuance upon the exercise of any outstanding options, and option prices, as herein described, are to be adjusted in the event of any subdivision or consolidation of shares or other capital readjustment, payment of a stock dividend, merger, consolidation or similar transaction affecting the Weatherford Common Stock.

    ELIGIBILITY. Subject to selection by the Committee, any executive officer or other key employee (including an officer who may be a member of the Weatherford Board of Directors) of Weatherford, or of any subsidiary corporation, is eligible to be granted one or more Incentive Options under the 1991 Option Plan. Subject to selection by the Committee, any executive officer or other key employee (including an officer who may be a member of the Weatherford Board of Directors) of Weatherford or any parent or subsidiary corporation, and any other person who provides services to Weatherford and such related corporations, is eligible to be granted one or more Nonqualified Options. As of the Record Date, approximately 100 employees and officers of Weatherford and its subsidiary and affiliated corporations were eligible to participate in the 1991 Option Plan.

    OPTION PRICE. The exercise price of each option must be equal to or greater than 100% of the fair market value of the Weatherford Common Stock on the date such option is granted. In the case of an Incentive Option granted under the 1991 Option Plan to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Weatherford, the option price per share may not be less than 110% of the fair market value of a share of Weatherford Common Stock on the date the option is granted. A holder of an option granted under the 1991 Option Plan may exercise his or her option by paying the option exercise price (i) in cash, (ii) subject to certain conditions, in whole or in part by delivery of shares of Weatherford Common Stock previously acquired by such holder or (iii) subject to the provisions of Rule 16b-3 promulgated under the Exchange Act, by delivery of irrevocable instructions to a broker to promptly deliver to Weatherford the option exercise price, either from loan proceeds or sale of shares proceeds.

    DURATION OF OPTIONS. Options may be made exercisable during any specified period of time from the date such option is granted, but in no event shall the exercise period of an option exceed ten years. In the case of any employee of Weatherford who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Weatherford, the option period for any Incentive Option may not exceed five years.

    MAXIMUM GRANT.   The maximum aggregate  number of shares  for which any  one individual may be granted an option under the 1991 Option Plan during any 12-month period is 200,000 shares.

    MAXIMUM VALUE OF STOCK SUBJECT TO INCENTIVE OPTIONS. To the extent the aggregate fair market value of Incentive Options measured as of the date of grant exceeds $100,000 in the year in which the options are first exercisable, the excess may not be considered Incentive Options.

    TRANSFERABILITY.    Options  granted  under the  1991  Option  Plan  will be
transferable only by will or under the laws of descent and distribution.

    EXERCISE OF OPTIONS. Options shall become exercisable from time to time, in whole or in part, beginning one year after the date of grant. Except as provided otherwise herein, an option is exercisable by the optionee only while the individual continues the employment relationship or other affiliation with Weatherford. If an optionee retires under the then established rules of Weatherford, if he or she terminates employment by reason of disability, or if his or her employment terminates by reason of a change of control (as described below), his or her then outstanding vested options shall be exercisable for a period ending on the earlier of the expiration date of the options and three months following his or her termination. In the event of the death of an optionee before the date of expiration of such option, such option will terminate on the earlier of such date of expiration and one year following the date of death. If an optionee's employment is terminated for reasons other than retirement, disability, change of control or death, and provided such termination did not occur because of his or her dishonesty or competition, his or her then outstanding vested options shall be exercisable for a period ending on the earlier of the expiration date of such options and 30 days following his or her termination.

    CHANGE OF CONTROL. The 1991 Option Plan provides that if there is a fundamental corporate change, an optionee has the right to (i) surrender all outstanding options, whether or not then exercisable, for a cash payment equal to the amount by which the option price for shares covered by the option is exceeded by the then fair market value of such shares, or, if applicable, the price for such shares offered to stockholders of Weatherford in connection with any such fundamental corporate change, unless to do so would cause a transaction otherwise eligible for "pooling of interests" accounting treatment under Accounting Principles Board Opinion No. 16 to be ineligible for such treatment, in which the case the optionee would receive shares of Weatherford Common Stock equal in value to the cash payment he or she would have received, or (ii) exercise all outstanding options, which would automatically vest, for a period ending on the earlier of the expiration date of the options and three months after the date of his or her termination of employment. The 1991 Option Plan includes as a fundamental corporate change (i) a change of control, defined as a third person becoming the beneficial owner of 20% or more of the voting securities of Weatherford, without the consent of the Weatherford Board of Directors, or a situation where, as a result of a contested election for directors, the persons who were directors of Weatherford before the election cease to constitute a majority of the Weatherford Board of Directors; (ii) any merger or consolidation of Weatherford in which Weatherford is not the surviving corporation; (iii) the dissolution of Weatherford; or (iv) the sale of all or substantially all of Weatherford's assets to any other person or entity. The acceleration of vesting or the use of Weatherford funds for payment of cash to option holders upon the occurrence of a fundamental corporate change may be seen as an anti-takeover provision and may have the effect of discouraging such fundamental corporate changes.

    AMENDMENTS. The Weatherford Board of Directors has the power to modify, revise or terminate the 1991 Option Plan. However, unless it shall have obtained the approval of the stockholders of Weatherford, the Weatherford Board of Directors may not (i) materially increase the benefits accruing to persons holding options granted under the 1991 Option Plan; (ii) change the aggregate number of shares of Weatherford Common Stock issuable upon the exercise of options granted under the 1991 Option Plan; (iii) reduce the per share exercise price of any option to an amount less than the fair market value per share at the time the option is granted; or (iv) change the class of employees eligible to receive options. The Weatherford Board of Directors also will have the power to make such changes in the 1991 Option Plan or in any outstanding Incentive Option granted under the 1991 Option Plan to qualify as an incentive stock option or other stock option that will receive preferential Federal income tax treatment.

    NEW PLAN BENEFITS. The benefits received by or amounts allocable to optionees under the 1991 Option Plan as a result of the proposed amendment to increase the number of shares available under the 1991 Option Plan are not determinable.

    VALUATION. The fair market value of the Weatherford Common Stock was $12.75 per share on August 28, 1995.

    EFFECTIVE  DATE AND DURATION.   The 1991 Option Plan  became effective as of
March 19, 1991, and no option will be granted under this plan after March 18, 2001.

    TAX CONSEQUENCES. The grant of Incentive Options under the 1991 Option Plan will not result in income tax consequences to either Weatherford or the optionee. Persons exercising Incentive Options granted under the 1991 Option Plan generally will not realize ordinary income in the year in which the Incentive Option is exercised, although the exercise will result in an adjustment for calculating the alternative minimum taxable income and may require the payment of an alternative minimum tax. Such persons generally are expected to realize income in the year in which the shares purchased are sold or disposed of, in an amount equal to the excess of the amount received from the sale of such shares over the exercise price paid for such shares. For Federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after transfer of the shares to the optionee. If a qualifying disposition is made, the gain will be taxed to the optionee as capital gain. If either of these holding periods is not satisfied, then a qualifying disposition will result. If a disqualifying disposition occurs, the gain will be taxed to the optionee as ordinary income. If the optionee makes a disqualifying disposition of the purchased shares, then Weatherford will be entitled to a tax deduction in the taxable year in which such disposition occurs in an amount equal to the income realized by the optionee in the taxable year in which he or she realizes the income. In no other instance will Weatherford be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    The grant of Nonqualified Options under the 1991 Option Plan will not result in income tax consequences to either Weatherford or the optionee. An optionee generally will realize ordinary income in the year in which a Nonqualified Option is exercised in an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price. Weatherford ordinarily will be entitled to a tax deduction in an amount equal to the amount of income realized by the optionee with respect to the exercised option in the taxable year in which the optionee realizes the income.

    PARACHUTE PAYMENTS. In situations where options are exercised following a fundamental corporate change, income recognized by optionees upon exercise of options may constitute "parachute payments" under certain provisions of the Code. In general, a "parachute payment" is any payment made in the nature of compensation to a "disqualified individual" that is contingent on a change in the ownership or effective control of a corporation, but only if the aggregate present value of all such payments to the "disqualified individual" equals or exceeds three times such person's "base amount". In general, a "disqualified individual" would include a participant in a Weatherford stock-based plan who is a substantial shareholder, a corporate officer or a highly compensated employee of Weatherford. In general, an individual's "base amount" is his or her average annual income in the nature of compensation in the five years preceding the change of control. An "excess parachute payment" is any "parachute payment" in excess of the "base amount" that is not shown by the recipient to be reasonable compensation for personal service actually rendered or to be rendered. To the extent income recognized by a participant upon exercise of options, the vesting of unrestricted ownership of shares of Weatherford Common Stock or other issuances under such stock-based plans constitutes an "excess parachute payment", no deduction would be allowed to Weatherford and a nondeductible 20% excise tax would be imposed on the recipient of such "excess parachute payment". In determining the amount of "parachute payment" with respect to any "disqualified individual", amounts (if any) payable to such individual under all plans (other than plans qualified under Section 401(a), 403(a) or 408(k) of the
Code) maintained by Weatherford, or pursuant to any applicable severance pay agreements that are determined to be contingent upon a change of ownership or effective control, would be aggregated. Regulations indicate that the determination of what portions of such payment constitute reasonable compensation and the determination of which payments to such individual were contingent upon the change of ownership or effective control of Weatherford must be made on the basis of all relevant facts and circumstances. Accordingly, Weatherford is unable to predict what payments made under a Weatherford plan, if any, would constitute "excess parachute payments" if a fundamental corporate change of Weatherford were to occur.

    VOTE REQUIRED AND RECOMMENDATION FOR APPROVAL. The Weatherford Board of Directors has approved and adopted the proposed amendment to the 1991 Option Plan. However, the proposed amendment will not be implemented unless the holders of a majority of the shares of Weatherford Common Stock present in person or represented by proxy and entitled to vote at the Weatherford Special Meeting vote "for" the approval and adoption of the amendment to the 1991 Option Plan. The amendment to the 1991 Option Plan will not be effected unless the Merger, the Merger Agreement, the Reverse Stock Split and the Name Change are approved and adopted by the stockholders of Weatherford and the Merger and the Merger Agreement are approved and adopted by the stockholders of Enterra. The amendment to the Restricted Plan will be effected regardless of whether any of the other proposals are approved and adopted by the stockholders of Weatherford. The Merger, the Merger Agreement, the Reverse Stock Split and the Name Change will be effected regardless of whether either or both of the amendments to the 1991 Option Plan and the Restricted Plan are approved and adopted by the stockholders of Weatherford.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENT TO THE 1991 STOCK OPTION PLAN.

        PROPOSAL TO AMEND WEATHERFORD'S RESTRICTED STOCK INCENTIVE PLAN

    On August 28, 1995, the Weatherford Board of Directors approved and adopted the amendment of the Restricted Plan that will make an additional 250,000 shares of Weatherford Common Stock

(before giving effect to the Reverse  Stock Split) available for issuance  under
the   Restricted  Plan.  At  the   Weatherford  Special  Meeting,  Weatherford's
stockholders are being asked to approve and adopt such amendment.

    The purpose of this amendment is to provide sufficient available shares for future grants under the Restricted Plan.

    The Restricted Plan has been approved previously by the stockholders of Weatherford. The following summary of the major provisions of the Restricted Plan, including the amendment thereto approved by the Weatherford Board of Directors and proposed herein, is necessarily incomplete and is, therefore, qualified in its entirety by reference to the detailed provisions of the Restricted Plan.

    ADMINISTRATION. The Restricted Plan is administered by the Committee. The Committee has the authority to determine which key employees of Weatherford are eligible to receive shares of Weatherford Common Stock pursuant to the Restricted Plan and the terms and conditions of any share grants.

    SHARES SUBJECT TO GRANT. As of the Record Date, a total of 70,875 shares were available for future grants under the Restricted Plan. Weatherford Common Stock issued under the Restricted Plan may consist of authorized but unissued shares or shares reacquired by Weatherford and held as treasury stock. If shares granted under the Restricted Plan are forfeited, such shares may again be subject to grant under the Restricted Plan. The number of shares available for grant under the Restricted Plan is to be adjusted in the event of any subdivision or consolidation of shares or other capital readjustment, merger, consolidation or similar transaction affecting the Weatherford Common Stock.

    ELIGIBILITY. Subject to selection by the Committee, any executive officer or other key employee (including an officer who may be a member of the Weatherford Board of Directors) of Weatherford, or of any parent or subsidiary corporation, is eligible to be granted shares of Weatherford Common Stock under the Restricted Plan. Eligibility for participation in the Restricted Plan is currently limited to executive officers of Weatherford (as of the Record Date, five persons).

    OPERATION OF THE RESTRICTED PLAN. The Committee will from time to time select eligible employees to participate in the Restricted Plan. The Committee will determine the number of shares that will be contingently granted to a participant at the beginning of a performance period, the restrictions on the participant's ownership of those shares and the conditions upon which the ownership restrictions or conditions will terminate (such as the participant's continued employment or meeting long-term or short-term performance goals). The participant will be awarded at the beginning of a performance period the number and types of shares designated by the Committee, subject to the ownership restrictions and conditions imposed by the Committee. The terms and provisions of each share grant will be set forth in a share grant agreement between Weatherford and the participant.

    A participant will own the shares of Weatherford Common Stock from the date of the share grant, subject to restrictions on ownership and conditions imposed by the Committee. The Committee will determine (1) the conditions upon which unrestricted ownership of the shares will vest in the participant; (2) any long-term or short-term performance goals applicable to such shares; (3) whether a stock certificate representing part or all of the shares will be issued to the participant at the commencement of the performance period or at any time prior to the end of such period (in which case the stock certificate will contain a legend restricting the sale, exchange, transfer, assignment, pledge or other disposition of the shares); (4) whether the participant will have the right to vote the shares during the performance period; (5) whether the participant will have the right to receive any dividends paid on such shares during the performance period or whether such dividends will be accrued and paid to the participant only when the restrictions on his or her ownership of the shares are removed, either at the end of the performance period or at some other time designated by the Committee; and (6) any other matters relevant to the share grant. All shares granted pursuant to the Restricted Plan will be subject to restrictions on ownership when granted, and a participant will not be able to sell, exchange, transfer, assign, pledge or otherwise dispose of such shares until the restrictions on ownership are removed by the Committee in accordance with the terms of the share grant.

    The restrictions on the participant's ownership of any Restricted Shares will be removed at times specified by the Committee. The participant generally must be employed by Weatherford at the specified times for the restrictions to be removed, although the Committee can provide otherwise. The Committee can provide that the restrictions will be removed with respect to a certain portion of the shares at designated times (such as annually) during the performance period or on all such shares at the end of the performance period. In the event the participant's employment relationship ends prior to the ownership restrictions on the Restricted Shares being removed, the participant will, upon the request of the Committee, for no consideration, forfeit all Restricted Shares that remain subject to such restrictions and surrender to Weatherford all stock certificates representing such shares, if any have been issued.

    The Committee has the ability to remove the restrictions on part or all of the shares granted to a participant in the event of his or her death or total and permanent disability prior to the removal of ownership restrictions. The removal of such restrictions normally would be based on the length of service the participant has in a performance period, the participant's performance and such other matters as the Committee deems appropriate. The Committee has the ability to remove the restrictions on part or all of the shares granted to a participant who takes early retirement at the convenience of Weatherford during a performance period prior to the removal of the ownership restrictions. The removal of such restrictions normally would be based on the length of service the participant has in a performance period, the participant's performance and such other matters as the Committee deems appropriate.

    CHANGE OF CONTROL. If a change of control should occur with respect to Weatherford, all restrictions remaining on any shares granted to a participant will automatically terminate and unrestricted ownership of such shares will then vest in the participant. The Restricted Plan defines a change of control as a third person becoming the beneficial owner of 20% or more of the voting securities of Weatherford, without the consent of the Weatherford Board of Directors, or a situation where, as a result of a contested election for directors, the persons who were directors of Weatherford before the election cease to constitute a majority of the Weatherford Board of Directors. The acceleration of termination of ownership restrictions on the shares upon the occurrence of a change of control may be seen as an anti-takeover provision and may have the effect of discouraging such change of control.

    AMENDMENTS. The Weatherford Board of Directors has the power to modify, revise or terminate the Restricted Plan. However, unless it shall have obtained the approval of the stockholders of Weatherford, the Weatherford Board of Directors may not materially increase the aggregate number of shares of Weatherford Common Stock that can be granted under the Restricted Plan, materially increase the benefits accruing to the participants or materially modify the eligibility requirements.

    NEW PLAN BENEFITS. The benefits received by or amounts allocable to participants under the Restricted Plan as a result of the proposed amendment to increase the number of shares available under the Restricted Plan are not determinable.

    VALUATION. The fair market value of the Weatherford Common Stock was $12.75 per share on August 28, 1995.

    EFFECTIVE DATE AND DURATION. The Restricted Plan became effective as of March 18, 1987. The duration of the Restricted Plan is perpetual.

    TAX CONSEQUENCES. The Restricted Plan is not qualified under Section 401(a) of the Code. An eligible employee probably will realize compensation income for Federal tax purposes on the shares of Weatherford Common Stock granted to him or her when the restrictions on ownership of the shares lapse or are removed. The amount of the income will be the fair market value of such shares on the day the restrictions lapse or are removed. Weatherford ordinarily will be entitled to a deduction equivalent to the amount of income realized by the eligible employee.

    PARACHUTE PAYMENTS. In situations where the ownership restrictions are terminated following a change of control, income recognized by participants may constitute "parachute payments" under certain provisions of the Code. See "Proposal to Amend Weatherford's 1991 Stock Option Plan -- Parachute Payments".

    VOTE REQUIRED AND RECOMMENDATION FOR APPROVAL. The Weatherford Board of Directors has approved and adopted the proposed amendment to the Restricted Plan. However, the proposed amendment will not be implemented unless the holders of a majority of the shares of Weatherford Common Stock present in person or represented by proxy and entitled to vote at the Weatherford Special Meeting vote "for" the approval and adoption of the amendment to the Restricted Plan. The amendment to the Restricted Plan will be effected regardless of whether any of the other proposals described in this Joint Proxy Statement/Prospectus are approved and adopted by the stockholders of Weatherford. The Merger, the Merger Agreement, the Reverse Stock Split and the Name Change will be effected regardless of whether either or both of the amendments to the 1991 Option Plan and the Restricted Plan are approved and adopted by the stockholders of Weatherford.

    THE WEATHERFORD BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE RESTRICTED PLAN.

               RELATIONSHIPS WITH INDEPENDENT PUBLIC ACCOUNTANTS

    It is expected that representatives of Arthur Andersen LLP will be present at the Weatherford Special Meeting, and that representatives of KPMG Peat Marwick LLP will be present at the Enterra Special Meeting, to respond to appropriate questions of stockholders and to make a statement if they so desire.

                                 LEGAL MATTERS

    The validity of the shares of Weatherford Common Stock to be issued in connection with the Merger will be passed upon by Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas 77010. Certain tax consequences of the Merger will be passed upon for Weatherford by Fulbright & Jaworski L.L.P. and for Enterra by Morgan, Lewis & Bockius, 2000 One Logan Square, Philadelphia, Pennsylvania 19103.

                                    EXPERTS

    The consolidated financial statements and schedules of Weatherford at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in this Joint Proxy Statement/Prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

    The consolidated financial statements and schedules of Enterra at December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated by reference in this Joint Proxy Statement/Prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of TOTAL at December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, incorporated by reference in this Joint Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report with respect thereto, and are incorporated by reference in this Joint Proxy Statement/ Prospectus in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The combined financial statements of Zapata Energy Industries at September 30, 1994, and for the eleven months then ended, incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as indicated in their report with respect thereto, and are incorporated by reference in this Joint Proxy Statement/Prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

                            STOCKHOLDERS' PROPOSALS

    Any proposals of holders of Weatherford Common Stock intended to be presented at the Annual Meeting of Stockholders of Weatherford to be held in 1996 must be received by Weatherford, addressed to the Secretary at P.O. Box 27608, Houston, Texas 77227, no later than December 8, 1995, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

    If the Merger is not consummated, any proposals of stockholders of Enterra intended to be presented at the Annual Meeting of Stockholders of Enterra to be held in 1996 must be received by Enterra, addressed to the Secretary at 13100 Northwest Freeway, Sixth Floor, Houston, Texas 77040, no later than December 31, 1995, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The  following   documents  heretofore   filed  with   the  Commission   are
incorporated by reference herein:

    (a) Weatherford's (i) Annual Report on Form 10-K for the year ended December 31, 1994, (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, (iii) Current Report on Form 8-K dated July 6, 1995 and (iv) Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;

    (b) Enterra's (i) Registration Statement on Form S-4 (Registration No. 33-80174), with respect to the consolidated historical financial statements of Total Energy Services Company contained therein, (ii) Annual Report on Form 10-K for the year ended December 31, 1994, (iii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, (iv) Current Report on Form 8-K dated July 6, 1995, (v) Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and (vi) Current Report on Form 8-K dated August 28, 1995, with respect to the combined historical financial statements of Zapata Energy Industries; and

    (c) Weatherford's Registration Statement on Form 8-A registering under the Exchange Act the Weatherford Common Stock.

    All documents filed by Weatherford or Enterra with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Joint Proxy Statement/Prospectus and before the date of the Weatherford Special Meeting or the Enterra Special Meeting, respectively, shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Joint Proxy Statement/Prospectus or in a document incorporated or deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained in this Joint Proxy Statement/Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

    Weatherford and Enterra undertake to provide without charge to each person to whom a copy of this Joint Proxy Statement/Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Joint Proxy Statement/Prospectus incorporates. Written or oral requests for such copies should be directed (i) for Weatherford, to Weatherford International Incorporated, 1360 Post Oak Boulevard, Suite 1000, Houston, Texas 77056, Attention: Investor Relations, telephone number (713) 439-9400, and (ii) for Enterra, to Enterra Corporation, 13100 Northwest Freeway, Sixth Floor, Houston, Texas 77040, Attention: E. Joanne January, telephone number (713) 462-7300.

                    APPENDIX A: AGREEMENT AND PLAN OF MERGER

                                                            APPENDIX A

                          AGREEMENT AND PLAN OF MERGER



                                     Between


                     Weatherford International Incorporated

                                       and

                               Enterra Corporation


                                  June 23, 1995

                          (As amended August 28, 1995)

                                TABLE OF CONTENTS

ARTICLE I
THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  CLOSING DATE . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3  CONSUMMATION OF THE MERGER . . . . . . . . . . . . . . . . . . . .   2
     1.4  EFFECTS OF THE MERGER. . . . . . . . . . . . . . . . . . . . . . .   2
     1.5  CERTIFICATE OF INCORPORATION; BYLAWS . . . . . . . . . . . . . . .   2
     1.6  DIRECTORS AND OFFICERS . . . . . . . . . . . . . . . . . . . . . .   2
     1.7  CONVERSION OF SECURITIES; EXCHANGE; FRACTIONAL SHARES. . . . . . .   2
     1.8  TAKING OF NECESSARY ACTION; FURTHER ACTION . . . . . . . . . . . .   4

ARTICLE II
REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . .   4
     2.1  CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . .   4
     2.2  REPRESENTATIONS AND WARRANTIES OF WEATHERFORD. . . . . . . . . . .   5
          (a)  ORGANIZATION AND COMPLIANCE WITH LAW. . . . . . . . . . . . .   5
          (b)  CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . .   6
          (c)  AUTHORIZATION AND VALIDITY OF AGREEMENT . . . . . . . . . . .   7
          (d)  NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH
               INSTRUMENTS TO WHICH WEATHERFORD IS A PARTY . . . . . . . . .   7
          (e)  COMMISSION FILINGS; FINANCIAL STATEMENTS. . . . . . . . . . .   8
          (f)  CONDUCT OF BUSINESS IN THE ORDINARY COURSE; ABSENCE OF
               CERTAIN CHANGES AND EVENTS. . . . . . . . . . . . . . . . . .   9
          (g)  CERTAIN FEES. . . . . . . . . . . . . . . . . . . . . . . . .  10
          (h)  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . .  10
          (i)  EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . .  10
          (j)  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          (k)  ENVIRONMENTAL . . . . . . . . . . . . . . . . . . . . . . . .  13
          (l)  NO SEVERANCE PAYMENTS . . . . . . . . . . . . . . . . . . . .  14
          (m)  VOTING REQUIREMENTS . . . . . . . . . . . . . . . . . . . . .  14
          (n)  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          (o)  TITLE TO PROPERTY . . . . . . . . . . . . . . . . . . . . . .  14
          (p)  WEATHERFORD ACTIONS . . . . . . . . . . . . . . . . . . . . .  14
     2.3  REPRESENTATIONS AND WARRANTIES OF ENTERRA. . . . . . . . . . . . .  14
          (a)  ORGANIZATION AND COMPLIANCE WITH LAW. . . . . . . . . . . . .  14
          (b)  CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . .  15
          (c)  AUTHORIZATION AND VALIDITY OF AGREEMENT . . . . . . . . . . .  15
          (d)  NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH
               INSTRUMENTS TO WHICH ENTERRA IS A PARTY . . . . . . . . . . .  16
          (e)  COMMISSION FILINGS; FINANCIAL STATEMENTS. . . . . . . . . . .  16
          (f)  CONDUCT OF BUSINESS IN THE ORDINARY COURSE; ABSENCE OF
               CERTAIN CHANGES AND EVENTS. . . . . . . . . . . . . . . . . .  18
          (g)  CERTAIN FEES. . . . . . . . . . . . . . . . . . . . . . . . .  18
          (h)  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . .  18
          (i)  EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . .  19
          (j)  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

          (k)  ENVIRONMENTAL . . . . . . . . . . . . . . . . . . . . . . . .  21
          (l)  NO SEVERANCE PAYMENTS . . . . . . . . . . . . . . . . . . . .  22
          (m)  VOTING REQUIREMENTS . . . . . . . . . . . . . . . . . . . . .  22
          (n)  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          (o)  TITLE TO PROPERTY . . . . . . . . . . . . . . . . . . . . . .  22
          (p)  ENTERRA ACTIONS . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE III
COVENANTS OF WEATHERFORD PRIOR TO THE EFFECTIVE TIME . . . . . . . . . . . .  23
     3.1  CONDUCT OF BUSINESS BY WEATHERFORD PENDING THE MERGER. . . . . . .  23
     3.2  ACCESS TO INFORMATION. . . . . . . . . . . . . . . . . . . . . . .  25
     3.3  AFFILIATES' AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .  25
     3.4  RESERVATION OF WEATHERFORD COMMON STOCK. . . . . . . . . . . . . .  25
     3.5  STOCK EXCHANGE LISTING . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE IV
COVENANTS OF ENTERRA PRIOR TO THE EFFECTIVE TIME . . . . . . . . . . . . . .  25
     4.1  CONDUCT OF BUSINESS BY ENTERRA PENDING THE MERGER. . . . . . . . .  25
     4.2  ACCESS TO INFORMATION. . . . . . . . . . . . . . . . . . . . . . .  27
     4.3  AFFILIATES' AGREEMENTS . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE V
ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     5.1  JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT . . . . .  28
     5.2  COMFORT LETTERS. . . . . . . . . . . . . . . . . . . . . . . . . .  28
     5.3  MEETINGS OF STOCKHOLDERS . . . . . . . . . . . . . . . . . . . . .  28
     5.4  REASONABLE EFFORTS; CONSENTS, APPROVALS AND WAIVERS. . . . . . . .  29
     5.5  ANTITRUST MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .  30
     5.6  NOTIFICATION OF CERTAIN MATTERS. . . . . . . . . . . . . . . . . .  30
     5.7  AGREEMENT TO DEFEND. . . . . . . . . . . . . . . . . . . . . . . .  30
     5.8  EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     5.9  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . .  31
     5.10 POST-EFFECTIVE TIME MAILING. . . . . . . . . . . . . . . . . . . .  32
     5.11 STOCKHOLDERS' AGREEMENT. . . . . . . . . . . . . . . . . . . . . .  32
     5.12 ENTERRA STOCK OPTIONS. . . . . . . . . . . . . . . . . . . . . . .  32
     5.13 ENTERRA EMPLOYEE BENEFITS. . . . . . . . . . . . . . . . . . . . .  33
     5.14 UPDATE OF DISCLOSURE LETTERS . . . . . . . . . . . . . . . . . . .  34
     5.15 WEATHERFORD SPECIAL SEVERANCE PAY PLAN . . . . . . . . . . . . . .  34
     5.16 CHANGE OF CONTROL AGREEMENTS . . . . . . . . . . . . . . . . . . .  34
     5.17 INDEMNIFICATION AGREEMENTS . . . . . . . . . . . . . . . . . . . .  34
     5.18 ENTERRA EMPLOYEE BONUSES.. . . . . . . . . . . . . . . . . . . . .  35
     5.19 ENTERRA SEVERANCE AGREEMENTS.. . . . . . . . . . . . . . . . . . .  35
     5.20 ENTERRA CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER. . . . . .  36
     5.21 WEATHERFORD CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER. . . .  36
     5.22 BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE VI
CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     6.1  CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER . . .  37
     6.2  ADDITIONAL CONDITIONS TO OBLIGATIONS OF WEATHERFORD. . . . . . . .  38
     6.3  ADDITIONAL CONDITIONS TO OBLIGATIONS OF ENTERRA. . . . . . . . . .  40

ARTICLE VII
SPECIAL PROVISIONS AS TO CERTAIN MATTERS . . . . . . . . . . . . . . . . . .  42
     7.1  NO SOLICITATION BY WEATHERFORD . . . . . . . . . . . . . . . . . .  42
     7.2  NO SOLICITATION BY ENTERRA . . . . . . . . . . . . . . . . . . . .  43
     7.3  FEE AND EXPENSE REIMBURSEMENTS . . . . . . . . . . . . . . . . . .  45

ARTICLE VIII
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     8.1  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     8.2  EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . . .  47
     8.3  WAIVER AND AMENDMENT . . . . . . . . . . . . . . . . . . . . . . .  48
     8.4  NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
          AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     8.5  PUBLIC STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . .  48
     8.6  BINDING EFFECT; ASSIGNMENT . . . . . . . . . . . . . . . . . . . .  48
     8.7  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
     8.8  GOVERNING LAW; JURISDICTION. . . . . . . . . . . . . . . . . . . .  49
     8.9  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     8.10 COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     8.11 HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
     8.12 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. . . . . . . . . . . .  50

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of the 23rd day of June, 1995 (the "Agreement"), is between Weatherford International Incorporated, a Delaware corporation ("Weatherford"), and Enterra Corporation, a Delaware corporation ("Enterra").

     WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Boards of Directors of Weatherford and Enterra have approved the merger of Enterra with and into Weatherford (the "Merger"), whereby each issued and outstanding share of common stock, par value $1.00 per share, of Enterra ("Enterra Common Stock") not owned directly or indirectly by Enterra or Weatherford will be converted into the right to receive common stock, par value $.10 per share, of Weatherford ("Weatherford Common Stock"), as provided herein;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, the Merger is intended to be treated as a "pooling of interests" for accounting purposes; and

     WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1 THE MERGER. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.3) Enterra will be merged with and into Weatherford. As a result of the Merger, the separate corporate existence of Enterra shall cease and Weatherford shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Enterra in accordance with the DGCL. The corporate name of the Surviving Corporation shall be "Weatherford Enterra, Inc.".

     1.2 CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, Suite 5100, Houston, Texas as soon as practicable after the satisfaction or waiver of the conditions set forth in
Article VI or at such other time and place and on such other date as Weatherford and Enterra shall agree; PROVIDED, that the closing conditions set forth in Article VI shall have been satisfied or waived at or prior to such time. The date on which the Closing occurs is herein referred to as the "Closing Date".

     1.3 CONSUMMATION OF THE MERGER. As soon as practicable on the Closing Date, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The "Effective Time" of the Merger as that term is used in this Agreement shall mean the effective time set forth in the certified copy of the certificate of merger issued by the Secretary of State of the State of Delaware with respect to the Merger.

     1.4 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL.

     1.5 CERTIFICATE OF INCORPORATION; BYLAWS. The Restated Certificate of Incorporation and bylaws of Weatherford, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and bylaws of the Surviving Corporation and thereafter shall continue to be its Certificate of Incorporation and bylaws until amended as provided therein and under the DGCL.

     1.6  DIRECTORS AND OFFICERS.

          (a) The Board of Directors of the Surviving Corporation shall consist of ten persons. Exhibit 1.6(a) sets forth the initial directors of the Surviving Corporation, along with the term of office for, and the committee or committees of the Board of Directors, if any, on, which each such director shall serve.

          (b) Exhibit 1.6(b) sets forth the initial officers of the Surviving Corporation, each of whom shall hold office until his or her successor is duly elected or appointed and qualified.

     1.7 CONVERSION OF SECURITIES; EXCHANGE; FRACTIONAL SHARES. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Weatherford, Enterra or their stockholders:

          (a) Each share of Enterra Common Stock issued and outstanding immediately prior to the Effective Time (the "Shares"), other than any Shares to be canceled pursuant to Section 1.7(b), shall be converted, subject to the provisions of this Section 1.7, into the right to receive
     0.845 of a share (which number reflects a 1 for 2 reverse stock split to be effected at the Closing) of Weatherford Common Stock (the "Conversion Rate"); PROVIDED, HOWEVER, that no fractional shares of Weatherford Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 1.7(f) hereof.

          (b) Each share of Enterra Common Stock held in the treasury of Enterra and each Share owned by Weatherford or any direct or indirect wholly-owned subsidiary of Enterra or of Weatherford immediately prior to the

     Effective Time shall be canceled and extinguished at the Effective Time without any conversion thereof and no payment shall be made with respect thereto.

          (c) As soon as practicable after the Effective Time, each holder of an outstanding certificate that prior thereto represented Shares shall be entitled, upon surrender thereof to the transfer agent for the Weatherford Common Stock, to receive in exchange therefor a certificate or certificates representing the number of whole shares of Weatherford Common Stock into which the Shares so surrendered shall have been converted as aforesaid, of such denominations and registered in such names as such holder may request. Each holder of Shares who would otherwise be entitled to a fraction of a share of Weatherford Common Stock shall, upon surrender of the certificates representing Shares held by such holder to Weatherford's transfer agent, be paid an amount in cash in accordance with the provisions of Section 1.7(f). Until so surrendered, each outstanding certificate that, prior to the Effective Time, represented Shares shall be deemed from and after the Effective Time, for all corporate purposes, other than the payment of earlier dividends and distributions, to evidence the ownership of the number of full shares of Weatherford Common Stock into which such Shares shall have been converted pursuant to this Section 1.7. Unless and until any such outstanding certificates shall be surrendered, no dividends or other distributions payable to the holders of Weatherford Common Stock, as of any time on or after the Effective Time, shall be paid to the holders of such outstanding certificates that prior to the Effective Time represented Shares; PROVIDED, HOWEVER, that, upon surrender and exchange of such outstanding certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor the amount, without interest thereon, of dividends and other distributions, if any, that theretofore were declared and became payable since the Effective Time with respect to the number of full shares of Weatherford Common Stock issued to such holders.

          (d) All shares of Weatherford Common Stock into which the Shares shall have been converted pursuant to this Section 1.7 shall be issued in full satisfaction of all rights pertaining to such converted Shares.

          (e) If any certificate for shares of Weatherford Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Weatherford or its transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Weatherford Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Weatherford or its transfer agent that such tax has been paid or is not payable.

          (f) No fraction of a share of Weatherford Common Stock shall be issued, but in lieu thereof each holder of Shares who would otherwise be entitled to a fraction of a share of Weatherford Common Stock shall, upon surrender of the Shares held by such holder to Weatherford's transfer agent, be paid an amount in cash equal to the value of such fraction of a share based upon the closing price of Weatherford Common Stock on the New York Stock Exchange on the last trading day prior to the Effective Time. No interest shall be paid on such amount. All Shares held by a record holder other than nominee holders shall be aggregated for purposes of computing the number of shares of Weatherford Common Stock to be issued pursuant to this
     Section 1.7.

          (g) None of Weatherford, Enterra, the Surviving Corporation or Weatherford's transfer agent shall be liable to a holder of the Shares for any amount properly paid to a public official pursuant to applicable property, escheat or similar law.

     1.8 TAKING OF NECESSARY ACTION; FURTHER ACTION. The parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate to effectuate the Merger as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Weatherford and Enterra, such corporations shall direct their respective officers and directors to take all such lawful and necessary action.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings ascribed to them below:

          (a) "Environmental Laws" shall mean all United States or foreign federal, state, local or municipal laws, rules, regulations, statutes, ordinances or orders of any governmental entity relating to (i) the control of any potential pollutant or protection of the air, water or land,
     (ii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (iii) exposure to hazardous, toxic or other substances alleged to be harmful. The term "Environmental Laws" shall include, but not be limited to, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq. and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"),
     42 U.S.C. Section 9601 et seq.

          (b) "Environmental Permit" shall mean any permit, license, approval, registration, identification number or other authorization with respect to any business or other operations conducted by Weatherford or any Weatherford Subsidiary (as defined in Section 2.2(a)) or Enterra or any Enterra Subsidiary (as defined in Section 2.3(a)), as the case may be, required under any applicable Environmental Law.

          (c) "Hazardous Materials" shall mean any (i) petroleum or petroleum products, (ii) hazardous substance as defined pursuant to Section 101(14) of CERCLA or (iii) any other chemical, substance or waste that is regulated under any Environmental Law.

          (d) "Material Adverse Change" with respect to any party shall mean a material adverse change in the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole; PROVIDED, HOWEVER, that in no event shall the term "Material Adverse Change" be deemed to include (i) changes in national or international economic conditions or industry conditions generally, (ii) changes, or possible changes, in foreign, federal, state or local statutes and regulations applicable to Weatherford or Enterra, as the case may be, or (iii) the loss of employees, customers or suppliers by such party as a direct or indirect consequence of any announcement relating to the Merger.

          (e) "Material Adverse Effect" on any party shall mean any material adverse effect on the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole; PROVIDED, HOWEVER, that in no event shall the term "Material Adverse Effect" be deemed to include (i) changes in national or international economic conditions or industry conditions generally, (ii) changes, or possible changes, in foreign, federal, state or local statutes and regulations applicable to Weatherford or Enterra, as the case may be, or (iii) the loss of employees, customers or suppliers by such party as a direct or indirect consequence of any announcement relating to the Merger.

          (f) "Permitted Liens" shall mean: (i) liens for taxes not due and payable or which are being contested in good faith, (ii) mechanics', warehousemen's and other statutory liens incurred in the ordinary course of business and (iii) defects and irregularities in title and encumbrances that are not substantial in character or amount and do not materially impair the use of the property or asset in question.

     2.2 REPRESENTATIONS AND WARRANTIES OF WEATHERFORD. Weatherford hereby represents and warrants to Enterra that, except as expressly contemplated by this Agreement or as set forth in the disclosure letter delivered by Weatherford to Enterra on the date hereof (the "Weatherford Disclosure Letter"):

          (a) ORGANIZATION AND COMPLIANCE WITH LAW. Weatherford and each of its corporate subsidiaries (the "Weatherford Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority and all necessary governmental authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except where the failure to do so would not, either individually or in the aggregate, have a Material Adverse Effect. Weatherford and each of the Weatherford Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to do so does not and would not, either individually or in the aggregate, have a Material Adverse Effect. Weatherford and each of the Weatherford Subsidiaries is in compliance with all applicable laws, judgments, orders, rules and regulations, domestic and foreign, except where failure to be in such compliance would not, either individually or in the aggregate, have a Material Adverse Effect. Weatherford has heretofore delivered to Enterra true and complete copies of Weatherford's Restated Certificate of Incorporation and bylaws, as in existence on the date hereof.

          (b)  CAPITALIZATION.

               (i) The authorized capital stock of Weatherford consists of 80,000,000 shares of Weatherford Common Stock, par value $.10 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. As of June 21, 1995, there were issued and outstanding 54,276,632 shares of Weatherford Common Stock (including shares deemed to be outstanding pending the exchange of shares of common stock of Petroleum Equipment Tools Co. and H&H Oil Tool Co., Inc.) and no shares of preferred stock, and 111,043 shares of Weatherford Common Stock were held as treasury shares, of which 82,783 shares were reserved for issuance pursuant to various stock option agreements. As of June 21, 1995, there were reserved for issuance 2,299,414 shares of Weatherford Common Stock pursuant to stock option, employee stock purchase, 401(k) savings, stock incentive and restricted stock plans (collectively, the "Weatherford Options"). All issued shares of Weatherford Common Stock are validly issued, fully paid and nonassessable and no holder thereof is entitled to preemptive rights. Weatherford is not a party to, and, excluding agreements among various funds held or managed by institutional investors, has no knowledge of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of Weatherford. All shares of Weatherford Common Stock to be issued pursuant to the Merger, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will not violate the preemptive rights of any person. All outstanding shares of capital stock of the Weatherford Subsidiaries are owned by Weatherford, free and clear of all liens, charges, encumbrances, adverse claims and options of any nature; provided, however, that Weatherford's ownership of shares of capital stock of certain foreign Weatherford Subsidiaries may be subject to Permitted Liens.

               (ii) Other than as set forth in this Section 2.2(b) and as contemplated by Section 3.1(b)(iii), there are not now, and at the Effective Time there will not be, any (A) shares of capital stock or other equity securities of Weatherford outstanding (other than Weatherford Common

     Stock issued pursuant to Weatherford Options as described herein) or
     (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Weatherford, or contracts, understandings or arrangements to which Weatherford is a party, or by which it is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock.

          (c) AUTHORIZATION AND VALIDITY OF AGREEMENT. Weatherford has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by Weatherford of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action (subject only, with respect to the Merger, to adoption and approval of this Agreement by the stockholders of Weatherford as provided in Section 5.3(b)). This Agreement has been duly executed and delivered by Weatherford and is the valid and binding obligation of Weatherford, enforceable against Weatherford in accordance with its terms, except as such enforceability may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including, without limitation, court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and except as the enforceability of any indemnification provision contained in this Agreement may be limited by applicable federal or state securities laws.

          (d) NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS TO WHICH WEATHERFORD IS A PARTY. Neither the execution and delivery of this Agreement nor the performance by Weatherford of its obligations hereunder, nor the consummation of the transactions contemplated hereby by Weatherford, will (i) conflict with Weatherford's Restated Certificate of Incorporation or bylaws; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to Weatherford; (iii) except for (A) requirements of Federal and state securities law, (B) requirements arising out of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (C) requirements of filings in such foreign jurisdictions as may be applicable and (D) the filing of a certificate of merger in accordance with the DGCL, require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to Weatherford; or (iv) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the creation or imposition of any lien upon any properties, assets or business of Weatherford under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Weatherford is a party or by which Weatherford or its assets or properties is bound or encumbered, except those that have already been given, obtained or filed and except in any of the cases enumerated in clauses (ii) through (iv), those that, in the aggregate, would not have a Material Adverse Effect.

          (e) COMMISSION FILINGS; FINANCIAL STATEMENTS. Since January 1, 1992, Weatherford and each of the Weatherford Subsidiaries have filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that they have been required to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All reports, registration statements and other filings (including, without limitation, all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by Weatherford with the Commission since January 1, 1992 through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "Weatherford Commission Filings". Weatherford has heretofore delivered to Enterra copies of the Weatherford Commission Filings. As of the effectiveness dates declared by the Commission, in the case of registration statements, as of the mailing dates, in the case of proxy statements, or as of the filing dates with the Commission, in the case of all other Weatherford Commission Filings, the Weatherford Commission Filings complied, and the Proxy Statement (as defined in Section 5.1) and the Registration Statement (as defined in Section 5.1) (except with respect to information concerning Enterra and the Enterra Subsidiaries furnished by or on behalf of Enterra to Weatherford specifically for use therein) will comply, in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          All material contracts of Weatherford and the Weatherford Subsidiaries have been included in the Weatherford Commission Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the Commission.

          Each of the audited consolidated financial statements (including, without limitation, any related notes or schedules) included or incorporated by reference in the Weatherford Commission Filings was, and each of the audited consolidated financial statements to be included or incorporated by reference in the Proxy Statement and the Registration Statement (except for those financial statements of Enterra and the Enterra Subsidiaries furnished by or on behalf of

     Enterra to Weatherford specifically for use therein) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto), and fairly presents, or will fairly present, as the case may be, in all material respects, the consolidated financial position of Weatherford and the Weatherford Subsidiaries as of the dates thereof and the statements of income, cash flows and stockholders' equity for the periods then ended in accordance with generally accepted accounting principles. Each of the unaudited interim financial statements included or incorporated by reference in the Weatherford Commission Filings was, and each of the unaudited consolidated financial statements to be included or incorporated by reference in the Proxy Statement and the Registration Statement (except for those financial statements of Enterra and the Enterra Subsidiaries furnished by or on behalf of Enterra to Weatherford specifically for use therein) will be, prepared in a manner consistent with the audited consolidated financial statements and generally accepted accounting principles. As of the date hereof, Weatherford has no material liabilities, absolute or contingent, not reflected in the Weatherford Commission Filings, except (i) liabilities not required under generally accepted accounting principles to be reflected on such financial statements or the notes thereto and (ii) liabilities incurred in the ordinary course of business since the date of such financial statements consistent with past operations and not relating to the borrowing of money.

          (f) CONDUCT OF BUSINESS IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES AND EVENTS. Since April 1, 1995, except as disclosed in the Weatherford Commission Filings filed with the Commission since that date, Weatherford and the Weatherford Subsidiaries have conducted their business only in the ordinary and usual course, and there has not been (i) any Material Adverse Change in Weatherford or any condition, event or development that reasonably may be expected to result in any Material Adverse Change; (ii) any change by Weatherford in its accounting methods, principles or practices; (iii) any revaluation by Weatherford or any of the Weatherford Subsidiaries of any of its or their assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any entry by Weatherford or any of the Weatherford Subsidiaries into any commitment or transaction material to Weatherford and the Weatherford Subsidiaries, taken as a whole, other than in the ordinary course of business; (v) any declaration, setting aside or payment of any dividends or distributions in respect of the Weatherford Common Stock, or any redemption, purchase or other acquisition of any of its securities or any securities of any of the Weatherford Subsidiaries; (vi) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Weatherford and the Weatherford Subsidiaries, taken as a whole; (vii) any increase in indebtedness for borrowed money; (viii) any granting of a security interest or lien on any property or assets of Weatherford and the Weatherford Subsidiaries, other than Permitted Liens; or (ix) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or any other increase in the compensation payable or to become payable to any officers or key employees of Weatherford or any of the Weatherford Subsidiaries.

          (g) CERTAIN FEES. Neither Weatherford nor any of its officers, directors or employees, on behalf of Weatherford or any of the Weatherford Subsidiaries or its or their respective Boards of Directors (or any committee thereof), has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

          (h) LITIGATION. Except as disclosed in the Weatherford Commission Filings, there are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of Weatherford, threatened against or affecting Weatherford or any of the Weatherford Subsidiaries or any of their respective properties at law or in equity, or any of their respective employee benefit plans or fiduciaries of such plans, or before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel, wherever located, that, individually or in the aggregate, if adversely determined would have a Material Adverse Effect, or that involve the risk of criminal liability.

          (i) EMPLOYEE BENEFIT PLANS. The Weatherford Disclosure Letter sets forth a complete and accurate list of:

               (i) each "employee welfare benefit plan" (as such term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (the "Weatherford Welfare Plans");

               (ii) each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) (the "Weatherford Pension Plans"); and

               (iii) all other employee benefit agreements or arrangements, including, without limitation, deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts and other similar plans, agreements and arrangements (collectively, with the Weatherford Welfare Plans and the Weatherford Pension Plans, the "Weatherford Benefit Plans"),

     that are currently in effect or were maintained within three years of the Closing Date, or have been approved before this date but are not yet effective, for the benefit of directors, officers, employees or former employees (or their beneficiaries) of Weatherford, any of the Weatherford Subsidiaries incorporated in the United States (the "Weatherford U.S. Subsidiaries") or any member of a controlled group or affiliated service group (as defined in Section 414(b), (c), (m) or (o) of the Code) that is incorporated or domiciled in the United States of which Weatherford or any of the Weatherford U.S. Subsidiaries is a member (collectively, the "Weatherford Group"). Weatherford and the Weatherford U.S. Subsidiaries will provide to Enterra, as to each Weatherford Benefit Plan, as applicable, access to a complete and accurate copy of (i) such plan, agreement or arrangement; (ii) the trust, group annuity contract or other document that provides the funding for such plan; (iii) the most recent annual Form 5500, 990 and 1041 reports; (iv) the most recent actuarial report or valuation statement; (v) the most current summary plan description, handbook or other booklet that describes any Weatherford Benefit Plan, and any summary of material modifications prepared after each such summary plan description; (vi) the most recent Internal Revenue Service ("IRS") determination letter and all rulings or determinations requested from the IRS subsequent to the date of such determination letter; and (vii) all other pending correspondence from the IRS or the Department of Labor received by any member of the Weatherford Group that relates to such plan.

          Each Weatherford Welfare Plan and Weatherford Pension Plan (i) is in compliance with ERISA, including, without limitation, all reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA, except where the failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect; (ii) is in compliance with the Code, except where the failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect; (iii) has had the appropriate Form 5500 timely filed for any Weatherford Pension Plan, if applicable, for each year of its existence and for any Weatherford Welfare Plan for each year of its existence after 1987, except where the failure to cause such timely filing would not, either individually or in the aggregate, have a Material Adverse Effect; (iv) has not engaged in any transaction described in Section 406 or 407 of ERISA or Section 4975 of the Code unless it received or is entitled to an exemption under Section 408 of ERISA or Section 4975 of the Code, as applicable, or unless such transaction has been corrected and all applicable excise taxes paid or waived; (v) has no issue pending (other than the payment of benefits in the normal course or the qualification of the plan pursuant to an application pending before the IRS) nor any issue resolved adversely to the Weatherford Group that, in either case, may subject the Weatherford Group to the payment of a penalty, interest, tax or other amount, which, either individually or in the aggregate, would have a Material Adverse Effect; and
     (vi) can be unilaterally terminated or amended on no more than 90 days notice. No notice has been received by the Weatherford Group of an increase or proposed increase in any premium relative to any Weatherford Benefit Plan, and no amendment to any Weatherford Benefit Plan within the last twelve months has increased the rate of employer contributions thereunder that, either individually or in the aggregate, would have a Material Adverse Effect.

          Each Weatherford Benefit Plan that is intended to be a voluntary employee benefit association has been submitted to and approved by the IRS as exempt from federal income tax under Section 501(c)(9) of the Code or the applicable submission period relating to any such plan will not have ended prior to the Closing. No Weatherford Benefit Plan will cause the Weatherford Group to have liability for severance pay as a result of this Agreement. The Weatherford Group does not provide employee post-retirement medical or health coverage or contribute to or maintain any employee welfare benefit plan that provides for health benefit coverage following termination of employment except as required by Section 4980B(f) of the Code or other applicable statute, nor has the Weatherford Group made any representations, agreements, covenants or commitments to provide that coverage.

          Except for each Weatherford Pension Plan that is an ERISA top-hat plan, each Weatherford Pension Plan has been submitted to and approved as qualifying under Section 401(a) of the Code by the IRS or the applicable remedial amendment period relating to such plan will not have ended prior to the Closing. To the knowledge of Weatherford, no facts have occurred that, if known by the IRS, could cause disqualification of any Weatherford Pension Plan. Each Weatherford Pension Plan to which Section 412 of the Code is applicable fully complies with the funding requirements of that Section and there is no accumulated funding deficiency as defined in
     Section 302(a)(2) of ERISA (whether or not waived) in any such plan. The Weatherford Group has paid all premiums (including, without limitation, interest, charges and penalties for late payment) due the Pension Benefit Guaranty Corporation (the "PBGC") with respect to each Weatherford Pension Plan for which premiums are required. No Weatherford Pension Plan has been terminated under circumstances that would result in liability to the PBGC or the Weatherford Group. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the regulations under that Section) with respect to any Weatherford Pension Plan subject to Title IV of ERISA. With respect to each Weatherford Pension Plan subject to Title IV of ERISA, the Weatherford Group has not (i) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA,
     (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or (iii) ceased making contributions on or before the Closing Date to any such plan subject to Section 4064(a) of ERISA to which the Weatherford Group made contributions at any time during the six years prior to the Closing Date. Neither the Weatherford Group nor any member thereof has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA.

          Weatherford's subsidiaries incorporated outside of the United States and any benefit plans maintained by any of them for the benefit of their directors, officers, employees or former employees (or any of their beneficiaries) are in compliance with applicable laws pertaining to such plans in the jurisdictions of such subsidiaries, except where such failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect.

          (j) TAXES. All returns and reports, including, without limitation, information and withholding returns and reports ("Tax Returns") of or relating to any foreign, federal, state or local tax, assessment or other governmental charge ("Taxes" or a "Tax") that are required to be filed on or before the Closing Date by or with respect to Weatherford or any of the Weatherford Subsidiaries have been or will be duly and timely filed, and all Taxes, including, without limitation, interest and penalties, due and payable pursuant to such Tax Returns have been paid or adequately provided for in reserves established by Weatherford, except where the failure to file, pay or provide for would not, either individually or in the aggregate, have a Material Adverse Effect. All Tax Returns of or with respect to Weatherford or any of the Weatherford Subsidiaries have been audited by the applicable governmental authority, or the applicable statute of limitations has expired, for all periods up to and including, without limitation, the tax year ended December 31, 1987. There is no material claim against Weatherford or any of the Weatherford Subsidiaries with respect to any Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Weatherford or any of the Weatherford Subsidiaries that has not been adequately provided for in reserves established by Weatherford. The total amounts set up as liabilities for current and deferred Taxes in the consolidated financial statements included in the Weatherford Commission Filings have been prepared in accordance with generally accepted accounting principles and are sufficient to cover the payment of all material Taxes, including, without limitation, any penalties or interest thereon and whether or not assessed or disputed, that are, or are hereafter finally determined to be, or to have been, due with respect to the operations of Weatherford and the Weatherford Subsidiaries through the periods covered thereby.

          (k)  ENVIRONMENTAL.

               (i) There are no facts, conditions or circumstances known to Weatherford that could cause Weatherford or any Weatherford Subsidiary to incur any loss, liability, damage, cost or expense, either individually or in the aggregate, in excess of Weatherford's charges, accruals and reserves for environmental matters reflected on Weatherford's consolidated balance sheet contained in the most recent Weatherford Commission Filing, for (A) violations of Environmental Laws, (B) failure to obtain an Environmental Permit, (C) a requirement to install environmental or pollution control equipment, (D) removal, response or remedial costs related to Hazardous Materials or
          (E) personal injury, property damage or natural resources damage resulting from exposure to or releases of Hazardous Materials, except in each case where such loss, liability, damage, cost or expense would not have a Material Adverse Effect.

               (ii) The business and any other operations conducted by Weatherford or any Weatherford Subsidiary are in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under applicable Environmental Laws, except where the failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect.

          (l) NO SEVERANCE PAYMENTS. None of Weatherford or the Weatherford Subsidiaries will owe a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Merger or the transactions contemplated by this Agreement, nor will any of such persons be entitled to an increase in severance payments or other benefits as a result of the Merger or the transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

          (m) VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the outstanding shares of Weatherford Common Stock is the only vote of the holders of any class or series of the capital stock of Weatherford necessary to approve this Agreement and the Merger.

          (n) INSURANCE. The Weatherford Disclosure Letter sets forth all policies of insurance currently in effect relating to the business or operations of Weatherford and the Weatherford Subsidiaries.

          (o) TITLE TO PROPERTY. Except as set forth in the Weatherford Commission Filings, Weatherford and each of the Weatherford Subsidiaries have good and indefeasible title to all of their real properties purported to be owned in fee and good title to all their other material assets, free and clear of all mortgages, liens, charges and encumbrances other than Permitted Liens.

          (p) WEATHERFORD ACTIONS. As of the date hereof, the Board of Directors of Weatherford (at a meeting duly called and held) has resolved to recommend approval and adoption of this Agreement and the Merger by the stockholders of Weatherford. Merrill Lynch & Co. has delivered to the Board of Directors of Weatherford its opinion that the Conversion Rate is fair to the holders of Weatherford Common Stock from a financial point of view.

     2.3 REPRESENTATIONS AND WARRANTIES OF ENTERRA. Enterra hereby represents and warrants to Weatherford that, except as expressly contemplated by this Agreement or as set forth in the disclosure letter delivered by Enterra to Weatherford on the date hereof (the "Enterra Disclosure Letter"):

          (a) ORGANIZATION AND COMPLIANCE WITH LAW. Enterra and each of its corporate subsidiaries (the "Enterra Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all requisite corporate power and authority and all necessary governmental authorizations to own, lease and operate all of its properties and assets and to carry on its business as now being conducted, except where the failure to do so would not, either individually or in the aggregate, have a Material Adverse Effect. Enterra and each of the Enterra Subsidiaries is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to do so does not and would not, either individually or in the aggregate, have a Material

     Adverse Effect. Enterra and each of the Enterra Subsidiaries is in compliance with all applicable laws, judgments, orders, rules and regulations, domestic and foreign, except where failure to be in such compliance would not, either individually or in the aggregate, have a Material Adverse Effect. Enterra has heretofore delivered to Weatherford true and complete copies of Enterra's Restated Certificate of Incorporation and bylaws, as in existence on the date hereof.

          (b)  CAPITALIZATION.

               (i) The authorized capital stock of Enterra consists of 40,000,000 shares of Enterra Common Stock, par value $1.00 per share, and 10,000,000 shares of series preferred stock, par value $1.00 per share. As of June 21, 1995, there were issued and outstanding 27,774,950 shares of Enterra Common Stock and no shares of series preferred stock, and no shares of Enterra Common Stock were held as treasury shares. As of June 21, 1995, there were reserved for issuance 2,587,071 shares of Enterra Common Stock pursuant to stock option plans (collectively, the "Enterra Options"). All issued shares of Enterra Common Stock are validly issued, fully paid and nonassessable and no holder thereof is entitled to preemptive rights. Enterra is not a party to, and, excluding agreements among various funds held or managed by institutional investors, has no knowledge of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of Enterra. All outstanding shares of capital stock of the Enterra Subsidiaries are owned by Enterra, free and clear of all liens, charges, encumbrances, adverse claims and options of any nature; provided, however, that Enterra's ownership of shares of capital stock of certain foreign Enterra Subsidiaries may be subject to Permitted Liens.

               (ii) Other than as set forth in this Section 2.3(b) and as contemplated by Section 4.1(b)(iii), there are not now, and at the Effective Time there will not be, any (A) shares of capital stock or other equity securities of Enterra outstanding (other than Enterra Common Stock issued pursuant to Enterra Options as described herein) or (B) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Enterra, or contracts, understandings or arrangements to which Enterra is a party, or by which it is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock.

          (c) AUTHORIZATION AND VALIDITY OF AGREEMENT. Enterra has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery by Enterra of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action (subject only, with respect to the Merger, to adoption and approval of this Agreement by its stockholders as provided for in Section 5.3(a)). This Agreement has been duly executed and delivered by Enterra and is the valid and binding obligation of Enterra, enforceable against Enterra in accordance with its terms, except as such enforceability may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, arrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including, without limitation, court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including, without limitation, specific performance and injunctive relief, and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

          (d) NO APPROVALS OR NOTICES REQUIRED; NO CONFLICT WITH INSTRUMENTS TO WHICH ENTERRA IS A PARTY. Neither the execution and delivery of this Agreement nor the performance by Enterra of its obligations hereunder, nor the consummation of the transactions contemplated hereby by Enterra, will
     (i) conflict with Enterra's Restated Certificate of Incorporation or bylaws; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to Enterra;
     (iii) except for (A) requirements of Federal and state securities law,
     (B) requirements arising out of the HSR Act, (C) requirements of filings in such foreign jurisdictions as may be applicable and (D) the filing of a certificate of merger in accordance with the DGCL, require any consent or approval of, or filing with or notice to, any public body or authority, domestic or foreign, under any provision of law applicable to Enterra; or
     (iv) require any consent, approval or notice under, or violate, breach, be in conflict with or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the creation or imposition of any lien upon any properties, assets or business of Enterra under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which Enterra is a party or by which Enterra or any of its assets or properties is bound or encumbered, except those that have already been given, obtained or filed and except in any of the cases enumerated in clauses (ii) through (iv), those that, in the aggregate, would not have a Material Adverse Effect.

          (e) COMMISSION FILINGS; FINANCIAL STATEMENTS. Since January 1, 1992, Enterra and each of the Enterra Subsidiaries have filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that they have been required to file with the Commission under the Securities Act and the Exchange Act.
     All reports, registration statements and other filings (including, without limitation, all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by Enterra with the Commission since January 1, 1992 through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "Enterra Commission Filings". Enterra has heretofore delivered to Weatherford copies of the Enterra Commission Filings. As of the effectiveness dates declared by the Commission, in the case of registration statements, as of the mailing dates, in the case of proxy statements, or as of the filing dates with the Commission, in the case of all other Enterra Commission Filings, the Enterra Commission Filings complied, and the Proxy Statement (except with respect to information concerning Weatherford and the Weatherford Subsidiaries furnished by or on behalf of Weatherford to Enterra specifically for use therein) will comply, in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, as applicable, and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          All material contracts of Enterra and the Enterra Subsidiaries have been included in the Enterra Commission Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the Commission.

          Each of the audited consolidated financial statements (including, without limitation, any related notes or schedules) included or incorporated by reference in the Enterra Commission Filings was, and each of the audited consolidated financial statements to be included or incorporated by reference in the Proxy Statement (except for those financial statements of Weatherford and the Weatherford Subsidiaries furnished by or on behalf of Weatherford to Enterra specifically for use therein) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto), and fairly presents or will fairly present, as the case may be, in all material respects, the consolidated financial position of Enterra and the Enterra Subsidiaries as of the dates thereof and the statements of income, cash flows and stockholders' equity for the periods then ended in accordance with generally accepted accounting principles. Each of the unaudited interim financial statements included or incorporated by reference in the Enterra Commission Filings was, and each of the unaudited consolidated financial statements to be included or incorporated by reference in the Proxy Statement (except for those financial statements of Weatherford and the Weatherford Subsidiaries furnished by or on behalf of Weatherford to Enterra specifically for use therein) will be, prepared in a manner consistent with the audited consolidated financial statements and generally accepted accounting principles. As of the date hereof, Enterra has no material liabilities, absolute or contingent, not reflected in the Enterra Commission Filings, except (i) liabilities not required under generally accepted accounting principles to be reflected on such financial statements or the notes thereto and (ii) liabilities incurred in the ordinary course of business since the date of such financial statements consistent with past operations and not relating to the borrowing of money.

          (f) CONDUCT OF BUSINESS IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES AND EVENTS. Since April 1, 1995, except as disclosed in the Enterra Commission Filings filed with the Commission since that date, Enterra and the Enterra Subsidiaries have conducted their business only in the ordinary and usual course, and there has not been (i) any Material Adverse Change in Enterra or any condition, event or development that reasonably may be expected to result in any Material Adverse Change;
     (ii) any change by Enterra in its accounting methods, principles or practices; (iii) any revaluation by Enterra or any of the Enterra Subsidiaries of any of its or their assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any entry by Enterra or any of the Enterra Subsidiaries into any commitment or transaction material to Enterra and the Enterra Subsidiaries, taken as a whole, other than in the ordinary course of business; (v) any declaration, setting aside or payment of any dividends or distributions in respect of the Enterra Common Stock, or any redemption, purchase or other acquisition of any of its securities or any securities of any of the Enterra Subsidiaries; (vi) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Enterra and the Enterra Subsidiaries, taken as a whole; (vii) any increase in indebtedness for borrowed money; (viii) any granting of a security interest or lien on any property or assets of Enterra and the Enterra Subsidiaries, other than Permitted Liens; or (ix) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or any other increase in the compensation payable or to become payable to any officers or key employees of Enterra or any of the Enterra Subsidiaries.

          (g) CERTAIN FEES. Neither Enterra nor any of its officers, directors or employees, on behalf of Enterra or any of the Enterra Subsidiaries or its or their respective Boards of Directors (or any committee thereof), has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

          (h) LITIGATION. Except as disclosed in the Enterra Commission Filings, there are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of Enterra, threatened against or affecting Enterra or any of the Enterra Subsidiaries or any of their respective properties at law or in equity, or any of their respective employee benefit plans or fiduciaries of such plans, or before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel, wherever located, that, individually or in the aggregate, if adversely determined would have a Material Adverse Effect, or that involve the risk of criminal liability.

          (i) EMPLOYEE BENEFIT PLANS. The Enterra Disclosure Letter sets forth a complete and accurate list of:

               (i) each "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) (the "Enterra Welfare Plans");

               (ii) each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) (the "Enterra Pension Plans"); and

               (iii) all other employee benefit agreements or arrangements, including, without limitation, deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, golden parachute agreements, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs, employment contracts and other similar plans, agreements and arrangements (collectively, with the Enterra Welfare Plans and the Enterra Pension Plans, the "Enterra Benefit Plans"),

     that are currently in effect or were maintained within three years of the Closing Date, or have been approved before this date but are not yet effective, for the benefit of directors, officers, employees or former employees (or their beneficiaries) of Enterra, any of the Enterra Subsidiaries incorporated in the United States (the "Enterra U.S. Subsidiaries") or any member of a controlled group or affiliated service group (as defined in Sections 414(b),(c),(m) and (o) of the Code) that is incorporated or domiciled in the United States of which Enterra or any of the Enterra U.S. Subsidiaries is a member (collectively, the "Enterra Group"). Enterra and the Enterra U.S. Subsidiaries will provide to Weatherford, as to each Enterra Benefit Plan, as applicable, access to a complete and accurate copy of (i) such plan, agreement or arrangement;
     (ii) the trust, group annuity contract or other document that provides the funding for such plan; (iii) the most recent annual Form 5500, 990 and 1041 reports; (iv) the most recent actuarial report or valuation statement;
     (v) the most current summary plan description, handbook or other booklet that describes any Enterra Benefit Plan, and any summary of material modifications prepared after each such summary plan description; (vi) the most recent IRS determination letter and all rulings or determinations requested from the IRS subsequent to the date of such determination letter; and (vii) all other pending correspondence from the IRS or the Department of Labor received by any member of the Enterra Group that relates to such plan.

          Each Enterra Welfare Plan and Enterra Pension Plan (i) is in compliance with ERISA, including, without limitation, all reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA, except where the failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect; (ii) is in compliance with the Code, except where the failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect; (iii) has had the appropriate Form 5500 timely filed for any Enterra Pension Plan, if applicable, for each year of its existence and for any Enterra Welfare Plan for each year of its existence after 1987, except where the failure to cause such timely filing would not, either individually or in the aggregate, have a Material Adverse Effect; (iv) has not engaged in any transaction described in Section 406 or 407 of ERISA or
     Section 4975 of the Code unless it received or is entitled to an exemption under Section 408 of ERISA or Section 4975 of the Code, as applicable, or unless such transaction has been corrected and all applicable excise taxes paid or waived; (v) has no issue pending (other than the payment of benefits in the normal course or the qualification of the plan pursuant to an application pending before the IRS) nor any issue resolved adversely to the Enterra Group that, in either case, may subject the Enterra Group to the payment of a penalty, interest, tax or other amount, which, either individually or in the aggregate, would have a Material Adverse Effect; and
     (vi) can be unilaterally terminated or amended on no more than 90 days notice. No notice has been received by the Enterra Group of an increase or proposed increase in any premium relative to any Enterra Benefit Plan, and no amendment to any Enterra Benefit Plan within the last twelve months has increased the rate of employer contributions thereunder that, either individually or in the aggregate, would have a Material Adverse Effect.

          Each Enterra Benefit Plan that is intended to be a voluntary employee benefit association has been submitted to and approved by the IRS as exempt from federal income tax under Section 501(c)(9) of the Code or the applicable submission period relating to any such plan will not have ended prior to the Closing. No Enterra Benefit Plan will cause the Enterra Group to have liability for severance pay as a result of this Agreement. The Enterra Group does not provide employee post-retirement medical or health coverage or contribute to or maintain any employee welfare benefit plan that provides for health benefit coverage following termination of employment except as required by Section 4980B(f) of the Code or other applicable statute, nor has the Enterra Group made any representations, agreements, covenants or commitments to provide that coverage.

          Except for each Enterra Pension Plan that is an ERISA top-hat plan, each Enterra Pension Plan has been submitted to and approved as qualifying under Section 401(a) of the Code by the IRS or the applicable remedial amendment period relating to such plan will not have ended prior to the Closing. To the knowledge of Enterra, no facts have occurred that, if known by the IRS, could cause disqualification of any Enterra Pension Plan. Each Enterra Pension Plan to which Section 412 of the Code is applicable fully complies with the funding requirements of that Section and there is no accumulated funding deficiency as defined in Section 302(a)(2) of ERISA (whether or not waived) in any such plan. The Enterra Group has paid all premiums (including, without limitation, interest, charges and penalties for late payment) due the PBGC with respect to each Enterra Pension Plan for which premiums are required. No Enterra Pension Plan has been terminated under circumstances that would result in liability to the PBGC or the Enterra Group. There has been no "reportable event" (as defined in Section 4043(b) of ERISA and the regulations under that Section) with respect to any Enterra Pension Plan subject to Title IV of ERISA.

     With respect to each Enterra Pension Plan subject to Title IV of ERISA, the Enterra Group has not (i) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (ii) withdrawn as a substantial employer so as to become subject to the provisions of
     Section 4063 of ERISA or (iii) ceased making contributions on or before the Closing Date to any such plan subject to Section 4064(a) of ERISA to which the Enterra Group made contributions at any time during the six years prior to the Closing Date. Neither the Enterra Group nor any member thereof has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in Section 4201 of ERISA.

          Enterra's subsidiaries incorporated outside of the United States and any benefit plans maintained by any of them for the benefit of their directors, officers, employees or former employees (or any of their beneficiaries) are in compliance with applicable laws pertaining to such plans in the jurisdictions of such subsidiaries, except where such failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect.

          (j) TAXES. All Tax Returns of or relating to any Taxes that are required to be filed on or before the Closing Date by or with respect to Enterra or any of the Enterra Subsidiaries have been or will be duly and timely filed, and all Taxes, including, without limitation, interest and penalties, due and payable pursuant to such Tax Returns have been paid or adequately provided for in reserves established by Enterra, except where the failure to file, pay or provide for would not, either individually or in the aggregate, have a Material Adverse Effect. All Tax Returns of or with respect to Enterra or any of the Enterra Subsidiaries have been audited by the applicable governmental authority, or the applicable statute of limitations has expired, for all periods up to and including, without limitation, the tax year ended December 31, 1987. There is no material claim against Enterra or any of the Enterra Subsidiaries with respect to any Taxes, and no material assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to Enterra or any of the Enterra Subsidiaries that has not been adequately provided for in reserves established by Enterra. The total amounts set up as liabilities for current and deferred Taxes in the consolidated financial statements included in the Enterra Commission Filings have been prepared in accordance with generally accepted accounting principles and are sufficient to cover the payment of all material Taxes, including, without limitation, any penalties or interest thereon and whether or not assessed or disputed, that are, or are hereafter finally determined to be, or to have been, due with respect to the operations of Enterra and the Enterra Subsidiaries through the periods covered thereby.

          (k)  ENVIRONMENTAL.

               (i) There are no facts, conditions or circumstances known to Enterra that could cause Enterra or any Enterra Subsidiary to incur any loss, liability, damage, cost or expense, either individually or in the aggregate, in excess of Enterra's charges, accruals and reserves for environmental matters reflected on Enterra's consolidated balance sheet contained in the most recent Enterra Commission Filing, for
          (A) violations of Environmental Laws, (B) failure to obtain an Environmental Permit, (C) a requirement to install environmental or pollution control equipment, (D) removal, response or remedial costs related to Hazardous Materials or (E) personal injury, property damage or natural resources damage resulting from exposure to or releases of Hazardous Materials, except in each case where such loss, liability, damage, cost or expense would not have a Material Adverse Effect.

               (ii) The business and any other operations conducted by Enterra or any Enterra Subsidiary are in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under applicable Environmental Laws, except where the failure to be in compliance would not, either individually or in the aggregate, have a Material Adverse Effect.

          (l) NO SEVERANCE PAYMENTS. None of Enterra or the Enterra Subsidiaries will owe a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Merger or the transactions contemplated by this Agreement, nor will any of such persons be entitled to an increase in severance payments or other benefits as a result of the Merger or the transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

          (m) VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the outstanding shares of Enterra Common Stock is the only vote of the holders of any class or series of the capital stock of Enterra necessary to approve this Agreement and the Merger.

          (n) INSURANCE. The Enterra Disclosure Letter sets forth all policies of insurance currently in effect relating to the business or operations of Enterra and the Enterra Subsidiaries.

          (o) TITLE TO PROPERTY. Except as set forth in the Enterra Commission Filings, Enterra and each of the Enterra Subsidiaries have good and indefeasible title to all of their real properties purported to be owned in fee and good title to all their other material assets, free and clear of all mortgages, liens, charges and encumbrances other than Permitted Liens.

          (p) ENTERRA ACTIONS. As of the date hereof, the Board of Directors of Enterra (at a meeting duly called and held) has resolved to recommend approval and adoption of this Agreement and the Merger by the stockholders of Enterra. Simmons & Company International, Inc. has delivered to the Board of Directors of Enterra its opinion that the consideration to be received by the holders of Enterra Common Stock in the Merger is fair from a financial point of view to such holders.

                                   ARTICLE III
              COVENANTS OF WEATHERFORD PRIOR TO THE EFFECTIVE TIME

     3.1 CONDUCT OF BUSINESS BY WEATHERFORD PENDING THE MERGER. Weatherford covenants and agrees that, from the date of this Agreement until the Effective Time, unless Enterra shall otherwise provide its prior consent in writing (which consent shall not be unreasonably withheld) or as otherwise expressly contemplated by this Agreement or as set forth in the Weatherford Disclosure
Letter:

          (a) The business of Weatherford and the Weatherford Subsidiaries shall be conducted only in, and Weatherford and the Weatherford Subsidiaries shall not take any action except in, the ordinary course of business;

          (b) Weatherford shall not, and shall not permit any of the Weatherford Subsidiaries to:

               (i) split, combine or reclassify any outstanding capital stock of Weatherford, or authorize, declare, set aside or pay any dividend payable in cash, stock, property or otherwise in respect of the capital stock of Weatherford;

               (ii)   authorize or pay any extraordinary bonuses to employees;

               (iii) grant any stock options or rights to acquire Weatherford Common Stock or common stock of any of the Weatherford Subsidiaries to any person or entity, other than options to purchase Weatherford Common Stock issued pursuant to employee stock option plans in amounts consistent with past practice;

               (iv) authorize or issue, sell, pledge, dispose of or encumber any shares of capital stock of Weatherford or, except to Weatherford or a wholly-owned Weatherford Subsidiary, any of the Weatherford Subsidiaries, other than pursuant to Weatherford Options;

               (v) sell, pledge, dispose of or encumber any assets of Weatherford or any of the Weatherford Subsidiaries, other than (A) in the ordinary course of business, (B) not relating to the borrowing of money, (C) with respect to purchase money security interests or (D) with respect to encumbered assets acquired in connection with an acquisition permitted under Section 3.1(b)(viii);

               (vi) redeem, purchase, acquire or offer to acquire any shares of Weatherford Common Stock;

               (vii) enter into, or grant any material change in, employment, compensation, benefit, severance, consulting or stay-bonus arrangements;

               (viii) acquire any corporation, partnership, other business organization or division thereof for a purchase price in excess of $5,000,000 or acquire corporations, partnerships, other business organizations or divisions thereof for an aggregate purchase price in excess of $15,000,000;

               (ix) enter into any contract, agreement, commitment or arrangement other than in the ordinary course of business;

               (x) authorize any capital expenditures other than in the ordinary course of business, and in accordance with a plan previously presented to, and not rejected by, the Weatherford Board of Directors;

               (xi) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business, and in no event in excess of the unused credit available from time to time under existing credit facilities of Weatherford;

               (xii) amend or propose to amend the charter or bylaws of Weatherford or any of the Weatherford Subsidiaries in which Weatherford, either directly or indirectly, has less than a 100% equity interest; or

               (xiii) take, and Weatherford shall use its reasonable efforts to prevent any affiliate of Weatherford from taking, any action that would prevent, including with the passage of time, the Merger's qualification for "pooling of interests" accounting treatment or prevent the Merger from being treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

          (c) Weatherford shall use all reasonable efforts (i) to preserve intact the business organization of Weatherford and each of the Weatherford Subsidiaries whose stock is pledged under existing credit facilities,
     (ii) to maintain in effect any material franchises, authorizations or similar rights of Weatherford and each of the Weatherford Subsidiaries,
     (iii) to keep available the services of the current officers and key employees of Weatherford and each of the Weatherford Subsidiaries, (iv) to preserve its goodwill with those having material business relationships with Weatherford and the Weatherford Subsidiaries, (v) to maintain and keep the material properties of Weatherford and each of the Weatherford Subsidiaries in as good a repair and condition as presently exists, except for deterioration due to ordinary wear and tear and damage due to casualty, and (vi) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by Weatherford and the Weatherford Subsidiaries; and

          (d) Weatherford shall not, and shall not permit any of the Weatherford Subsidiaries to, take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article VI not being satisfied. Weatherford promptly shall advise Enterra orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a Material Adverse Effect on Weatherford.

     3.2 ACCESS TO INFORMATION. From the date hereof to the Effective Time, Weatherford shall, and shall cause the Weatherford Subsidiaries and its and their officers, directors, employees and representatives to, afford the representatives of Enterra complete access during normal business hours to its officers, employees, representatives, properties, books and records, and shall furnish Enterra all financial, operating and other data and information as Enterra, through its representatives, reasonably may request; PROVIDED, HOWEVER, that notwithstanding the foregoing provisions of this Section 3.2 or any other provision of this Agreement, Weatherford shall not be required to provide to Enterra any information that is the subject of a confidentiality agreement and that relates primarily to a party other than Weatherford, a Weatherford Subsidiary or a former subsidiary of Weatherford.

     3.3 AFFILIATES' AGREEMENTS. Weatherford will use its reasonable efforts to cause each stockholder who, in the opinion of counsel to Weatherford, is an "affiliate" of Weatherford to enter into an agreement substantially in the form of Exhibit 3.3.

     3.4 RESERVATION OF WEATHERFORD COMMON STOCK. Weatherford shall reserve for issuance, out of its authorized but unissued capital stock, such number of shares of Weatherford Common Stock as may be issuable upon consummation of the Merger.

     3.5 STOCK EXCHANGE LISTING. Weatherford shall use all reasonable efforts to cause the shares of Weatherford Common Stock to be issued upon consummation of the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Closing Date.

                                   ARTICLE IV
                COVENANTS OF ENTERRA PRIOR TO THE EFFECTIVE TIME

     4.1 CONDUCT OF BUSINESS BY ENTERRA PENDING THE MERGER. Enterra covenants and agrees that, from the date of this Agreement until the Effective Time, unless Weatherford shall otherwise provide its prior consent in writing (which consent shall not be unreasonably withheld) or as otherwise expressly contemplated by this Agreement or as set forth in the Enterra Disclosure Letter:

          (a) The business of Enterra and the Enterra Subsidiaries shall be conducted only in, and Enterra and the Enterra Subsidiaries shall not take any action except in, the ordinary course of business;

          (b) Enterra shall not, and shall not permit any of the Enterra Subsidiaries to:

               (i) split, combine or reclassify any outstanding capital stock of Enterra, or authorize, declare, set aside or pay any dividend payable in cash, stock, property or otherwise in respect of the capital stock of Enterra;

               (ii)   authorize or pay any extraordinary bonuses to employees;

               (iii) grant any stock options or rights to acquire Enterra Common Stock or common stock of any of the Enterra Subsidiaries to any person or entity, other than options to purchase Enterra Common Stock issued pursuant to employee stock option plans in amounts consistent with past practice;

               (iv) authorize or issue, sell, pledge, dispose of or encumber any shares of capital stock of Enterra or, except to Enterra or a wholly-owned Enterra Subsidiary, any of the Enterra Subsidiaries, other than pursuant to Enterra Options;

               (v) sell, pledge, dispose of or encumber any assets of Enterra or any of the Enterra Subsidiaries, other than (A) in the ordinary course of business, (B) not relating to the borrowing of money,
          (C) with respect to purchase money security interests or (D) with respect to encumbered assets acquired in connection with an acquisition permitted under Section 4.1(b)(viii);

               (vi) redeem, purchase, acquire or offer to acquire any shares of Enterra Common Stock;

               (vii) enter into, or grant any material change in, employment, compensation, benefit, severance, consulting or stay-bonus arrangements;

               (viii) acquire any corporation, partnership, other business organization or division thereof for a purchase price in excess of $5,000,000 or corporations, partnerships, other business organizations or divisions thereof for an aggregate purchase price in excess of $15,000,000;

               (ix) enter into any contract, agreement, commitment or arrangement other than in the ordinary course of business;

               (x) authorize any capital expenditures other than in the ordinary course of business, and in accordance with a plan previously presented to, and not rejected by, the Enterra Board of Directors;

               (xi) incur any obligation for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business, and in no event in excess of the unused credit available from time to time under existing credit facilities of Enterra;

               (xii) amend or propose to amend the charter or bylaws of Enterra or any of the Enterra Subsidiaries in which Enterra, either directly or indirectly, has less than a 100% equity interest; or

               (xiii) take, and Enterra shall use its reasonable efforts to prevent any affiliate of Enterra from taking, any action that would prevent, including with the passage of time, the Merger's qualification for "pooling of interests" accounting treatment or prevent the Merger from being treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;

          (c) Enterra shall use its reasonable efforts (i) to preserve intact the business organization of Enterra and each of the Enterra Subsidiaries whose stock is pledged under existing credit facilities, (ii) to maintain in effect any material franchises, authorizations or similar rights of Enterra and each of the Enterra Subsidiaries, (iii) to keep available the services of the current officers and key employees of Enterra and each of the Enterra Subsidiaries, (iv) to preserve its goodwill with those having material business relationships with Enterra and the Enterra Subsidiaries,
     (v) to maintain and keep the material properties of Enterra and each of the Enterra Subsidiaries in as good a repair and condition as presently exists, except for deterioration due to ordinary wear and tear and damage due to casualty, and (vi) to maintain in full force and effect insurance comparable in amount and scope of coverage to that currently maintained by Enterra and each of the Enterra Subsidiaries; and

          (d) Enterra shall not, and shall not permit any of the Enterra Subsidiaries to, take any action that would, or that reasonably could be expected to, result in any of the representations and warranties set forth in this Agreement becoming untrue or any of the conditions to the Merger set forth in Article VI not being satisfied. Enterra promptly shall advise Weatherford orally and in writing of any change or event having, or which, insofar as reasonably can be foreseen, would have, a Material Adverse Effect on Enterra.

     4.2 ACCESS TO INFORMATION. From the date hereof to the Effective Time, Enterra shall, and shall cause the Enterra Subsidiaries and its and their officers, directors, employees and representatives to, afford the representatives of Weatherford complete access during normal business hours to its officers, employees, representatives, properties, books and records, and shall furnish Weatherford all financial, operating and other data and information as Weatherford, through its representatives, reasonably may request; PROVIDED, HOWEVER, that notwithstanding the foregoing provisions of this
Section 4.2 or any other provision of this Agreement, Enterra shall not be required to provide to Weatherford any information that is the subject of a confidentiality agreement and that relates primarily to a party other than Enterra, an Enterra Subsidiary or a former subsidiary of Enterra.

     4.3 AFFILIATES' AGREEMENTS. Enterra will use its reasonable efforts to cause each stockholder who, in the opinion of counsel to Enterra, is an "affiliate" of Enterra to enter into an agreement substantially in the form of
Exhibit 4.3.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

     5.1 JOINT PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT. As promptly as practicable after the execution of this Agreement, Weatherford and Enterra shall prepare and file with the Commission preliminary proxy materials that shall constitute the joint proxy statement (the "Proxy Statement") of Weatherford and Enterra and the registration statement with respect to the Weatherford Common Stock to be issued in connection with the Merger (the "Registration Statement"). As promptly as practicable after comments are received from the Commission on the preliminary proxy materials, Weatherford and Enterra shall file with the Commission a combined joint proxy statement and registration statement on Form S-4 (or on such other form as shall be appropriate) relating to the approval and adoption of the Merger and this Agreement by the stockholders of Weatherford and the stockholders of Enterra and the issuance by Weatherford of Weatherford Common Stock in connection with the Merger and shall use their reasonable efforts to cause the Registration Statement to become effective as soon as practicable. Subject to the terms and conditions set forth in Section 7.2, the Proxy Statement shall contain a statement that the Board of Directors of Enterra recommended that the stockholders of Enterra approve and adopt the Merger and this Agreement.
Subject to the terms and conditions set forth in Section 7.1, the Proxy Statement shall contain a statement that the Board of Directors of Weatherford recommended that the stockholders of Weatherford approve and adopt the Merger and this Agreement.

     5.2  COMFORT LETTERS.

          (a) Enterra shall use its reasonable efforts to cause to be delivered to Weatherford a letter of KPMG Peat Marwick LLP dated as of a date within five business days before the date on which the Registration Statement shall become effective and addressed to Weatherford, in form and substance reasonably satisfactory to Weatherford and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement.

          (b) Weatherford shall use its reasonable efforts to cause to be delivered to Enterra a letter of Arthur Andersen LLP dated as of a date within five business days before the date on which the Registration Statement shall become effective and addressed to Enterra, in form and substance reasonably satisfactory to Enterra and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Registration Statement and Proxy Statement.

     5.3  MEETINGS OF STOCKHOLDERS.

          (a) Enterra shall promptly take all action reasonably necessary in accordance with the DGCL and its Restated Certificate of Incorporation and bylaws to convene a meeting of its stockholders to consider and vote upon the adoption and approval of the Merger and this Agreement. Subject to the terms and conditions set forth in Section 7.2, the Board of Directors of Enterra (i) shall recommend at such meeting that the stockholders of Enterra vote to adopt and approve the Merger and this Agreement, (ii) shall use its reasonable efforts to solicit from stockholders of Enterra proxies in favor of such adoption and approval and (iii) shall take all other action reasonably necessary to secure a vote of its stockholders in favor of the adoption and approval of the Merger and this Agreement.

          (b) Weatherford shall promptly take all action reasonably necessary in accordance with the DGCL and its Restated Certificate of Incorporation and bylaws to convene a meeting of its stockholders to consider and vote upon the adoption and approval of the Merger and this Agreement. Subject to the terms and conditions set forth in Section 7.1, the Board of Directors of Weatherford (i) shall recommend at such meeting that the stockholders of Weatherford vote to adopt and approve the Merger and this Agreement, (ii) shall use its reasonable efforts to solicit from stockholders of Weatherford proxies in favor of such adoption and approval and (iii) shall take all other action reasonably necessary to secure a vote of its stockholders in favor of the adoption and approval of the Merger and this Agreement.

          (c) Weatherford and Enterra shall coordinate and cooperate with respect to the timing of such meetings and shall endeavor to hold such meetings on the same day and as soon as practicable after the date hereof.

     5.4 REASONABLE EFFORTS; CONSENTS, APPROVALS AND WAIVERS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable (a) to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including, without limitation,
(i) the obtaining of all necessary consents, approvals or waivers required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger (provided that no such consent, approval or waiver shall require such party to take any action that would impair the value that such party reasonably attributes to the Merger) and (ii) the execution and delivery of any additional instruments (including, without limitation, any required supplemental indentures) necessary to consummate the transactions contemplated by this Agreement; and (b) to defend any non-regulatory lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, seeking to have any stay or temporary restraining order entered by any court or other governmental entity vacated or reversed.

     5.5 ANTITRUST MATTERS. The obligations of each of the parties to this Agreement shall include the following:

          (a) each of the parties hereto shall file a premerger notification and report form pursuant to the HSR Act with respect to the Merger as promptly as reasonably possible following execution and delivery of this Agreement. Each of the parties agrees to use best efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act; and

          (b) each party hereto will furnish to the other copies of all correspondence, filings or communications between that party, or any of its representatives, on the one hand, and any governmental agency or authority, on the other hand, with respect to pre-notification obligations under any antitrust law with respect to this Agreement or the Merger; PROVIDED, HOWEVER, that with respect to any documents that the party reasonably believes should not be disclosed to the other party, the party shall instead furnish those documents to counsel for the other party pursuant to a mutually satisfactory confidentiality agreement.

     5.6 NOTIFICATION OF CERTAIN MATTERS. Enterra shall give prompt notice to Weatherford, and Weatherford shall give prompt notice to Enterra, orally and in writing, of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, (b) any material failure of Enterra or Weatherford, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and (c) any fact or event that would make it necessary to amend the Registration Statement or the Proxy Statement to render the statements therein not misleading or to comply with applicable law.


     5.7 AGREEMENT TO DEFEND. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto; PROVIDED, HOWEVER, that this Section 5.7 shall not apply to any governmental investigation contemplated under Section 5.5(a).

     5.8  EXPENSES.  Subject to the terms and conditions set forth in
Section 7.3, and except as otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

     5.9  INDEMNIFICATION.

          (a) After the Effective Time Weatherford and the Surviving Corporation shall, to the fullest extent permitted under applicable law, defend, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of Enterra or any of the Enterra Subsidiaries (each, an "Indemnified Party" and, collectively, the "Indemnified Parties") against (i) all costs or expenses (including, without limitation, reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was an officer or director, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time (collectively, the "Indemnified Liabilities"); and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement, the Merger or the transactions contemplated hereby. After the Effective Time, Weatherford and the Surviving Corporation will be entitled to participate in and, to the extent that it may wish, to assume the defense of any action, with counsel reasonably satisfactory to the Indemnified Party; PROVIDED, HOWEVER, if any Indemnified Party believes that, by reason of an actual or potential conflict of interest, it is advisable for such Indemnified Party to be represented by separate counsel, or if Weatherford or the Surviving Corporation shall fail after the Effective Time to assume responsibility for such defense, such Indemnified Party may retain counsel reasonably satisfactory to Weatherford and the Surviving Corporation who will represent such Indemnified Party, and Weatherford and the Surviving Corporation shall pay all reasonable fees and disbursements of such counsel promptly as statements therefor are received to the fullest extent permitted by applicable law upon receipt of any undertaking contemplated by
     Section 145(e) of the DGCL. The Indemnified Party, Weatherford and the Surviving Corporation will cooperate with each other and use their reasonable efforts to assist each other in the vigorous defense of any such matter; PROVIDED, HOWEVER, that neither Weatherford nor the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Weatherford or the Surviving Corporation, as applicable (but the failure to be so notified by an Indemnified Party shall not relieve an indemnifying party from any liability that it may have under this Section 5.9 except to the extent such failure materially prejudices such indemnifying party).
     The indemnifying parties shall be required to pay for only one law firm (in addition to any required local counsel) selected by the Indemnified Parties as a group in accordance with the foregoing provisions with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict in any significant issue between the positions of any two or more Indemnified Parties. This Section 5.9 is intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

          (b) For a period of six years after the Effective Time, the Surviving Corporation shall use its best efforts to maintain in effect director and officer liability insurance for the benefit of the Indemnified Parties in comparable amounts, with comparable deductibles or retained amounts and with comparable coverages and exclusions as currently maintained by Enterra; PROVIDED, HOWEVER, that if the Surviving Corporation is unable to obtain insurance for such period for an aggregate premium of $1,000,000 or less or if such insurance otherwise cannot be obtained or maintained by the Surviving Corporation, then the Surviving Corporation's obligation pursuant hereto shall only be to seek to be obtained the best possible coverage under the circumstances subject to the foregoing limitation on premiums.

          (c) All rights and obligations under this Section 5.9 shall be in addition to any rights an Indemnified Party may have under the Restated Certificate of Incorporation or bylaws of Enterra as in effect on the date hereof, or pursuant to any other agreement, arrangement or document in effect prior to the Effective Time. The provisions of this Section 5.9 are intended to benefit, and may be enforced by, all Indemnified Parties, and their respective heirs and representatives. This Section 5.9 shall be binding upon all successors and assigns of Enterra, Weatherford and the Surviving Corporation.

          (d) If the Surviving Corporation is sold to a third party, such third party shall expressly assume the Surviving Corporation's indemnification obligation under this Section 5.9.

     5.10 POST-EFFECTIVE TIME MAILING. As soon as practicable following the Effective Time, the Surviving Corporation will cause to be mailed to each holder of certificates that represented Enterra Common Stock prior to the Effective Time, at such holder's address as it appears on Enterra's stock transfer records, a letter of transmittal and other information advising such holder of the consummation of the Merger and to enable such holder to effect the exchange of stock certificates as contemplated by Article I of this Agreement.

     5.11 STOCKHOLDERS' AGREEMENT. Weatherford will enter into a Stockholders' Agreement, and an amendment thereto, with First Reserve Corporation and the various First Reserve Funds (as defined therein), in the forms attached hereto as Exhibits 5.11(a) and 5.11(b), respectively.

     5.12 ENTERRA STOCK OPTIONS. At the Effective Time, each Enterra Option that remains as of such date unexercised in whole or in part shall be replaced by a substitute option, granted under an existing Weatherford stock option plan, to purchase that number of shares of Weatherford Common Stock determined by multiplying the number of shares of Enterra Common Stock subject to such Enterra Option by the Conversion Rate and multiplying the exercise price per share of such Enterra Option by a fraction the numerator of which is one and the denominator of which is the Conversion Rate.

Each such substitute option shall otherwise replicate the terms and conditions of the Enterra Option it replaces. Weatherford shall take all corporate action necessary (a) to reserve for issuance a sufficient number of shares of Weatherford Common Stock for delivery upon exercise of such Enterra Options,
(b) to ensure that all shares of Weatherford Common Stock subject to such Enterra Options are issued pursuant to a plan that complies with the exemption provided by Rule 16b-3 promulgated under the Exchange Act and (c) to ensure that shares of Weatherford Common Stock issued pursuant to the exercise of such Enterra Options are registered under the Securities Act, listed on the New York Stock Exchange and may be freely transferred by the holders thereof.

     5.13 ENTERRA EMPLOYEE BENEFITS.

          (a) For the period beginning at the Effective Time and ending on June 30, 1996, Weatherford will either (i) cause to remain in effect all Enterra Benefit Plans, as in effect at the Effective Time, or (ii) provide benefits to employees of Enterra and the Enterra Subsidiaries under the Weatherford Benefit Plans that are substantially comparable to the benefits provided to such employees under the Enterra Benefit Plans, as in effect at the Effective Time. From and after July 1, 1996, Weatherford agrees that participation in the Weatherford Benefit Plans, as then in effect, shall be made available to all Weatherford employees, including employees who were employees of Enterra, and that such plans will provide the same or substantially comparable benefits to all similarly situated employees.

          (b) If participation in any Weatherford Benefit Plan is made available to employees of Enterra or any Enterra Subsidiary, all service with Enterra and the Enterra Subsidiaries prior to the Effective Time and any other service recognized under the applicable Enterra Benefit Plans for vesting and eligibility purposes shall be credited to such employees and all waiting periods and pre-existing condition limitations shall be waived under such Weatherford Benefit Plan.

          (c) Prior to the Effective Time, Enterra shall have established the Enterra Special Severance Pay Plan, in the form attached hereto as
     Exhibit 5.13.

          (d) Weatherford agrees that it shall make non-elective employer contributions, including fixed or discretionary pension, profit sharing and matching contributions, to each Enterra Benefit Plan that is intended to be a qualified defined contribution plan under Section 401(a) of the Code for the respective Enterra Benefit Plan's first plan year ending on or after the Effective Time in accordance with the terms of such plan. Weatherford agrees that the rate of each such non-elective employer contribution in each case shall not be less than the rate of such non-elective employer contribution that was made to the respective Enterra Benefit Plan for the last plan year ending prior to the Effective Time. An employee of Enterra or an Enterra Subsidiary who is employed, and who is a participant in an Enterra Benefit Plan that is subject to this Section 5.13(d), on the day before the Effective Time (an "Eligible Enterra

     Employee") shall be entitled to receive an allocation of such non-elective employer contributions without regard to whether such employee continues to be an employee of Enterra or an Enterra Subsidiary or any successor thereto on the last day of the respective Enterra Benefit Plan's plan year (or other period) for which such contributions are to be made. Weatherford agrees to make any amendment to the applicable Enterra Benefit Plans as may be necessary to effectuate the terms of this Section 5.13(d).

     5.14 UPDATE OF DISCLOSURE LETTERS.

          (a) Weatherford shall promptly disclose to Enterra in writing (i) any information set forth in the Weatherford Disclosure Letter with respect to subsections (b), (c), (e) and (g) of Section 2.2 that no longer is accurate and with respect to all other subsections of Section 2.2 that no longer is accurate in any material respect and (ii) any information of the nature of that set forth in the Weatherford Disclosure Letter that arises between the date hereof and the Closing and that would have been required to be included in the Weatherford Disclosure Letter if such information had existed and been known or available on the date hereof. Neither any such new disclosure, nor the determination of Enterra to proceed with the Merger in spite of any such new disclosure, shall relieve Weatherford from any liability for any prior misrepresentation or breach of warranty.

          (b) Enterra shall promptly disclose to Weatherford in writing (i) any information set forth in the Enterra Disclosure Letter with respect to subsections (b), (c), (e) and (g) of Section 2.3 that no longer is accurate and with respect to all other subsections of Section 2.3 that no longer is accurate in any material respect and (ii) any information of the nature of that set forth in the Enterra Disclosure Letter that arises between the date hereof and the Closing and that would have been required to be included in the Enterra Disclosure Letter if such information had existed and been known or available on the date hereof. Neither any such new disclosure, nor the determination of Weatherford to proceed with the Merger in spite of any such new disclosure, shall relieve Enterra from any liability for any prior misrepresentation or breach of warranty.

     5.15 WEATHERFORD SPECIAL SEVERANCE PAY PLAN. Prior to the Effective Time, Weatherford shall have established the Weatherford Special Severance Pay Plan, in the form attached hereto as Exhibit 5.15.

     5.16 CHANGE OF CONTROL AGREEMENTS. Weatherford shall, as of the Effective Time, have entered into change of control agreements, substantially in the form of Exhibit 5.16(a), with the persons and for the respective severance benefits set forth on Exhibit 5.16(b).

     5.17 INDEMNIFICATION AGREEMENTS. Weatherford shall, as of the Effective Time, have entered into indemnification agreements, substantially in the form of Weatherford's existing indemnification agreements with the persons set forth on
Exhibit 5.17.

     5.18 ENTERRA EMPLOYEE BONUSES.

          (a) The Enterra Board of Directors or the Executive Compensation Committee of the Enterra Board of Directors (the "Enterra Committee") shall determine, prior to the Closing Date, the final amount of bonuses to be paid to the Enterra employees listed on Exhibit 5.18 for the fiscal year ended December 31, 1993, such amount not to exceed the amount that previously has been accrued for such bonuses. Such bonuses shall be paid only after collection of at least $10,000,000 of the disputed outstanding receivables from Kuwait Oil Company. If such bonuses are not paid prior to the Closing Date, (i) the determination of the Enterra Board of Directors or the Enterra Committee, as the case may be, will be binding upon Weatherford, (ii) any Enterra employee terminated after such date shall receive the entire amount of the bonus determined by the Enterra Board of Directors or the Enterra Committee, as the case may be, and (iii) payment of such bonuses shall be administered by Messrs. William E. Macaulay and Robert L. Parker, Sr., who will be directors of the Surviving Corporation.

          (b) The Enterra Board of Directors or the Enterra Committee shall declare, prior to the Closing Date, the amount of bonuses to Enterra employees, based upon Enterra's achievement of certain financial and other targets for Enterra for the fiscal year ending December 31, 1995, determined by the Enterra Board of Directors or the Enterra Committee, as the case may be, in a manner consistent with the Enterra and Total Energy Services Company bonus plans under which bonuses were paid for the fiscal year ended December 31, 1994. The final amount of bonuses shall be determined by the Enterra Board of Directors or the Enterra Committee, as the case may be, if audited financial results for the year ending
     December 31, 1995 are known prior to the Closing Date, or by Messrs. Macaulay and Parker, if such results are not known until after the Closing Date. Bonuses will be paid not earlier than February 1, 1996 and not later than February 28, 1996. Any Enterra employee terminated after the Closing Date shall receive the entire amount of the bonus.

          (c) In addition to the 1995 bonuses referenced in Section 5.18(b), Enterra may pay bonuses to Enterra employees in an amount not to exceed $1,000,000 in the aggregate. The recipients and amounts of such bonuses shall be determined in the sole discretion of the Enterra Committee; PROVIDED, HOWEVER, that the total amount paid to any one employee shall not exceed the aggregate of the current annualized salary and most recent annual bonus of such employee.

     5.19 ENTERRA SEVERANCE AGREEMENTS.

          (a) Each of the Enterra severance agreements with the individuals set forth on Exhibit 5.19(a)(i) shall be amended, pursuant to the form attached hereto as Exhibit 5.19(a)(ii), and each of the Enterra severance agreements with the individuals set forth on Exhibit 5.19(a)(iii) shall be amended, pursuant to the form attached hereto as Exhibit 5.19(a)(iv).

          (b) The parties agree that, as a result of the Merger, any resignation by any of M. Timothy Carey, Steven C. Grant, Edward C. Grimes, Steven W. Krablin, J. Joseph Percle and Michael L. Stansberry at any time from the Effective Time through August 12, 1996 shall constitute a "Termination upon Change of Control" (as such term is defined in the severance agreement between such person and Enterra). Further, it is agreed that, for purposes of Section 3(a)(ii) of the severance agreement between Enterra and each such individual, if the bonus for the 1993 fiscal year is required to be taken into account, the final amount of the 1993 bonus determined by the Enterra Board of Directors or the Enterra Committee pursuant to Section 5.18(a) shall be counted, notwithstanding whether the disputed receivables from Kuwait Oil Company have been collected. It is further agreed that the manner in which the obligation to provide extended medical and dental benefits under Section 4(b) of each such individual's severance agreement with Enterra shall be to pay to such individual during the full period for which such benefits are required to be extended a monthly amount equal to the difference between the applicable COBRA continuation premium for such benefits and the premium, if any, charged to the individual for such benefits immediately prior to the Change in Control (as defined in such severance agreement) and such individual shall pay the full premium to the plan.

     5.20 ENTERRA CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER.

          (a) Weatherford shall, as of the Effective Time, have entered into definitive arrangements with D. Dale Wood reflecting the principal terms set forth in Exhibit 5.20.

          (b)  If the implementation of the principal terms set forth in Exhibit
     5.20 shall make the Merger ineligible for pooling-of-interests accounting treatment under Accounting Principles Bulletin No. 16, Enterra agrees to use its best efforts to negotiate a package that would provide Mr. Wood in the aggregate with a substantially similar economic benefit.

     5.21 WEATHERFORD CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER. Weatherford shall, as of the Effective Time, pay Philip Burguieres a fee in the amount set forth in Exhibit 5.21. If Mr. Burguieres' fee set forth in Exhibit
5.21 shall make the Merger ineligible for pooling-of-interests accounting treatment under Accounting Principles Bulletin No. 16, Weatherford agrees to use its best efforts to negotiate an alternative package with Mr. Burguieres.

     5.22 BOARD OF DIRECTORS.

          (a) The Board of Directors of Weatherford will take action prior to the Effective Time to cause the number of directors comprising the full Board of Directors of the Surviving Corporation at the Effective Time to be increased to ten persons, and the five persons listed on Exhibit 5.22 as the Enterra designees to the Board of Directors of the Surviving Corporation shall be elected to the Board of Directors of the Surviving Corporation by the Weatherford Board of

     Directors effective at the Effective Time, such increase in number and such election to be subject to the Closing. The Weatherford Board of Directors will also take action prior to the Effective Time to cause the committees of the Board of Directors of the Surviving Corporation at the Effective Time to be the committees listed on Exhibit 1.6(a) hereto, having the membership noted on such Exhibit, such action to be subject to the Closing. If prior to the Effective Time, any Enterra designee for director set forth on Exhibit 5.22, or if during the two years after the Effective Time, any Enterra designated director shall decline or be unable to serve as a director of the Surviving Corporation, the other Enterra designees or the remaining Enterra designated directors, as the case may be, shall designate another person to serve in such person's stead, subject to the approval of a majority of the Weatherford designated directors at that time, which approval shall not be unreasonably withheld. Weatherford agrees that, during the two year period after the Effective Time, it shall cause at least one Enterra designee listed on Exhibit 5.22 (or his successor chosen pursuant to this Section 5.22(a)) to be a member of each of the Executive and Nominating Committee, Audit Committee and Compensation and Stock Plans Committee of the Board of Directors of the Surviving Corporation. Weatherford shall take all appropriate action for two years after the Effective Time to assist in the nomination for election as directors of the Enterra designees listed on Exhibit 5.22 (or any successor chosen pursuant to this Section 5.22(a)).

          (b) Each person designated by Enterra to serve on the Board of Directors of the Surviving Corporation, and any person subsequently appointed to the Board of Directors of the Surviving Corporation by such designees pursuant to Section 5.22(a), shall be covered by the Weatherford International Incorporated Non-Employee Director Retirement Plan and the prior service of any such person on the Enterra Board of Directors shall count as service on the Board of Directors of the Surviving Corporation for all purposes under such plan.

          (c) If prior to the Effective Time, any Weatherford designee for director set forth on Exhibit 5.22, or if during the two years after the Effective Time, any Weatherford designated director shall decline or be unable to serve as a director of the Surviving Corporation, the other Weatherford designees or the remaining Weatherford designated directors, as the case may be, shall designate another person to serve in such person's stead, subject to the approval of a majority of the Enterra designated directors at that time, which approval shall not be unreasonably withheld.

                                   ARTICLE VI
                                   CONDITIONS

     6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

          (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of Weatherford and the stockholders of Enterra as may be required by law and by any applicable provisions of their respective certificates of incorporation or bylaws;

          (b) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (c) No order shall have been entered and remain in effect in any action or proceeding before any foreign, federal or state court or governmental agency or other foreign, federal or state regulatory or administrative agency or commission that would prevent or make illegal the consummation of the Merger;

          (d) The Registration Statement shall be effective on the Closing Date, and all post-effective amendments filed shall have been declared effective or shall have been withdrawn; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the Commission;

          (e) There shall have been obtained any and all material permits, approvals and consents of securities or blue sky commissions of any jurisdiction, and of any other governmental body or agency, that reasonably may be deemed necessary so that the consummation of the Merger and the transactions contemplated thereby will be in compliance with applicable laws, the failure to comply with which would have a Material Adverse Effect on Enterra or Weatherford; and

          (f) All approvals of private persons, financial institutions or corporations, (i) the granting of which is necessary for the consummation of the Merger or the transactions contemplated in connection therewith and
     (ii) the non-receipt of which would have a Material Adverse Effect on Enterra or Weatherford, shall have been obtained.

     6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF WEATHERFORD. The obligation of Weatherford to effect the Merger is, at the option of Weatherford, also subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

          (a) The representations and warranties of Enterra contained in subsections (b), (c), (e) and (g) of Section 2.3 shall be accurate, and the representations and warranties of Enterra contained in all other subsections of Section 2.3 shall be accurate in all material respects (except to the extent qualified by materiality, in which case such representations and warranties shall be accurate), as of the Closing Date as though such representations and warranties had been made at and as of that time (except where any such representation or warranty is made as of a date specifically set forth therein); all of the terms, covenants and conditions of this Agreement to be complied with and performed by Enterra on or before the Closing Date shall have been duly complied with and performed in all material respects; and a certificate of Enterra to the foregoing effect dated the Closing Date and signed by the chief executive officer of Enterra shall have been delivered to Weatherford;

          (b) Since the date of this Agreement, no Material Adverse Change of Enterra shall have occurred, and Weatherford shall have received a certificate of Enterra signed by the chief executive officer of Enterra dated the Closing Date to such effect;

          (c) Weatherford shall have been advised in writing as of the date of this Agreement and as of the Closing Date (i) by Arthur Andersen LLP that, in accordance with generally accepted accounting principles and applicable rules and regulations of the Commission, Weatherford is eligible to be a party to a merger accounted for as a "pooling of interests" and that Arthur Andersen LLP is not aware of any matters that prohibit the use of "pooling of interests" accounting in connection with the Merger and (ii) by KPMG Peat Marwick LLP that, in accordance with generally accepted accounting principles and applicable rules and regulations of the Commission, no conditions exist that would preclude Weatherford's accounting for the Merger with Enterra as a "pooling of interests" as those conditions relate to Enterra;

          (d) Enterra shall have received, and furnished written copies to Weatherford of, the Enterra affiliates' agreements pursuant to Section 4.3;

          (e) Weatherford shall have received from Morgan, Lewis & Bockius, counsel to Enterra, an opinion dated the Effective Time covering the matters set forth in Exhibit 6.2(e);

          (f) Weatherford shall have received a copy of the "comfort letter" of KPMG Peat Marwick LLP pursuant to Section 5.2(a) and on or prior to the Closing Date an additional letter from KPMG Peat Marwick LLP dated as of the Closing Date, in form and substance reasonably satisfactory to Weatherford, stating that nothing has come to their attention, as of a date no earlier than five days prior to the Closing Date, which would require any change in their letter delivered pursuant to Section 5.2(a) if it were required to be dated and delivered on the Closing Date;

          (g) The Board of Directors of Weatherford shall have received from Merrill Lynch & Co. a written opinion, dated as of the date of this Agreement, in form and substance reasonably satisfactory to the Board of Directors of Weatherford, to the effect that the Conversion Rate is fair to the holders of Weatherford Common Stock from a financial point of view, which opinion shall have been confirmed in writing to such Board as of the date the Proxy Statement is first mailed to the stockholders of Weatherford and not subsequently withdrawn;

          (h) Weatherford shall have received from Fulbright & Jaworski L.L.P., counsel to Weatherford, a written opinion dated as of the date that the Proxy

     Statement is first mailed to stockholders of Weatherford to the effect that
     (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Weatherford and Enterra will each be a party to that reorganization within the meaning of Section 368(b) of the Code and (iii) Weatherford and Enterra shall not recognize any gain or loss as a result of the Merger, and such opinion shall not have been withdrawn or modified in any material respect;

          (i) The Stockholders' Agreement among Enterra, First Reserve Corporation and the various First Reserve Funds shall have been in full force and effect, and the stockholders of Enterra named therein shall not be in breach of any of the material terms thereof, immediately prior to the Closing; and

          (j) D. Dale Wood shall have entered into definitive arrangements reflecting the principal terms set forth in Exhibit 5.20.

     6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ENTERRA. The obligation of Enterra to effect the Merger is, at the option of Enterra, also subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

          (a) The representations and warranties of Weatherford contained in subsections (b), (c), (e) and (g) of Section 2.2 shall be accurate, and the representations and warranties of Weatherford contained in all other subsections of Section 2.2 shall be accurate in all material respects (except to the extent qualified by materiality, in which case such representations and warranties shall be accurate), as of the Closing Date as though such representations and warranties had been made at and as of that time (except where any such representation or warranty is made as of a date specifically set forth therein); all of the terms, covenants and conditions of this Agreement to be complied with and performed by Weatherford on or before the Closing Date shall have been duly complied with and performed in all material respects; and a certificate of Weatherford to the foregoing effect dated the Closing Date and signed by the chief executive officer of Weatherford shall have been delivered to Enterra;

          (b) Since the date of this Agreement, no Material Adverse Change of Weatherford shall have occurred, and Enterra shall have received a certificate of Weatherford signed by the chief executive officer of Weatherford dated the Closing Date to such effect;

          (c) Enterra shall have been advised in writing as of the date of this Agreement and as of the Closing Date (i) by Arthur Andersen LLP that, in accordance with generally accepted accounting principles and applicable rules and regulations of the Commission, Weatherford is eligible to be a party to a merger accounted for as a "pooling of interests" and that Arthur Andersen LLP is not aware of any matters that prohibit the use of "pooling of interests" accounting in connection with the Merger and (ii) by KPMG Peat Marwick LLP that, in accordance with generally accepted accounting principles and applicable rules and regulations of the Commission, no conditions exist that would preclude

     Weatherford's accounting for the Merger with Enterra as a "pooling of interests" as those conditions relate to Enterra;

          (d) Weatherford shall have received, and furnished written copies to Enterra of, the Weatherford affiliates' agreements pursuant to Section 3.3;

          (e) Enterra shall have received from Fulbright & Jaworski L.L.P., counsel to Weatherford, an opinion dated the Effective Time covering the matters set forth in Exhibit 6.3(e);

          (f) Enterra shall have received a copy of the "comfort letter" of Arthur Andersen LLP pursuant to Section 5.2(b) and on or prior to the Closing Date an additional letter from Arthur Andersen LLP dated as of the Closing Date, in form and substance reasonably satisfactory to Enterra, stating that nothing has come to their attention, as of a date no earlier than five days prior to the Closing Date, which would require any change in their letter delivered pursuant to Section 5.2(b) if it were required to be dated and delivered on the Closing Date;

          (g) The Board of Directors of Enterra shall have received from Simmons & Company International, Inc. a written opinion, dated as of the date of this Agreement, in form and substance reasonably satisfactory to the Board of Directors of Enterra, to the effect that the consideration to be received by the holders of Enterra Common Stock in the Merger is fair from a financial point of view to such holders, which opinion shall have been confirmed in writing to such Board as of the date the Proxy Statement is first mailed to the stockholders of Enterra and not subsequently withdrawn;

          (h) Enterra shall have received from Morgan, Lewis & Bockius, counsel to Enterra, a written opinion dated as of the date that the Proxy Statement is first mailed to stockholders of Enterra to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) Weatherford and Enterra will each be a party to that reorganization within the meaning of
     Section 368(b) of the Code and (iii) the stockholders of Enterra shall not recognize any gain or loss as a result of the Merger, other than to the extent such stockholders receive cash in lieu of fractional shares, and such opinion shall not have been withdrawn or modified in any material respect;

          (i) The shares of Weatherford Common Stock to be issued upon consummation of the Merger shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and

          (j)  Each of the Weatherford Change of Control Agreements set forth on
     Exhibit 6.3(j)(i) shall be amended, pursuant to the form attached hereto as
     Exhibit 6.3(j)(ii).

                                   ARTICLE VII
                    SPECIAL PROVISIONS AS TO CERTAIN MATTERS

     7.1  NO SOLICITATION BY WEATHERFORD.

          (a) Weatherford shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director, employee, investment banker, attorney or other advisor, agent or representative of Weatherford or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Weatherford Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Weatherford Takeover Proposal, or
     (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to lead to, any Weatherford Takeover Proposal; PROVIDED, HOWEVER, that prior to the vote of stockholders of Weatherford for approval and adoption of this Agreement and the Merger, Weatherford may take any actions described in the foregoing clause (iii) to the extent that the Board of Directors of Weatherford determines, in good faith after consultation with outside counsel, that failure to take such actions could reasonably be expected to result in a breach of the Board's fiduciary obligations. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of Weatherford or any of the Weatherford Subsidiaries or any investment banker, attorney or other advisor, agent or representative of Weatherford, whether or not such person is purporting to act on behalf of Weatherford or otherwise, shall be deemed to be a material breach of this Agreement by Weatherford. For purposes of this Agreement, a "Weatherford Takeover Proposal" means (i) any proposal or offer, other than a proposal or offer by Enterra or any of its affiliates, for a merger or other business combination involving Weatherford, (ii) any proposal or offer, other than a proposal or offer by Enterra or any of its affiliates, to acquire from Weatherford or any of its affiliates in any manner, directly or indirectly, more than 30% of the voting stock of Weatherford or any Weatherford Subsidiary or a material amount of the assets of Weatherford and the Weatherford Subsidiaries, taken as a whole, or (iii) any proposal or offer, other than a proposal or offer by Enterra or any of its affiliates, to acquire from the stockholders of Weatherford by tender offer, exchange offer or otherwise more than 30% of the outstanding voting stock of Weatherford.

          (b) Neither the Board of Directors of Weatherford nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Enterra the approval or recommendation by the Board of Directors of Weatherford or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any Weatherford Takeover Proposal. Notwithstanding the foregoing, if the Board of Directors of Weatherford receives a Weatherford Takeover Proposal that, in the exercise of its fiduciary obligations (as determined in good faith after consultation with outside counsel), it determines to be a Weatherford Superior Proposal (as hereinafter defined), the Board of Directors of Weatherford may withdraw or modify its approval or recommendation of this Agreement or the Merger and may (subject to the following sentence) terminate this Agreement, in each case at any time after the fifth business day following Enterra's receipt of written notice (a "Weatherford Notice of Superior Proposal") advising Enterra that the Board of Directors of Weatherford has received a Weatherford Takeover Proposal that it has determined to be a Weatherford Superior Proposal, specifying the principal terms and conditions of such Weatherford Superior Proposal and identifying the person making such Weatherford Superior Proposal. Weatherford may terminate this Agreement pursuant to the preceding sentence only if the stockholders of Weatherford shall not yet have voted upon the Merger and Weatherford shall have paid to Enterra the Termination Fee (as defined in Section 7.3(a)). Nothing contained herein shall prohibit Weatherford from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) of the Exchange Act provided that Weatherford does not withdraw or modify its position with respect to the Merger or take any action having such effect or approve or recommend a Weatherford Takeover Proposal. For purposes of this Agreement, a "Weatherford Superior Proposal" means any bona fide Weatherford Takeover Proposal to merge with or acquire, directly or indirectly, all of the voting stock then outstanding or all or substantially all of the assets of Weatherford, and otherwise on terms that the Board of Directors of Weatherford determines in its good faith reasonable judgment (based on the written advice of a financial advisor of nationally recognized reputation) to be more favorable to Weatherford's stockholders than the Merger.

          (c) If the Board of Directors of Weatherford or any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Enterra the approval or recommendation by the Board of Directors of Weatherford or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any Weatherford Takeover Proposal, Enterra may terminate this Agreement.

          (d)  In addition to the obligations of Weatherford set forth in
     Section 7.1(b), Weatherford shall promptly advise Enterra orally and in writing of any negotiations or discussions, entered into in reliance on the proviso to the first sentence of Section 7.1(a).

     7.2  NO SOLICITATION BY ENTERRA.

          (a) Enterra shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director, employee, investment banker, attorney or other advisor, agent or representative of Enterra or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Enterra Takeover Proposal (as hereinafter defined), (ii) enter into any agreement with respect to any Enterra Takeover Proposal, or (iii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, the making of any proposal that constitutes, or may reasonably be expected to lead to, any Enterra Takeover Proposal; PROVIDED, HOWEVER, that prior to the vote of stockholders of Enterra for approval and adoption of this Agreement and the Merger, Enterra may take any actions described in the foregoing clause (iii) to the extent that the Board of Directors of Enterra determines, in good faith after consultation with outside counsel, that failure to take such actions could reasonably be expected to result in a breach of the Board's fiduciary obligations. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of Enterra or any of the Enterra Subsidiaries or any investment banker, attorney or other advisor, agent or representative of Enterra, whether or not such person is purporting to act on behalf of Enterra or otherwise, shall be deemed to be a material breach of this Agreement by Enterra. For purposes of this Agreement, an "Enterra Takeover Proposal" means (i) any proposal or offer, other than a proposal or offer by Weatherford or any of its affiliates, for a merger or other business combination involving Enterra, (ii) any proposal or offer, other than a proposal or offer by Weatherford or any of its affiliates, to acquire from Enterra or any of its affiliates in any manner, directly or indirectly, more than 30% of the voting stock of Enterra or any Enterra Subsidiary or a material amount of the assets of Enterra and the Enterra Subsidiaries, taken as a whole, or (iii) any proposal or offer, other than a proposal or offer by Weatherford or any of its affiliates, to acquire from the stockholders of Enterra by tender offer, exchange offer or otherwise more than 30% of the outstanding voting stock of Enterra.

          (b) Neither the Board of Directors of Enterra nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Weatherford the approval or recommendation by the Board of Directors of Enterra or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any Enterra Takeover Proposal. Notwithstanding the foregoing, if the Board of Directors of Enterra receives an Enterra Takeover Proposal that, in the exercise of its fiduciary obligations (as determined in good faith after consultation with outside counsel), it determines to be an Enterra Superior Proposal (as hereinafter defined), the Board of Directors of Enterra may withdraw or modify its approval or recommendation of this Agreement or the Merger and may (subject to the following sentence) terminate this Agreement, in each case at any time after the fifth business day following Weatherford's receipt of written notice (an "Enterra Notice of Superior Proposal") advising Weatherford that the Board of Directors of Enterra has received an Enterra Takeover Proposal that it has determined to be an Enterra Superior Proposal, specifying the principal terms and conditions of such Enterra Superior Proposal and identifying the person making such Enterra Superior Proposal. Enterra may terminate this Agreement pursuant to the preceding sentence only if the stockholders of Enterra shall not yet have voted upon the Merger and Enterra shall have paid to Weatherford the Termination Fee. Nothing contained herein shall prohibit Enterra from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) of the Exchange Act provided that Enterra does not withdraw or modify its position with respect to the Merger or take any action having such effect or approve or recommend an Enterra Takeover Proposal. For purposes of this Agreement, an "Enterra Superior Proposal" means any bona fide Enterra Takeover Proposal to merge with or acquire, directly or indirectly, all of the voting stock then outstanding or all or substantially all of the assets of Enterra, and otherwise on terms that the Board of Directors of Enterra determines in its good faith reasonable judgment (based on the written advice of a financial advisor of nationally recognized reputation) to be more favorable to Enterra's stockholders than the Merger.

          (c) If the Board of Directors of Enterra or any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Weatherford the approval or recommendation by the Board of Directors of Enterra or any such committee of this Agreement or the Merger or take any action having such effect or (ii) approve or recommend, or propose to approve or recommend, any Enterra Takeover Proposal, Weatherford may terminate this Agreement.

          (d)  In addition to the obligations of Enterra set forth in
     Section 7.2(b), Enterra shall promptly advise Weatherford orally and in writing of any negotiations or discussions, entered into in reliance on the proviso to the first sentence of Section 7.2(a).

     7.3  FEE AND EXPENSE REIMBURSEMENTS.

          (a) Weatherford agrees to pay Enterra a fee in immediately available funds of $20,000,000 (the "Termination Fee") promptly upon the termination of this Agreement if this Agreement is terminated by Enterra or Weatherford pursuant to Section 8.1(j). Further, Weatherford agrees to pay Enterra the Termination Fee if:

               (i) this Agreement is terminated for any reason other than a material breach by Enterra and, after the date hereof and before such termination, a Weatherford Takeover Proposal shall have been made and the stockholders of Weatherford shall not have approved the Merger; or

               (ii) Weatherford shall have terminated this Agreement pursuant to Section 8.1(c) or Section 8.1(h) and, within six months after such termination, Weatherford shall have entered into a definitive agreement with any person (other than Enterra or any of its affiliates) with respect to a Weatherford Takeover Proposal than is more favorable to Weatherford's stockholders that the Merger.

     The Termination Fee shall be payable promptly upon termination of this Agreement if any of the events described in Section 7.3(a)(i) shall have occurred prior to termination. The Termination Fee payable pursuant to
     Section 7.3(a)(ii) shall be payable promptly upon the first occurrence of the event following termination of this Agreement.

          (b) Enterra agrees to pay Weatherford the Termination Fee promptly upon the termination of this Agreement if this Agreement is terminated by Enterra or Weatherford pursuant to Section 8.1(k). Further, Enterra agrees to pay Weatherford the Termination Fee if:

               (i) this Agreement is terminated for any reason other than a material breach by Weatherford and, after the date hereof and before such termination, an Enterra Takeover Proposal shall have been made and the stockholders of Enterra shall not have approved the Merger; or

               (ii)   Enterra shall have terminated this Agreement pursuant to
          Section 8.1(d) or Section 8.1(i) and, within six months after such termination, Enterra shall have entered into a definitive agreement with any person (other than Weatherford or any of its affiliates) with respect to an Enterra Takeover Proposal that is more favorable to Enterra's stockholders than the Merger.

     The Termination Fee shall be payable promptly upon termination of this Agreement if any of the events described in Section 7.3(b)(i) shall have occurred prior to termination. The Termination Fee payable pursuant to
     Section 7.3(b)(ii) shall be payable promptly upon the first occurrence of the event following termination of this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether prior to or after approval by the stockholders of Weatherford or the stockholders of Enterra:

          (a)  by mutual consent of Weatherford and Enterra;

          (b) by either Weatherford or Enterra if the Merger has not been effected on or before December 31, 1995;

          (c) by Weatherford if the condition set forth in Section 6.2(g) is not satisfied;

          (d) by Enterra if the condition set forth in Section 6.3(g) is not satisfied;

          (e) by Weatherford if a final, unappealable order shall have been entered to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, a consummation of this Agreement or the transactions contemplated in connection herewith, or there is pending by any governmental body any suit challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Enterra or any of the Enterra Subsidiaries any damages that are material in relation to Enterra and the Enterra Subsidiaries, taken as a whole;

          (f) by Enterra if a final, unappealable order shall have been entered to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, a consummation of this Agreement or the transactions contemplated in connection herewith, or there is pending by any governmental body any suit challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Weatherford or any of the Weatherford Subsidiaries any damages that are material in relation to Weatherford and the Weatherford Subsidiaries, taken as a whole;

          (g) by either Weatherford or Enterra if the required approval of the stockholders of Enterra or the stockholders of Weatherford for the adoption and approval of the Merger and this Agreement is not received at their respective stockholders' meetings;

          (h) by Weatherford if (i) since the date of this Agreement there has been a Material Adverse Change in Enterra or (ii) there has been a breach of any representation or warranty set forth in subsection (b), (c), (e) or
     (g) of Section 2.3, or there has been a breach of any other subsection of
     Section 2.3 in any material respect (except to the extent qualified by materiality, in which case such representations and warranties shall not have been breached in any respect), by Enterra or Enterra fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement;


          (i) by Enterra if (i) since the date of this Agreement there has been a Material Adverse Change in Weatherford or (ii) there has been a breach of any representation or warranty set forth in subsection (b), (c), (e) or (g) of Section 2.2, or there has been a breach of any other subsection of
     Section 2.2 in any material respect (except to the extent qualified by materiality, in which case such representations and warranties shall not have been breached in any respect), by Weatherford or Weatherford fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement;

          (j)  by Weatherford or Enterra to the extent permitted under
     Section 7.1; or

          (k)  by Weatherford or Enterra to the extent permitted under
     Section 7.2.

     8.2 EFFECT OF TERMINATION. In the event of any termination of this Agreement pursuant to Section 8.1, Weatherford and Enterra shall have no obligation or liability to each other except that (i) the provisions of Sections 5.8 and 7.3, this Article VIII and the obligations set forth in the Confidentiality Agreement dated May 12, 1995, between Weatherford and Enterra (the "Confidentiality Agreement") shall survive any such termination, and (ii) in the case of termination pursuant to Section 8.1(h) or 8.1(i) only, nothing herein and no termination pursuant to such sections will relieve any party from liability for any breach of this Agreement.

     8.3 WAIVER AND AMENDMENT. Any provision of this Agreement may be waived at any time by the party that is, or whose stockholders are, entitled to the benefits thereof. This Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto; PROVIDED that after this Agreement has been approved and adopted by the stockholders of Weatherford and the stockholders of Enterra, this Agreement may be amended only as may be permitted by applicable provisions of the DGCL. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not operate or be construed as a waiver of any other condition or subsequent breach. The waiver by any party hereto of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

     8.4 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the terms of Article I, Sections 5.4, 5.7, 5.8, 5.9, 5.10, 5.12, 5.13, 5.18, 5.19(b) and 5.22, this
Article VIII and the agreements of the "affiliates" of Enterra and Weatherford delivered pursuant to Section 6.2(d) and Section 6.3(d), respectively.

     8.5 PUBLIC STATEMENTS. Enterra and Weatherford agree to consult with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or applicable stock exchange policy.

     8.6 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and will be binding upon the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assignable by the parties hereto.

     8.7 NOTICES. All notices, requests, demands, claims and other communications that are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered in person or by courier, (b) sent by facsimile transmission, answer back requested, or (c) mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

     if to Enterra:              Enterra Corporation
                                 13100 Northwest Freeway, Sixth Floor
                                 Houston, Texas 77040
                                 Attention:  D. Dale Wood, Chairman of the
                                    Board, President and Chief Executive
                                    Officer
                                 Fax:  (713) 462-7816

     with a required copy to:    Morgan, Lewis & Bockius
                                 2000 One Logan Square
                                 Philadelphia, Pennsylvania  19103-6993
                                 Attention:  David R. King
                                 Fax:  (215) 963-5299

     if to Weatherford:          Weatherford International Incorporated
                                 1360 Post Oak Boulevard, Suite 1000
                                 Houston, Texas 77056-3098
                                 Attention:  Philip Burguieres, Chairman of
                                    the Board, President and Chief Executive
                                    Officer
                                 Fax:  (713) 439-1152

     with a required copy to:    Fulbright & Jaworski L.L.P.
                                 1301 McKinney, Suite 5100
                                 Houston, Texas 77010-3095
                                 Attention:  Charles L. Strauss
                                 Fax:  (713) 651-5246

or to such other address or facsimile number as any party shall have furnished to the other by notice given in accordance with this Section 8.7. Such notices shall be effective, (i) if delivered in person or by courier, upon actual receipt by the intended recipient, (ii) if sent by facsimile transmission, when the answer back is received, or (iii) if mailed, upon the earlier of five days after deposit in the mail and the date of delivery as shown by the return receipt therefor.

     8.8 GOVERNING LAW; JURISDICTION. THIS AGREEMENT, THE SUBJECT MATTER HEREOF AND ALL OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND ANY OTHER COURT OF THE STATE OF DELAWARE AND THE UNITED STATES WITH JURISDICTION TO HEAR APPEALS FROM ANY SUCH COURT, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING OF ANY TYPE WHATSOEVER ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY

BROUGHT BY ANY PARTY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH PARTY HERETO FURTHER AGREES NOT TO BRING OR PURSUE ANY SUCH SUIT, ACTION OF OTHER PROCEEDING IN ANY OTHER COURTS OR JURISDICTION.

     8.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall continue in full force and effect and shall in no way be affected, impaired or invalidated.

     8.10 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     8.11 HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

     8.12 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement, the exhibits attached hereto, the Weatherford Disclosure Letter (and Schedule 2.2(n) thereto), the Enterra Disclosure Letter (and the exhibits attached thereto) and the Confidentiality Agreement constitute the entire agreement and supersedes all other prior agreements and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof and neither this nor any documents delivered in connection with this Agreement confers upon any person not a party hereto any rights or remedies hereunder except as provided in Sections 5.9, 5.12, 5.13, 5.18 and 5.19(b).

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                 WEATHERFORD INTERNATIONAL INCORPORATED



                                 By:         /s/ Philip Burguieres
                                    -------------------------------------------
                                               Philip Burguieres
                                      Chairman of the Board, President and
                                            Chief Executive Officer


                                 ENTERRA CORPORATION



                                 By:           /s/ D. Dale Wood
                                    -------------------------------------------
                                                 D. Dale Wood
                                       Chairman of the Board, President and
                                            Chief Executive Officer

                   APPENDIX B: OPINION OF MERRILL LYNCH & CO.

                                                             APPENDIX B


                                                        Investment Banking Group

                                                        One Houston Center
                                                        1221 McKinney
                                                        Suite 2700
                                                        Houston, Texas 77010
                                                        713 759 2500
                                                        FAX 713 759 2580

[Merrill Lynch Logo]



                                        June 23, 1995


Board of Directors
Weatherford International Incorporated
1360 Post Oak Boulevard, Suite 1000
Houston, TX  77056

Attention:  Philip J. Burguieres
            Chairman, President and
            Chief Executive Officer

Gentlemen:

     Weatherford International Incorporated (the "Company") and Enterra Corporation (the "Subject Company") propose to enter into an agreement (the "Agreement") pursuant to which the Subject Company will be merged with the Company in a transaction (the "Merger") in which each share of the Subject Company's common stock, par value $1.00 per share (the "Shares"), will be converted into the right to receive 1.69 shares (the "Exchange Ratio") of the common stock, par value $.10 per share, of the Company (the "Company Shares"). The Merger is expected to be considered by the stockholders of the Subject Company and the Company at special stockholders' meetings and consummated on or shortly after the date of such meetings.

     You have asked us whether, in our opinion, the proposed Exchange Ratio is fair to the holders of the Company Shares from a financial point of view.

     In arriving at the opinion set forth below, we have, among other things:

     (1) Reviewed the Subject Company's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1994 and the Subject Company's Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1995;


     (2) Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1994 and the Company's Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 1995;

     (3) Reviewed certain information, including financial forecasts (including consolidation benefits from the Merger), relating to the business, earnings, cash flow, assets and prospects of the Subject Company and the Company, furnished to us by the Subject Company and the Company, respectively;

     (4) Conducted discussions with members of senior management of the Subject Company and the Company concerning their respective businesses and prospects;

[Merrill Lynch Logo]



     (5) Reviewed the historical market prices and trading activity for the Shares and the Company Shares and compared them with each other and with that of certain publicly traded companies which we deemed to be reasonably similar to the Subject Company and the Company, respectively;

     (6) Compared the results of operations of the Subject Company and the Company with each other and with that of certain companies which we deemed to be reasonably similar to the Subject Company and the Company, respectively;

     (7) Compared the proposed financial terms of the transactions contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

     (8) Considered the pro forma effect of the Merger on the Company's capitalization ratios and earnings, cash flow and earnings before depreciation, interest and taxes ("EBDIT") per share;

     (9)    Reviewed a draft of the Agreement dated June 23, 1995; and

     (10) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary.

     In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Subject Company and the Company, and we have not independently verified such information or undertaken an independent appraisal of the assets of the Subject Company or the Company. With respect to the financial forecasts furnished by the Subject Company and the Company (including estimates of consolidation benefits from the Merger), we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Subject Company's or the Company's management as to the expected future financial performance of the Subject Company or the Company, as the case may be.

     We have, in the past, provided financial advisory and financing services to the Subject Company and have received fees for the rendering of such services.

     On the basis of, and subject to the foregoing, we are of the opinion that the proposed Exchange Ratio is fair to the holders of the Company Shares from a financial point of view.

                                                Very truly yours,

                                                MERRILL LYNCH, PIERCE, FENNER &
                                                     SMITH INCORPORATED



                                                By /s/ Schuyler M. Tilney
                                                  -----------------------------
                                                  Schuyler M. Tilney
                                                  Managing Director
                                                  Investment Banking Group

          APPENDIX C: OPINION OF SIMMONS & COMPANY INTERNATIONAL, INC.

                                                                  APPENDIX C


                               [SIMMONS & COMPANY
                            INTERNATIONAL LETTERHEAD]

- --------------------------------------------------------------------------------


June 23, 1995


Board of Directors
Enterra Corporation
13100 Northwest Freeway
Sixth Floor
Houston, Texas 77040


Members of the Board:

You have requested the opinion of Simmons & Company International ("Simmons") as investment bankers as to the fairness, from a financial point of view, to the holders of shares of common stock, par value $1.00 per share (the "Company Common Stock"), of Enterra Corporation (the "Company") of the consideration to be received by such stockholders in the proposed merger of the Company with Weatherford International Incorporated ("Weatherford"), pursuant to the Agreement and Plan of Merger (the "Agreement"), to be executed by Weatherford and the Company (the "Proposed Merger").

As more specifically set forth in the Agreement, in the Proposed Merger each issued and outstanding share of the Company Common Stock will be converted into
1.69 (the "Conversion Number") shares of common stock, par value $0.10 per share, of Weatherford (the "Weatherford Common Stock"). Cash will be exchanged in lieu of fractional shares of the Weatherford Common Stock.

Simmons, as a specialized energy-related investment banking firm, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements of debt and equity, and the management and underwriting of sales of equity and debt to the public. Simmons has previously rendered investment banking services to the Company and Weatherford in connection with a number of transactions for which Simmons received customary compensation. In addition, in the ordinary course of business, Simmons may actively trade the securities of the Company and Weatherford for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

In connection with rendering its opinion, Simmons has reviewed and analyzed, among other things, the following: (i) a draft of the proposed Agreement and related disclosure letters furnished to Simmons by the Company; (ii) financial statements and other information concerning the Company, including the Annual Reports on Form 10-K of the Company for the years ended December 31, 1992 through 1994 and the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1995; (iii) certain other internal information, primarily financial in nature and including financial forecasts, concerning the business and operations of the Company furnished by the Company for purposes of Simmons' analysis; (iv) certain publicly available information concerning the

Board of Directors
Enterra Corporation
June 23, 1995
Page 2



trading of the Company Common Stock; (v) certain publicly available information concerning Weatherford, including the Annual Reports on Form 10-K of Weatherford for the years ended December 31, 1992 through 1994 and the Quarterly Report on Form 10-Q of Weatherford for the quarter ended March 31, 1995; (vi) certain other internal information, primarily financial in nature and including financial forecasts, concerning the business and operations of Weatherford furnished by Weatherford for purposes of Simmons' analysis; (vii) certain publicly available information concerning the trading of Weatherford Common Stock; (viii) certain publicly available information with respect to certain other companies that Simmons believes to be comparable to the Company or Weatherford and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions considered relevant to the inquiry. Simmons has also met with certain officers and employees of the Company and Weatherford to discuss the foregoing as well as other matters believed relevant to the inquiry.

In arriving at its opinion, Simmons has assumed and relied upon the accuracy and completeness of all of the financial and other information provided by the Company and Weatherford, or publicly available, including, without limitation, information with respect to asset conditions, tax positions, liability reserves and insurance coverages, and has not attempted independently to verify any such information. With respect to the financial forecasts and other data reviewed by Simmons, Simmons has assumed, with your consent, that such forecasts and other data, including without limitation the information provided by the managements of the Company and Weatherford in respect of projected cost savings and operating efficiencies resulting from the Proposed Merger, have been reasonably prepared and reflect the best currently available estimates and judgments of the respective managements of the Company and Weatherford as to the expected future financial performance of their respective companies and of the companies combined in the Proposed Merger. Simmons has not conducted a physical inspection of any of the assets, properties or facilities of the Company, nor has Simmons made or obtained any independent evaluations or appraisals of any of such assets, properties or facilities. Simmons has assumed that the merger would be treated as a "pooling of interests" for accounting purposes and as a tax-free reorganization for federal income tax purposes. In addition, although Simmons has discussed the prospects of the Company and Weatherford with certain representatives of their respective managements, Simmons has been provided with only limited financial projections and other similar analyses prepared by the Company's management with respect to the Company's future performance and by Weatherford's management with respect to Weatherford's future performance.

In conducting its analysis and arriving at its opinion as expressed herein, Simmons has considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company and Weatherford;

Board of Directors
Enterra Corporation
June 23, 1995
Page 3



(ii) the business prospects of the Company and Weatherford; (iii) the potential personnel and operating expense reductions that could be achieved in the Proposed Merger; and (iv) the historical and current market for the Company Common Stock, for Weatherford Common Stock and for the equity securities of certain other companies believed to be comparable to the Company or Weatherford. Simmons has also taken into account its assessment of general economic, market and financial conditions and its experience in connection with similar transactions and securities' valuation generally. Simmons' opinion necessarily is based upon conditions as they exist and can be evaluated on, and on the information made available at, the date hereof.

Simmons is acting as financial advisor to the Company in this transaction and will receive a customary fee for its services. Simmons was not authorized to solicit, nor did Simmons solicit from others, indications of interest with respect to acquiring the Company. Simmons' opinion does not address the relative merits of the Proposed Merger as compared to any alternative business combination transaction that might be available to the Company, including the acquisition of the Company by a third party. Simmons is not expressing any opinion regarding the value that would be realized upon the sale or liquidation of the Company.

Based upon and subject to the foregoing, Simmons is of the opinion, as investment bankers, that the consideration to be received by the holders of the Company Common Stock in the Proposed Merger is fair from a financial point of view to such holders.

Sincerely,

SIMMONS & COMPANY INTERNATIONAL

/s/ Ben A. Guill

Ben A. Guill
Managing Director

                APPENDIX D: FIRST RESERVE STOCKHOLDERS AGREEMENT

                                                              APPENDIX D

                                                 (Amended as of August 28, 1995)



                                    AGREEMENT


          This Agreement, dated as of June 23, 1995 (this "Agreement"), among WEATHERFORD INTERNATIONAL INCORPORATED, a Delaware corporation ("Weatherford"), and AMERICAN GAS & OIL INVESTORS, LIMITED PARTNERSHIP, a New York limited partnership, AMGO II, LIMITED PARTNERSHIP, a New York limited partnership, AMGO III, LIMITED PARTNERSHIP, a New York limited partnership, FIRST RESERVE SECURED ENERGY ASSETS FUND, LIMITED PARTNERSHIP, a Delaware limited partnership, FIRST RESERVE FUND V, LIMITED PARTNERSHIP, a Delaware limited partnership, FIRST RESERVE FUND V-2, LIMITED PARTNERSHIP, a Delaware limited partnership, and FIRST RESERVE FUND VI, LIMITED PARTNERSHIP, a Delaware limited partnership (each a "First Reserve Fund" and together the "First Reserve Funds"), and
First Reserve Corporation, a Delaware corporation ("FRC"). (The First Reserve Funds and FRC, and all other persons or entities now or hereafter directly or indirectly controlling, controlled by or under common control with any of the First Reserve Funds or FRC, are referred to collectively as the "FRC Group.")


                                   WITNESSETH:

          WHEREAS, the First Reserve Funds currently own in the aggregate approximately 11,212,349 shares of common stock, par value $1.00 per share ("Enterra Common Stock"), of Enterra Corporation, a Delaware corporation ("Enterra");

          WHEREAS, the shares of Enterra Common Stock owned by the First Reserve Funds currently are subject to the terms and conditions of that certain Agreement dated as of May 2, 1994 among Enterra, the First Reserve Funds and FRC (the "Enterra Standstill Agreement");

          WHEREAS, pursuant to an agreement and plan of merger (the "Merger Agreement") dated June 23, 1995 between Enterra and Weatherford, each share of outstanding Enterra Common Stock shall, at the Effective Time (as defined in the Merger Agreement), be converted, pursuant to a merger (the "Merger") of Enterra with and into Weatherford, into 0.845 of a share (which number reflects a one for two reverse stock split to be effected at the closing) of common stock, par value $.10 per share, of Weatherford ("Weatherford Common Stock");

          WHEREAS, pursuant to the terms of the Merger, the First Reserve Funds will own, as of the Effective Time, in the aggregate 9,474,431 shares (which number reflects a one for two reverse stock split to be effected at the closing) of Weatherford Common Stock;

          WHEREAS, Weatherford and the FRC Group are entering into this Agreement to establish certain arrangements with respect to the relationships between them after the Effective Time, which arrangements are substantially similar to the arrangements provided for in the Enterra Standstill Agreement; and

          WHEREAS, Weatherford and the FRC Group believe that these arrangements will be in the best interests of Weatherford and all of its shareholders from and after the Effective Time.

          NOW, THEREFORE, intending to be legally bound as of the Effective Time, the parties hereto agree as follows:

          Section 1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          1.1. "Weatherford Voting Securities" shall mean collectively Weatherford Common Stock, Weatherford preferred stock, par value $1.00 per share, if entitled to vote generally for the election of directors or otherwise, any other class or series of Weatherford securities that is entitled to vote generally for the election of directors or otherwise, and any other securities, warrants or options or rights of any nature (whether or not issued by Weatherford) that are convertible into, exchangeable for, or exercisable for the purchase of, or otherwise give the holder thereof any rights in respect of Weatherford Common Stock, Weatherford preferred stock that is entitled to vote generally for the election of directors or otherwise, or any other class or series of Weatherford securities that is entitled to vote generally for the election of directors or otherwise.

          1.2. "Termination Date" shall mean August 12, 2004.

          1.3. The "Combined Voting Power" at any measurement date shall mean the total number of votes which could have been cast in an election of directors of Weatherford had a meeting of the stockholders of Weatherford been duly held based upon a record date as of the measurement date if all Weatherford Voting Securities then outstanding and entitled to vote at such meeting were present and voted to the fullest extent possible at such meeting.

          1.4. "13D/G Group" shall mean two or more persons acting together for the purpose of acquiring, holding, voting or disposing of Weatherford Voting Securities, which persons would be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder to file a statement on Schedule 13D or 13G with the Securities and Exchange Commission (the "SEC") as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such persons beneficially owned sufficient securities to require such a filing under the Exchange Act.

          1.5. The concept of "beneficial ownership" and the terms "person" and "group" shall have the meanings defined or adopted from time to time pursuant to Regulation 13D-G adopted by the SEC under the Exchange Act.

          Section 2. REPRESENTATIONS AND WARRANTIES OF WEATHERFORD. Weatherford represents and warrants that:

               (a) Weatherford is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power to own its properties and to conduct its business as now conducted.

               (b) As of June 21, 1995, the authorized capital stock of Weatherford consists of (i) 80,000,000 shares of Weatherford Common Stock, of which 54,276,632 shares were validly issued and outstanding, fully paid and nonassessable and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares were issued and outstanding.

               (c) Weatherford has full legal right, power and authority to enter into this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by Weatherford and constitutes a legal, valid and binding agreement of Weatherford enforceable against Weatherford in accordance with the terms hereof.

               (d) Neither the execution and delivery of this Agreement nor the performance of its obligations hereunder will conflict with or result in a breach of or constitute a default under any law, rule, regulation, judgment, order or decree of any court, arbitrator or governmental agency or instrumentality or of its corporate charter or bylaws or of any agreement or instrument to which it is a party or subject or by which its property is bound or affected.

          Section 3. REPRESENTATIONS AND WARRANTIES OF THE FRC GROUP. Each of the First Reserve Funds and FRC, jointly and severally, represents and warrants to Weatherford as follows:

               (a) Each First Reserve Fund is a validly existing partnership under the laws of the jurisdiction of its organization, FRC is a validly existing corporation under the laws of the jurisdiction of its incorporation, and each First Reserve Fund and FRC has the full legal right, power and authority to enter into this Agreement and perform their respective obligations hereunder.

               (b) This Agreement has been duly authorized, executed and delivered by each First Reserve Fund and by FRC, and this Agreement constitutes the legal, valid and binding agreement of the FRC Group, enforceable against the members of the FRC Group in accordance with the terms hereof.

               (c) Neither the execution and delivery of this Agreement nor the performance of their obligations hereunder will conflict with or result in a breach of or constitute a default under any law, rule, regulation, judgment, order or decree of any court, arbitrator or governmental agency or instrumentality or of any agreement or instrument to which any First Reserve Fund or FRC is bound or affected, or of the partnership agreements of any of the First Reserve Funds, or of the charter and bylaws of FRC.

               (d) As of the date of this Agreement and as of the Effective Time, (i) each First Reserve Fund owns and will own of record the shares of Enterra Common Stock set forth opposite its respective name on the signature page of this Agreement, (ii) there are and will be no beneficial owners of such shares of Enterra Common Stock other than the First Reserve Funds and FRC, (iii) such shares of Enterra Common Stock represent and will represent all of the shares of Enterra Common Stock owned of record or beneficially by the First Reserve Funds and FRC, and (iv) such shares of Enterra Common Stock are and will be owned of record and beneficially by the First Reserve Funds and FRC, free and clear of all pledges, liens, claims, security interests and other charges or defects in title of any nature whatsoever. No shares of Weatherford Common Stock are currently, and as of the Effective Time no shares of Weatherford Common Stock will be, beneficially owned by any member of the FRC Group, except for those shares of Weatherford Common Stock issuable in the Merger upon conversion of such shares of Enterra Common Stock.

          Section 4. COVENANTS WITH RESPECT TO WEATHERFORD VOTING SECURITIES AND OTHER MATTERS. Prior to the Termination Date and subject to the further provisions hereof:

          4.1. ACQUISITION OF WEATHERFORD VOTING SECURITIES. No member of the FRC Group shall, directly or indirectly, acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any Weatherford Voting Securities, by purchase or otherwise, or take any action in furtherance thereof, if the effect of such acquisition, agreement or other action would be (either immediately or upon consummation of any such acquisition, agreement or other action, or expiration of any period of time provided in any such acquisition, agreement or other action) (i) to increase the aggregate beneficial ownership of Weatherford Voting Securities by the FRC Group to such number of Weatherford Voting Securities that represents or possesses 20% or more of the Combined Voting Power of Weatherford Voting Securities, or (ii) to increase the aggregate beneficial ownership of any class or series of Weatherford Voting Securities by the FRC Group to greater than 20% of such class or series. Notwithstanding the foregoing maximum percentage limitation, (A) no member of the FRC Group shall be obligated to dispose of any Weatherford Voting Securities beneficially owned in violation of such maximum percentage limitations if, and solely to the extent that, the aggregate beneficial ownership of the FRC Group is or will be increased solely as a result of a recapitalization of Weatherford, a repurchase of any Weatherford Voting Securities by Weatherford or any of its subsidiaries, or any other action taken by Weatherford or its affiliates (except the FRC Group), if such recapitalization, repurchase or other action was approved by a majority of the directors then in office who were not designated by the FRC Group, and (B) if any other person or group beneficially owns or acquires beneficial ownership of Weatherford Voting Securities representing greater than 20% of the Combined Voting Power, the applicable maximum percentage shall be increased to such greater percentage. For purposes of calculating the maximum percentage limitations, all Weatherford Voting Securities that are the subject of an agreement, arrangement or understanding pursuant to which the FRC Group or any member thereof has the right to obtain beneficial ownership of such securities in the future shall also be deemed to be beneficially owned by the FRC Group or the applicable member thereof.

          4.2. DISTRIBUTION OF WEATHERFORD VOTING SECURITIES. Each member of the FRC Group covenants that it shall not, directly or indirectly, sell, transfer any beneficial interest in, pledge, hypothecate or otherwise dispose of any Weatherford Voting Security, except by conversion, exchange or exercise of such Weatherford Voting Securities pursuant to their terms in a manner not otherwise in violation of Section 4.1 hereof, in response to certain tender or exchange offers as permitted by Section 4.6(b) hereof, or pursuant to:

               (i) a bona fide pledge of or the granting of a security interest or any other lien or encumbrance in such Weatherford Voting Securities to a lender that is not a member of the FRC Group to secure a bona fide loan for money borrowed made to one or more members of the FRC Group with full recourse to the borrower or borrowers, the foreclosure of such pledge or security interest or any other lien or encumbrance that may be placed involuntarily upon any Weatherford Voting Securities, or the subsequent sale or other disposition of such Weatherford Voting Securities by such lender or its agent;

               (ii) a transfer, assignment, sale or disposition of such Weatherford Voting Securities within the FRC Group to a member of the FRC Group that has signed this Agreement;

               (iii) a distribution of Weatherford Voting Securities to any partner of a First Reserve Fund; provided that any distributee that is a member of the FRC Group has signed this Agreement; and provided, further that any arrangements coordinated or initiated by FRC to assist limited partners in the sale of Weatherford Voting Securities distributed to them must comply with the provisions of this Section 4.2;

               (iv) sale in a public offering registered under the Act pursuant to the registration rights provided in Section 6 hereof;

               (v) sales in broker's transactions, effected on the New York Stock Exchange or any other securities exchange on which the Weatherford Voting Securities are listed or in any other public trading market in which the Weatherford Voting Securities are then being traded, in compliance with the provisions of Rule 144 under the Act, ("Rule 144"), including the volume restrictions set forth in such rule (excluding for purposes of this clause (v) sales pursuant to the provisions of paragraph (k) of Rule 144, which sales are included under (vi) below);

               (vi)   sales pursuant to paragraph (k) of Rule 144;

               (vii)  other negotiated sales of Weatherford Voting Securities;
          or

               (viii)  as provided in Section 4.6(b).

Notwithstanding the previous sentence, (A) in effecting any sale, transfer of any beneficial interest in or other disposition of Weatherford Voting Securities pursuant to clause (iv) above, the members of the FRC Group selling, transferring or disposing such Weatherford Voting Securities shall use their reasonable best efforts to refrain from selling, transferring or disposing of such number of Weatherford Voting Securities as represent 3% or more of the Combined Voting Power to any one person or group, (B) no single sale, transfer of beneficial interest in or other disposition of any Weatherford Voting Securities may be made by any member of the FRC Group, and no related group of such sales, transfers or dispositions shall be made by the FRC Group, pursuant to clauses (iii), (vi) and (vii) above if such number of Weatherford Voting Securities as represent 5% or more of the

Combined Voting Power are being sold, transferred or disposed of to any one person or group; and (C) no sale, transfer of any beneficial interest in or other disposition of Weatherford Voting Securities shall be made pursuant to clauses (iii), (vi) and (vii) above to any one person or group who, upon consummation of such sale, transfer or disposition of Weatherford Voting Securities would, directly or indirectly, have beneficial ownership of or the right to acquire beneficial ownership of such number of Weatherford Voting Securities as represent 10% or more of the Combined Voting Power.

          4.3. VOTING TRUSTS. No member of the FRC Group shall deposit any Weatherford Voting Securities in a voting trust or subject any Weatherford Voting Securities to any arrangement or agreement with respect to the voting of such securities unless all the parties to such voting trust, arrangement or agreement are members of the FRC Group who have executed this Agreement.

          4.4. PROXY SOLICITATIONS, ETC. No members of the FRC Group shall solicit proxies, assist any other person in the solicitation of proxies, become a "participant" in a "solicitation," or assist any "participant" in a "solicitation" (as such terms are defined in Rule 14a-1 of Regulation 14A under the Exchange Act) in opposition to the recommendation of a majority of the directors of Weatherford then in office who were not designated by the FRC Group, or recommend or request that any other person take any such actions, or submit any proposal for the vote of stockholders of Weatherford.

          4.5. STOCK POOLING. No member of the FRC Group shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of any Weatherford Voting Securities, or otherwise become a member of a 13D/G Group other than the FRC Group itself.

          4.6. TAKEOVER OFFERS.

               (a) Each member of the FRC Group covenants and agrees not to (i) publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions or have another person engage in a transaction or group of transactions that would result in a change of control of Weatherford, (ii) present to Weatherford or to any third party any proposal that can reasonably be expected to result in a change of control of Weatherford, or
(iii) initiate, induce or attempt to induce or give encouragement to any other person to initiate any proposal that can reasonably be expected to result in a change of control of Weatherford.

               (b) Subject to compliance with Section 4.6(a) above, on and after the eleventh business day after commencement of a tender or exchange offer made by a person who is not a member of the FRC Group for outstanding Weatherford Voting Securities (a "Qualifying Offer"), any member of the FRC Group may tender or exchange any Weatherford Voting Securities beneficially owned by it pursuant to such Qualifying Offer if the Qualifying Offer shall have been approved, or not opposed, by the board of directors of Weatherford. If a Qualifying Offer is opposed by the board of directors of Weatherford, then, from and after the eleventh business day after commencement of such Qualifying Offer, any member of the FRC Group may tender or exchange shares of Weatherford Voting Securities pursuant to such Qualifying Offer only if (i) no tender or exchange of, or indication of an intention to tender or exchange, Weatherford Voting Securities is made by any member of the FRC Group earlier than 24 hours prior to the expiration of any time after which Weatherford Voting Securities tendered may be treated less favorably than Weatherford Voting Securities tendered or exchanged prior thereto, and (ii) a binding agreement is reached with the bidder or offeror prior to any tender or exchange specifying that only such number of Weatherford Voting Securities submitted for tender or exchange shall be accepted by the bidder or offeror as are equal to (A) the percentage of such Weatherford Voting Securities not beneficially owned by the FRC Group that have been tendered or exchanged, multiplied by (B) the total number of such Weatherford Voting Securities beneficially owned by the member of the FRC Group.

          4.7. PLEDGE OF COVERED SECURITIES. Each member of the FRC Group shall promptly give notice to Weatherford of any margin call, demand for additional security or collateral, or threat to enforce any pledge or security interest in or with respect to any Weatherford Voting Security owned of record or beneficially by it.

          Section 5. VOTING OF WEATHERFORD VOTING SECURITIES AND OTHER RELATED MATTERS.

               (a) Each member of the FRC Group that is a holder of record of Weatherford Voting Securities shall be present, and each member of the FRC Group that is a beneficial owner of Weatherford Voting Securities shall cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of Weatherford so that all Weatherford Voting Securities owned of record or beneficially by the FRC Group may be counted for the purpose of determining the presence of a quorum at such meetings.

               (b) Upon the Effective Time, the number of directors of Weatherford shall be established as 10 directors, and two individuals designated by the FRC Group shall be elected as directors of Weatherford, subject to the provisions of this Agreement. The parties hereto agree that the number of directors of Weatherford may not be increased above 10 without the approval of a (i) a majority of the directors and (ii) all of the directors designated by the FRC Group. From and after the Effective Time, the FRC Group and the directors designated by the FRC Group shall take no action to reduce the number of directors of Weatherford below 10 directors.

               (c) For purposes of this Agreement, directors "designated by the FRC Group" shall include directors designated by the FRC Group as set forth in
Section 5.22 of the Merger Agreement or designated by certain members of the FRC Group as anticipated by this Section 5, and any other directors of Weatherford affiliated or associated with any member of the FRC Group.

               (d) From and after the Effective Time, as long as the FRC Group beneficially owns at least 15% of the Combined Voting Power of all Weatherford Voting Securities, two of (i) First Reserve Secured Energy Assets Fund, Limited Partnership, (ii) First Reserve Fund V, Limited Partnership, (iii) First Reserve Fund V-2, Limited Partnership and (iv) First Reserve Fund VI, Limited Partnership (the "Designating First Reserve Funds") as shall be selected by FRC shall have the right to designate one director of Weatherford, for a total of two directors of Weatherford (it being understood that the FRC Group shall not have more than two designees on the board of directors of Weatherford at any time); provided, however, that:

               (i) At any time when the FRC Group beneficially owns less than 15% but at least 10% of the Combined Voting Power of all Weatherford Voting Securities, one of the Designating First Reserve Funds, to be selected by FRC, shall lose its right to designate a director of Weatherford, and such Designating First Reserve Fund shall cause its designee on the board of directors of Weatherford to resign forthwith such that only one designee of the FRC Group remains on the board of directors of Weatherford; and

               (ii) At any time when the FRC Group beneficially owns less than 10% of the Combined Voting Power of all Weatherford Voting Securities, none of the FRC Group shall have the right to designate any directors of Weatherford, and the Designating First Reserve Fund whose designee remains on Weatherford's board of directors shall cause its designee to resign forthwith such that no designee of the FRC Group remains on the board of directors of Weatherford, it being understood that at any time that the FRC Group beneficially owns less than 10% of the Combined Voting Power of Weatherford Voting Securities no member of the FRC

          Group shall seek representation on the board of directors of Weatherford.

               (e) Weatherford shall take all necessary or appropriate action to (i) assist in the nomination for election as directors of those persons designated by the Designating First Reserve Funds as are entitled to election to the board of directors of Weatherford pursuant to the provisions of this Section 5, (ii) have at least one of the designees of the FRC Group serve on each committee of the board of directors of Weatherford as long as the Designating First Reserve Funds have designated at least two directors pursuant to the provisions of this Section 5 and (iii) where two designees of the FRC Group are serving as directors of Weatherford, have each such designee serve in different classes of directors. The Designating First Reserve Funds shall cause their designees on the board of directors of Weatherford to take all necessary or appropriate action to assist in the nomination for election as directors of such other nominees as may be selected by a majority of the directors of Weatherford then in office who were not designated by the Designating First Reserve Funds, and the FRC Group shall vote all Weatherford Voting Securities owned of record by any member of the FRC Group, and shall cause all Weatherford Voting Securities owned beneficially by any member of the FRC Group to be voted, for the election of such other nominees as well as for the election of all nominees of the Designating First Reserve Funds designated by them pursuant to this
Section 5.

               (f) At any time that one of the Designating First Reserve Funds does not have a representative serving as a director of Weatherford, an individual designated by such Designating First Reserve Fund shall have the right to attend all meetings of the board of directors in a nonvoting observer capacity, to receive notice of such meetings and to receive the information provided by Weatherford to its board of directors; provided, however, that Weatherford may require as a condition precedent to any of such person's rights under this section that such person agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information received in connection with board meetings or otherwise; and, provided further, that Weatherford reserves the right not to provide information to such person, and to exclude such person from any meeting or portion thereof, if delivery of such information or attendance at such meeting would adversely affect the attorney-client privilege between Weatherford and its counsel. The observer right provided in this Section 5(f) may be exercised (i) only if (and then only so long as) the Designating First Reserve Fund has been advised in writing by counsel to such fund that exercise of this right is reasonably necessary for such Designating First Reserve Fund to qualify through its investment in Weatherford as a "venture capital operating company" as such term is defined in applicable U.S. Department of Labor regulations. Notwithstanding the above, the FRC Group agrees to use its reasonable best efforts to cause the Designating First Reserve Funds to qualify as a "venture capital operating company" under these regulations without exercise of its rights under this Section.

               (g) Except as set forth in Section 5(e) above in respect of the election of directors of Weatherford, each member of the FRC Group shall vote all Weatherford Voting Securities owned of record by any member of the FRC Group, and shall cause all Weatherford Voting Securities owned beneficially by any member of the FRC Group to be voted, at the sole election of such members of the FRC Group, either (i) in accordance with the recommendations of a majority of the board of directors, or (ii) in the same proportions for, against and abstaining in respect of any matter as the holders of record of Weatherford Voting Securities other than those beneficially owned by the FRC Group that are entitled to vote on such matter vote their Weatherford Voting Securities.

          6.  REGISTRATION RIGHTS.  Weatherford covenants and agrees as follows:


          6.1.  DEFINITIONS.  For purposes of this Section 6:

               (a) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act.

               (b) The term "Registrable Securities" means (i) the Weatherford Common Stock issuable to the First Reserve Funds as of the Effective Time in connection with the Merger, and (ii) any Weatherford Common Stock issued as (or issuable upon the conversion, exchange or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to such Weatherford Common Stock; provided, however, that Weatherford Common Stock sold, transferred or disposed of in accordance with Section 4.2 of the Agreement to a person to whom registration rights may not be assigned pursuant to Section 6.13 of the Agreement shall no longer thereafter be considered Registrable Securities.

               (c) The term "Holder" means any member of the FRC Group that (i) has signed this Agreement and (ii) owns of record Registrable Securities.

               (d) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantially all the required information regarding Weatherford by reference to other documents filed by Weatherford with the SEC.

          6.2.  REQUEST FOR REGISTRATION.

               (a) If, at any time commencing three months after the Effective Time of the Merger, Weatherford shall receive a written request from the Holders of at least 25% of the Registrable Securities then outstanding that Weatherford file a registration statement under the Act covering the registration of at least 25% of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $25,000,000), then Weatherford shall, within 10 days after the receipt thereof, give written notice of such request to all Holders, and shall, subject to the limitations of Section 6.2(b), effect as soon as practicable, and in any event within 45 days after the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within 15 days after the mailing of such notice by Weatherford in accordance with Section 10.3. It is understood that all calculations in this Agreement in respect of a specified percentage of Registrable Securities then outstanding are to be made only in respect of the total number of such Registrable Securities, as defined in Section 6.1(b) above, then outstanding, and not in respect of the total number of shares of Weatherford Common Stock then outstanding.

               (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise Weatherford as a part of their request made pursuant to this Section 6.2 and Weatherford shall include such information in the written notice referred to in subsection 6.2(a). In such event, the right of any Holder to include Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute Registrable Securities through such underwriting shall (together with Weatherford as provided in subsection 6.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Weatherford and reasonably acceptable to a majority in interest of the Initiating Holders. Weatherford at its sole discretion may offer a right to participate in any registration statement filed pursuant to this Section 6.2 to other stockholders of Weatherford Common Stock, and may itself participate in any registration statement filed pursuant to this
Section 6.2 hereof.  However, notwithstanding any other provision of this
Section 6.2, if the offering is an underwritten offering and the lead managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares of Weatherford Common Stock to be underwritten, then the total number of shares of Common Stock to be underwritten shall be reduced, with such reduction coming first from selling stockholders who are not Holders, and then from Weatherford. If further reduction is required, Weatherford shall so advise all Holders of Registrable Securities that would have otherwise been underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities sought to be registered by each Holder.

               (c) Weatherford is obligated to effect only four such registrations pursuant to this Section 6.2.

               (d) Notwithstanding the foregoing, if Weatherford shall furnish to Holders requesting a registration statement pursuant to this Section 6.2, a certificate signed by the President of Weatherford stating that in the good faith judgment of a majority of the directors of Weatherford then in office who were not designated by the FRC Group, it would be materially detrimental to Weatherford for such registration statement to be filed, Weatherford shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders; provided, however, that Weatherford may not utilize this right more than once in any 12-month period.

          6.3. PIGGYBACK REGISTRATION. If (but without any obligation to do so) Weatherford proposes to register any of its Common Stock under the Act in connection with the public offering of such Common Stock by Weatherford solely for cash (other than a registration relating solely to the sale of securities to participants in a dividend reinvestment plan, stock plan or employee benefit plan; a registration relating solely to the issuance of securities in connection with an acquisition; or a registration on any form which does not permit inclusion of selling stockholders), or Weatherford proposes to register any of its securities on behalf of a holder exercising demand registration rights similar to those set forth in Section 6.2 above, Weatherford shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 15 days after mailing of such notice by Weatherford in accordance with Section 10.3, Weatherford shall, subject to the provisions of Section 6.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          6.4.  OBLIGATIONS OF WEATHERFORD.  Whenever required under this
Section 6 to effect the registration of any Registrable Securities, Weatherford shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 90 days.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Weatherford shall not be required to qualify to do business or to file a general consent to service of process in any such states of jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and then use its best efforts to promptly correct such statement or omission. Notwithstanding the foregoing and anything to the contrary set forth in this Section, each Holder acknowledges that there may occasionally be times when Weatherford must suspend the use of the prospectus forming a part of the registration statement until such time as an amendment to the registration statement has been filed by Weatherford and declared effective by the SEC, or until such time as Weatherford has filed an appropriate report with the

SEC pursuant to the Exchange Act. Each Holder hereby covenants that it will not sell any shares of Common Stock pursuant to said prospectus during the period commencing at the time at which Weatherford gives the Holder notice of the suspension of the use of said prospectus and ending at the time Weatherford gives the Holder notice that it may thereafter effect sales pursuant to said prospectus. Weatherford shall only be able to suspend the use of said prospectus for periods aggregating no more than 30 days in respect of any registration.

          6.5. FURNISH INFORMATION. It shall be a condition precedent to the obligations of Weatherford to take any action pursuant to this Section 6 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Weatherford such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities and as may be required from time to time to keep such registration current.

          6.6. EXPENSES OF DEMAND REGISTRATION. All expenses incurred by or on behalf of Weatherford in connection with registrations, filings or qualifications pursuant to Section 6.2, including, without limitation, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for Weatherford, shall be borne by Weatherford; provided, however, that Weatherford shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 6.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall reimburse Weatherford promptly for all such reasonable expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to
Section 6.2. In no event shall Weatherford be obligated to bear underwriting discounts and commissions and the fees and expenses of counsel to the selling Holders.

          6.7. EXPENSES OF PIGGYBACK REGISTRATION. Weatherford shall bear and pay all expenses incurred by or on behalf of Weatherford in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 6.3 for each Holder, including, without limitation, all registration, filing, and qualification fees, printing and accounting fees and fees and disbursements of counsel for Weatherford relating or allocable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities and the fees and disbursements of counsel for the selling Holders.

          6.8. UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares being issued by Weatherford, Weatherford shall not be required under Section 6.3 to include any of the Holders' Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between Weatherford and the underwriters selected by it. If the total amount of securities, including Registrable Securities, requested by Holders and other stockholders to be included in such offering exceeds the amount of securities sold other than by Weatherford that the underwriters reasonably believe compatible with the success of the offering, then Weatherford shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering. To achieve any necessary reduction in the securities to be sold, the securities to be excluded from the offering shall first be selected (in each case, pro rata among such class of holders according to the total amount of securities proposed to be included in the registration statement or in such other proportions as shall mutually be agreed to by such class of holders) in the following order: (i) first, securities being included on behalf of holders other than members of the FRC Group shall be excluded, except as provided in (iii) below; (ii) next, if additional securities must be excluded, Registrable Securities included pursuant to Section 6.3 shall be excluded; (iii) thereafter, if additional securities must be excluded, securities included on behalf of a holder exercising demand registration rights similar to those set forth in Section 6.2 shall be excluded, and (iv) finally, if additional securities must be excluded, securities offered by Weatherford shall be excluded.

          6.9. DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

          6.10. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 6:

               (a) To the extent permitted by law, Weatherford will indemnify and hold harmless each Holder and the affiliates of such Holder, and their respective directors, officers, general and limited partners, agents and representatives (and the directors, officers, affiliates and controlling persons thereof), and each other person, if any, who controls such Holder within the meaning of the Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (but only if such is not corrected in the final prospectus) contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (but only if such is not corrected in the final prospectus), or (iii) any violation or alleged violation by Weatherford in connection with the registration of Registrable Securities under the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and Weatherford will pay to each such Holder, affiliate or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Weatherford (which consent shall not be unreasonably withheld), nor shall Weatherford be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless Weatherford, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls Weatherford within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 6.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 6.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 6.10(b) exceed the gross proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 6.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.10. The indemnified party shall have the right, but not the obligation, to participate in the defense of any action referred to above through counsel of its own choosing and shall have the right, but not the obligation, to assert any and all separate defenses, cross claims or counterclaims which it may have, and the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been specifically authorized in advance by the indemnifying party, (ii) there is a conflict of interest that prevents counsel for the indemnifying party from adequately representing the interests of the indemnified party, (iii) the indemnifying party does not employ counsel that is reasonably satisfactory to the indemnified party, or (iv) the indemnifying party fails to assume the defense or does not reasonably contest such action in good faith, in which case, if the indemnified party notifies the indemnifying party that it elects to employ separate counsel, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party and the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties.

               (d)  The obligations of Weatherford and the Holders under this
Section 6.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this
Section 6.

          6.11. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Weatherford to the public without registration or pursuant to a registration on Form S-3, Weatherford agrees to:

               (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

               (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required under the Act and the Exchange Act; and


               (c) furnish to any Holder forthwith upon request (i) a written statement by Weatherford as to its compliance with the reporting requirements of Rule 144, or as to whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of Weatherford and such other reports and documents so filed by Weatherford, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          6.12. FORM S-3 REGISTRATION. In case Weatherford shall receive from any Holder or Holders of at least 10% of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of discounts and commissions, would exceed $1,000,000) a written request or requests that Weatherford effect a registration on Form S-3 not involving an underwriting and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, Weatherford will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from Weatherford; provided, however, that

Weatherford shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 6.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of Weatherford entitled to include securities in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any discounts or commissions) of less than $1,000,000; (3) if Weatherford shall furnish to the Holders a certificate signed by the President of Weatherford stating that in the good faith judgment of a majority of the directors of Weatherford then in office who were not designated by the FRC Group, it would be materially detrimental to Weatherford for such Form S-3 Registration to be effected at such time, in which event Weatherford shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 6.12; provided, however, that Weatherford shall not utilize this right more than once in any 12-month period; (4) if Weatherford has, within the 12-month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 6.12; or (5) in any particular jurisdiction in which Weatherford would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

               (c) Subject to the foregoing, Weatherford shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred by or on behalf of Weatherford in connection with the registrations requested pursuant to Section 6.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the fees and disbursements of counsel for Weatherford, shall be borne by Weatherford, except that any discounts or commissions associated with Registrable Securities and the fees and disbursements of counsel for the selling Holder or Holders shall be borne by the Holder or Holders participating in the Form S-3 Registration. Registrations effected pursuant to this Section 6.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 6.2.

          6.13. NO ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause Weatherford to register Registrable Securities pursuant to this Section 6 may only be assigned by a Holder to a transferee or assignee of any Registrable Securities if (i) such transferee or assignee is a member of the FRC Group that has executed this Agreement, and (ii) immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

          6.14. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, Weatherford shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities (or, prior to the Effective Time of the Merger, without the prior written consent of FRC), enter into any agreement with any holder or prospective holder of any securities of Weatherford which would allow such holder or prospective holder to include such securities in any registration filed under Sections 6.2 or 6.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included.

          6.15. WAIVER PROCEDURES. The observance by Weatherford of any provision of this Section 6 may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the holders of a majority of the Registrable Securities then outstanding, and any waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities.

          6.16. "MARKET STAND-OFF" AGREEMENT. Any Holder of Registrable Securities, if requested by an underwriter of any registered public offering of Weatherford securities being sold in a firm commitment underwriting, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other Weatherford Voting Securities) held by such Holder other than shares of Registrable Securities included in the registration, during a period of up to 90 days following the effective date of the registration statement, provided that all other persons selling securities in such underwritten public offering and all officers and directors of Weatherford shall enter into similar agreements. Such agreement shall be in writing in the form reasonably satisfactory to Weatherford and such underwriter. Weatherford may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the required stand-off period.

          Section 7.  TERM OF AGREEMENT; CERTAIN PROVISIONS REGARDING
TERMINATION.

               (a) Except as otherwise provided in (b) below, the respective covenants and agreements of the FRC Group and Weatherford contained in this Agreement will continue in full force and effect until the Termination Date, and all of the representations and warranties set forth herein shall be continuing representations and warranties. Upon the Termination Date, all of the obligations of Weatherford and the FRC Group hereunder shall terminate, except solely the obligations of the parties pursuant to Section 6.10 in respect of registrations completed prior to the Termination Date.

               (b) If the FRC Group shall, at any time, sell or otherwise dispose of Weatherford Voting Securities in compliance with the terms and provisions of this Agreement so that the FRC Group beneficially owns in the aggregate shares representing less than 10% of the Combined Voting Power, all covenants, agreements, obligations and rights of the FRC Group and Weatherford contained in Sections 4.2 (except that no single sale, transfer of any beneficial interest in or other disposition of Weatherford Voting Securities, and no related group of such sales, transfers or dispositions, shall be made by the FRC Group if such sales, transfers or dispositions (i) involve such number of Weatherford Voting Securities as represent 5% or more of the Combined Voting Power, or (ii) are to or with any one person or related group of persons who, upon consummation of such sale, transfer or disposition have beneficial ownership of such number of Weatherford Voting Securities as represent 10% or more of the Combined Voting Power), 4.3, 4.4, 4.5, 4.7, 5, 6 and 8 hereof shall cease until such time as the FRC Group shall again purchase or otherwise acquire beneficial ownership of Weatherford Voting Securities representing 10% or more of the Combined Voting Power. From and after such times as the FRC Group beneficially owns in the aggregate Weatherford Voting Securities representing 10% or more of the Combined Voting Power, all restrictions upon and covenants of the FRC Group and Weatherford set forth in this Agreement shall again be applicable until the Termination Date. All percentages in this Section shall be calculated in accordance with the provisions of Section 4.1.

          Section 8. LEGEND AND STOP TRANSFER ORDER. To assist in effectuating the provisions of this Agreement, the FRC Group hereby consents (i) to the placement, in connection with the Merger or otherwise within 10 business days after any Weatherford Voting Securities become subject to the provisions of this Agreement, of the following legend on all certificates representing ownership of Weatherford Voting Securities owned of record by any member of the FRC Group or by any person where a member of the FRC Group is the beneficial owner thereof, until such shares are sold, transferred or disposed in a manner permitted hereby to a person who is not then a member of the FRC Group:

          The shares represented by this certificate are subject to the provisions of an Agreement among Weatherford
          Corporation, First Reserve Corporation and certain limited partnerships under control of or common control with First
          Reserve Corporation, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of except in accordance therewith. Copies of said Agreement are on file at the office of the Corporate Secretary of Weatherford Corporation.

; and (ii) to the entry of stop transfer orders with the transfer agent or agents of Weatherford Voting Securities against the transfer of Weatherford Voting Securities except in compliance with the requirements of this Agreement, or if Weatherford acts as its own transfer agent with respect to any Weatherford Voting Securities, to the refusal by Weatherford to transfer any such securities except in compliance with the requirements of this Agreement. Weatherford agrees to remove promptly all legends and stop transfer orders with respect to the transfer of Weatherford Voting Securities being made to a person who is not then a member of the FRC Group in compliance with the provisions of this Agreement.

          Section 9.  REMEDIES.

               (a) The FRC Group acknowledges and agrees that (i) the provisions of this Agreement are reasonable and necessary to protect the proper and legitimate interests of the parties hereto, and (ii) Weatherford and the FRC Group would be irreparably damaged in the event any of the provisions of this Agreement were not performed by the other parties hereto in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the non-breaching party shall be entitled to preliminary and permanent injunctive relief to prevent breaches of the provisions of this Agreement, without the necessity of proving actual damages or of posting any bond, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, which rights shall be cumulative and in addition to any other remedy to which such non-breaching party may be entitled hereunder or at law or equity.

               (b) In addition to any other remedy Weatherford may have under this Agreement or in law or equity, if the FRC Group shall acquire or transfer any Weatherford Voting Securities in violation of this Agreement, such Weatherford Voting Securities which are in excess of the number permitted to be owned or controlled by the FRC Group or which have been transferred by the FRC Group in violation of the provisions of this Agreement may not be voted by the owner thereof or any proxy therefor.

          10.  GENERAL PROVISIONS.

          10.1. CONSENT TO JURISDICTION; SERVICE OF PROCESS. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS. EACH OF THE

PARTIES IRREVOCABLY AND UNCONDITIONALLY (A) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING (COLLECTIVELY, "SUIT") ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT AND ADJUDICATED IN THE UNITED STATES DISTRICT COURT FOR DELAWARE, OR, IF SUCH COURT WILL NOT ACCEPT JURISDICTION, IN ANY COURT OF COMPETENT CIVIL JURISDICTION SITTING IN NEW CASTLE COUNTY, DELAWARE, (B) SUBMITS TO THE JURISDICTION OF ANY SUCH COURT FOR THE PURPOSES OF ANY SUCH SUIT AND (C) WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF THE ABOVE COURTS, THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT IS IMPROPER. EACH OF THE PARTIES ALSO IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE SERVICE OF ANY PROCESS, PLEADINGS, NOTICES OR OTHER PAPERS IN A MANNER PERMITTED BY THE NOTICE PROVISIONS OF SECTION 10.3 HEREOF.

          10.2. JOINT AND SEVERAL OBLIGATIONS. All of the obligations of the FRC Group hereunder shall be joint and several. Each member of the FRC Group that shall become or have the right to become the beneficial owner, within the meaning and scope of Section 4.1 hereof, of Weatherford Voting Securities shall, within 10 days of becoming such owner or holder, execute and deliver to Weatherford a joinder agreement, agreeing to be legally bound by this Agreement to the same extent as if named as a member of the FRC Group herein.

          10.3. NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be decreed to be validly given, made or served when delivered personally or deposited in the U.S. mail, postage prepaid, for delivery by express, registered or certified mail, or delivered to a recognized overnight courier service, addressed as follows:


          If to Weatherford:

               Weatherford International Incorporated
               1360 Post Oak Boulevard, Suite 1000
               Houston, Texas 77056-3098
               Attn:  Chairman, President and
                      Chief Executive Officer

          With a required copy to:

               Fulbright & Jaworski L.L.P.
               1301 McKinney, Suite 5100
               Houston, Texas  77010-3095
               Attn:  Charles L. Strauss, Esq.

          If to any member of the First Reserve Group:

               First Reserve Corporation
               475 Steamboat Road
               Greenwich, Connecticut 06830
               Attn:  President and Chief Executive Officer

          With a required copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017-3909
               Attn:  Robert L. Friedman, Esq.

or to such other address as may be specified on a notice given pursuant to this
Section 10.3.

          10.4. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties agree that they will use their best efforts at all times to support and defend this Agreement.

          10.5. AMENDMENTS. This Agreement may be amended only by an agreement in writing signed by each of the parties hereto; provided, however, that any amendment executed by Weatherford must prior thereto be approved by a majority of the directors of Weatherford then in office who were not designated by the FRC Group.

          10.6. DESCRIPTIVE HEADINGS. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

          10.7. COUNTERPARTS. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be an original as against the party whose signature appears thereon, or on whose behalf such counterpart is executed, but all of which taken together shall be one and the same statement.

          10.8. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto intending to be legally bound have duly executed this Agreement, all as of the day and year first above written.

                              WEATHERFORD INTERNATIONAL
                                   INCORPORATED


                              By: /s/ Philip Burguieres
                                 ----------------------
                                 Philip Burguieres
                                 Chairman, President and
                                 Chief Executive Officer



                              FIRST RESERVE CORPORATION


                              By: /s/ William E. Macaulay
                                 ------------------------
                                 William E. Macaulay
                                 President and Chief
                                 Executive Officer

NUMBER OF SHARES OF           FIRST RESERVE FUNDS:
ENTERRA COMMON STOCK
HELD ON THE DATE HEREOF:

  1,993,529                   AMERICAN GAS & OIL INVESTORS,
                                LIMITED PARTNERSHIP
  1,233,907                   AMGO II, LIMITED PARTNERSHIP
    597,408                   AMGO III, LIMITED PARTNERSHIP
  2,323,562                   FIRST RESERVE SECURED ENERGY ASSETS
                                FUND, LIMITED PARTNERSHIP
  3,355,254                   FIRST RESERVE FUND V, LIMITED
                                PARTNERSHIP
    838,427                   FIRST RESERVE FUND V-2, LIMITED
                                PARTNERSHIP
    870,262                   FIRST RESERVE FUND VI, LIMITED
                                PARTNERSHIP

                              By:  FIRST RESERVE CORPORATION,
                                   Managing General Partner
                                   of each of the First Reserve
                                   Funds


                                   By: /s/ William E. Macaulay
                                      ------------------------
                                      William E. Macaulay
                                      President and
                                      Chief Executive Officer

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Weatherford's Restated Certificate of Incorporation contains a provision that eliminates the personal monetary liability of a director to Weatherford and its stockholders for breach of his fiduciary duty of care as a director to the extent currently allowed under the Delaware General Corporation Law (the "DGCL"). If a director were to breach the duty of care in performing his duties as a director, neither Weatherford nor its stockholders could recover monetary damages from the director, and the only course of action available to
Weatherford's stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of the fiduciary duty of care. To the extent certain claims against directors are limited to equitable remedies, this provision of Weatherford's Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their duty of care. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of the Board of Directors' action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and Weatherford would have no effective remedy against the directors. The directors do not have liability for monetary damages for grossly negligent business decisions (in violation of their duty of care), including decisions made in connection with attempts to acquire Weatherford. Liability for monetary damages remains for (i) any breach of the duty of loyalty to Weatherford or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase of Weatherford's stock under Section 174 of the DGCL or (iv) any transaction from which the director derived an improper personal benefit. Weatherford's Restated Certificate of Incorporation further provides that in the event the DGCL is amended to allow the further elimination or limitation of the liability of directors, then the liability of Weatherford's directors shall be limited to the fullest extent permitted by the amended DGCL. The DGCL permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of their being officers or directors of the corporation. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnified officer or director, provided he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, in the case of criminal proceedings, provided he had no reasonable cause to believe that his conduct was unlawful. The By-laws of Weatherford provide indemnification to the fullest extent allowed pursuant to the foregoing provisions of the DGCL.

    The DGCL further permits a corporation to indemnify certain persons, including officers and directors, who are (or are threatened to be made) parties to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of their being officers or directors of the corporation. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the indemnified officer or director, provided he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interests. However, no such person will be indemnified as to matters for which he is found to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, indemnification is ordered by a court. The By-laws of Weatherford provide indemnification to the fullest extent allowed pursuant to the foregoing provisions of the DGCL.

    Weatherford also has entered into an indemnification agreement with each of its directors and certain of its officers. Each such indemnification agreement provides for indemnification to the fullest extent permitted by the DGCL and for the advancement of expenses, including attorneys' fees and other costs, expenses and obligations, paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that such director or officer was serving for or at the request of Weatherford. To the extent that the Board of Directors or the stockholders of Weatherford may in the future wish to limit or repeal the ability of Weatherford to indemnify or advance expenses to officers and directors, such repeal or limitation may not be effective as to officers and directors who are parties to an indemnification agreement, since their rights to full protection are contractually assured by the indemnification agreement.

    Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. Weatherford currently has in effect a directors' and officers' liability insurance policy providing aggregate coverage in the amount of $10,000,000.

    All of the foregoing indemnification provisions include statements that such provisions are not to be deemed exclusive of any other right to indemnity to which a director or officer may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 21.  EXHIBITS

    The following exhibits are filed herewith unless otherwise indicated:

  2.1      Agreement  and Plan of Merger  dated as of June 23,  1995, as amended as of
           August 28, 1994, between Weatherford and Enterra Corporation.
  4.1      Restated Certificate of  Incorporation of Weatherford,  as amended  through
           September   24,  1993  (incorporated   by  reference  to   Exhibit  3.1  to
           Weatherford's Form 10-K Annual Report for the year ended December 31,  1993
           (File No. 1-7867)).
  4.2      Bylaws  of Weatherford, as amended through  March 17, 1994 (incorporated by reference to Exhibit 3.1 to Weatherford's Current Report on Form 8-K  dated
           April 28, 1994 (File No. 1-7867)).
  4.3      Amended  and Restated Revolving and Term Credit Agreement dated as of April
           15, 1994, among Weatherford  International Incorporated, Weatherford  U.S.,
           Inc.,   Weatherford/Lamb,  Inc.,  Credit  Lyonnais   New  York  Branch,  as
           Administrative  Agent,  Texas  Commerce   Bank  National  Association,   as
           Syndication  and Collateral  Agent, Arab  Banking Corporation  (B.S.C.), as
           Co-Agent, and  the financial  institutions listed  on the  signature  pages thereto  (incorporated by reference to Exhibit 4.1 to Weatherford's Current
           Report on Form 8-K dated April 28, 1994 (File No. 1-7867)).
 4.4       Consent and First Amendment to Credit Agreement, effective as of April  15,
           1994, among Weatherford International Incorporated, Weatherford U.S., Inc.,
           Weatherford/Lamb,  Inc., Credit Lyonnais New York Branch, as Administrative
           Agent,  Texas  Commerce  Bank  National  Association,  as  Syndication  and
           Collateral  Agent, Arab Banking Corporation  (B.S.C.), as Co-Agent, and the
           financial institutions listed on the signature pages thereto.
 4.5       Consent and Second  Amendment to  Amended and Restated  Revolving and  Term
           Loan  Agreement dated effective as of  December 31, 1994, among Weatherford
           International Incorporated, Weatherford U.S., Inc., Weatherford/Lamb, Inc.,
           Credit Lyonnais New  York Branch, as  Administrative Agent, Texas  Commerce
           Bank  National  Association,  as  Syndication  and  Collateral  Agent, Arab
           Banking Corporation (B.S.C.), as  Co-Agent, and the financial  institutions listed on the signature pages thereto.
  4.6      Agreement  dated as  of June 23,  1995, as  amended as of  August 28, 1995, among Weatherford and  American Gas &  Oil Investors, Limited  Partnership,
           AmGO II,

           Limited  Partnership, AmGO III, Limited  Partnership, First Reserve Secured
           Energy Assets  Fund, Limited  Partnership, First  Reserve Fund  V,  Limited
           Partnership, First Reserve Fund V-2, Limited Partnership, and First Reserve
           Fund VI, Limited Partnership (collectively, the "First Reserve Funds"), and
           First Reserve Corporation.
  4.7      Letter  Agreement  dated  June 23,  1995,  among  Weatherford International
           Incorporated,  the  First  Reserve  Funds  and  First  Reserve  Corporation
           (incorporated  by reference to Exhibit 99.2 to Weatherford's Current Report on Form 8-K dated July 6, 1995 (File No. 1-7867)).
  5        Opinion of Fulbright & Jaworski L.L.P., regarding legality of securities.
  8        Opinion of Fulbright & Jaworski L.L.P., regarding certain tax matters.
*10.1      Second Amendment to  Change of  Control Agreement  with Philip  Burguieres,
           James  R. Burke,  M.E. Eagles,  Norman W.  Nolen, Suzanne  Thomas, James D.
           Green, Gay S. Mayeux, Jon Nicholson and Weldon W. Walker.
*10.2      First Amendment  to Change  of Control  Agreement with  Philip D.  Gardner,
           Robert A. Seekely and Frederick T. Tilton.
 23.1      Consent of Arthur Andersen LLP.
 23.2      Consent of KPMG Peat Marwick LLP.
 23.3      Consent of Ernst & Young LLP.
 23.4      Consent of Coopers & Lybrand L.L.P.
 23.5      Consent  of Fulbright & Jaworski L.L.P. (contained in Exhibit 5 and Exhibit
           8).
 24        Powers of Attorney (included on page II-5 hereof).
 99.1      Proxy Card for Weatherford International Incorporated.
 99.2      Proxy Card for Enterra Corporation.

- ------------------------
*Compensatory plan.

ITEM 22.  UNDERTAKINGS

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

        (1) Prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form; and

        (2) Every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 28, 1995.

                                          WEATHERFORD INTERNATIONAL INCORPORATED

                                          By _______/s/_PHILIP BURGUIERES_______
                                                      Philip Burguieres
                                              CHAIRMAN OF THE BOARD, PRESIDENT
                                                 AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip Burguieres and H. Suzanne Thomas, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  ------------------------------------  -------------------
                                                        Chairman of the Board, President and
                 /s/PHILIP BURGUIERES                    Chief Executive Officer (Principal     August 28, 1995
                  Philip Burguieres                      Executive Officer)

                                                        Senior Vice President, Chief
                  /s/NORMAN W. NOLEN                     Financial Officer and Treasurer
                   Norman W. Nolen                       (Principal Financial and Accounting    August 28, 1995
                                                         Officer)

                 /s/THOMAS N. AMONETT
                  Thomas N. Amonett                     Director                                August 28, 1995

                  /s/THOMAS C. BROWN
                   Thomas C. Brown                      Director                                August 28, 1995

                 /s/J. KELLY ELLIOTT
                   J. Kelly Elliott                     Director                                August 28, 1995

                      SIGNATURE                                        TITLE                         DATE
- ------------------------------------------------------  ------------------------------------  -------------------
                /s/WILLIAM E. GREEHEY
                  William E. Greehey                    Director                                August 28, 1995

                  /s/JOHN W. JOHNSON
                   John W. Johnson                      Director                                August 28, 1995

               /s/ROBERT K. MOSES, JR.
                 Robert K. Moses, Jr.                   Director                                August 28, 1995

                 /s/W. RANDOLPH SMITH
                  W. Randolph Smith                     Director                                August 28, 1995